As filed with the Securities and Exchange Commission on January 19, 2010

Registration Statement No. 333-159464
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No. 7)
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CAVICO CORP.
(Exact Name of Registrant in Its Charter)

Delaware	1700	20-4863704
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

17011 Beach Blvd., Suite 1230,
Huntington Beach, California 92647
(714) 843-5456
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

17011 Beach Blvd., Suite 1230,
Huntington Beach, California 92647
(714) 843-5456
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Gregory Sichenzia, Esq.	Mitchell S. Nussbaum, Esq.
Peter DiChiara, Esq.	Angela M. Dowd, Esq.
Sichenzia Ross Friedman Ference LLP	Loeb & Loeb LLP
61 Broadway	345 Park Avenue
New York, New York 10006	New York, New York 10154
Tel: (212) 930-9700	Tel: (212) 407-4159
Fax: (212) 930-9725	Fax: (212) 504-3013

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION	JANUARY 19, 2010
PRELIMINARY PROSPECTUS

[*] Shares

Common Stock

This is a firm commitment public offering of [*] shares of our common stock.

Our common stock was approved for listing on the NASDAQ Capital Market under the symbol “CAVO” and commenced trading on such exchange on September 18, 2009.  Our common stock was quoted on the OTC Bulletin Board under the symbol “CAVO.OB.” On August 19, 2009, we effected a reverse stock split on a 40-for-1 basis. On January 15, 2010, the last reported market price of our common stock was $4.81.

Immediately prior to the effectiveness of the registration statement of which this prospectus is a part, we plan to designate and grant for no monetary consideration 1,200,000 shares of Class A Preferred Stock, $0.001 par value, to our directors and management.  These shares of Class A Preferred Stock shall vote along with holders of our common stock and shall be entitled to cast three votes for each share held of the Class A Preferred Stock on all matters presented to the stockholders. We expect that the holders of the Class A Preferred Stock will be able to exercise approximately [*]% of the voting power associated with our voting stock. As a result of this voting preference, the holders of common stock will have their voting rights diluted.  Each share of Class A Preferred Stock is convertible into one share of our common stock at the option of the holders thereof on any date after nine months from the effective date of this registration statement if the closing market price of our common stock is greater than $9.35 or higher for the five consecutive trading days immediately before the date of conversion.  The right to convert shares of Class A Preferred Stock into common stock shall expire on the second anniversary of the issuance of the Class A Preferred Stock.  On such second anniversary, we will redeem each share of Class A Preferred Stock at its par value.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us (2)	$	$

(1)
Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to Rodman & Renshaw, LLC, the representative of the underwriters.  Non-accountable expenses are estimated to be $[*].

(2)
We estimate that the total expenses of this offering will be approximately $[*], consisting of $[*] for the underwriter’s non-accountable expense allowance (equal to 1% of the gross proceeds) and $300,000 for legal, accounting, printing costs and various fees associated with the registration and listing of our shares.

We have granted a 45-day option to the representative of the underwriters to purchase additional shares of common stock up to an additional [*] shares to be offered by us solely to cover over-allotments, if any. If the underwriters exercise their right to purchase additional shares of common stock to cover over-allotment, we estimate that we will receive gross proceeds of $[*] from the sale of [*] shares of common stock being offered at an assumed public offering price of $[*] per share and net proceeds of $[*] after deducting $[*] for underwriting discounts and commissions.  The shares issuable upon exercise of the underwriter option are identical to those offered by this prospectus and have been registered under the registration statement of which this prospectus forms a part.

In connection with this offering, we have also agreed to sell to Rodman & Renshaw, LLC, the underwriter representative, an option to purchase up to 5% of the shares sold (excluding the over-allotment) for $100. If the underwriters’ representative exercises this option, each share of common stock may be purchased at $[*] per share (125% of the price of the shares sold in the offering), commencing on a date which is one year from the effective date of the registration statement and expiring five years from the effective date of the registration statement.  The option may be exercised on a cashless basis.

The underwriters expect to deliver our shares to purchasers in the offering on or about [*], 2010.

RODMAN & RENSHAW, LLC

CHARDAN CAPITAL MARKETS, LLC
The date of this prospectus is [*], 2010.

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	8
Special Note Regarding Forward Looking Statement	17
Use of Proceeds	17
Determination of Offering Price	18
Capitalization	19
Dilution	20
Description of Business	21
Description of Property	33
Legal Proceedings	35
Market for Common Equity and Related Stockholder Matters	35
Description of Securities	36
Unaudited Pro Forma Consolidated Financial Information	37
Management’s Discussion and Analysis of Financial Condition and Results of Operations	43
Quantitative and Qualitative Disclosures About Market Risk	56
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	56
Management	57
Executive Compensation	59
Security Ownership of Certain Beneficial Owners and Management	60
Certain Relationships and Related Transactions	62
Underwriting and Plan of Distribution	63
Legal Matters	71
Experts	71
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	71
Index to Financial Statements	72

We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Nevertheless, we are responsible for the accuracy and completeness of the historical information presented in this prospectus, as of the date of the prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including the section entitled “Risk Factors” and our consolidated financial statements and the related notes. In this prospectus, we refer to Cavico Corp. as “our Company,” which includes our wholly owned subsidiary, Cavico Vietnam Company Limited, which conducts its operations though a number of subsidiaries some of which are wholly owned while others are partially owned by Cavico Vietnam Company Limited.

Unless otherwise indicated, all share amounts and prices assume the consummation of a reverse stock split, at a ratio of 40-for-1 to be effected prior to the effectiveness of the registration statement of which this prospectus is a part, with the exact timing of the reverse stock split, to be determined by the Board of Directors.

Corporate History

We were incorporated in Delaware on September 13, 2004 under the name Laminaire Corp. On November 9, 2004, the name of the Company was changed to Agent 155 Media Group, Inc. On May 2, 2006, our name was changed to Cavico Corp.  Our website may be found at www.cavicocorp.com ..  Our executive offices are located at 17011 Beach Blvd., Suite 1230, Huntington Beach, California, 92647.  Our telephone number is (714) 843-5456.

During 2006 and 2007, we acquired Cavico Vietnam Company Limited (formerly, Cavico Vietnam Joint Stock Company Limited), a corporation organized under the laws of Vietnam (“Cavico Vietnam”) as our wholly owned subsidiary. As a result of legal restrictions on the foreign ownership of Vietnamese entities imposed by the Vietnamese government, the acquisition of Cavico Vietnam occurred in multiple steps, as follows:

●
On April 18, 2006, we entered into an asset purchase agreement with Cavico Vietnam. Under the terms of the agreement, Cavico purchased all of the assets of Cavico Vietnam in consideration for the issuance to Cavico Vietnam of 1,975,000 shares of our common stock. Cavico Vietnam subsequently transferred 1,501,555 of these shares to the former shareholders of Cavico Vietnam in return for their shares of Cavico Vietnam stock. An additional 473,445 shares were deposited with Cavico Vietnam for the use of that entity’s management, of which 123,445 shares were distributed to Cavico Vietnam’s management in 2006 (of which 2,238 were returned by employees) and 125,000 shares were sold to employees in 2008 for $300,000 at a price of $2.40 per share.  The remaining 227,147 shares owned by our wholly owned subsidiary, Cavico Vietnam, are for sale or issuance to employees or to third-parties by that entity’s management.  Pursuant to Delaware General Corporation Law, shares owned by Cavico Vietnam are not entitled to vote on any matters at a meeting of stockholders.  The shares owned by Cavico Vietnam, therefore, are not considered to be outstanding shares, similar to shares of treasury stock.

●
Following our purchase of Cavico Vietnam’s assets, and pending the grant of the requisite approval by a Vietnamese government agency of the acquisition of Cavico Vietnam, as required under Vietnamese law, Cavico Vietnam continued to use its assets subject to our control. Government approval of the acquisition of Cavico Vietnam was granted in January 2007. Following the grant of this approval and our subsequent acquisition of Cavico Vietnam to become our wholly-owned subsidiary, all assets previously purchased from Cavico Vietnam by the Company in April 2006 were transferred back to Cavico Vietnam.

Corporate Overview

We are a major infrastructure construction, infrastructure investment and natural resources company headquartered in Hanoi, Vietnam.  We provide construction and engineering services for large civil construction infrastructure projects in Vietnam, including the construction of tunnels, roads, highways, bridges, mines and dams.  In addition, we are currently making investments in hydropower electric plants, cement production plants, mining operations and urban developments in Vietnam and Laos.  During the year ended December 31, 2008, we generated approximately 83% of our revenues from tunnel construction for hydroelectric plants and dam construction.

We operate nationwide in Vietnam through our subsidiaries, serving almost exclusively public sector clients.  Our wholly-owned subsidiary, Cavico Vietnam, conducts its operations through a number of subsidiaries. Some of these entities are wholly owned while others are partially owned by Cavico Vietnam. The officers and directors of Cavico Vietnam also hold positions on the boards of these subsidiaries. During 2007 and 2008, we permitted subsidiaries to sell shares to third parties for the purpose of raising funds for expanded operations, thereby reducing our percentage held in those entities. In addition, to the extent that any of the subsidiaries are publicly traded in Vietnam, Vietnamese securities regulations limit foreign ownership of these subsidiaries to 49%.  The following is our ownership structure as of September 30, 2009:

As of September 30, 2009, through either the purchase and sale of securities, Cavico Vietnam's consolidated ownership percentage from December 31, 2008 to September 30, 2009 in: Cavico Hydropower Construction JSC decreased from 71.80% to 71.74%; Cavico Tower decreased from 33.79% to 33.21%; Cavico Industry & Technical Service decreased from 64.64% to 62.08%; Cavico Stone & Mineral increased from 35.50% to 44.93%; Luong Son International Tourist increased from 90.90% to 91.75%; and Cavico Land increased from 13.35% to 15.25%.

On December 11, 2009, Cavico Corp., Cavico Vietnam and Cavico Mining and Construction JCS (“Cavico Mining”) entered into a Stock Purchase Agreement, (the “Stock Purchase Agreement”), pursuant to which the Company and its subsidiaries agreed to purchase from Cavico Mining a total of 4,000,000 ordinary shares of Cavico Mining at Vietnamese Dong 16,894 per share (approximately $0.90 per share based on current exchange rates) in exchange for debt owed to the Company and its subsidiaries by Cavico Mining. At the conclusion of transactions contemplated by the Stock Purchase Agreement, we will own more than 50% of the total issued and outstanding ordinary shares of Cavico Mining. The purpose of the acquisition of an additional 4,000,000 shares of Cavico Mining to own over 50% of Cavico Mining’s common stock pursuant to the Stock Purchase Agreement is to enable us to include Cavico Mining in our consolidated financial statements on a going forward basis. On January 12, 2010, Cavico Mining informed us that its shareholders approved our proposal to purchase 4,000,000 of Cavico Mining’s ordinary shares.  Pursuant to the Stock Purchase Agreement, the purchase of the Shares shall take place on the tenth business day following the shareholder approval or on such later date as the parties hereto shall agree in writing. The parties to the Stock Purchase Agreement have agreed to close on the Stock Purchase Agreement on or before February 12, 2010.

As a result of investments in, and purchases and sales of shares of, our subsidiaries, our ownership percentage may change from time to time.  Please see “Risk Factors- Risks Associated with Our Business-We may face potential dilution of our ownership interest in our subsidiaries” on page 13.

Business Strategy

Our fundamental objective is to increase long-term shareholder value by focusing on consistent profitability from controlled revenue growth. In our view, shareholder value is measured by the appreciation of the value of our common stock over a period of years and, eventually, a return through dividends. We consider the following to be key factors in our ability to achieve this objective:

Position Our Business for Future Infrastructure Spending - As a result of strong economic expansion, there is a growing awareness of the need to build, reconstruct and repair Vietnam’s infrastructure, especially its network of roads to enable transportation as well as in the area of power supply. Significant funds have been authorized for investments in these areas. We will continue to build on our expertise in the civil construction market for transportation and water infrastructure, to develop new capabilities to service these markets and to maintain our human and capital resources to effectively meet required demand.

Employee Development - We believe that our employees are a key to the successful implementation of our business strategies. Significant resources are employed to attract, nurture and retain extraordinary talent and fully develop each employee’s capabilities.  We sponsor events with our employees to include employees in our growth.  We are building a company culture through various activities, including company newsletters and music to instill feelings of pride with our accomplishments.

Infrastructure Construction Focus - We concentrate our core competencies on this segment of the construction industry, which includes the building of tunnels, roads, highways, bridges and dams.

Continue Adding Construction Capabilities - By adding capabilities that are complementary to our core civil construction competencies, we are able to improve gross margin opportunities, more effectively compete for contracts and compete for contracts that might not otherwise be available to us. We continue to investigate opportunities to integrate additional services and products into our business such as mining construction and urban development.

Our common stock was approved for listing on the NASDAQ Capital Market under the symbol “CAVO,” and commenced trading on such exchange on September 18, 2009. Prior to the effectiveness of the registration statement of which this prospectus is a part, we effected a reverse stock split on a 40-for-1 basis.

Our Board of Directors and shareholders approved a proposal to grant discretionary authority to our Board of Directors to amend our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock at any time before April 27, 2010 at any whole number ratio between a 20-for-1 reverse stock split and 60-for-1 reverse stock split, with the exact exchange ratio and timing of the reverse stock split (if at all) to be determined at the discretion of the Board of Directors (the “Reverse Stock Split”), without decreasing the number of our authorized capital stock. The reverse stock split of 40-for-1 was completed on August 19, 2009.

Our shareholders also approved an amendment to our Certificate of Incorporation to change the terms of the authorized shares of preferred stock to make the authorized shares “blank check” preferred stock and to reduce the number of authorized shares of preferred stock from 100,000,000 to 25,000,000.

Immediately prior to the effectiveness of the registration statement of which this prospectus is a part, we plan to designate and grant for no monetary consideration 1,200,000 shares of Class A Preferred Stock, $0.001 par value, to our directors and management.  These shares of Class A Preferred Stock shall vote along with holders of our common stock and shall be entitled to cast three votes for each share held of the Class A Preferred Stock on all matters presented to the stockholders. We expect that the holders of the Class A Preferred Stock will be able to exercise approximately [*]% of the voting power associated with our voting stock. Each share of Class A Preferred Stock is convertible into one share of our common stock at the option of the holders thereof on any date after nine months from the effective date of this registration statement if the closing market price of our common stock is greater than $[*] or higher for the five consecutive trading days immediately before the date of conversion. The right to convert shares of Class A Preferred Stock into common stock shall expire on the second anniversary of the issuance of the Class A Preferred Stock.  On such second anniversary, we will redeem each share of Class A Preferred Stock at its par value.

The shares of Class A Preferred Stock are being given to our management and directors for no monetary consideration as compensation for their efforts in taking us public, obtaining a NASDAQ listing and maintaining profitability during that period.  The shares are also being granted to management as an incentive to increase shareholder value.  The shares are only convertible at the option of the holder nine months from the effective date of this registration statement at a time when the price of our common stock remains above $[*] (the “Target Price”) for the five consecutive trading days immediately before the date of conversion.  The Target Price is over 33% above $7.01, the closing market price of our common stock on September 17, 2009, the day before we began trading on the NASDAQ Capital Market, and over 90% above the January 15, 2010 closing market price of $4.81. The shares of the Class A Preferred Stock are also being given to management to allow management to maintain their voting share as we increase our public float after the successful completion of this offering.

The shares will be granted to the following officers and directors:

Name	Shares	Position
Ha Quang Bui	525,000	Chief Executive Officer and Chairman
Hung Manh Tran	110,000	Executive Vice-President/Director
Hieu Van Phan	90,000	Vice-President
Hai Thanh Tran	115,000	Vice-President
Giang Linh Bui	90,000	Vice-President
Timothy Pham	45,000	Vice-President/Director
June Kim	20,000	Chief Financial Officer
Thanh Binh Huynh	20,000	Director
Tuan Hoang Duong	20,000	Director
Rao Mankal	20,000	Director
Bao Quoc Tran	25,000	Principal Accounting Officer
Minh Duc Do	25,000	Board Secretary and Chief Representative
Anh Tu Do	12,500	Head, Internal Control Department
Ty Thi Pham	45,000	Vice Chairwoman, Cavico Vietnam
Phuc Minh Pham	25,000	Vice President, Cavico Vietnam
Quang Xuan Le	12,500	Vice President, Cavico Vietnam

The shareholders also approved an incentive plan under which we can grant 1,250,000 shares (after giving effect of  reverse stock split, at a ratio of 40-for-1) to our officers, directors, employees and consultants.  After we issue 1,200,000 shares of Class A Preferred Stock to our management, these stockholders will control nearly [*]% of the votes on all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.

Business Results

Years ended December 31, 2008 and December 31, 2007

We generated $51,936,936 in net sales during the year ended December 31, 2008 compared to $31,525,074 during the year ended December 31, 2007, mostly from construction projects. Our net sales  from civil construction increased by $18,272,260 or 63% to $47,501,672 for the year ending December 31, 2008 from $29,229,412 for the year ending December 31, 2007. This is due to an increase in hydro power construction projects. Our net sales from other operations (leasing machinery and equipment, selling materials, steel fabrication) increased by $2,139,603 or 93% to $4,435,264 for the year ending December 31, 2008 from $2,295,662 for the year ending December 31, 2007.

We had net income of $631,816 for the year ended December 31, 2008, compared to $5,894,868 for the year ended December 31, 2007. The decrease of $5,263,052 was mainly due to the decrease of $10,050,210 in gain on sale of marketable securities and an increase in operating expenses of $2,045,230 and the increase of $376,990 in minority interest which was offset by an increase in gross profit of $2,514,270, and taxes change of $4,945,400 from $2,392,347 as a tax benefit in 2008 compared to $2,553,053 as a tax expense in 2007. The net income per share for the year ended December 31, 2008 was $0.21 compared to $2.05 for the year period ended December 31, 2007 as a result of lower net income.

Nine months ended September 30, 2009 and September 30, 2008

We generated $42,466,380 in net sales during the nine months ended September 30, 2009 compared to $37,703,887 during the nine months ended September 30, 2008, mostly from civil construction. Our net sales from civil construction increased by $1,280,285 or 4% to $36,699,183 for the nine months ended September 30, 2009 from $35,418,898 for the same period in 2008. This was due to the starting of new projects in nine months ended September 30, 2009 such as Ta Trach, Dambri, Ngan Truoi and Huana project. The net sales increased in quarter ended September 30, 2009 and are expected to continue increase in next quarters as the progress billings upon completion on these projects are made. Our net sales from other operations (leasing machinery and equipment, selling materials, steel fabrication) increased by $3,482,208 or 152% to $5,767,197 for the nine months ended September 30, 2009 from $2,284,989 for the nine months ended September 30, 2008. This was due to an increase in trading operations from new subsidiaries, Cavico ITS and Cavico Stone and Mineral and an increase in demand of construction materials as Vietnam’s economy is recovering.

We had a net loss of $2,169,438 and net income of $1,273,759 for the nine months ended September 30, 2009 and 2008, respectively. Included in the net income ( loss)  was the tax expenses of $254,770 in the period ended September 30, 2009 compared to the tax benefit of $1,221,958 for the same period in 2008 and other-than-temporary impairment losses on available-for-sale securities of $978,880 for the nine months ended September 30, 2009 compared to none in 2008. .. Our net loss excluding net income attributable to non-controlling interest was $2,299,959 compared to net income of $745,099 for the same period in 2008.  The net income (loss) per share was ($0.75) and $0.26 for the nine months ended September 30, 2009  and 2008, respectively.

Summary Financial Information

The following table sets forth our summary consolidated financial  data for the nine months ended September 30, 2009 and 2008, and the fiscal years ended December 31, 2008 and 2007. The summary balance sheet data as of December 31, 2008 and the summary statement of operations data for the years ended December 31, 2008 and 2007  are derived from our consolidated financial statements, which have been audited by PMB Helin Donovan LLP, our independent registered public accounting firm, and are included elsewhere in this prospectus. The balance sheet data as of September 30, 2009 and the income statement data for the nine  months ended September 30, 2009 and 2008 were derived from our unaudited consolidated financial statements for these periods which include all adjustments consisting of normal recurring adjustments that management considers necessary for a fair presentation of the financial position and results of operations for these periods. The results for any interim period are not necessarily indicative of the results that may be expected for the full year.

The following table  also presents summary unaudited  pro forma consolidated financial data for the year ended December 31, 2008 and as of and for the nine months ended September 30, 2009 that give effect to the purchase of a controlling interest in Cavico Mining and Construction JSC (the "Cavico Mining Acquisition") (See Description of Business - Cavico Mining and Construction JSC). The unaudited pro forma consolidated statement of operations data for the year ended December 31, 2008 and the nine months ended September 30, 2009 give effect to the Cavico Mining  Acquisition as if it had occurred at the beginning of the respective periods, and the unaudited pro forma consolidated balance sheet data at September 30, 2009 give effect to the Cavico Mining  Acquisition as if it had occurred on September 30, 2009. Such data has been derived from our audited and unaudited consolidated financial statements referred to above and the audited and unaudited financial statements of Cavico Mining and Construction JSC ("Cavico Mining"), which are included elsewhere in this prospectus. As a result of the acquisition of a controlling interest in Cavico Mining, the Company will consolidate the financial operations of Cavico Mining in future financial statements. Since the Company will be consolidating Cavico Mining in the future, the inclusion of the historical financial information is appropriate and meaningful to investors.

You should read the following information in conjunction with “Capitalization,” “Selected Historical Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations”,  our audited and unaudited consolidated financial statements and related notes thereto and the audited and unaudited consolidated financial statements of Cavico Mining and the related notes thereto included elsewhere in this prospectus. The summary unaudited pro forma consolidated financial data should be read in conjunction with the data set forth in “Unaudited Pro Forma Consolidated Financial Information.”

Statement of Operations Summary:

	Pro Forma Nine Months Ended Sept. 30,	Nine Months Ended Sept. 30,		Pro- Forma Year Ended Dec. 31,	Years Ended December 31,
	2009	2009	2008	2008	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Sales	$43,318,536	$42,466,380	$37,703,887	$58,006,269	$51,936,936	$31,525,074
Cost of sales	36,147,165	36,073,836	31,711,785	48,712,916	44,402,887	26,505,294
Gross Profit	7,171,371	6,392,544	5,992,102	9,293,353	7,534,049	5,019,780
Operating Expenses	6,268,945	5,921,161	4,530,542	6,980,042	6,572,177	4,526,947
Income from operations	902,425	471,383	1,461,560	2,313,311	961,872	492,833
Net Income	(1,928,008)	(2,169,438)	1,273,759	1,926,018	631,816	5,894,868

Other unaudited financial data:

	Pro Forma Nine Months Ended Sept. 30,	Nine Months Ended Sept. 30		Pro- Forma Year Ended Dec. 31,	Years Ended December 31
	2009	2009	2008	2008	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net income (loss) to common shareholders	(2,205,859)	(2,299,959)	745,099	782,319	631,816	5,894,868
Interest expense	1,857,360	1,724,157	1,820,732	3,202,225	2,534,062	2,369,340
Interest income	320,905	198,585	678,204	891,898	912,430	1,042,162
Income tax benefit (provision)	(335,605)	(254,770)	1,221,958	2,283,822	2,392,347	(2,553,053)
Depreciation & amortization	4,492,175	3,625,823	3,611,699	5,985,845	4,820,554	3,548,946
Impairment of available for sale investment	978,880	978,880	-	-	-	-

Pro Forma Balance Sheet Data Summary;

	Pro Forma , as adjusted September 30, 2009	September 30, 2009	December 31, 2008
	(unaudited)	(unaudited)

Assets	$136,317,725	$121,325,354	$99,500,890
Liabilities	117,534,908	108,786,403	86,540,479
Noncontrolling Interest	15,372,429	9,650,554	9,715,228
Cavico Corp.’s Stockholders’ Equity	3,410,388	2,888,397	3,245,183
Total Stockholders' Equity	18,782,817	12,538,951	12,960,411
Liabilities, Noncontrolling Interest and Stockholders’ Equity	$136,317,725	$121,325,354	$99,500,890

The Offering

Common stock offered	[*] shares (1)

Number of shares outstanding on the date of effectiveness of this registration statement	3,047,887 shares (1)(2)

Number of shares outstanding on the date after the shares offered and registered are sold	[*] shares (1)(2)

Use of Proceeds
We intend to use the net proceeds of this offering for working capital, general corporate purposes and the investments in civil construction projects and other commercial projects, including mining projects, the construction of cement factories and urban development projects.

NASDAQ Capital Market listing Symbol for Our Common Stock	CAVO

Risk Factors
The securities offered by this prospectus are speculative and involve a high degree of risk and investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 7.

Representative’s Common Stock Purchase Option
In connection with this offering, we have also agreed to sell to Rodman & Renshaw, LLC, the underwriter representative an option to purchase up to 5% of the shares sold (excluding the over-allotment) for $100. If the underwriters’ representative exercises this option, each share of common stock may be purchased at $[*] per share (125% of the price of the shares sold in the offering).

Class A Preferred Stock
Immediately prior to the effectiveness of the registration statement of which this prospectus is a part, we plan to designate and grant for no monetary consideration 1,200,000 shares of Class A Preferred Stock, $0.001 par value, to our directors and management.  These shares of Class A Preferred Stock shall vote along with holders of our common stock and shall be entitled to cast three votes for each share held of the Class A Preferred Stock on all matters presented to the stockholders. We expect that the holders of the Class A Preferred Stock will be able to exercise approximately [*]% of the voting power associated with our voting stock. Each share of Class A Preferred Stock is convertible into one share of our common stock at the option of the holders thereof on any date after nine months from the effective date of this registration statement if the closing market price of our common stock is greater than $9.35 or higher for the five consecutive trading days immediately before the date of conversion. The right to convert shares of Class A Preferred Stock into common stock shall expire on the second anniversary of the issuance of the Class A Preferred Stock.  On such second anniversary, we will redeem each share of Class A Preferred Stock at its par value.

(1)
All references to common stock and per share data have been retroactively restated to the earliest period presented to account for the 40 for 1 reverse stock split effectuated on August 19, 2009.  As of January 15, 2010, we have 3,275,034 shares issued and 3,047,887 shares outstanding.  The difference between issued and outstanding shares reflects 227,147 shares owned by our wholly owned subsidiary, Cavico Vietnam, for sale or issuance to employees or to third-parties by that entity’s management.  Pursuant to Delaware General Corporation Law, shares owned by Cavico Vietnam are not entitled to vote on any matters at a meeting of stockholders.  The shares owned by Cavico Vietnam, therefore, are not considered to be outstanding shares, similar to shares of treasury stock.  The number of shares outstanding before and after this offering excludes (1) the 45-day option to the representative of the underwriters to purchase additional shares of common stock up to an additional 571,428 shares of common stock to be offered by us solely to cover over-allotments, if any (2) Rodman’s option to purchase up to 5% of the shares of common stock sold (excluding the over-allotment), and (3) the 1,200,000 shares of Class A Preferred Stock we intend to grant to our directors and management.

(2)	The number of shares of our common stock to be outstanding after this offering is based on the number of shares outstanding as of January 15, 2010.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Associated with Our Business

If we are unable to accurately estimate the overall risks or costs when we bid on a contract, we may achieve a lower than anticipated profit or incur a loss on the contract.

A portion of our revenues and contract backlog are typically derived from fixed unit price contracts. Fixed unit price contracts require us to perform the contract for a fixed unit price irrespective of our actual costs. As a result, we realize a profit on these contracts only if we successfully estimate our costs and then successfully control actual costs and avoid cost overruns. If our cost estimates for a contract are inaccurate, or if we do not execute the contract within our cost estimates, then cost overruns may cause us to incur losses or cause the contract not to be as profitable as we expected. This, in turn, could negatively affect our cash flow, earnings and financial position.  During the period ended September 30, 2009 and during the year ended December 31, 2008, 11% and 14%, respectively, of our revenue was generated from fixed unit price contracts of which we have not experienced any losses due to cost overruns.

The costs incurred and gross profit realized on those contracts can vary, sometimes substantially, from the original projections due to a variety of factors, including, but not limited to:

●	on-site conditions that differ from those assumed in the original bid;
●	delays caused by weather conditions;
●	contract modifications creating unanticipated costs not covered by change orders;
●
changes in availability, proximity and costs of materials, including steel, concrete, aggregate and other construction materials (such as stone, gravel and sand), as well as fuel and lubricants for our equipment;

●	availability and skill level of the workers in the geographic location of a project;
●	our suppliers’ or subcontractors’ failure to perform;
●	fraud or theft committed by our employees;
●	mechanical problems with our machinery or equipment;
●	citations issued by a governmental authority;
●	difficulties in obtaining required governmental permits or approvals;
●	changes in applicable laws and regulations; and
●	claims or demands from third parties alleging damages arising from our work or from the project of which our work is part.
●	claims relating to construction deficiency

We attempt to shift construction risks to its customers. We, however, provide a warranty period of two to three year after completion of the construction contract. Our customers generally keep the retention of 5 to 10 percent of the contract amount until the warranty period expires. Due to this retention period, our receivables can be significantly delayed and may adversely impact our cash flow. We continually review contract performance and any anticipated additional costs that might be associated with contract performance and modify contract income accordingly.  Our practice in many instances has been to supersede these terms with an agreement to obtain insurance covering both the customer and ourselves. In cases where insurance is not obtained, our experience has often been that public sector customers have been willing to negotiate equitable adjustments in the contract compensation or completion time provisions if unexpected circumstances arise. If we are unable to obtain insurance, and if public sector customers seek to impose contractual risk-shifting provisions more aggressively, we could face increased risks, which may adversely affect our cash flow, earnings and financial position.

Economic downturns or reductions in government funding of infrastructure projects, or the cancellation of significant contracts, could reduce our revenues and profits and have a material adverse effect on our results of operations.

Our business is highly dependent on the amount of infrastructure work funded by various governmental entities, which, in turn, depends on the overall condition of the economy, the need for new or replacement infrastructure, the priorities placed on various projects funded by governmental entities and federal, state or local government spending levels. Decreases in government funding of infrastructure projects could decrease the number of civil construction contracts available and limit our ability to obtain new contracts, which could reduce our revenues and profits.

Due to the global downturn in the financial markets, Vietnam may not be able to maintain its recent growth rates mainly due to the lack of demand of exports to countries that are in recessions. Our earnings may become unstable if Vietnam’s domestic growth slows significantly and our public sector clients are unable to fund infrastructure projects. Contracts that we enter into with governmental entities may usually be canceled at any time by them with payment only for the work already completed. In addition, we could be prohibited from bidding on certain governmental contracts if we fail to maintain qualifications required by those entities. A sudden cancellation of a contract or our debarment from the bidding process could cause our equipment and work crews to remain idled for a significant period of time until other comparable work became available, which could have a material adverse effect on our business and results of operations.

The loans that finance our construction are renewable each year and classified as short-term loans creating a working capital deficit.  Our banks’ failure to renew such loans or our failure to repay our loans could impact our operations.

At September 30, 2009, we had $63,260,127 in construction loans, of which $54,075,361 are classified as short-term construction loans with annual interest rates ranging from 9.6% to 19%.  We obtain these short-term construction loans to finance our civil construction and mining projects.  Each time we begin a construction project, we obtain a loan from one of several banks to purchase equipment and supplies and to mobilize our employees and materials to the worksite.  As we complete a percentage of each construction project, our customer certifies our work in process and our customer, or its financing source, pays us for our completed work, less a retention percentage (which we will collect at the end of the warranty period), and we repay the bank from which we borrowed funds for each project.  Construction contracts include a two to three year warranty period that is part of the construction contract. The portion of revenue related to retentions ranges from 5% to 15% depending on each contract and is not recognized until the retention period has expired.

It is the general practice of Vietnamese banks to give short term loans such as these for each construction contract and make the loans renewable every year until the construction contract is completed.  As a result, the loans are classified as current liabilities.  Our retention receivables and a portion of our work in process, however, are classified as long-term assets.  As a result, our working capital deficit as of September 30, 2009 and December 31, 2008 was $20,100,644 and $19,554,563, respectively.  As of September 30, 2009 and December 31, 2008, long-term retention receivables and long-term work in process totaled $17,924,228 and $17,621,906, respectively.

We expect to renew these loans with the banks and repay the balances as we complete our projects.  In the nine months of 2009, we made $48,039,883 of payments on our notes payable.  We also needed to draw down $57,068,924 from our notes payable to finance our construction projects.

Although a substantial majority of our loans are not secured by our assets other than our work in process and receivables, our banks’ decision not to renew these loans or our failure to repay these loans could have important consequences including the following:

●	it may limit our ability to borrow money or issue equity to finance our working capital, construction projects or capital projects or other purposes;
●	it may limit our flexibility in planning for, or reacting to, changes in our operations or business;
●	a substantial portion of our cash flow from operations could be dedicated to the repayment of our indebtedness and would not be available for other purposes;
●	there would be a material adverse effect on our business and financial condition if we were unable to service our indebtedness or obtain additional financing, as needed; and
●	It may result in the banks repossessing up to $26,700,000 of our equipment.

Our operations are currently focused in Vietnam, and any adverse change to the economy or business environment in Vietnam could significantly affect our operations, which would lead to lower revenues and reduced profitability.

Our operations are currently concentrated in Vietnam. Because of this concentration in a specific geographic location, we are susceptible to fluctuations in our business caused by adverse economic or other conditions in this region, including natural or other disasters. A stagnant or depressed economy in Vietnam generally, or in any of the other markets that we serve, could adversely affect our business, results of operations and financial condition.

Our business is subject to significant political and economic uncertainties and may be affected by political, economic and social developments in Vietnam. Over the past several years, the government of Vietnam has pursued economic reform policies. Changes in policies, laws and regulations or in their interpretations or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, or devaluations of currency could cause a decline in the price of our common stock, should a market for our common stock ever develop.

Our industry is highly competitive, with a variety of larger companies with greater resources competing with us, and our failure to compete effectively could reduce the number of new contracts awarded to us or adversely affect our margins on contracts awarded.

Most contracts on which we bid are awarded through a competitive bid process, with awards generally being made to the lowest bidder, but sometimes recognizing other factors, such as shorter contract schedules or prior experience with the customer. Within our markets, we compete with many national, regional and local construction firms. Some of these competitors have achieved greater market penetration than we have in the markets in which we compete, and some have greater financial and other resources than we have. In addition, there are a number of national companies in our industry that are larger than we are and that, if they so desired, could establish a presence in our markets and compete with us for contracts. As a result, we may need to accept lower contract margins in order to compete against these competitors. If we are unable to compete successfully in our markets, our relative market share and profits could be reduced.

Our dependence on subcontractors and suppliers of materials, including petroleum-based products, could increase our costs and impair our ability to complete contracts on a timely basis or at all, which would adversely affect our profits and cash flow.

We rely on third-party subcontractors to perform some of the work on many of our contracts. We do not bid on contracts unless we have the necessary subcontractors committed for the anticipated scope of the contract and at prices that we have included in our bid. Therefore, to the extent that we cannot engage subcontractors, our ability to bid for contracts may be impaired. In addition, if a subcontractor is unable to deliver its services according to the negotiated terms for any reason, including the deterioration of its financial condition, we may suffer delays and be required to purchase the services from another source at a higher price. This may reduce the profit to be realized, or result in a loss, on a contract.

We also rely on third-party suppliers to provide all of the materials, including fuel, aggregates (sand and gravel), concrete, steel and pipe, for our contracts. We do not own any quarries, and there are no naturally occurring sources of aggregates in Vietnam. We do not bid on contracts unless we have commitments from suppliers for the materials required to complete the contract and at prices that we have included in our bid. Thus, to the extent that we cannot obtain commitments from our suppliers for materials, our ability to bid for contracts may be impaired. In addition, if a supplier is unable to deliver materials according to the negotiated terms of a supply agreement for any reason, including the deterioration of its financial condition, we may suffer delays and be required to purchase the materials from another source at a higher price. This may reduce the profit to be realized, or result in a loss, on a contract.

Diesel fuel and other petroleum-based products are utilized to operate the equipment used in our construction contracts. Decreased supplies of those products relative to demand and other factors can cause an increase in their cost.

Future increases in the costs of fuel and other petroleum-based products used in our business, particularly if a bid has been submitted for a contract and the costs of those products have been estimated at amounts less than the actual costs thereof, could result in a lower profit, or a loss, on a contract.

Our contracts may require us to perform extra or change order work, which can result in disputes and adversely affect our working capital, profits and cash flows.

Our contracts generally require us to perform extra or change order work as directed by the customer even if the customer has not agreed in advance on the scope or price of the extra work to be performed. This process may result in disputes over whether the work performed is beyond the scope of the work included in the original project plans and specifications or, if the customer agrees that the work performed qualifies as extra work, the price that the customer is willing to pay for the extra work. These disputes may not be settled to our satisfaction. Even when the customer agrees to pay for the extra work, we may be required to fund the cost of that work for a lengthy period of time until the change order is approved by the customer and we are paid by the customer.

To the extent that actual recoveries with respect to change orders or amounts subject to contract disputes or claims are less than the estimates used in our financial statements, the amount of any shortfall will reduce our future revenues and profits, and this could have a material adverse effect on our reported working capital and results of operations. In addition, any delay caused by the extra work may adversely impact the timely scheduling of other project work and our ability to meet specified contract milestones.

Our failure to meet schedule or performance requirements of our contracts could adversely affect us.

In most cases, our contracts require completion by a scheduled acceptance date. Failure to meet any such schedule could result in additional costs being incurred, penalties and liquidated damages being assessed against us, and these could exceed projected profit margins on the contract. Performance problems on existing and future contracts could cause actual results of operations to differ materially from those anticipated by us and could cause us to suffer damage to our reputation within the industry and among our customers.

Timing of the award and performance of new contracts could have an adverse effect on our operating results and cash flow.

At any point in time, a substantial portion of our revenues may be derived from a limited number of large construction contracts. It is generally very difficult to predict whether and when new contracts will be offered for tender, as these contracts frequently involve a lengthy and complex design and bidding process, which is affected by a number of factors, such as market conditions, financing arrangements and governmental approvals. Because of these factors, our results of operations and cash flows may fluctuate from quarter to quarter and year to year, and the fluctuation may be substantial.

The uncertainty of the timing of contract awards may also present difficulties in matching the size of work crews with contract needs. In some cases, we may maintain and bear the cost of a ready work crew that is larger than currently required, in anticipation of future employee needs for existing contracts or expected future contracts. If a contract is delayed or an expected contract award is not received, we would incur costs that could have a material adverse effect on our anticipated profit.

In addition, the timing of the revenues, earnings and cash flows from our contracts can be delayed by a number of factors, including adverse weather conditions such as prolonged or intense periods of rain, storms or flooding, delays in receiving material and equipment from suppliers and changes in the scope of work to be performed. Those delays, if they occur, could have an adverse effect on our operating results for a particular period.

Our dependence on a limited number of customers could adversely affect our business and results of operations.

Due to the size and nature of our construction contracts, one or a few customers have in the past and may in the future represent a substantial portion of our consolidated revenues and gross profits in any one year or over a period of several consecutive years. Similarly, our contract backlog frequently reflects multiple contracts for individual customers; therefore, one customer may comprise a significant percentage of contract backlog at a certain point in time. For the year ended December 31, 2008, Electricity of Vietnam accounted for approximately 52% of our revenues. The loss of business from these entities could have a material adverse effect on our business or results of operations. Because we do not maintain any reserves for payment defaults, a default or delay in payment on a significant scale could materially adversely affect our business, results of operations and financial condition.

We may incur higher costs to acquire and maintain equipment necessary for our operations, and the market value of our equipment may decline.

We have traditionally owned most of the construction equipment used to build our projects, and we do not bid on contracts for which we do not have, or cannot quickly procure (whether through acquisition or lease), the necessary equipment. To the extent that we are unable to buy construction equipment necessary for our needs, either due to a lack of available funding or equipment shortages in the marketplace, we may be forced to rent equipment on a short-term basis, which could increase the costs of completing contracts. In addition, our equipment requires continuous maintenance for which we maintain our own repair facilities. If we are unable to continue to maintain the equipment in our fleet, we may be forced to obtain third-party repair services, which could increase our costs.

The market value of our equipment may unexpectedly decline at a faster rate than anticipated. Such a decline would reduce the borrowing base under our construction business credit facility, thereby reducing the amount of credit available to us and impeding our ability to expand our business consistent with historical levels.

Unanticipated adverse weather conditions may cause delays, which could slow completion of our contracts and negatively affect our revenues and cash flow.

Because most of our construction projects are built outdoors, work on our contracts is subject to unpredictable weather conditions. Lengthy periods of wet weather will generally interrupt construction, and this can lead to under-utilization of crews and equipment, resulting in less efficient rates of overhead recovery. While revenues can be recovered following a period of bad weather, it is generally impossible to recover the efficiencies, and hence, we may suffer reductions in the expected profit on contracts.

Our operations are subject to hazards that may cause personal injury or property damage, thereby subjecting us to liabilities and possible losses, which may not be covered by insurance.

Our workers are subject to the usual hazards associated with providing services on construction sites. Operating hazards can cause personal injury and loss of life, damage to, or destruction of, property, plant and equipment and environmental damage. We self-insure our workers’ compensation claims, subject to stop-loss insurance coverage. We also maintain insurance coverage in amounts and against the risks that we believe are consistent with industry practice, but this insurance may not be adequate to cover all losses or liabilities that we may incur in our operations.

Insurance liabilities are difficult to assess and quantify due to unknown factors, including the severity of an injury, the determination of our liability in proportion to other parties, the number of incidents not reported and the effectiveness of our safety program. If we were to experience insurance claims or costs above our estimates, we might also be required to use working capital to satisfy these claims rather than to maintain or expand our operations. To the extent that we experience a material increase in the frequency or severity of accidents or workers’ compensation claims, or unfavorable developments on existing claims, our operating results and financial condition could be materially and adversely affected.

Environmental and other regulatory matters could adversely affect our ability to conduct our business and could require expenditures that could have a material adverse effect on our results of operations and financial condition.

Our operations are subject to various environmental laws and regulations relating to the management, disposal and remediation of hazardous substances and the emission and discharge of pollutants into the air and water. As a contractor, however, our customers are primarily responsible for environmental protection.  Nevertheless, we could be held liable for the contamination created not only by our own activities but also by the historical activities of others on our project sites or on properties that we acquire.

Our operations are also subject to laws and regulations relating to workplace safety and worker health, which, among other things, regulate employee exposure to hazardous substances. Violations of those laws and regulations could subject us to substantial fines and penalties, cleanup costs, third-party property damage or personal injury claims.

In addition, these laws and regulations have become, and are becoming, increasingly stringent. Moreover, we cannot predict the nature, scope or effect of legislation or regulatory requirements that could be imposed, or how existing or future laws or regulations will be administered or interpreted, with respect to products or activities to which they have not been previously applied. Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of the regulatory agencies, could require us to make substantial expenditures for, among other things, pollution control systems and other equipment that we do not currently possess, or the acquisition or modification of permits applicable to our activities.

If we fail to obtain additional financing we will be unable to execute our business plan.

In addition to the financing described in this prospectus, we may need additional funds to finance our capital projects. Should such needs arise, we intend to seek additional funds through public or private equity or debt financing, strategic transactions and/or from other sources.  There are no assurances that future funding will be available on favorable terms or at all. If additional funding is not obtained, we will need to reduce, defer or cancel development programs, planned initiatives or overhead expenditures, to the extent necessary. The failure to fund our capital requirements would have a material adverse effect on our business, financial condition and results of operations.

We may face potential dilution of our ownership interest in our subsidiaries.

We operate nationwide in Vietnam through our subsidiaries, serving almost exclusively public sector clients.  Our wholly-owned subsidiary, Cavico Vietnam, conducts its operations through a number of subsidiaries. Some of these entities are wholly owned while others are partially owned by Cavico Vietnam. The officers and directors of Cavico Vietnam also hold positions on the boards of these subsidiaries. The profit generated from the entities in which we have less than fifty percent ownership shares was 31% and 25% of our total loss/profit for the nine months ended September 30, 2009 and the year ended December 31, 2008, respectively.

Some of our subsidiaries were able to raise working capital by selling their shares to independent third parties.  During 2007 and 2008, we permitted Cavico Bridge and Underground Construction to sell shares to third parties for the purpose of raising funds for expanded operations, thereby reducing our percentage held in those entities.  As of September 30, 2009, through either the purchase and sale of securities, Cavico Vietnam's consolidated ownership percentage from December 31, 2008 to September 30, 2009 in: Cavico Hydropower Construction JSC decreased from 71.80% to 71.74%; Cavico Tower decreased from 33.79% to 33.21%; Cavico Industry & Tech Service decreased from 64.64% to 62.08%; Cavico Stone & Mineral increased from 35.50% to 44.93%; Luong Son International Tourist increased from 90.90% to 91.75%; and Cavico Land increased from 13.35% to 15.25%.  As a result of investments in, and purchases and sales of shares of, our subsidiaries, our ownership percentage may change from time to time.  We do not plan to sell additional shares in any of our subsidiaries.  If we do sell additional shares in our subsidiaries or if the subsidiaries sell additional shares to third parties, our ownership interest in our subsidiaries could be diluted and we would potentially recognize less income from our subsidiaries.

We will be unsuccessful if we fail to attract and retain qualified personnel.

We depend on a core management team. The loss of any of these individuals could prevent us from achieving our business objective of commercializing our product candidates. Our future success will depend in large part on our continued ability to attract and retain other highly qualified scientific, technical and management personnel, as well as personnel with expertise in clinical testing and government regulation. We face competition for personnel from other companies, universities, public and private research institutions, government entities and other organizations. If our recruitment and retention efforts are unsuccessful, our business operations could suffer.

Risks Associated with this Offering and Our Capital Structure

Insiders have substantial control over the company, and issuance of shares Series A Preferred Stock and shares of Common Stock pursuant to our incentive plan will dilute your ownership and voting rights and allow insiders to control the direction of the Company.

Our executive officers and directors, beneficially owned as of January 14, 2010, in the aggregate, approximately 585,158 shares of our outstanding common stock, after giving effect to a 40-for-1 reverse stock split, which constitutes approximately 19.2% of our outstanding shares.  Our officers and directors ownership percentage will increase as a result of any shares issued under our incentive plan under which we can issue 1,250,000 shares to our officers, directors, employees and consultants.

Further, our directors voting control will increase after the issuance of any of the shares of Class A Preferred Stock to our directors.  Immediately prior to the effectiveness of the registration statement of which this prospectus is a part, we plan to designate and grant for no monetary consideration 1,200,000 shares of Class A Preferred Stock, $0.001 par value, to our directors and management.  These shares of Class A Preferred Stock shall vote along with holders of our common stock and shall be entitled to cast three votes for each share held of the Class A Preferred Stock on all matters presented to the stockholders. We expect that the holders of the Class A Preferred Stock will be able to exercise approximately [*]% of the voting power associated with our voting stock. Each share of Class A Preferred Stock is convertible into one share of our common stock at the option of the holders thereof on any date after nine months from the effective date of this registration statement if the closing market price of our common stock is greater than $9.35 or higher for the five consecutive trading days immediately before the date of conversion. Should we issue the 1,200,000 shares of Class A Preferred Stock, we will incur a charge to operations at the time of issuance an amount equal to the fair value of the underlying conversion option, which is estimated to be $4,140,000 based on a common share price of $4.81 per share at the issuance date and an exercise price of $9.35. The value of the issued Class A Preferred Stock was estimated using the Black-Scholes pricing model with the following assumptions: 1% risk-free interest rate; no dividend yield; 178% volatility factor; and weighted average expected life of two years. The right to convert shares of Class A Preferred Stock into common stock shall expire on the second anniversary of the issuance of the Class A Preferred Stock. On such second anniversary, we will redeem each share of Class A Preferred Stock at its par value or an aggregate of $1,200.

If we issue all 1,250,000 shares and 1,200,000 shares of Class A Preferred Stock to our management, these stockholders will control nearly 50% of the votes on all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

Our common stock does not have a vigorous trading market and you may not be able to sell your securities when desired.

We have a limited active public market for our common shares. We cannot assure you that a more active public market will ever develop, allowing you to sell large quantities of shares or all of your holdings. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

Our common stock could be subject to extreme volatility.

The trading price of our shares has from time to time fluctuated widely and may be subject to similar fluctuations in the future. The trading price of our common stock may be affected by a number of factors, including events described in the risk factors set forth in this prospectus, as well as our operating results, financial condition, announcements of construction projects, general conditions in Vietnam, Southeast Asia, overall country-wide development, and other events or factors. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock.  In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our stock.

We have never paid dividends and have no plans to in the future.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our common stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock.

Our common stock may be subject to “penny stock” rules of the Securities and Exchange Commission, which may make it more difficult for stockholders to sell our common stock.

Under the rules of the Securities and Exchange Commission, if the price of our securities is below $5.00 per share and our securities are not listed on the Nasdaq Capital Market or another national securities exchange, our securities will come within the definition of a “penny stock.” In that case, our securities may become subject to the “penny stock” rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

•      Make a suitability determination prior to selling penny stock to the purchaser;
•      Receive the purchaser’s written consent to the transaction; and
•      Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our securities, and may affect the ability to resell our securities.

If we fail to maintain an effective system of internal control, we may not be able to accurately report our financial results or prevent fraud.

We are subject to reporting obligations under the U.S. securities laws. The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of our internal controls over financial reporting.  Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock.

Our management identified a material weakness in internal control during its assessment of internal controls over financial reporting as of December 31, 2008.  Management determined that we did not fully implement our transition to United States Generally Accepted Accounting Principles (“US GAAP”) which are different from the accounting principles used in Vietnam.  As a result, we were required to record certain adjustments to the December 31, 2008 and 2007 financial statements to bring them into compliance.  In an effort to remediate the identified material weakness and to further enhance our internal controls, we are in the process of identifying and retaining a consultant who can work with our Vietnamese accounting team to indentify US GAAP related issues and help evaluate and address such issues before they present problems in reporting in the United States.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls may be time consuming, difficult and costly for us.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly-traded companies to obtain.

If we fail to remain current in our reporting requirements, our securities could be removed from the NASDAQ Capital Market, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the NASDAQ Capital Market must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the NASDAQ Capital Market. If we fail to remain current on our reporting requirements, we could be removed from the NASDAQ Capital Market. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

We have unresolved written SEC Staff comments on our Annual Report on Form 10-K for the year ended December 31, 2008.

In connection with the SEC’s review of this registration statement, the SEC Staff provided us with comments on our Annual Report on Form 10-K for the year ended December 31, 2008.  We must clear these unresolved written SEC Staff comments before this registration statement may be declared effective.  If we do not clear these unresolved comments, we will not be able to complete this offering.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

We believe that our current cash and cash equivalents, anticipated cash flow from operations and the net proceeds from this financing will be sufficient to meet our anticipated cash needs for the foreseeable future. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

The implementation of our stock-based incentive plan may dilute your percentage ownership interest and may also result in downward pressure on the price of our stock.

Our board has adopted a stock-based incentive plan, which was approved at a special shareholders’ meeting on April 27, 2009.  Under the incentive plan, we can grant 1,250,000 shares (assuming the consummation of a reverse stock split, at a ratio of 40-for-1) to our officers, directors, employees and consultants.  Shareholders would experience a dilution in ownership interest of 15%, assuming the maximum issuance of 1,250,000 shares from stock options or awards of restricted stock under the plan and sale of [*] shares in this offering.  In addition, the existence of a significant amount of stock and stock options that would be issuable upon the adoption and approval of our stock-based incentive plan may be perceived by the market as having a dilutive effect, which could lead to a decrease in the price of our common stock.

We will issue an option to our underwriter in this offering.

We have agreed to sell Rodman & Renshaw, LLC for $100 an option to purchase up to a total of 190,476 shares of common stock (5% of the shares sold) with two demand and unlimited piggyback rights and customary anti-dilution provisions (for stock dividends and splits and recapitalizations).  The shares issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $[*] per share (125% of the price of the shares sold in the offering), commencing on a date which is one year from the effective date of the registration statement and expiring five years from the effective date of the registration statement.  The option may also be exercised on a cashless basis.  During the term of the option, Rodman & Renshaw will have the opportunity to profit from an increase in the price of the shares. The existence of the option may adversely affect the market price of the shares if they become publicly traded and the terms on which we can obtain additional financing.

Risks Related to Doing Business in Vietnam

Adverse changes in political and economic policies of the Vietnamese government could have a material adverse effect on the overall economic growth of Vietnam, which could reduce the demand for our products and materially and adversely affect our competitive position.

Our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in Vietnam. The Vietnamese economy differs from the economies of most developed countries in many respects, including:

•     the amount of government involvement;
•      the level of development;
•      the growth rate;
•      the control of foreign exchange; and
•      the allocation of resources.

While the Vietnamese economy has grown significantly in the past 20 years, the growth has been uneven, both geographically and among various sectors of the economy. The Vietnam government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Vietnamese economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by Vietnamese government control over capital investments or changes in tax regulations that are applicable to us.

The Vietnamese economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the Vietnamese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in Vietnam is still owned by the Vietnam government. The continued control of these assets and other aspects of the national economy by the Vietnamese government could materially and adversely affect our business. The Vietnam government also exercises significant control over Vietnamese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Efforts by the Vietnam government to slow the pace of growth of the Vietnamese economy could result in decreased capital expenditure by the government, which in turn could reduce demand for our services.

Any adverse change in the economic conditions or government policies in Vietnam could have a material adverse effect on the overall economic growth and the level of energy and infrastructure investments and expenditures in Vietnam, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our businesses.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

All of our revenues and most of our expenses are denominated in the Vietnamese Dong. If our revenues denominated in the Vietnamese Dong increase or expenses denominated in Vietnamese Dong decrease in the future, we may need to convert a portion of our revenues into other currencies to meet our foreign currency obligations, including, among others, payment of dividends declared, if any, in respect of our ordinary shares.

Our operations and assets in Vietnam are subject to significant political and economic uncertainties.

Government policies are subject to rapid change and the Vietnam government may adopt policies which have the effect of hindering private economic activity and greater economic decentralization. There is no assurance that the Vietnam government will not significantly alter its policies from time to time without notice in a manner with reduces or eliminates any benefits from its present policies of economic reform. In addition, a substantial portion of productive assets in Vietnam remains government-owned. For instance, all lands are state owned and leased to business entities or individuals through governmental granting of state-owned land use rights. The granting process is typically based on government policies at the time of granting, which could be lengthy and complex. This process may adversely affect our business. The Vietnam government also exercises significant control over Vietnam’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. In addition, changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency, the nationalization or other expropriation of private enterprises, as well as adverse changes in the political, economic or social conditions in Vietnam, could have a material adverse effect on our business, results of operations and financial condition.

A downturn in the economy of Vietnam may slow our growth and profitability.

The growth of the Vietnamese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Vietnamese economy will be steady or that any downturn will not have a negative effect on our business.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in Vietnam.

Substantially all of our assets will be located in Vietnam and the majority of our officers and present directors reside outside of the United States.  As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised that Vietnam does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and Vietnam would permit effective enforcement of criminal penalties of the Federal securities laws.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “Prospectus Summary”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. This prospectus may contain market data related to our business, which may have been included in articles published by independent industry sources. We are responsible for the accuracy and completeness of the historical information contained in this market data as of the date of this prospectus. However, this market data also includes projections that are based on a number of assumptions. If any one or more of these assumptions turns out to be incorrect, actual results may differ materially from the projections based on these assumptions. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our company and our business made elsewhere in this prospectus as well as other pubic reports which may be filed with the United States Securities and Exchange Commission. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances, unless and to the extent required by applicable law. Neither the Private Securities Litigation Reform Act of 1995 nor Section 27A of the Securities Act of 1933, as amended, provides any protection for statements made in this prospectus.

USE OF PROCEEDS

We estimate the gross proceeds from the offering, prior to deducting underwriting discounts and commissions and the estimated offering expenses payable by us, will be approximately $[*] million (approximately $[*] million if the over-allotment option granted to the underwriters is exercised in full). This estimate is based on an assumed offering price of $[*].

We estimate that we will receive net proceeds of approximately $[*] from the sale of [*] shares of common stock being offered at an assumed public offering price of $[*] per share, after deducting approximately $[*] for underwriting discounts and commissions and estimated expenses of approximately $[*], which includes legal, accounting, printing costs and various fees associated with the registration and listing of our shares and our underwriters’ non-accountable expense allowance. If the underwriters exercise their right to purchase additional shares of common stock to cover over-allotment, we will receive approximately an additional $[*] after deducting approximately $[*] for underwriting discounts and commissions and approximately an additional $[*] for our underwriters’ non-accountable expense allowance. The proceeds from the sale of the shares sold to cover over-allotment and the shares underlying the option granted to the underwriters will be used for working capital and investment in targeted capital projects.  Assuming no exercise of our underwriters’ over-allotment option, we intend to use the net proceeds of the offering as follows:

	Application of Net Proceeds		Percentage of Net Proceeds
Working capital	$	[*]	[*]	%
Investments in capital projects (described below)	$	[*]	[*]	%
Total		$28,000,000

We intend to invest the proceeds in the following capital projects:		$’s in millions

CIVIL CONSTRUCTION AND URBAN DEVELOPMENT
■	Invest in Chieng ngan Project (new urban development ) and Luong son project (housing project and international tourism park in ecological zone )	2.5
■	Investment in our minority-owned subsidiary, Cavico Tower JSC, for the construction of the APEX tower which, upon completion, will be a 27-story tower covering 14,960 square feet of land on Pham Hung Street, Tu Liem district in Hanoi. We plan to occupy seven floors of the tower for its headquarters and subsidiary offices and lease the remaining 20 floors.	2.0
INVESTMENT IN MINING OPERATIONS
■	Feasibility study of Muoang hom copper mine in Laos;	1.0
■	Invest in acquiring ownership for operation Phun tiu tin mine in Laos; and	0.5
■	Invest for acquire to exploitation of Na lay copper mine in Son la, Vietnam.	1.0

INVESTMENT IN CEMENT FACTORIES
■	Continue invest in Mai son cement factory (capacity of 0.8 million tons per annum); and	1.5
■	Continue to invest in feasibility and acquire investment license for Ha nam cement factory (capacity of 2 million tons per annum).	0.5

The amount of proceeds allocated to working capital may be used for purposes other than working capital and will vary depending on a number of factors, including the capital requirements of the above-listed civil construction and urban development projects and investments in mining operations which may require additional capital.  Accordingly, if additional capital is needed for the above-listed projects, our management has discretion to allocate working capital to meet those capital needs. Further, our management may decide, if it is in our best interest, to use proceeds allocated to working capital to invest in additional capital projects or to make a strategic investment in one of our subsidiaries to increase our current ownership percentages in our subsidiaries. Pending the uses described above, we intend to invest the net proceeds of this Offering in short-term, interest-bearing, investment-grade securities.

DETERMINATION OF OFFERING PRICE

The public offering price of the common stock offered by this prospectus will be based on the closing market price of the stock immediately prior to the closing date of the offering, adjusted for reverse stock split, on a 40-for-1 basis, prior to the effectiveness of the registration statement of which this prospectus is a part. Our common stock was approved for listing on the NASDAQ Capital Market under the symbol “CAVO” and commenced trading on such exchange on September 18, 2009.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2009:

•	on an actual basis (giving effect to the 40-to-1 reverse stock split); and
•
on a pro forma as adjusted giving effect to the 40-for-1 reverse stock split, the sale of [*] shares of common stock in this offering at an assumed public offering price of $[*] per share, giving effect to the 40-for-1 reverse stock split, after deducting the estimated underwriting discount and commissions and estimated offering expenses payable by us and application of net proceeds, and the issuance of 1,200,000 shares of Class A Preferred Stock to our management and included as compensation expense using a price of $[*] per share.

	Actual	Pro Forma
Common stock, $0.001 par value, 300,000,000 shares authorized, 130,997,693 shares issued and 121,911,793 outstanding (3,275,034 shares issued and 3,047,887 shares outstanding after giving effect to the 40-for-1 reverse stock split) as of January 15, 2010. (1)	$3,048	$6,857
Preferred stock, $0.001 par value, 25,000,000 shares authorized, none outstanding as of January 15, 2010 (2)	$-	$1,200
Paid-in-capital	$13,619,865	$53,691,039
Accumulated Deficit	$(6,243,708)	$(15,843,708)
Other comprehensive loss	$(2,609,700)	$(2,609,700)
Total Cavico Corp. stockholders’ equity	$4,769,505	$35,245,689

(1)  As of January 15, 2010, we have 3,275,034 shares issued and 3,047,887 shares outstanding.  The difference between issued and outstanding shares reflects 227,147 shares owned by our wholly owned subsidiary, Cavico Vietnam, for sale or issuance to employees or to third-parties by that entity’s management.  Pursuant to Delaware General Corporation Law, shares owned by Cavico Vietnam are not entitled to vote on any matters at a meeting of stockholders.  The shares owned by Cavico Vietnam, therefore, are not considered to be outstanding shares, similar to shares of treasury stock.

(2)  Shares of Class A Preferred Stock shall vote along with holders of our common stock and shall be entitled to cast three votes for each share held of the Class A Preferred Stock on all matters presented to the stockholders. We expect that the holders of the Class A Preferred Stock will be able to exercise approximately [*]% of the voting power associated with our voting stock. Each share of Class A Preferred Stock is convertible into one share of our common stock at the option of the holders thereof at any time that the closing market price of our common stock is greater than $[*] for more than five consecutive days.  The right to convert shares of Class A Preferred Stock into common stock shall expire on the second anniversary of the issuance of the Class A Preferred Stock.  On such second anniversary, we will redeem each share of Class A Preferred Stock at its par value, which represents a liability of $1,200.

The shares of Class A Preferred Stock are being given to our management and directors for no monetary consideration as compensation for their efforts in taking us public, obtaining a NASDAQ listing and maintaining profitability during that period.  The shares are also being granted to management as an incentive to increase shareholder value.  The shares are only convertible at the option of the holder nine months from the effective date of this registration statement at a time when the price of our common stock remains above $9.35 (the “Target Price”) for the five consecutive trading days immediately before the date of conversion.  The Target Price is over 33% above $7.01, the closing market price of our common stock on September 17, 2009, the day before we began trading on the NASDAQ Capital Market, and over 90% above the January 15, 2010 closing market price of $4.81. The shares of the Class A Preferred Stock are also being given to management to allow management to maintain their voting share as we increase our public float after the successful completion of this offering. The shares will be granted to the following officers and directors:

Name	Shares	Position
Ha Quang Bui	525,000	Chief Executive Officer and Chairman
Hung Manh Tran	110,000	Executive Vice-President/Director
Hieu Van Phan	90,000	Vice-President
Hai Thanh Tran	115,000	Vice-President
Giang Linh Bui	90,000	Vice-President
Timothy Pham	45,000	Vice-President/Director
June Kim	20,000	Chief Financial Officer
Thanh Binh Huynh	20,000	Director
Tuan Hoang Duong	20,000	Director
Rao Mankal	20,000	Director
Bao Quoc Tran	25,000	Principal Accounting Officer
Minh Duc Do	25,000	Board Secretary and Chief Representative
Anh Tu Do	12,500	Head, Internal Control Department
Ty Thi Pham	45,000	Vice Chairwoman, Cavico Vietnam
Phuc Minh Pham	25,000	Vice President, Cavico Vietnam
Quang Xuan Le	12,500	Vice President, Cavico Vietnam

DILUTION

As of September 30, 2009, we had a net tangible book value of $11,492,581 or $3.77 per share (giving effect to the 40-for-1 reverse stock split). Net tangible book value represents our total tangible assets, less all liabilities, divided by the number of shares of common stock outstanding.

Without taking into account any changes in such net tangible book value after [*], 2010, other than to give effect to the sale of [*] shares of common stock offered hereby (excluding the 571,428 shares underlying the underwriter representative’s common stock purchase option) the pro forma net tangible book value per share at [*], 2010 would have been $[*]. This amount represents an immediate increase in net tangible book value of $[*] per share to our current shareholders and an immediate decrease in net tangible book value of $[*] per share to new investors purchasing shares in this offering.  Further, the conversion of 1,200,000 shares of Class A Preferred Stock granted to management into shares of common stock represents an immediate decrease in net tangible book value of $[*] to both existing shareholders and new investors purchasing shares in this offering.

Public offering price per share (1)	$	[*]
Net tangible book value per share before the offering		[*]
Increase in net tangible book value per share to existing shareholders attributable to new investors (after deduction of the estimated underwriting discount and other offering expenses to be paid by us)
[*]
Pro-forma net tangible book value per share after the offering		[*]
Decrease in net tangible book value per share to existing shareholders attributable to full conversion of preferred stock to be issued to management (2)		[*	]
Pro-forma net tangible book value per share after the offering and issuance of stock to management upon conversion of preferred stock to be issued to management		[*]
Decreased value per share to new investors (determined by taking the adjusted net tangible book value after the offering and issuance of preferred stock to management and deducting the amount of cash paid by a new investor for a share of common stock)
	$	[*	]

(1)	We used an offering price of $[*] per share. After taking into account deductions of the underwriting and other offering expenses, the net offering price is $[*] per share.

(2)
Assumes conversion of 1,200,000 shares of Class A Preferred Stock granted to management for no monetary consideration into shares of common stock.  The Class A Preferred Stock shall vote along with holders of our common stock and shall be entitled to cast three votes for each share held of the Class A Preferred Stock on all matters presented to the stockholders. We expect that the holders of the Class A Preferred Stock will be able to exercise approximately [*]% of the voting power associated with our voting stock. Each share of Class A Preferred Stock is convertible into one share of our common stock at the option of the holders thereof on any date after nine months from the effective date of this registration statement if the closing market price of our common stock is greater than $9.35 or higher for the five consecutive trading days immediately before the date of conversion. The right to convert shares of Class A Preferred Stock into common stock shall expire on the second anniversary of the issuance of the Class A Preferred Stock.  On such second anniversary, we will redeem each share of Class A Preferred Stock at its par value.

The following table sets forth, on a pro forma basis as of January 15, 2010, the number of shares of common stock purchased from us (excluding the underwriter’s overallotment option), the total consideration paid and the average price per share paid by the existing shareholders and by the new investors, assuming in the case of new investors a public offering price of $[*] per share, before deductions of the underwriting and other offering expenses:

	Shares Purchased Number	Percent		Total Consideration Amount (in 000’s)	Percent		Average Price Per Share
Existing Shareholders	3,275,034	[*]	%	$13,623	[*]	%		$4.16
New Investors	[*]	[*]	%	[*]	[*]	%	$	[*]
Preferred Stock	1,200,000	[*]	%	-				-
Total	8,284,557	100%		$44,099	100%

DESCRIPTION OF BUSINESS

Cavico Corp. was incorporated in Delaware on September 13, 2004 under the name Laminaire Corp. On November 9, 2004, the name of the Company was changed to Agent 155 Media Group, Inc. On May 2, 2006, the Company’s name was changed to Cavico Corp.

During 2006 and 2007, we acquired Cavico Vietnam Company Limited, a corporation organized under the laws of Vietnam (“Cavico Vietnam”) as our wholly owned subsidiary. As a result of legal restrictions on the foreign ownership of Vietnamese entities imposed by the Vietnamese government, the acquisition of Cavico Vietnam occurred in multiple steps, as follows:

•
On April 18, 2006, we entered into an asset purchase agreement with Cavico Vietnam. Under the terms of the agreement, Cavico purchased all of the assets of Cavico Vietnam in consideration for the issuance to Cavico Vietnam of 1,975,000 shares of our common stock. Cavico Vietnam subsequently transferred 1,501,555 of these shares to the former shareholders of Cavico Vietnam in return for their shares of Cavico Vietnam stock. An additional 473,445 shares were deposited with Cavico Vietnam for the use of that entity’s management, of which 123,445 shares were distributed to Cavico Vietnam’s management in 2006 (of which 2,238 were returned by employees) and 125,000 shares were sold to employees in 2008 for $300,000 at a price of $2.40 per share. The remaining 227,147 shares owned by our wholly owned subsidiary, Cavico Vietnam, are for sale or issuance to employees or to third-parties by that entity’s management. Pursuant to Delaware General Corporation Law, shares owned by Cavico Vietnam are not entitled to vote on any matters at a meeting of stockholders. The shares owned by Cavico Vietnam, therefore, are not considered to be outstanding shares, similar to shares of treasury stock.

•
Following our purchase of the Cavico Vietnam assets, and pending the grant of the requisite approval of the acquisition of Cavico Vietnam by a Vietnamese government agency as required under Vietnamese law, Cavico Vietnam continued to use the assets subject to our control. Government approval of the acquisition of Cavico Vietnam was granted in January 2007. Following the grant of this approval and our subsequent acquisition of Cavico Vietnam to become our wholly-owned subsidiary, all assets previously purchased from Cavico Vietnam by the Company in April 2006 were transferred back to Cavico Vietnam. Also, at that time, Cavico Vietnam changed its name to Cavico Vietnam Company Limited.

Our website may be found at www.cavicocorp.com . The contents of our website are not part of this Prospectus.

We are a major infrastructure construction, infrastructure investment and natural resources company headquartered in Hanoi, Vietnam. We provide construction and engineering services for large civil construction infrastructure projects in Vietnam, including the construction of tunnels, roads, highways, bridges, mines and dams. In addition, we are currently making investments in hydropower electric plants, cement production plants, mining operations and urban developments in Vietnam and Laos. During the year ended December 31, 2008, we generated approximately 83% of our revenues from tunnel construction for hydroelectric plants and dam construction.

We operate nationwide in Vietnam through our subsidiaries, serving almost exclusively public sector clients.  Our wholly-owned subsidiary, Cavico Vietnam, conducts its operations through a number of subsidiaries. Some of these entities are wholly owned while others are partially owned by Cavico Vietnam. The officers and directors of Cavico Vietnam also hold positions on the boards of these subsidiaries. During 2007 and 2008, we permitted Cavico Bridge and Underground Construction to sell shares to third parties for the purpose of raising funds for expanded operations, thereby reducing our percentage held in those entities. As of September 30, 2009, through either the purchase and sale of securities, Cavico Vietnam's consolidated ownership percentage from December 31, 2008 to September 30, 2009 in: Cavico Hydropower Construction JSC decreased from 71.80% to 71.74%; Cavico Tower decreased from 33.79% to 33.21%; Cavico Industry & Tech Service decreased from 64.64% to 62.08%; Cavico Stone & Mineral increased from 35.50% to 44.93%; Luong Son International Tourist increased from 90.90% to 91.75%; and Cavico Land increased from 13.35% to 15.25%.  These Vietnamese companies do not have authorized shares. Any sale or issuance of shares must be approved by the shareholders of the Vietnamese subsidiaries. We do not plan to sell any additional shares in any of our subsidiaries. In addition, to the extent that any of the subsidiaries are publicly traded in Vietnam, Vietnamese securities regulations limit foreign ownership of these subsidiaries to 49%.

We have also started several projects in Laos. On January 22, 2009, our majority-owned subsidiary, Cavico Bridge and Underground Construction, was awarded a $6.2 million contract by Cooperativa Muratori e Cementisti – CMC di Ravenna (“CMC”), an Italian leading construction company, for tunnel construction work at Theun HinBoun Expansion Project in Laos.  Also, on April 22, 2009, our subsidiary, Cavico Vietnam entered into an agreement with Laos Ministry of Planning and Investment to explore and exploit copper, gold, and other ores in Muang Hom district, Vientiane province, Laos.  In September 2009, we received approval from the Laos Ministry of Planning and a certificate of investment for a copper mine in Laos.

In Algeria, we have been hired by the Consortium Japonais Pour l’Autoroute Algerienne (“COJAAL”) to provide engineering services for the construction of bridges, tunnels and roads along the border of Tunisia and El Attaf. We have also opened a satellite office in Australia to provide services to smaller projects in Australia. Cavico will continue to seek opportunities with other global construction companies to expand its business outside of Vietnam. We will be initially providing skilled labor as a subcontractor with the goal of transitioning into a provider of full construction services.

Business in Vietnam

According to the World Bank, Vietnam is one of the best performing economies in the world over the last decade ( unless otherwise noted, the information in this section, “Description of Business-Business in Vietnam”, was obtained from www.worldbank.org). Real GDP growth stood at 3.1% in the first quarter of 2009 and 6.2% in 2008, below the pace of 8.5% recorded in 2007. Vietnam has become increasingly integrated with the world economy. Foreign direct investment in 2008 increased 43.2% to over $60 billion. The World Bank has committed funds for infrastructure growth at roughly $5 billion per year for the next five years. Foreign donors have pledged a record $5.4 billion in official development assistance focused on ports, bridges, power plants and highways.

In January 2007, Vietnam became the 150th member of the WTO after several years of intensive negotiations. Exports have been the main drivers for growth, and foreign investments and industrial development have remained strong. Between 1995 and 2005, the share of agriculture in GDP has declined from 27% to 21%, while that of industry has risen from 29% to 41%. Main manufacturing exports are garments, footwear, and wood products, reflecting Vietnam’s comparative advantage of a low-cost but high-quality labor force. According to the Ministry of Planning and Investment, Vietnam has called for the construction of 163 key infrastructure projects between now and 2010.  The Vietnamese government committed to invest $1 billion in infrastructure projects in December 2008 out of an $8 billion stimulus package to boost the economy.

While external demand for Vietnamese products has been generally favorable, the supply response has been made possible by domestic reforms that have dismantled controls on economic activity and strengthened the investment climate.  Recent growth is driven by the rising importance of the private sector. The role of the state sector in manufacturing activity has declined appreciably: from 52% in 1995 to under 35% in 2006. But this has resulted more from the emergence of a vibrant private sector than from the dismantling of the state sector, which is being restructured and focused on more “strategic” activities. Macroeconomic policies in Vietnam have been generally prudent and key economic balances have been maintained at manageable levels. The Vietnamese government’s fiscal and monetary stance reflects a determination to not repeat past mistakes that resulted in inflationary pressures. Inflation is expected to slow sharply to 5.1% in 2009 and to 3.6% in 2010.

Foreign Direct Investment commitments almost doubled, to $20.3 billion, whereas stock market capitalization reached 43% of GDP by the end of 2007, compared to 1.5% two years earlier. Some deceleration of economic growth can be expected in the short term, but medium-term prospects remain strong. Higher inflation in 2007 and 2008 and a large current account deficit have affected the investment sentiment, resulting in a slowdown of short-term capital inflows. The stabilization package adopted by the government in March 2008 has also resulted in a decline in stock prices and real estate.  Demand for electricity remains high.  According to the Asian Development Bank, Vietnam’s demand for electricity is growing at a rate of 16% each year.

As a result of inflation, the government decided to reduce its growth target for 2008 to 7%.  Over the medium-term, the magnitude of the investments being implemented suggests that economic growth will continue at a sustained pace.  The fiscal stance of the government remains prudent. The official deficit was lower than budgeted in 2007, and stood at around 1% of GDP. The overall fiscal balance including investment expenditure was around 6% of GDP, similar to that of previous years. Investments include the issuance of government bonds for education, infrastructure and the re-capitalization of state-owned commercial banks.  The stabilization program being implemented by the government includes a reduction of recurrent expenditures by 10% and a discontinuation of public investment projects which are not essential or lack appropriate funding.

Our management believes that infrastructure growth continues to remain top priority for Vietnam.  As a result of published government plans and projects being proposed by the government of Vietnam, we do not foresee any negative impact on its business as a result of Vietnamese government’s planned infrastructure spending for 2009 due to the current global financial crisis.

Vietnam is beginning to expand its economic role in the Pacific Rim.  Vietnam has topped a list of 2008’s biggest investors in Laos, which borders Vietnam, implementing 146 projects with a total investment capital of $758 million. Vietnam’s projects in Laos are predominantly in the fields of mining, agriculture and forestry product processing, and hydropower plant construction in Southern Laos.

Business Strategy

Our fundamental objective is to increase long-term shareholder value by focusing on consistent profitability from controlled revenue growth. Shareholder value is measured by the appreciation of the value of our common stock over a period of years and, eventually, a return through dividends. We consider the following to be key factors in our ability to achieve this objective:

Position Our Business for Future Infrastructure Spending - As a result of strong economic expansion, there is a growing awareness of the need to build, reconstruct and repair Vietnam’s infrastructure, especially its network of roads to enable transportation as well as in the area of power supply and agriculture irrigation systems. Significant funds have been authorized for investments in these areas. We will continue to build on our expertise in the civil construction market for transportation and water infrastructure, to develop new capabilities to service these markets and to maintain our human and capital resources to effectively meet required demand.

Employee Development - We believe that our employees are a key to the successful implementation of our business strategies. Significant resources are employed to attract, nurture and retain extraordinary talent and fully develop each employee’s capabilities.  We sponsor events with our employees to include employees in our growth.  We are building a company culture through various activities, including company newsletters and music to instill feelings of pride with our accomplishments.

Brand Building – We are trying to affirm and maintain the brand of “Cavico – Always Growing” by promptly completing projects, while ensuring their quality and safety, to gain the trust of investors and customers.  Cavico Bridge and Underground Construction received in 2008 a Vietnamese Golden Star award from the Vietnam Association of Young Entrepreneurs to recognize Cavico as one of the top brands in Vietnam.

Infrastructure Construction Focus - We concentrate our core competencies on this segment of the construction industry, which includes the building of tunnels, roads, highways, bridges and dams.

Continue Adding Construction Capabilities -. By adding capabilities that are complementary to our core civil construction competencies, we are able to improve gross margin opportunities, more effectively compete for contracts and compete for contracts that might not otherwise be available to us. We continue to investigate opportunities to integrate additional services and products into our business.

Alternative Energy - We are actively engaged in a variety of alternative energy projects, including producing electricity from hydropower plants and wind farms.

Expansion into Countries other than Vietnam – We intend to expand our operations into other Pacific Rim countries such as Laos.  On January 22, 2009 our majority-owned subsidiary, Cavico Bridge and Underground Construction (“Cavico Bridge”), was awarded a $6.2 million contract by Cooperativa Muratori e Cementisti – CMC di Ravenna (“CMC”), an Italian leading construction company, for tunnel construction work at Theun HinBoun Expansion Project in Laos.  Also, on April 22, 2009, our wholly-owned subsidiary, Cavico Vietnam entered into an agreement with Laos Ministry of Planning and Investment to explore and exploit copper, gold, and other ores in Muang Hom district, Vientiane province, Laos.  In September 2009, we received approval from the Laos Ministry of Planning and a certificate of investment for a copper mine in Laos.

Reverse Stock Split

Our Board of Directors and shareholders have approved a proposal to grant discretionary authority to our Board of Directors to amend our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock at any time before April 27, 2010 at any whole number ratio between a 20-for-1 reverse stock split and 60-for-1 reverse stock split , with the exact exchange ratio and timing of the reverse stock split (if at all) to be determined at the discretion of the Board of Directors (the “Reverse Stock Split”), without decreasing the number of our authorized capital stock. The reverse stock split of 40-for-1 was completed on August 19, 2009.

The Reverse Stock Split was affected simultaneously for all our then-existing common stock (the “Old Shares”) and the exchange ratio is the same for all of our shares of issued and outstanding common stock. The Reverse Stock Split affected all of our shareholders uniformly and did not affect any shareholder’s percentage ownership interests in us, except to the extent that the Reverse Stock Split resulted in any of our shareholders owning a fractional share.  If this occurred, the fractional shares were rounded up to the next whole share, including fractional shares that were less than one share.  Shares of common stock issued pursuant to the Reverse Stock Split (the “New Shares”) remain fully paid and nonassessable.

Operations

We generated $51,936,936 in net sales during the year ended December 31, 2008 compared to $31,525,074 during the year ended December 31, 2007, mostly from construction projects. Our net sales  from civil construction increased by $18,272,260 or 63% to $47,501,672 for the year ending December 31, 2008 from $29,229,412 for the year ending December 31, 2007. This is due to an increase in hydro power construction projects. Our net sales from other operations (leasing machinery and equipment, selling materials, steel fabrication) increased by $2,139,603 or 93% to $4,435,264 for the year ending December 31, 2008 from $2,295,662 for the year ending December 31, 2007.

We generated $42,466,380 in net sales during the nine months ended September 30, 2009 compared to $37,703,887 during the nine months ended September 30, 2008, mostly from civil construction. Our net sales from civil construction increased by $1,280,285 or 4% to $36,699,183 for the nine months ended September 30, 2009 from $35,418,898 for the same period in 2008. This was due to the starting of new projects in nine months ended September 30, 2009 such as Ta Trach, Dambri, Ngan Truoi and Huana project. The net sales increased in quarter ended September 30, 2009 and are expected to continue increase in next quarters as the progress billings upon completion on these projects are made. Our net sales from other operations (leasing machinery and equipment, selling materials, steel fabrication) increased by $3,482,208 or 152% to $5,767,197 for the nine months ended September 30, 2009 from $2,284,989 for the nine months ended September 30, 2008. This was due to an increase in trading operations from new subsidiaries, Cavico ITS and Cavico Stone and Mineral and an increase in demand of construction materials as Vietnam’s economy is recovering.

Tunnel Construction. We apply what we believe to be the latest tunnel engineering methods such as New Austria Tunnel Method (“NATM”), a tunneling method that involves sequential excavation using blasting procedures and mechanical methods, and advanced Tunnel Boring Machines (“TBM”) for the construction of highways, hydropower plants and civil infrastructure. Cavico Vietnam has an extensive network of tunnels that are used for government hydropower plants including:

Project	Subsidiary (Ownership Interest)	Tunnel Size

Dai Ninh	Cavico-Vietnam (100% owned)	300MW; 6000m length of tunnel diameter of 5.2m to 8m
Buon Kuop	Cavico-Vietnam (100% owned)	280MW; 5180m length of tunnel diameter of 7.5m to 8.6m
Ban Ve	Cavico Transport JSC (74% owned)	320MW; 1720m length of tunnel diameter of 5m to 7.8m
Bac Binh	Cavico-Vietnam (100% owned)	33MW; tunnel length of 2644m with diameter of 5.2m
Dong Nai 4	Cavico-Vietnam (100% owned)	340MW; tunnel length of 2926m with diameter of 5.5m to 9.2m
Dong Nai 3	Cavico-Vietnam (100% owned)	180MW; tunnel length of 1305m with diameter of 8m to 9.2m
Nam Chien	Cavico-Vietnam (100% owned)	210MW; tunnel length of 9126m with diameter of 3.8m
Bao Loc	Cavico-Vietnam (100% owned)	24.5MW; tunnel length of 960m with diameter of 6.4m
A Luoi	Cavico-Vietnam (100% owned)	170MW; tunnel length of 13151m with diameter of 5.25m to 6.5m
Dak Mi 4	Cavico Power and Resource JSC (78% owned)	190MW; tunnel length of 3355m with diameter of 7.6m
Za Hung	Cavico-Vietnam (100% owned)	30MW; tunnel length of 1400m with diameter of 6m )
Dasiat	Cavico-Vietnam (100% owned)	13.5MW; tunnel length of 2512m with diameter of 2.5m
Song Tranh 2	Cavico Bridge and Underground (66% owned)	190MW; tunnel length of 1200m with diameter of 9.9m

We believe that Cavico Vietnam is the first company to use TBM tunnel technology in Vietnam, in the Dai Ninh Hydropower plant construction.

To maximize the use of water for hydropower, tunnels are often needed to move water to electric turbines. Usually, the electric turbines are located in a lower elevation in relation to the elevation of the reservoir. Water is brought from the reservoir to the turbines via a system of open channels or underground tunnels depending on geographic conditions. A headrace tunnel is the main tunnel to connect from the reservoir to the inclined penstock, a big steel pipe installed and inclined outside on a hill or installed inclined inside in a tunnel excavated in a mountain, to bring water from headrace tunnel to the turbines. Surge shafts and surge tanks, both vertical tunnels connected to the headrace tunnel with an opening to the surface, are used to moderate the flow and pressure of the water that runs through the headrace tunnel to the inclined penstock to turbines. We have expertise in construction of shafts and tunnels, including  surge shafts and inclined penstocks to regulate the flow of water for hydropower plants applying the different boring machines and boring methods.

Within the civil construction field, tunnel construction is one of the most complicated areas. It requires special technique to apply comprehensive methodology from the design stage to the time of delivery of the finished product. It involves experienced managers, engineers and other manpower together with synchronized equipment to carry out complicated subterranean construction projects (under mountain, river, even under the sea). There are few companies that have the requisite expertise to execute a tunnel construction project from beginning to end. As a result of “state of art” methods such as NATM and TBM that we employ, we believe that we have the requisite expertise.

Tunnels are widely used in the construction of Hydropower Plant (“HP”) to collect and divert water resources to run turbine rotary engines that produce electricity.  They are also used in the construction of highways that cross through the mountain or under water. In addition, tunnels are used for underground mining, underground water supply, irrigation, agriculture and environmental purposes.

Most of our tunnel projects have been built in connection with the construction of hydropower plants. We anticipate seeing the strongest growth in that area until the year 2020 since the Vietnamese government has committed to increase power supply to meet the demand for electricity to sustain the economic expansion that is currently underway in Vietnam. According to a directive by the Vietnamese Prime Minister issued on July 18, 2007, the government plans to implement a power development plan that at the most basic level anticipates annual growth of 17% until 2015 and the construction of 75 hydropower plants, some of which are scheduled to have a greater than 100 MW capacity.

Specifically, based on discussions with government officials, we anticipate future growth in tunnel construction for roads and highways, especially in the large metropolitan areas of Hanoi, Hochiminh, Haiphong and Danang. Although we may have an opportunity to bid on such projects, we do not have any current agreements for any of this future work.

Our largest hydropower assignment is the A Luoi Hydropower located on the A Sap River, 70 km from Hue City. This is a Grade II hydropower project, the second most productive grade, with the valley area of 331 square kilometers and the total capacity of reservoir of 60.2 million cubic meters. The constructed project which has the entire investment of Vietnamese Dong 3,234.7 billion composes of 2 units with the total installed capacity of 170 MW and the annual power output of 686.5 million kwh/year. As estimated, the project will be finished and put into operation in 2010.  Cavico Vietnam, our wholly-owned subsidiary, has been awarded two contracts for $58 million, and will be paid on completion of the various construction stages that began in 2007. The tunnel is around 11.6km long and 4m to 6m wide, and will also include a surge tank, will take 40 months to complete.

In January 2009, our majority-owned subsidiary, Cavico Hydropower Construction (“Cavico Hydropower”), was awarded a $9.8 million construction contract by Song Giang 2 Hydropower Joint Stock Company (“Song Giang”). Cavico Hydropower will be responsible for the construction of a 3,900 meter long headrace tunnel to bring water to the hydropower plant, two sub tunnels of total 650 meters in length, and a 42 meter tall surge tank. The sub tunnels allow us to excavate the headrace tunnel more efficiently. Cavico Hydropower expects to complete the construction within a period of 20 months. The first phase of the project which will involve site preparation is expected to commence in the first quarter of 2009.  Song Giang 2 hydropower plant will be built on the Song Giang River. This plant will be located southwest of Khanh Hoa province, which is 30 miles away from Nha Trang city. Upon completion, the 37 megawatt hydropower plant is expected to generate 141 million kilowatt-hour of electricity annually. The plant will be connected to the national grid to help to ease the shortage of electricity supply in the country. The Song Giang 2 hydropower plant has a total estimated value of approximately $50 million and is considered to be one of the largest hydropower projects in the Khanh Hoa province.

Also in January, our majority-owned subsidiary, Cavico Bridge, was awarded a $6.2 million contract by an Italian leading construction company, for tunnel construction work at the Theun HinBoun Expansion Project in Laos as described more fully below.

In April 2009, Cavico Vietnam signed a contract valued at $3 million with Industrial and Urban Development Corporation (IDICO) for the Dak Mi 4 hydropower plant.  The Dak Mi 4 hydropower plant is located 110 miles west of Da Nang city in Phuoc Son village, Quang Nam province and is owned by the Industrial and Urban Development Corporation. The plant is expected to be completed in the first half of 2011 and will utilize water from Vu Gia-Thu Bon River to generate electricity for the Quang Nam province.

In  September 2009, our wholly owned subsidiary  Cavico Transport Construction JSC (“Cavico Transport”) signed contracts with Dakdrinh Hydropower Company Joint Stock Company (“Dakdrinh”) with a project total of $29.4 million with the construction expected to be completed within 60 months.  This 125 megawatt hydropower plant located on the Tra Khuc River in Son Tan village in the Quang Ngai province of Central Vietnam.

Also in September 2009, Cavico Vietnam was awarded a tunnel construction contract to construct a service access tunnel and road at Thuong Kon Tum Hydropower Plant. For Phrase I, we will excavate a 1.8 kilometer long, 6.5 diameters wide, and 7.5 diameters high service access tunnel and construct and improve the road around the plant. In Phrase II, we will be responsible for pouring concrete for the tunnel. The Thuong Kon Tum hydropower plant is a 240 Megawatt hydropower plant located on the DakNghe River, in the Kon Tum province in central Vietnam. The plant, expected to be completed in five years, will supply 1070 million kilowatt-hours per year to this region.

Hydroelectric Plants and Dam Construction - Generally, hydropower is built based on the principle of bringing high-pressure water stream to turn turbines for generating electricity. Tropical country likes Vietnam having a lot of rain during a large part of the year. Building dams and reservoirs prevents flooding and allows operators to use the water for electricity turbines and to provide water for agricultural use. Cavico Vietnam’s experience in dam construction for hydropower plants is diverse, ranging from dams with earth and stones, to concrete dams with curvilinear surfaces. Curvilinear surfaces are a design feature of concrete dam designed with many curved lines to stabilize the dam.

In April 2009, Cavico Vietnam was awarded a $4.9 million construction contract by Lilama, a state-owned company under the management of the Vietnamese Ministry of Construction, at the Hua Na Hydropower Plant.  Upon completion, the Hua Na Hydropower plant will generate 180 MW of power and will supply 706 million KW hours annually. The Hua Na Hydropower plant is expected to provide electricity to Nghe An, Ha Tinh and surrounding provinces.

In November 2009, Cavico Vietnam was awarded an Engineering, Procurement and Construction (EPC) Contract at Dak Sin Hydropower Plant for expected revenues of $18 million. The Dak Sin hydropower plant is located near the Dak Sin stream, off the Dong Nai River, which is south of Dak Nong Province, just north of Ho Chi Minh City. The twin-unit plant is owned by Vietnam Rubber Group (VRG) – Dak Nong Joint Stock Company, a member of Vietnam Rubber Group. The hydropower plant will have a capacity of 28.4 Megawatts upon completion.

Dam Construction Cavico Vietnam has current dam construction projects for hydropower plants in Buon TuaSha ( 86MW; dam length of 1037m, dam high of 492m; water reservoir volume of 430 million cubic meters ), Ba Ha ( 220MW; dam length of 808m, dam high of 110.7m; water reservoir volume of 350 million cubic meters ), Cua Dat ( 97MW; dam length 1023m, dam high 119m, water reservoir volume of 1.45 billion cubic meters ), and Ta Trach (dam length 1187m, dam high 60m, water reservoir volume 700 million cubic meters ).

In May 2009, Cavico Vietnam was awarded a contract for $8.5 million from the Vietnam Ministry of Agriculture and Rural Development for construction at Ngan Truoi reservoir for the Ngan Truoi Irrigation Dam. We won the bidding for a portion of the reservoir project located at Vu Quang village, Ha Tinh province. The Ngan Truoi irrigation dam project is being developed by the Ministry of Agriculture and Rural Development  This large project is divided into many portions and contracts which are being awarded at different stages of the project. Upon completion, the dam will provide water to 35,000 hectares of farming land in the six provinces north of Ha Tinh. It also will reduce the damages from the Song La River during flooding season and provide a 20MW power plant.

In June 2009, our subsidiary, Cavico Energy Construction JSC (“Cavico Energy”) won a contract bid involving construction for the Da Ban Irrigation Dam. The minister of the Vietnam Ministry of Agriculture and Rural Development signed the winning bid for Cavico Energy valued at approximately $2.5 million. As part of the contract, Cavico Energy will be responsible for excavating and removing 160,000 cubic meters (m3) of common earth and rock for dam foundation and constructing 9,000 cubic meters (m3) of concrete walls.  Cavico Energy is required to complete the contract within 27 months.

Mining Construction - Cavico Vietnam utilizes modern equipment from companies such as Caterpillar, Volvo, Drilltech, Atlas, Copco and Tamrock for operations at the mines. Cavico Vietnam constructs coal mines in Nui Beo (Quang Ninh) and VietMindocoal (Quang Ninh). Cavico Vietnam intends to construct mines for the exploration of coal and iron ore in Australia and other countries. Under Vietnamese resources and mineral laws, operating mineral mines requires a license by the local Province or Ministry of Resources and Environmental or Prime Minister depending on reserve capacity of the mine, kind of mineral and size of the mine project. However, we only construct coal mines; we do not own them. Therefore, no such licenses are required to be obtained in connection with its operations.

In October 2009, thru its subsidiary, Cavico Energy, Cavico signed surface layer removal contract with Transportation and Construction JSC (Mitraco), a subsidiary of Ha Tinh Minerals and Trading Corporation, at Thach Khe Iron Ore Mine with expected revenue of at $2.6 Million. Cavico will excavate and remove 1.5 million cubic meters of dirt and rocks, construct a temporary access road and clear and level the construction service area. The project is expected to be completed within fifteen months.

Highway Construction - Cavico Vietnam has designed and built a large variety of highways from small to large, and from simple to complex, both in urban centers and in rural settings. We help clients find innovative ways to finance, deliver and manage highways and have been involved in flagship design/build (“DB”) and build-operate-transfer (“BOT”) projects. Our highway projects include:

•
Improvement of national route 1A sponsored and financed in part by the Asian Development Bank and the World Bank. We are undertaking a project that includes, among other things, repavement, widening the surface from six to 12 meters, adding a layer of asphalt, digging drainage systems and constructing retaining walls;

•
Ho Chi Minh route, we have been awarded contract packages (i.e. segments of a highway construction project) for the following locations: Tan ky (Nghe an), Khe co (Ha Tinh), A Luoi (Hue), Phuoc son (Quang nam), Dac zon - Dackpet (Kontum);

•	Construction of a number of roads in Sonla Province; and
•	Construction of roads in connection with the construction and operation of hydropower plants.

In August 2009, Cavico Transport signed a bridge construction contract with the Rehabilitation Management Unit of Son La Hydropower plant, for approximately $1.4 million. As part of the contract with Son La Hydropower, Cavico Transport will be responsible for constructing four bridges along the road leading from Interstate 279 to Ca Nang in Muong Chien village, Son La province. Cavico Transport expects to complete this project within a 23 month period. Interstate 279 is an important highway connecting the Northern provinces of Quang Ninh, Bac Giang, Lang Son, and Son La and is the fourth longest highway in Vietnam.

Urban Development - Cavico Vietnam provides one-stop shopping for residential and commercial buildings, from permitting to design, and from construction management to operations and maintenance. Cavico Vietnam can provide comprehensive services through the life of a project, working as a team member, acting as a program manager, or leading an entire building project. Cavico Vietnam is currently developing a 27 floor office building in Hanoi, developing a Chieng Ngan 400 hectare new urban area in Son La and developing a Ngo Sai 10.4 hectare new urban area in Ha Noi. To date, we have not generated any revenues from these development projects.  We are in the process of applying for an investment permit for Luong Son’s new tourism zone of 353.53 hectares which is a part of master plan developed by the Province of Hoa Binh to upgrade Luong Son town during the next 10 years. This project will include a feasibility study to construct a tourist resort, including villas that may be offered for sale.

In December 2009, Cavico Tower, our minority-owned subsidiary, completed the concrete work for the first floor of its Apex Tower. In this phase, the work completed included piling work, diaphragm walls, and pouring the foundation and basement concrete for the three underground floors of the basement and the first floor. The next phase will involve concreting the remaining floors, building the curtain wall and landscaping. Cavico expects to complete the construction of the Tower in 2011. The APEX tower, which was designed by RDC Design, upon completion, will be a 27-story tower covering 14,960 square feet of land on Pham Hung Street, Tu Liem district in Hanoi.

Expansion into Laos – Cavico Bridge will be responsible for constructing a 1000 meter long tunnel and a 45 meters deep shaft. We expect to complete the construction in 24 months and the first phase of the project will involve road preparation to transport Tunnel Boring Machine (“TBM”), which was completed by in August 2009.  Theun HinBoun Power Company (“THPC”) is the owner and operator of the existing 220-Megawatt Theun HinBoun hydropower, which is currently in operation in Bolikhamsai province. In September 2008, THPC contracted CMC as the main contractor for Theun HinBoun Expansion Project after receiving approval from the Laos government to construct an additional hydropower plant in the same area of the existing plant. Electricity generated from this plant will be sold to the neighboring country, Thailand.

In September 2009, Cavico Vietnam secured approval from Laos’ Ministry of Planning and Investment for a copper mine in Laos.

Wind Farms – In October 2008, Cavico Transport, our majority-owned subsidiary, received approval from the officials of Lam Dong province to study and evaluate different areas in the province for possible wind farms. The province will use the results of these studies as part of its windpower planning. For its contribution to the studies, we are being given a priority to invest and participate in windpower projects in the province according to its financial capability. We have researched and identified a few potential sites for wind farm development along the country. Our study has concluded that the coastal areas of southern and south-central Vietnam, where the proposed site is located, show exceptional promise for wind energy.  In this first phase, we are studying the construction of a 30 megawatt (“MW”) wind farm, which will connect to the national grid upon completion. The feasibility study at the site is expected to be completed over a period of one year and will involve collection of wind data and detailed analysis to determine the scope and size of the wind turbines. Prior to the completion of the study, we plan to begin construction of connecting roads and other site preparations.

Subsidiaries

Our wholly-owned subsidiary, Cavico Vietnam, conducts its operations through a number of subsidiaries. Some of these entities are wholly owned while others are partially owned by Cavico Vietnam. The directors of Cavico Vietnam also hold positions on the boards of these subsidiaries.

During 2007 and 2008, we permitted Cavico Bridge and Underground Construction to sell shares to third parties for the purpose of raising funds for expanded operations, thereby reducing our percentage held in those entities. As of September 30, 2009, through either the purchase and sale of securities, Cavico Vietnam's consolidated ownership percentage from December 31, 2008 to September 30, 2009 in: Cavico Hydropower Construction JSC decreased from 71.80% to 71.74%; Cavico Tower decreased from 33.79% to 33.21%; Cavico Industry & Tech Service decreased from 64.64% to 62.08%; Cavico Stone & Mineral increased from 35.50% to 44.93%; Luong Son International Tourist increased from 90.90% to 91.75%; and Cavico Land increased from 13.35% to 15.25%.  These Vietnamese companies do not have authorized shares. Any sale or issuance of shares must be approved by the shareholders of the Vietnamese subsidiaries. We do not plan to sell any additional shares in any of our subsidiaries. In addition, to the extent that any of the subsidiaries are publicly traded in Vietnam, Vietnamese securities regulations limit foreign ownership of these subsidiaries to 49%.

The following table sets forth for our principal operating subsidiaries that generate more than five percent of our revenues on a combined basis, a summary of their main activities, Cavico Vietnam’s percentage of ownership and their revenues as a percentage of the combined company’s construction revenues for the year ended December 31, 2008.

Name	Principal Activity	Percentage Owned as of September 30, 2009 (5)		Percentage of Construction Revenues of Combined Company
Cavico Bridge and Underground Construction JSC	Civil construction, specializing in tunnel and bridge construction, frequently in conjunction with hydropower construction projects	65.71%		33.19%

Energy Construction JSC	Civil construction, specializing in hydropower construction projects	37.57	%(1)	15.12%

Cavico Hydropower Construction JSC	Civil construction, specializing in hydropower construction projects	71.74	%(2)	13.22%

Cavico Infrastructure Construction JSC	Civil construction, specializing in infrastructure development and construction projects	68.83%		9.86%

Cavico Transport JSC	Civil construction, with an emphasis on road construction.	68.38%		8.03%

Cavico Construction Trading JSC	Trading of machinery, equipment and materials for civil construction industry.	63.59	%(3)	-

Cavico Power and Resource JSC	Civil construction, focus on power installation.	75.96%		16.12%

Cavico Tower	Office for leases	33.21	%(4)	-

Cavico Industry & Tech Service	Steel fabrication production	62.08	%(4)	-

Cavico Manpower	Labor supply for projects	39.50%		4.46%

Cavico Stone & Mineral	Production of white stone.	44.93%		-

Cavico PHI Cement	Cement factory operation	80.63	%(4)	-

Luong Son International Tourist	Operation of tourism zone	91.75	%(4)	-

Cavico Land	Land investment and development	15.25	%(4)	-
(1)
This subsidiary was newly acquired by Cavico during the year 2007 with 37.57% ownership by Cavico.  In addition, approximately 5% is held by Cavico Vietnam officers who also hold more than 50% of the Board of Management members in this subsidiary.

(2)	The percentage of ownership decreased to 71.74% as of September 30, 2009. The percentage of ownership had been increased to 71.80% on December 31, 2008 from 70.45% on December 31, 2007.
(3)	The percentage ownership has been increased to 63.59% on September 30, 2009 from 59.05% on December 31, 2007.
(4)	This subsidiary had no operations in 2008.
(5)
As of September 30, 2009, through either the purchase and sale of securities, Cavico Vietnam’s consolidated ownership percentage from December 31, 2008 to September 30, 2009 in: Cavico Tower decreased from 33.79% to 33.21%; Cavico Industry & Tech Service decreased from 64.64% to 62.08%; Cavico Stone & Mineral increased from 35.50% to 44.93%; Luong Son International Tourist increased from 90.90% to 91.75%; and Cavico Land increased from 13.35% to 15.25%.

Cavico Mining and Construction JSC

Cavico Vietnam Mining and Construction Joint Stock Company (“Cavico Mining”), formerly known as Cavico Vietnam Mining and Construction Limited, was established on March 26, 2002 with principal activities in mining construction and civil construction, especially in connection with mining and dam construction, equity investments in mines, power supply plants and land development projects. On June 13, 2006,  Cavico Vietnam Mining and Construction Company Limited was changed to joint stock company following Business registration Certificate issued by Hanoi Department of Planning and Investment. Cavico Mining’s share capital as stated in its Business Registration Certificate is VND 68,897,490,000(approximately $4 million). Currently, Cavico Mining shares are traded over the Hochiminh City Stock Exchange.  We reduced our ownership in Cavico Mining to 50.16% in 2006. In 2008, our percentage of ownership was reduced to 25.55% with total equity amount of $1,315,704 from 39.13% as of December 31, 2007 due to additional sale of ownership.  We accounted for the investment in Cavico Mining by the equity method.

On December 11, 2009, Cavico Corp., Cavico Vietnam and Cavico Mining entered into a Stock Purchase Agreement, (the “Stock Purchase Agreement”), pursuant to which the Company and its subsidiaries agreed to purchase from Cavico Mining a total of 4,000,000 ordinary shares of Cavico Mining at Vietnamese Dong 16,894 per share (approximately $0.90 per share based on current exchange rates) in exchange for debt owed to the Company and its subsidiaries by Cavico Mining.  At the conclusion of transactions contemplated by the Stock Purchase Agreement, we will own more than 50% of the total issued and outstanding ordinary shares of Cavico Mining.

The purpose of the acquisition of an additional 4,000,000 shares of Cavico Mining to own over 50% of Cavico Mining’s common stock pursuant to the Stock Purchase Agreement is to enable us to include Cavico Mining in our consolidated financial statements on a going forward basis.  On January 12, 2010, Cavico Mining informed us that its shareholders approved our proposal to purchase 4,000,000 of Cavico Mining’s ordinary shares.  Pursuant to the Stock Purchase Agreement, the purchase of the Shares shall take place on the tenth business day following the shareholder approval or on such later date as the parties hereto shall agree in writing. The parties to the Stock Purchase Agreement have agreed to close on the Stock Purchase Agreement on or before February 12, 2010.

Investment

Approximately 91% of our revenues are from civil construction projects where we are the contractor or subcontractor.  We may from time to time continue to act as a passive investor in projects for which we serve as the contractor.  After construction, these projects will be managed by unrelated parties.  Projects that we have invested in include hydropower projects, cement plants, petroleum and land development projects in urban and tourist areas. We are expanding our investment in wind power.  We have been also carrying on the exploration study of a copper mine in Vietnam, copper mine and a tin mine in Laos. These above mentioned investment are targeted investments as we have substantial expertise and experiences in these fields.

Customers

Our customers are found primarily in the public sector. Our largest customer is Electricity of Vietnam, a state owned utility.   During the years ended December 31, 2008 and December 31, 2007, contracts with this entity represented approximately 64% and 65%, respectively, of our revenue.

Suppliers

Our raw materials consist of fuel, steel and concrete. The most significant raw material cost is for steel which represents approximately 39% of total material costs, cement which represents approximately 18% of our total material costs and fuel which represents approximately 8% of total material costs. Most of these raw materials are purchased directly from suppliers and manufacturers pursuant to simple purchase orders. We do not have long term contracts with any of our suppliers. All of the raw materials used in our construction projects are commodities that may be purchased from any sources if any of our suppliers would cease to sell to us for any reason. We source our raw material purchases to suppliers located in the area of our projects. As a result, no supplier accounted for more than 10% of total material costs for the year ended December 31, 2008.

Backlog

Our backlog includes the total value of awarded contracts that have not been completed, including our proportionate share of unconsolidated joint venture contracts.  As of September 30, 2009, we had a contract backlog of approximately $253.8 million. Our backlog was approximately $210.6 million at December 31, 2008.  Approximately $70 million of this backlog is expected to be completed during 2009.  We include a construction project in our backlog at such time as a contract is awarded and funding is in place. Substantially all of the contracts in our backlog may be canceled or modified at the election of our customers.  We have not, however, been materially adversely affected by contract cancellations or modifications in the past.

Marketing

We have an extensive network of contacts within various levels of the Vietnamese national and local governments and are not currently engaged in any significant marketing efforts. We usually manage to be granted contracts based on the quality of our prior construction projects.

Contract Provisions and Subcontracting

Our contracts with our customers include “fixed unit price” or “fixed price” and “adjustment contracts”.  Under fixed unit price contracts which represent approximately 10% of our total contracts and may change from time to time, we are committed to provide materials or services required by a project at fixed unit prices (for example, dollars per cubic yard of concrete poured or cubic yard of earth excavated). While the fixed unit price contract shifts the risk of estimating the quantity of units required for a particular project to the customer, any increase in our unit cost over the expected unit cost in the bid, whether due to inflation, inefficiency, faulty estimates or other factors, is borne by us unless otherwise provided in the contract. Fixed price contracts are priced on a lump-sum basis under which we bear the risk of performing all the work for the specified amount. Our contracts are generally obtained through competitive bidding in response to advertisements by local government agencies and private parties. Less frequently, contracts may be obtained through direct negotiations with private owners. Our contract risk mitigation process includes identifying risks and opportunities during the bidding process, review of bids fitting certain criteria by various levels of management and, in some cases, by the executive committee of our Board of Directors.

There are a number of factors that can create variability in contract performance and results as compared to a project’s original bid. The most significant of these include the completeness and accuracy of the original bid, costs associated with added scope changes, extended overhead due to owner and weather delays, subcontractor performance issues, changes in productivity expectations, site conditions that differ from those assumed in the original bid (to the extent contract remedies are unavailable), the availability and skill level of the workers in the geographic location of the project and a change in the availability and proximity of equipment and materials. All of these factors can impose inefficiencies on contract performance, which can drive up costs and lower profits. Conversely, if any of these or other factors are more positive than the assumptions in our bid, project profitability can improve. The ability to realize improvements on project profitability is more limited than the risk of lower profitability. Design/build projects carry other risks such as the risk inherent in estimating quantities and prices before the project design is completed and design error risk, including additional construction costs due to any design errors, liability to the contract owner for the design of the project and right-of-way and permit acquisition costs. Although we manage this additional risk by adding contingencies to our bid amounts, obtaining errors and omissions insurance and obtaining indemnifications from our design consultants where possible, there is no guarantee that these risk management strategies will always be successful.

For the last four years, as a leading company in Vietnamese Hydropower (“HP”) construction, we have been granted preferred construction contracts by the Government. State agencies have been using adjustment contracts for most large HPs in the hope of expediting the completion of HP projects. Under adjustment contracts, completion of work certifications are based on actual work completion in accordance with site inspections performed by engineers. Payments are made based on the price of local construction labor and materials and adjusted for inflation. The Government periodically issues new rates and guidelines that apply to HP projects to cover additional work as well as additional cost incurred in connection with the projects to provide incentives to the contractors to accelerate completion of HP projects. As a result, our risk of cost overruns is reduced. However, the procedures to get rate guidelines approved may take from three to six months. Therefore, we must often carry large quantities of work in progress on our balance sheet.

All government contracts and most of our other contracts provide for termination of the contract for the convenience of the contract owner, with provisions to pay us for work performed through the date of termination. We have not been materially adversely affected by these provisions in the past.  Many of our contracts contain provisions that require us to pay liquidated damages if specified completion schedule requirements are not met and these amounts can be significant. Generally, however, when contract conditions change, we are able to negotiate modifications to the contract which mitigates this risk.

We act as prime contractor on most of the construction projects we undertake. We accomplish the majority of our projects with our own resources and subcontract specialized activities such as electrical and mechanical work. As prime contractor, we are responsible for the performance of the entire contract, including subcontract work. Thus, we may be subject to increased costs associated with the failure of one or more subcontractors to perform as anticipated. We manage this risk by reviewing the size of the subcontract, the financial stability of the subcontractor and other factors and, based on this review, determine whether to require that the subcontractor furnish a bond or other type of security that guarantees their performance. As with all of our subcontractors, some may not be able to obtain surety bonds or other types of performance security.

Equipment

We believe that we own through our subsidiaries the largest private fleet of heavy construction equipment in Vietnam. The total value of all vehicles and pieces of machinery and equipment after depreciation at December 31, 2008, was $18,061,966 and includes the following equipment:

Type	Units
Tunnel Drill Machines 1 boom to 3 booms; for Tunnel Diameter from 8m2 to 80m2	18
Tunnel Wheel Loaders capacity from 2m3 to 3m3	23
Tunnel Dump Trucks capacity from 20 tons to 30 tons	20
Bulldozers capacity from 130hp to 385 hp	17
Excavators and wheel loaders capacity from 0.7m3 to 10m3	36
Off-Highway Dump Trucks capacity over 50 tons ( 32 m3 )	12
Light and medium Dump Trucks Capacity up to 15 tons	52
Open cut Drilling Rigs Dia 89mm - 225mm	13
Electronic Construction Survey Sets/Stations	29
Concrete Batching Plants capacity from 60 to 120m3/hour	09
Aggregate Crushing Plants/Stations capacity from 60 to 180 tons/hour	07
Concrete Pumps capacity up to 100m3/hour	45
Crawer Cranes capacity up to 100 tons	16
Site service cars	65
Other construction machinery and Equipments ( Generator sets, Air compressors, Transformers, shotcretes, pumps, Graders, Road Rollers, lift cars, Concrete mixer Trucks, sliding forms, etc )	434
Total	796

We believe that ownership of equipment is generally preferable to leasing because ownership ensures the equipment is available as needed and normally results in lower equipment costs. We regularly lease or rent equipment on a short-term basis to supplement existing equipment and respond to construction activity peaks. We are able to purchase used equipment and maintain repair facilities which keep the equipment in good working order. Most of our equipment brands are Caterpillar, Komatsu, Tamrock and Atlascopco. Many of our equipment was purchased during the year 2000 and 2005 with lower price compared to present and got 4 years to 9 years depreciation are still in good working condition.

Competition

Factors influencing our competitiveness include price, reputation for quality, the availability of aggregate materials, machinery and equipment, financial strength, knowledge of local markets and conditions, and project management and estimating abilities. Although some of our competitors are larger than we are and may possess greater resources, we believe that we compete favorably on the basis of the foregoing factors. Although the construction business is highly competitive, we believe we are well positioned to compete effectively in the markets in which we operate.

We believe that we are the only company executing construction projects in Vietnam utilizing Tunnel Boring Machines. This technology is the most advanced engineering method of tunnel construction. It enables excavation and finishing of underground concrete structures in the most time efficient manner. This technique is also applied for long tunnels, weak ground conditions and complex geological conditions. For example, the traffic tunnel that connects England and France was constructed utilizing this method.

Our areas of strength include modern technology, advanced management, and professionally executed quality projects.

In Vietnam, we are aware of four other companies with expertise in our area of construction, namely Song Da Corporation, Vinaconex Corporation, Hydro-construction No. 4 Corporation and Agriculture Electric-mechanical construction Corporation. Cavico and Song Da are the two largest companies in the area of hydropower construction. At the current time, we are the principal contractors in Vietnam for more than 60% of the total quantity of tunnel construction works and have backlog of up to approximately 70% of tunnel construction projects and 30-40% dam construction works. We have stakes in approximately 90% of hydropower construction projects, approximately 10% of long high way/road development projects and about 5% of open cut mining construction. Within Vietnam, we believe we have a strong reputation and the advantage of expertise in the construction of modern and complex projects.

We are also diversifying our efforts in other construction and services fields such as steel fabrication and mechanical products/services exported to Australia and overseas.

During the past five years, we have acted as subcontractors for several large Japanese construction companies like Kumagai Gumi, Kajima, and Maeda. This has resulted in additional involvement in large projects overseas (e.g., a manpower sub-contract to construct tunnels of highway in Algeria (Granted to us by Kajima) or a tunnel construction contract for Theu Hinboun hydropower project in Laos).

Government Regulation

Our operations are subject to compliance with the requirements of local Vietnamese government agencies and authorities, including regulations concerning workplace safety, labor relations and disadvantaged businesses. Additionally, all of our operations are subject to local laws and regulations relating to the environment, including those relating to discharges to air, water and land, the handling and disposal of solid and hazardous waste, the handling of underground storage tanks and the cleanup of properties affected by hazardous substances. Certain environmental and other laws impose substantial penalties for non-compliance. We continually evaluate whether we must take additional steps at our locations to ensure compliance with environmental and other laws.

While compliance with applicable regulatory requirements has not materially adversely affected our operations in the past, there can be no assurance that these requirements will not change and that compliance will not adversely affect our operations in the future. In addition, our operations require operating permits granted by governmental agencies.  We believe that, based on statements from government officials, tighter regulations for the protection of the environment and other factors will make it increasingly difficult to obtain new permits and renewal of existing permits may be subject to more restrictive conditions than currently exist.

Environmental

Our operations are subject to environmental regulation in Vietnam. Environmental regulation, established by The Law on Environmental Protection, passed on December 12, 2005, is still evolving in Vietnam and it is expected to evolve in a manner which may require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees.

As a contractor in Vietnam, environmental regulations do not affect our work as we only follow the specifications established by the project developer. Our customers are charged with the environmental protection duties and this duty stipulated in their investment license for each project.  To obtain an investment license for any project, our customers and its consultants have to submit an environmental impact analysis report to the relevant government authorities and receive approval from relevant authorities.

If there are future changes in environmental regulation, they could impede our current and future business activities and negatively impact the profitability of operations.

Employees

As of September 30, 2009, we have, with our subsidiaries, 3,312 full time employees, of which approximately 620 are engineers. Most of our employees are located throughout Vietnam but there are 450 employees in Algeria and a small number stationed in Australia. All of our employees are represented by labor unions. If and when the need arises, we intend to hire additional employees to meet the demand of a certain project.

It is our goal to focus on building a dynamic and professional labor force by utilizing the following methods:

•	Regular salary adjustments commensurate with cost of living and inflation trends in the Vietnamese labor market;
•	Payment of incentive and performance bonuses;
•	Improvement of labor conditions for our workers;
•	Continuous professional training; and
•	Build a company culture through various activities, including company newsletters, music and other promotions to instill feelings of pride with our accomplishments.

The majority of our work is done through employees governed by our collective labor agreement with the Labor Union of Cavico Vietnam. The agreement was signed on January 20, 2009. The original term of the agreement expires on January 20, 2012 but it may be extended for one year if both parties agree. Pursuant to the collective labor agreement, each employee signs an employment contract with us. We believe that our relationships with all our employees, both union and non-union, are satisfactory. We have not experienced a strike or lockout.

Reports to Security Holders

We are subject to the filing and reporting requirements of the Exchange Act. These requirements include the filing of annual reports that include audited financial statements as well as quarterly reports and current reports that will be filed upon the occurrence of certain significant events. We are also subject to the proxy rules under the Exchange Act and its insiders are required to file reports disclosing their beneficial ownership of our securities. It is estimated that the annual cost of compliance with the Exchange Act reporting requirements will be approximately $100,000.

The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov ..

DESCRIPTION OF PROPERTY

Our principal executive offices are located at 17011 Beach Blvd., Suite 1230, Huntington Beach, CA 92647. These offices consist of approximately 200 square feet leased on a month to month basis included in $2,000 per month of management fees. These offices are made available to us under the terms of a Management Services Agreement dated May 15, 2006, with PHI Group, Inc. (formerly Providential Holdings, Inc.).  Other services provided by PHI Group, Inc. under the terms of this agreement include secretarial and receptionist services, office and computer equipment, and bookkeeping for our U.S. operations. The agreement has a terms of two years that is automatically renewable for one-year periods, unless either party notifies the other of its desire to terminate the agreement at least 60 days prior to the end of the agreement, or any renewal thereto.

Cavico's subsidiary, Cavico Vietnam, maintains its corporate headquarters in Hanoi, Vietnam, where it leases approximately 11,764 square feet of office space, and in other cities and townships throughout the country, where additional operations are conducted, equipment is maintained and stored, and research and/or development is conducted. Combined monthly lease payments for these locations amount to approximately $36,000.

We have a long term land lease commitment for a period of 50 years with respect to 14,960 square feet of land in Hanoi. It intends to build an office building of 27 floors with a total of 280,000 square feet available to us and our subsidiaries. It also intends to rent some of the space to commercial tenants.

We have a long term land handed-over (70 years as per the current land law) in Son La consisting of an area of 160 hectares that we intend to convert into a new urban area, including office buildings, commercial centers, super markets, condominiums and apartment buildings. Vietnam does not recognize land ownership. Rather, parcels of land are leased from and land use rights are granted by the Government. In general, land use rights may be exercised by the user in accordance with the purpose for which the land was designated as specified in the certificate of land use, and includes the right to develop the land. Land use rights certificate issued by the Government to the user specify the land is a) land lease to the user or b) land hand-over to user. Land use rights may be assigned, lease, sub-leased, bequeathed and mortgaged. Grantees of land use rights are also entitled to compensation in the event the State recovers the land prematurely.  Such compensation consists of either money having the same value as the land taken by the state prematurely or another land use grant for similar property.

The Son La parcel of land was granted to us in payment for its development of the Chieng Ngan 400 hectare urban area in Son La. The services provided include planning and building out of the local infrastructure. Provided we exercise the land use rights respecting this area in accordance with the government approved master plan, there are no restrictions on our land use rights. To date, we have not generated any revenues from this project.

We own additional offices and dormitories totaling 232,878 square feet and workshops totaling 311,917 square feet at construction sites owned by the us and our subsidiaries. These properties were built us on sites recorded as our property for use for a period of three to ten years depending on the life of the construction contracts/projects. Upon completion of the construction contracts, we may relinquish our right to the property or sell the properties to the project owner/local entities.

The following table contains a summary of our properties owned and leased on a long term basis by its subsidiaries in Vietnam in square feet.

Name of company	Long-term Land Leased	Office Lease in Hanoi	Offices Built at Sites	Workshops Built at Sites	Location
Cavico Vietnam Company Limited		11,764			Song Da Building,Pham Hung, My Dinh, Ha Noi

Cavico Construction Trading Joint Stock Company		1,507		8,611	CT3.2 Building, Me Tri Ha, Ha Noi

Cavico Bridge & Tunnel Construction Joint Stock Company		5,683	82,688	76,284	CT4 Building, My Dinh, Ha Noi

Cavico Vietnam Tower Joint Stock Company	14,960	926			CHP Building, Me Tri Ha,Tu Liem, Ha Noi

Chieng Ngan Urban Area	17,222,257				Chieng Ngan,Thi xa Son La, Son La

Cavico Energy Construction Joint Stock Company		2,662	28,255	96,821	Song Da Building,Pham Hung, My Dinh,Ha Noi

Cavico Transportation Joint Stock Company		2,883	12,917	8,611	Song Da Building,Pham Hung, My Dinh,Ha Noi

Cavico Infrastructure Investment and Construction Joint Stock Company		3,143	15,446	8,073	Song Da Building,Pham Hung, My Dinh,Ha Noi

Cavico Hydropower Construction Joint Stock Company		2,085	11,474	26,361	Song Da Building,Pham Hung, My Dinh,Ha Noi

Cavico Power and Resource Joint Stock Company		2,852	46,694	6,103	Song Da Building,Pham Hung, My Dinh,Ha Noi

Cavico Industry & Tech Service Joint Stock Company		1,615		23,681	My Dinh 2 Urban Zone, Tu Liem, Ha Noi

Cavico Manpower Joint Stock Company			31,215	53,820	CT4 Building, My Dinh, Ha Noi

Cavico Stone and Mineral Joint Stock Company		1,722	4,187	3,552	CT3.1 Building, Me Tri Ha, Ha Noi

Cavico PHI cement Joint Stock Company		1,399			SIMCO Building, Tu Liem , Ha Noi

Luong Son International Tourist Investment Joint Stock Company					Song Da Building,Pham Hung, My Dinh,Ha Noi

Cavico Land Investment & Development JSC		1,593			Song Da Building,Pham Hung, My Dinh,Ha Noi

Total	17,237,217	39,834	232,876	311,917

LEGAL PROCEEDINGS

We are party to certain legal actions arising out of the normal course of its business. In management’s opinion, none of these actions will have a material effect on our operations, financial condition or liquidity. No form of proceedings has been brought, instigated or is known to be contemplated against us by any governmental agency.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock was first quoted on the OTC Bulletin Board in April 2008 under the symbol “CVIC.OB.” Our symbol was changed to “CAVO” on August 19, 2009 when 40 for 1 reverse stock split became effective. The prices, as presented below adjusted to reflect the 40-for-one reverse stock split, represent the highest and lowest intra-day prices for our common stock as quoted on the OTC Bulletin Board through September 17, 2009 and high and low sales prices on the NASDAQ Capital Market thereafter. Such over-the-counter market quotations may reflect inter-dealer prices, without markup, markdown or commissions and may not necessarily represent actual transactions.  Our common stock was approved for listing on the NASDAQ Capital Market under the symbol “CAVO” and commenced trading on such exchange on September 18, 2009.

	High	Low
First Quarter 2008	$75.20	$21.20
Second Quarter 2008	$70.00	$8.40
Third Quarter 2008	$11.60	$6.00
Fourth Quarter 2008	$6.80	$2.20

First Quarter 2009	$5.20	$3.20
Second Quarter 2009	$7.40	$4.00
Third Quarter 2009	$12.99	$4.50
Fourth Quarter 2009	$9.24	$4.24
First Quarter 2010 (through January 15, 2010)	4.90	4.35

Number of Stockholders

As of January 15, 2010, there were approximately 1,000 holders of record of our common stock.

Dividend Policy

Holders of our Common Stock are entitled to receive dividends if and when declared by our Board of Directors out of funds legally available for distribution. Any such dividends may be paid in cash, property or shares of our common stock.

We have not paid any dividends since its inception, and it is not likely that any dividends on its Common Stock will be declared in the foreseeable future. Any dividends will be subject to the discretion of our Board of Directors, and will depend upon, among other things, our operating and financial condition and our capital requirements and general business conditions.

Securities Authorized for Issuance under Equity Compensation Plans

In March 2009, the Board approved the Cavico Corp. Stock Award and Incentive Plan which was subsequently approved by at a special meeting of shareholders on April 27, 2009.  The purpose of the Cavico Corp. Stock Award and Incentive Plan is to give us a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and consultants and to provide us with an incentive plan that gives officers, employees, directors, and consultants financial incentives directly linked to shareholder value.

The maximum number of shares that may be issued pursuant to incentive stock options granted under the plan is 1,250,000 (after giving effect to the 40-for-1 reverse stock split).  The maximum number of shares of our common stock that may be issued per individual pursuant to awards granted under the Cavico Stock Award and Incentive Plan is 125,000 (after giving effect to the 40-for-1 reverse stock split).

As of the date hereof, there are no awards granted under this the Cavico Stock Award and Incentive Plan.

DESCRIPTION OF SECURITIES

Our authorized capital consists of 300,000,000 shares of common stock, $.001 par value per share, of which 130,997,693 shares were issued and 121,911,793 shares were outstanding as of January 15, 2010 (3,275,034 shares issued and 3,047,887 shares outstanding after giving effect to the 40-for-1 reverse stock split), and 25,000,000 shares of preferred stock, $0.001 par value per share, none of which are outstanding.  The difference between issued and outstanding shares reflects 227,147 shares owned by our wholly owned subsidiary, Cavico Vietnam, for sale or issuance to employees or to third-parties by that entity’s management.  Pursuant to Delaware General Corporation Law, shares owned by Cavico Vietnam are not entitled to vote on any matters at a meeting of stockholders.  The shares owned by Cavico Vietnam, therefore, are not considered to be outstanding shares, similar to shares of treasury stock.

In 2009, the Board of Directors and shareholders approved an amendment to our Certificate of Incorporation , which was filed with the Secretary of State of the State of Delaware on May 6, 2009, to change the terms of the authorized shares of preferred stock to make the authorized shares “blank check” preferred stock and to reduce the number of authorized shares of preferred stock from 100,000,000 to 25,000,000.

Immediately prior to the effectiveness of the registration statement of which this prospectus is a part, we plan to designate and grant for no monetary consideration 1,200,000 shares of Class A Preferred Stock, $0.001 par value, to our directors and management.  These shares of Class A Preferred Stock shall vote along with holders of our common stock and shall be entitled to cast three votes for each share held of the Class A Preferred Stock on all matters presented to the stockholders. We expect that the holders of the Class A Preferred Stock will be able to exercise approximately [*]% of the voting power associated with our voting stock. Each share of Class A Preferred Stock is convertible into one share of our common stock at the option of the holders thereof at any time that the closing market price of our common stock is greater than $[*] for more than five consecutive days.  The right to convert shares of Class A Preferred Stock into common stock shall expire on the second anniversary of the issuance of the Class A Preferred Stock.  On such second anniversary, we will redeem each share of Class A Preferred Stock at its par value.  Shares of Class A Preferred Stock will not receive any dividends or have any preference in liquidation.

Each holder of common stock is entitled to receive ratable dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. As of the date of this filing, we have not paid any dividends on our common stock, and none are contemplated in the foreseeable future. We anticipate that all earnings that may be generated from our operations will be used to finance our growth.

Holders of common stock are entitled to one vote for each share held of record. There are no cumulative voting rights in the election of directors. With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by Delaware General Corporate Law, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a majority is present shall be required to take action. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a majority is present. Thus the holders of more than 50% of the outstanding shares of common stock can elect all of our directors if they choose to do so.

Shares of Class A Preferred Stock shall vote along with holders of our common stock and shall be entitled to cast three votes for each share held of the Class A Preferred Stock on all matters presented to the stockholders.  As a result of this voting preference, the holders of common stock will have their voting rights diluted.

The holders of our common stock have no preemptive, subscription, conversion or redemption rights. Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to receive our assets pro rata.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial information should be read in conjunction with the historical financial statements of Cavico Corp. and Cavico Mining  and the related notes thereto, which are included elsewhere in this prospectus. The following unaudited pro forma consolidated financial information has been prepared by our management and is based on (a) the historical financial statements of Cavico Corp. and Cavico Mining  and (b) the assumptions and adjustments described below.

The unaudited pro forma consolidated statement of operations data for the year ended December 31, 2008 and the nine months ended September 30, 2009 give effect to the proposed Cavico Mining Acquisition as if it had occurred at the beginning of the respective periods, and the unaudited pro forma consolidated balance sheet data at September 30, 2009 give effect to the Cavico Mining Acquisition as if it had occurred on September 30, 2009.

We have included all adjustments, consisting of normal recurring adjustments, which in the opinion of management, are necessary for a fair presentation of the data. We based the pro forma adjustments on available information and on assumptions that we believe are reasonable under the circumstances. See “Notes to Unaudited Pro Forma Consolidated Statement of Operations” for a discussion of assumptions made. The unaudited pro forma consolidated financial statements are presented for informational purposes and are based on management’s estimates. The unaudited pro forma consolidated financial statements do not purport to represent what our results of operations or financial position actually would have been if the transactions set forth above had occurred on the dates indicated or what our results of operations or financial position will be for future periods. As a result of the acquisition of a controlling interest in Cavico Mining, the Company will consolidate the financial operations of Cavico Mining in future financial statements. Since the Company will be consolidating Cavico Mining in the future, the inclusion of the historical financial information is appropriate and meaningful to investors.

On December 11, 2009, Cavico Corp., Cavico Vietnam Limited Company Limited, Cavico Corp.’s  wholly-owned subsidiary, and Cavico  Mining, entered into a Stock Purchase Agreement, pursuant to which the Company and its subsidiaries agreed to purchase from Cavico Mining a total of 4,000,000 ordinary shares of Cavico Mining at Vietnamese Dong 16,894 per share (approximately $0.90  per share based on current exchange rates) in exchange for debt owed to the Company and its subsidiaries by Cavico Mining.  At the conclusion of transactions contemplated by the Stock Purchase Agreement, the Company and its subsidiaries will own more than 50% of the total issued and outstanding ordinary shares of Cavico Mining. The parties to the Stock Purchase Agreement have agreed to close on the Stock Purchase Agreement on or before February 12, 2010.

The purpose of the Company’s acquisition of an additional 4,000,000 shares of Cavico Mining to own over 50% of Cavico Mining’s common stock to enable the Company to include Cavico Mining in its consolidated financial statements on a going forward basis.

On January 12, 2010, Cavico Mining informed us that its shareholders approved our proposal to purchase 4,000,000 of Cavico Mining’s ordinary shares.  Pursuant to the Stock Purchase Agreement, the purchase of the Shares shall take place on the tenth business day following the shareholder approval or on such later date as the parties hereto shall agree in writing.

CAVICO CORP. AND SUBSIDIARIES
Pro Forma Consolidated Balance Sheets
September 30, 2009
(Unaudited)

	Cavico Corp. As Restated	Cavico Mining	ProForma Adjustments		Pro Forma
ASSETS

Current Assets:
Cash	1,509,342	116,053			1,625,395
Investment, available for sale	3,450,920	339,003			3,789,923
Equity method investment in Cavico Mining	1,564,745	0	(1,564,745	)(c)	0
Accounts receivable - trade-net	9,949,810	2,043,969	(360,946	)(c)	11,632,833
Receivable - Other	16,044,827	2,095,574	(5,458,041	)(c)	12,682,360
Inventory	4,766,502	838,302			5,604,804
Construction WIP	27,530,104	10,914,585	(2,582,965	)(c)	35,861,724
Advances-related parties	430,632	10,223			440,855
Other receivable-related parties	2,831	23,614			26,445
Other current assets	2,697,688	144,488			2,842,176
Total Current Assets	67,947,401	16,525,811	(9,966,697)		74,506,515

Fixed Assets:
Land and building development costs	9,578,137	232,937			9,811,074
Temporary housing assets	269,474	302,915			572,389
Machinery and equipment	25,924,634	3,767,614			29,692,248
Vehicles	7,364,867	5,433,158			12,798,025
Office equipment	767,844	65,943			833,787
	43,904,956	9,802,567			53,707,523
Less accumulated depreciation	(15,008,341)	(5,772,709)			(20,781,050)
Net Fixed Assets	28,896,615	4,029,858	-		32,926,473

Intangible Assets:
Goodwill	767,725	-	87,517	(c)	855,242
Licenses and software - net	278,645	-			278,645
Net Intangible Assets	1,046,370	-	87,517		1,133,887

Other Non Current Assets:
Investments	2,670,031	523,689	(293,568	)(c)	2,900,152
Long-term receivables-trade, net	14,583,645	998,694	(172,766	)(c)	15,409,573
Prepaid expenses	1,834,865	600,091			2,434,956
Long-term construction WIP	3,340,583		2,658,631	(c)	5,999,214
Other Assets	1,005,844	24,035	(22,924	)(c)	1,006,955
Deferred income tax assets	0
Total Other Assets	23,434,968	2,146,509	2,169,373		27,750,850

TOTAL ASSETS	121,325,354	22,702,178	(7,709,807)		136,317,725

CAVICO CORP. AND SUBSIDIARIES
Pro Forma Consolidated Balance Sheets
September 30, 2009
(Unaudited)

	Cavico Corp. As Restated	Cavico Mining	ProForma Adjustments		Pro Forma
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable - trade	12,462,523	2,238,479	(1,288,334	)(c)	13,412,668
Accounts payable - others	3,897,776	141,227	15,489	(c)	4,054,492
Accounts payable - related parties	12,705	5,374			18,079
Accrued expenses	5,437,283	405,357			5,842,640
Advances from customers	7,962,864	5,966,781	(4,703,420	)(c)	9,226,225
Payable to employees	3,880,332	179,548			4,059,880
Notes payable - current	54,075,361	4,437,025			58,512,386
Notes payable - related parties	191,033	20,360			211,393
Current portion of capital lease obligations	128,168	10,971			139,139
Total Current Liabilities	88,048,045	13,405,122	(5,976,265)		95,476,902

Long-Term Debts:
Long-term advances from customers	10,759,690				10,759,690
Capital lease obligations - long-term	793,902	7,047			800,949
Long-term debts	9,184,766	1,312,601			10,497,367
Total Long-Term Debts	20,738,358	1,319,648	-		22,058,006

Total Liabilities	108,786,402	14,724,770	(5,976,265)		117,534,908

Stockholders' Equity:
Preferred stock: $.001 par value, Class B, 25,000,000 shares authorized, none issued and outstanding Common stock, $.001 par value; 300,000,000 shares authorized; 3,274,942 and 3,047,795 shares issued and outstanding, respectively	3,048	1,387,116	(1,387,116	)(c)	3,048
Additional paid-in capital	13,619,865				13,619,865
Accumulated deficit	(8,938,288)	170,435	452,769	(a)(b)(c)	(8,315,084)
Other comprehensive income (loss)	(1,796,228)		(101,213	)(c)	(1,897,441)
Total Stockholders' Equity	2,888,397	1,557,551	(1,035,560)		3,410,388
Noncontrolling interest	9,650,554	6,419,857	(697,982	)(a)(b)(c)	15,372,429
Total Stockholders' Equity	12,538,952	7,977,408	(1,733,542)		18,782,817

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	121,325,354	22,702,178	(7,709,807)		136,317,725

See accompanying notes to unaudited pro forma consolidated financial information

CAVICO CORP. AND SUBSIDIARIES
Pro Forma Consolidated Income Statement
For Nine Months Period Ended September 30, 2009
(Unaudited)

	Cavico Corp. As Restated	Cavico Mining	Adjustment		Pro Forma
Net Sales	42,466,380	6,347,590	(5,495,434	)(c)	43,318,536
Cost of Goods Sold	36,073,836	5,519,159	(5,445,830	)(c)	36,147,165

Gross Profit	6,392,545	828,431	(49,604)		7,171,371
Operating expenses:
Selling expenses	499,064				499,064
General and administrative expenses	5,062,807	380,485	(32,701	)(c)	5,410,591
Bad debt expenses	359,290				359,290
	5,921,161	380,485			6,268,945

Income (loss) from operations	471,383	447,946			902,425

Other Income (Expenses):
Gain on disposal of assets	7,298		8,689	(c)	15,987
Other expense	109,451	8,690	(10,566	)(c)	107,575
Income from non-consolidated joint venture	104,707		(104,707	)(c)	(0)
Impairment losses on marketable securities	(978,880)				(978,880)
Gain (loss) on foreign currency exchange	(96,775)				(96,775)
Gain (loss) on sale of marketable securities	(6,281)				(6,281)
Interest income	198,585	255,269	(132,949	)(c)	320,905
Interest expense	(1,724,157)	(249,991)	116,788	(c)	(1,857,360)
Other expenses	(2,386,051)	13,968			(2,494,828)

Income(loss) before income taxes and minority interest	(1,914,668)	461,914			(1,592,403)
Income taxes expenses	(254,770)	(80,835)			(335,605)

Net income	(2,169,438)	381,079	(139,649)		(1,928,008)

Less: Net income attributable to noncontrolling interest	(130,520)	(283,732)	136,401	(a)(c)	(277,851)

Net Income(loss) attributable to Cavico Corp.	(2,299,958)	97,347	(3,248)		(2,205,859)

Other comprehensive income :
Unrealized gain on investment available for sale	2,427,228		103,584	(c)	2,530,812
Foreign currency translation adjustment	(530,968)		87,343	(c)	(443,625)
Comprehensive income (loss)	(273,178)	381,079	51,278		159,179
Less comprehensive income attributable to the noncontrolling interest	(564,610)	(283,732)	(124,935	)(c)	(973,277)
Comprehensive income (loss) attributable to Cavico Corp	(837,788)	97,347	(73,657)		(814,098)

Weighted average number of common shares outstanding	3,047,795				3,047,795

Net loss per common share	(0.75)				(0.72)

See accompanying notes to unaudited pro forma consolidated financial information

CAVICO CORP. AND SUBSIDIARIES
Pro Forma Consolidated Income Statement
For the Year Ended December 31, 2008
(Unaudited)

	Cavico Corp. As Restated	Cavico Mining	Adjustment		Pro Forma
Net Sales	51,936,936	9,166,809	(3,097,476	)(c)	58,006,269

Cost of Goods Sold	44,402,887	7,403,895	(3,093,866	)(c)	48,712,916
Gross Profit	7,534,049	1,762,914			9,293,353
Operating expenses:
Selling expenses	78,779				78,779
General and administrative expenses	6,280,570	468,303	(60,438	)(c)	6,688,435
Bad debt expenses	212,828				212,828
	6,572,177	468,303			6,980,042
Income (loss) from operations	961,872	1,294,611			2,313,311
Other Income (Expenses):
Gain on disposal of assets	44,345		126	(c)	44,471
Other expense	45,258	(10,457)	(126	)(c)	34,675
Income(loss) from non-consolidated joint venture	130,131		(130,131	)(c)	(0)
Gain (loss) on sale of marketable securities	(439,934)				(439,934)
Loss on foreign currency exchange	(97,061)		97,061	(c)	(0)
Interest income	912,430	143,331	(163,863	)(c)	891,898
Interest expense	(2,534,062)	(718,758)	50,595	(c)	(3,202,225)
	(1,938,893)	(585,884)			(2,671,115)

Income(loss) before income taxes and minority interest	(977,021)	708,727			(357,804)
Income taxes benefit (expenses)	2,392,347	99,222	(207,747	)(c)	2,283,822

Net income	1,415,326	609,505	(98,813)		1,926,018

Less: Net income attributable to noncontrolling interest	(783,510)	(453,806)	93,617	(a)(c)	(1,143,699)

Net income attributable to Cavico Corp.	631,816	155,699	(5,196)		782,319

Other comprehensive income :
Unrealized gain on investment available for sale	(6,352,628)				(6,352,628)
Foreign currency translation adjustment	(1,093,320)		(124,029	)(c)	(1,217,349)
Comprehensive income (loss)	(6,030,621)	609,505	(222,842)		(5,643,959)

Less comprehensive income attributable to noncontrolling interest	(158,072)	(453,806)	93,617		(518,260)
Comprehensive income (loss) attributable to Cavico Corp.	(6,188,693)	155,699	(129,225)		(6,162,219)

Per Share Information:
Weighted average number of common shares outstanding	2,941,726				2,941,926
Net income per common share	0.21				0.27

See accompanying notes to unaudited pro forma consolidated financial information

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

1. Acquisition and Basis of Presentation

On December 11, 2009, Cavico Corp., Cavico Vietnam Limited Company Limited, Cavico Corp.’s  wholly-owned subsidiary, and Cavico  Mining, entered into a Stock Purchase Agreement, (the “Stock Purchase Agreement”), pursuant to which the Company and its subsidiaries agreed to purchase from Cavico Mining a total of 4,000,000 ordinary shares of Cavico Mining at Vietnamese Dong 16,894 per share (approximately $0.90 per share based on current exchange rates) in exchange for debt owed to the Company and its subsidiaries by Cavico Mining.  At the conclusion of transactions contemplated by the Stock Purchase Agreement, the Company and its subsidiaries will own more than 50% of the total issued and outstanding ordinary shares of Cavico Mining. The parties of the Stock Purchase Agreement have agreed to close on the Stock Purchase Agreement on or before February 12, 2010.

On January 12, 2010, Cavico Mining informed us that its shareholders approved our proposal to purchase 4,000,000 of Cavico Mining’s ordinary shares.  Pursuant to the Stock Purchase Agreement, the purchase of the Shares shall take place on the tenth business day following the shareholder approval or on such later date as the parties hereto shall agree in writing.

The preliminary purchase price is calculated as follows:

Exchange for debts owed by Cavico Mining	$3,766,568

Transaction costs	-

Total preliminary purchase price	$3,766,568

Fair value of Net Assets based on ratio of Cavico additional ownership	$11,357,150

Net Assets of Cavico Mining after exchange of liability for equity	$11,743,978

Bargain purchase of assets by Cavico VN	$386,828

Per Accounting Standard Codification topic 805, Business Combinations (formerly SFAS 141R), the assets and liabilities acquired will be allocated at fair value of shares acquired, This statement also defines a bargain purchase as a business combination in which the total acquisition-date fair value of the identifiable net assets acquired exceeds the fair value of the consideration transferred plus any non-controlling interest in the acquiree and it requires the acquirer to recognize that excess in earnings as a gain attributable to the acquirer. Accordingly, the gain on bargain purchase of $386,828 was adjustment to $288,012 non-controlling interest and $98,816 of the original investments by Cavico. There is no change in the net asset value of Cavico Mining.

2. Pro Forma Adjustments

(a)	Reflects the additional income of $94,099 and $150,503 for the period ended September 30, 2009 and December 31, 2008, respectively from additional 25% ownership.

(b)	Reflects an adjustment to fair value of investment by non-controlling interest $288,012 from this acquisition.

(c)	Reflects adjustments for intercompany transactions

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

All share amounts and prices are stated after giving retroactive effect to the 40-for-1 reverse stock split  which was  effected on August 19, 2009 .

Selected Consolidated Financial Data
	Nine Months Ended September 30,		Years Ended December 31,
	2009	2008	2008	2007
Sales	$42,466,380	$37,7036,887	$51,936,936	$31,525,074
Cost of Goods Sold	36,073,836	31,711,785	44,402,887	26,505,294
Gross Profit	6,392,544	5,992,102	7,534,049	5,019,780
Operating Expenses:	5,921,161	4,530,542	6,572,177	4,526,947
Net Income from operations	471,383	1,461,560	961,872	492,833
Other income (loss)	124,682	113,588	122,673	78,510

Gain (loss) on sales of marketable securities	-(6,281)	(380,818)	(439,934)	9,610,276

Other than temporary impairment losses on marketable securities	(978,880)	-	-	-
Interest income	198,585	678,203	912,430	1,042,162
Interest expense	(1,724,157)	(1,820,732)	(2,534,062)	(2,369,340)
Total other income (expense)	(2,386,051)	(1,409,759)	(1,938,893)	8,361,608
Income (loss) before income taxes and noncontrolling interest	(1,914,668)	51,801	(977,021)	8,854,441
Income tax benefit (expense)	(254,770)	1,221,958	2,392,347	(2,553,053)
Net Income(loss)	(2,169,438)	1,273,759	1,415,326	6,301,388
Net Income(loss) attributable to noncontrolling interest	(130,521)	(528,660)	(783,510)	(406,520)
Net Income attributable to Cavico Corp.	$(2,299,959)	$745,099	$631,816	$5,894,868
Income(loss) per share (after giving effect to 40-for-1 reverse stock split)	$(0.75)	$0.26	$0.21	$2.05

	September 30,	December 31,	December 31,
	2009	2008	2007
Assets	$121,325,354	$99,500,890	$80,291,544
Liabilities	108,786,403	86,540,479	65,422,301
Noncontrolling Interest	9,650,554	9,715,228	5,600,977
Cavico Corp.’s Stockholders’ Equity	2,888,397	3,245,183	9,268,266
Total Stockholders’ Equity	12,538,951	12,960,411	14,869,243
Liabilities, Noncontrolling Interest and Stockholders’ Equity	$121,325,354	$99,500,890	$80,291,544

Results of Operations

Results of operations for the nine-months ended September 30, 2009 compared to the nine-months ended September 30, 2008.

Total Sales

During the first nine months of 2009, we started the construction of 8 new projects, namely, Song Giang 2 Hydropower- tunnel works (Jan 2009), Theun Hin Boun Hydropower-tunnel works ( Feb 2009), Ta Trach Reservoir and Hydropower-tunnel works (March 2009), Hua Na Hydropower-tunnel works ( March 2009 ) Da Ban Hydropower-dam works ( June 2009 ), Ngan Truoi Reservoir and Hydropower-dam and tunnel works ( June 2009 ), Nho Que 3 Hydropower-tunnel works ( June 2009 ), Dakrink Hydropower-quarry works and tunnels works ( August 2009 ).

We generated $42,466,380 in net sales during the nine months ended September 30, 2009 compared to $37,703,887 during the nine months ended September 30, 2008, mostly from civil construction. Our net sales from civil construction increased by $1,280,285 or 4% to $36,699,183 for the nine months ended September 30, 2009 from $35,418,898 for the same period in 2008. This was due to the starting of new projects in nine months ended September 30, 2009 such as Ta Trach, Dambri, Ngan Truoi and Huana project. The net sales increased in quarter ended September 30, 2009 and are expected to continue increase in next quarters as the progress billings upon completion on these projects are made. Our net sales from other operations (leasing machinery and equipment, selling materials, steel fabrication) increased by $3,482,208 or 152% to $5,767,197 for the nine months ended September 30, 2009 from $2,284,989 for the nine months ended September 30, 2008. This was due to an increase in trading operations from new subsidiaries, Cavico ITS and Cavico Stone and Mineral and an increase in demand of construction materials as Vietnam’s economy is recovering.

The revenues, costs of goods sold and profit margins from our major projects from civil construction except Algeri in the nine months of 2009 compared to 2008 are as follows:

	Buon Kuop	A Luoi Tunnel	Buon TuaSrah	Dong Nai 4	Algeri
2009
Revenue	$2,679,810	$6,235,690	$2,418,922	$2,346,811	$3,797,948
Cost of goods sold	2,726,980	5,191,708	2,488,606	2,008,783	3,004,674
Gross profit	(47,170)	1,043,982	(69,684)	338,028	793,274
Gross profit %	(2)%	17%	(3)%	14%	21%

2008
Revenue	$6,811,107	$6,137,913	$3,057,630	$1,453,921	$1,053,978
Cost of goods sold	6,462,898	4,677,629	2,619,762	1,219,082	798,620
Gross profit	348,209	1,460,284	437,868	234,839	255,358
Gross profit %	5%	24%	14%	16%	24%

Contract Amount	31,226,535	53,662,263	13,322,030	17,258,565	7,400,000
Contract period	2003-2009	2007-2010	2006-2009	2005-2010	2008-2010

Comparisons for Major Projects

Buon Kuop:

The revenues from Buon Kuop Project decreased by $4,131,297 or 61% to $2,679,810 during the nine months ended September 30, 2009 compared to the same period in 2008.  This decrease is due to the final stage of this project as it is being completed.   The cost of goods sold from Buon Kuop project decreased by $3,735,918 or 58% during the nine -months ended September 30, 2009 compared to the same period in 2008.  The percentage of cost of good sold to sales was increased to 102% for nine -months ended September 30, 2009 compared to 95% in 2008. The gross profit from Buon Kuop project decreased by $395,379 or 114%, and as a percentage to sales from 5% to 2% as loss for the nine -months ended September 30, 2009 compared to 2008 as the project was reaching final stage in 2009. The gross profit percentage to sales for Buon Kuop project decreased from 5% to 2% as loss.

A Luoi Tunnel

The revenues from the A Luoi Tunnel Project increased by $97,777 or 2% to $6,235,690 for the nine -months ended September 30, 2009 compared to the nine months ended September 30, 2008 as the project progressed further in 2009 The cost of goods sold from  A Luoi Tunnel project increased by $514,079 or 11%  for the nine -months ended September 30, 2009 compared to 2008. The percentage of cost of good sold to sales for this project increased to 83% in the nine -months ended September 30, 2009 compared to 76% in 2008. The gross profit from A Luoi Tunnel decreased by $416,302 for the nine -months ended September 30, 2009 or 29% over the same period in 2008 as the project progressed further in 2009 and increased cost of goods sold. The gross profit percentage to sales for A Luoi Tunnel project decreased from 24% to 17%. During the first nine months of 2009, we encountered 900 meters long of tunnel excavation with worse geological condition. Under the weak and unstable rock condition, we constructed 900 meters of tunnel with steel rips, wire mesh, shotcreting, rock bolting and concrete supporting  with average progress of 25 meters excavated per month compared to previous normal average progress of 120 meters excavated per month. The lower production  causing lower revenue and higher cost of goods sold rate per revenue. We recognize the revenue of the project based on the previous unit rate of tunnel excavation while submitting to the project owner the new rate for additional quantity of works related to the this geological changes.

Buon Tua Srah

The revenues from Buon TuaSrah Project decreased by $638,708 or 21% to $2,418,922 for the nine months ended September 30, 2009 compared to the same period in 2008 since this project reached the final stage in the last quarter of 2009. The cost of goods sold from Buon TuaSrah project decreased by $131,156 or 5% for the nine -months ended September 30, 2009 compared to 2008. The percentage of cost of good sold to sale for this project was increased to 103% in 2009 compared to 86% in 2008. The gross profit from Buon TuaSrah decreased by $507,552 or 116% in the nine -months ended September 30, 2009 compared to the same period in 2008. The gross profit percentage to sale decreased from 14% to 3% as loss for Buon TuaSrah project.

Dong Nai 4

The revenues from Dong Nai 4 Project increased by $892,890 or 61% to $2,346,811 for the nine months ended September 30, 2009 compared to the same period in 2008. This increase is due to changed stage in preparing for tunnel construction.  The cost of goods sold from Dong Nai 4 project increased by $789,701 or 65% for the nine -months ended September 30, 2009 compared to 2008. The cost of goods sold  increased since the project started its concrete lining works from 2nd quarter this year combined with tunnel excavation. The percentage of cost of good sold to sales for this project was increased to 86% in 2009 compared to 84% in 2008. The cost of goods sold to sale percentage for tunnel excavation is lower than the percentage of cost of goods sold to sale for concrete lining due to higher material cost in concreting works with lower profit margin compared to excavation. This trend will continue to the end of the project. The gross profit from Dong Nai 4 project was increased by $103,189 or 44% in the nine -months ended September 30, 2009 compared to the same quarter in 2008. This increase is due to changed stage in preparing for tunnel in 2009.  The gross profit percentage to sale decreased from 16% to 14% for Dong Nai 4 project.

Algeri Project

The revenues from Algeri Project increased by $2,743,970 or 260% to $3,797,948 for the nine months ended September 30, 2009 compared to  the same period in 2008  This increase was due to an increase  of manpower to Algeri from 190 people in 2008 to 565 people in 2009 The cost of goods sold from Algeri project increased by $2,206,054 or 276% for the nine -months ended September 31, 2009 compared to 2008. The percentage of cost of goods sold to sales for this project was increased to 79% in 2009 compared to 76% in 2008 because at the end of the year 2008 and during 9 months of year 2009, we increased wages for the manpower in this project by 8%.

The gross profit from Algeri project was increased by $537,916 or 211% in the nine -months ended September 30, 2009 compared to the same period in 2008. This increase was due to an increase of manpower to Algeri from 190 people in 2008 to 565 people in 2009. The gross profit percentage to sale decreased from 24% to 21% for Algeri project.

Total Cost of  Goods Sold

Costs of goods sold were $36,073,836 and $31,711,785 for the nine months ended September 30, 2009 and 2008, respectively.  Cost of goods sold includes capitalization of interest expenses of $2,353,728 and $2,254,211 for the nine months ended September 30, 2009 and 2008, respectively. The increase in capitalization of interest was due to new loans added in 2009.

Cost of Goods Sold (without capitalization of interest expenses) increased by $4,262,534 or 14% to $33,720,108 for the nine months ended September 30, 2009 from $29,457,574 for the same period ended September 30, 2008. Cost of Goods sold excluding capitalization of interest expenses as a percentage of sales increases by 1% to 79% for the nine months ended September 30, 2009 from 78% of sales for the same period in 2008. The slightly increase of cost goods sold from civil construction as a percentage of sales was due to the rate of inflation in nine months ended September 30, 2009 was 7.64% compare with same period in 2008.

Company’s cost of goods sold for civil construction for the nine months ended September 30, 2009 and 2008 were $31,228,662 and $29,912,037 of which as a percentage of sales was 85%  for nine months ended September 30, 2009 compared to 84% in 2008. Company’s cost of goods sold from other operations (i.e. leasing machinery and equipment, selling steel fabrication) for the nine months ended September 30, 2009 was $4,845,174, of which as a percentage of sales increased  by 5% to 84% for the nine months ended September 30, 2009 from 79% for the same period in 2008. This is due to net sales increased as disclosed above.

Total Gross Profit

Gross profit for the nine months ended September 30, 2009 was $6,392,544 or 15% of sales compared to $5,992,102 or 16% of sales for the nine months ended September 30, 2008. The slight increase in gross profit was primarily due to an increase in gross profit of $436,782 from commercial activities offset by a slight decrease of $36,340 from civil construction from $5,506,861 to $5,470,521 in the nine months of 2008 and 2009, respectively. The gross profit percentage to sale in civil construction was 15% and 16% in the nine months ended September 30, 2009 and 2008, respectively. The gross profit from commercial activities increased by $436,782, as a percentage to sale decreased from 21% to 16%. This decrease is mainly due to smaller price increase compared to higher cost increase in the nine months of 2009 compared to the same period of 2008.

Operating Expenses

Our operating  expenses for the nine months ended September 30, 2009 were $5,921,161 compared to $4,530,542 for the same period in 2008, with an increase of $1,390,619. The increase which was offset by a decrease of expense was mainly due to the following:

•	Payroll expenses increased by $332,218 to $2,066,948 for the nine months ended September 30, 2009 from $1,734,730 for the same period in 2008.
•	Rent expenses increased by $44,574 to $325,553 for the nine months ended September 30, 2009 from $280,979 for the same period in 2008.
•
Administrative cost of corporate office (mainly audit fees, legal fees and consulting fees) increased by $199,226 to $1,068,696 due to registration filing related to fund raising activities for the nine months ended September 30, 2009 from $869,470 for the same period in 2008.

•	Selling expenses increased by $449,398 to $499,064 for the nine months ended September 30, 2009 from $49,666 for the same period in 2008 due to significant increase in trading activities
•	Other administration cost of subsidiaries decreased by $5,913 to $1,601,610 for the nine months ended September 30, 2009 from $1,595,697 for the same period in 2008.

We recorded bad debt expense of $359,290 for nine-months ended September 30, 2009 as we increased the reserves on work-in-process and accounts receivable and no bad debt expense was recorded in the same period in 2008.

Other Income (expenses)

The total other expenses increased  by $976,292 to $2,386,051 for the nine months ended September 30, 2009 from $1,409,759 for the nine months ended September 30, 2008. This increase in other expense in 2009 is mainly due to a decrease of loss on sale of marketable securities by $374,537 to $6,281 for the nine months ended September 30, 2009 compared to $380,818 for the same period in 2008 and other-than-temporary impairment losses on  available-for-sale securities of $978,880 for the nine months ended September 30, 2009 compared to none in 2008. We recognized losses on available-for-sale securities for Habubank and PHI Group, Inc. as their reduced values were determined as other than temporary.  Other income also includes gain from disposal of fixed assets of $7,298 for the nine months ended September 30, 2009 compared to $53,528 in gain from disposal of fixed assets  for same period in 2008. Other income during the nine months ended September 30, 2009 was $109,452 compared to $11,607 as expenses for the same period in 2008. In addition, loss on foreign currency exchange of $96,775 was recorded for the nine months ended September 30, 2009 compared to none in the comparable prior period. This relates to re-measurement of debts in different currencies. Income from investment in Cavico Mining during the nine months ended September 30, 2009 was $104,707 compared to $71,667 for the same period in 2008.

Interest expense excluding capitalized interest decreased by $96,575 to $1,724,157 for the nine months ended September 30, 2009 compared to $1,820,732 in the same period in 2008 which was offset by decrease in interest income by $479,618 to $198,585 for the nine months ended September 30, 2009 compared to $678,203 in 2008.

Net Income

We had net loss of $2,169,438 and net income of $1,273,759 for the nine months ended September 30, 2009 and 2008, respectively. Included in the net income was the tax expenses of $254,770 in the period ended September 30,2009 compared to the tax benefit of $1,221,958 for the same period in 2008. Our net loss, excluding net income attributable to non-controlling interest, was $2,299,959 compared to net income of $745,099 for the same period in 2008.

The net income(loss) per share was ($0.75) and $0.26 for the nine months ended September 30, 2009  and 2008, respectively.

Results of Operations for the year ended December 31, 2008 compared to the year ended December 31, 2007.

Net Sales

We generated $51,936,936 in net sales during the year ended December 31, 2008 compared to $31,525,074 during the year ended December 31, 2007, mostly from construction projects. Our net sales  from civil construction increased by $18,272,260 or 63% to $47,501,672 for the year ending December 31, 2008 from $29,229,412 for the year ending December 31, 2007. This is due to an increase in hydro power construction projects. Our net sales from other operations (leasing machinery and equipment, selling materials, steel fabrication) increased by $2,139,603 or 93% to $4,435,264 for the year ending December 31, 2008 from $2,295,662 for the year ending December 31, 2007.

The revenues from our major projects in 2008 compared  to 2007 are as follows;

	Buon Kuop	A Luoi Tunnel	Buon TuaSrah	Bac Binh	Daksrong
2008	$7,925,582	$7,525,751	$4,654,046	$2,218,872	$1,723,083
2007	4,218,525	1,120,120	2,992,497	634,483	1,377,619

Contract Amount	31,226,535	53,662,263	13,322,030	6,176,577	4,454,112
Contract period	2003-2008	2007-2010	2006-2008	2004-2007	2007-2008

The revenues from Buon Kuop Project increased by $3,707,057 or 88% during  the year ending December 31, 2008 compared to the year ending December 31, 2007 and revenues for the year ending December 31, 2009 are anticipated approximately $2.8 million as the project is being completed. The revenues from  A Luoi Tunnel Project increased by $6,405,631 or 572% for the year ending December 31, 2008 compared to  the year ending December 31, 2007 and revenues for the year ending December 31, 2009 are anticipated approximately $10.7 million. The revenues from Buon TuaSha Project increased by $1,661,549 or 56% for the year ending December 31, 2008 compared to  the year ending December 31, 2007 and we anticipate approximately $3.7 million in revenue for the year ending December 31, 2009.

Cost of production

Costs of Goods sold were $44,402,887 and $26,505,294 for the year ended December 31, 2008 and 2007, respectively.  Cost of Goods sold includes capitalization of interest expenses of $5,219,334 and $2,465,843 for the year ended December 31, 2008 and 2007, respectively. The increase in capitalization of interest was due to new loans added in 2008.

Cost of Goods sold (without capitalization of interest expenses) increased by $15,144,102 or 63% to $39,183,553 for the year ending December 31, 2008 from $24,039,451 for the year ending December 31, 2007. Cost of Goods sold excluding capitalization of interest expenses as a percentage of sales decreases by 1% to 75% for the year ended December 31, 2008 from 76% of sales for the year ended December 31, 2007.

Company’s cost of production from civil construction for the year ended December 31, 2008 was $40,451,775, of which as a percentage of sales by 85%, balance with the year ended December 31, 2007. Company’s cost of production from other operations (i.e. leasing machinery and equipment, selling steel fabrication) for the year ended December 31, 2008 was $3,951,112, of which as a percentage of sales increased  by 13% to 89% for the year ended December 31, 2008 from 76% for the year ended December 31, 2007. The increase of cost of production from other operation as a percentage of sales was due to decrease of demand in trading which result in smaller sales price increase compared to cost increase.

The cost of goods sold including project depreciation and interest from our major projects in 2008 compared to 2007 are as follows;

2008	Buon Kuop	A Luoi Tunnel	Buon TuaSrah	Bac Binh	Daksrong
Cost of goods sold	$7,722,660	$6,088,541	$4,262,512	$2,752,757	$1,744,058
Depreciation	234,601	558,265	514,143	135,259	124,296
Interest	352,645	742,701	737,461	306,908	205,651

2007	Buon Kuop	A Luoi Tunnel	Buon TuaSrah	Bac Binh	Daksrong
Cost of goods sold	$3,595,349	$539,577	$2,811,692	$784,476	$997,733
Depreciation	348,753	55,975	281,756	232,565	104,383
Interest	152,831	92,296	488,958	377,462	101,461

The costs of goods sold on these projects were increased in 2008 compared to 2007  generally in proportion to the increase in revenue.

The cost of goods sold from Buon Kuop project increased by $4,127,311 or 115% during  the year ending December 31, 2008 compared to the year ending December 31, 2007.  The percentage of cost of good sold to sales was increased to 97% in 2008 compared to 85% in 2007.  The cost of goods sold from  A Luoi Tunnel project increased by $5,548,964, or 102%  for the year ending December 31, 2008 compared to 2007 since the project started in 2007. The percentage of cost of good sold to sales for this project increased to 81% in 2008 compared to 48% in 2007. The cost of goods sold from Buon TuaSha project increased by $1,450,820 or 52% for the year ending December 31, 2008 compared to  2007. The percentage of cost of good sold to sale for this project was decreased to 92% in 2008 compared to 94% in 2007.

Gross Profit

The gross profit for the year ended December 31, 2008 was $7,534,049 or 15% of sales compared to $5,019,780 or 16% of sales for the year ended December 31, 2007. The increase in gross profit is due to an increase in sales by $20,411,862 in comparison to increase in cost of goods sold by $17,897,593 as described above.

The gross profits from our major projects in 2008 compared to 2007 are as follows:

	Buon Kuop	A Luoi Tunnel	Buon TuaSrah	Bac Binh	Daksrong
2008	$202,922	$1,437,210	$391,534	$(533,885)	$(20,975)
2007	623,176	580,543	180,805	(149,993)	379,886

We recorded losses from Bac Binh project and Daksrong project in 2008. This was due to extension  of projects and a loss of time  caused by bad weather in Bac Binh and Daksrong as well as a delay by project consultant and  other contractors ( Daksrong ). The Company has not gotten a compensation approval from the clients for these additional costs.

Operating expenses

Our operating expenses in 2008 was $6,572,177, compared to $4,526,947  in 2007 with an increase of $2,045,230. The increase in operating expenses was mainly resulted from increased in the size of our support facilities as we prepare for the future growth of the Company and its subsidiaries, noted as follows:

·	Rent expenses increased by $68,543 to $420,691 for the year ended December 31, 2008 from $352,148 for the year ended December 31, 2007.
·	Payroll expenses increased by $870,663 to $2,313,399 for the year ended December 31, 2008 from $1,442,736 for the year ended December 31, 2007.
·	Other administration cost of other subsidiaries increased by $482,596 to $2,267,531 for the year ended December 31, 2008 from $1,784,935 for the year ended December 31, 2007.
·
Administrative cost of corporate office (mainly audit fees, legal fees and consulting fees) increased by $768,802 to $1,278,949 for the year ended December 31, 2008 from $510,147 for the year ended December 31, 2007.

·	Selling expenses were decreased by $3,924 to $78,779 for the year ended December 31, 2008 from $82,703 for the year ended December 31, 2007.

We also recorded a bad debt expense of $212,828 and $354,277 for the year ended December 31, 2008 and 2007, respectively.

Other Income (expenses)

The total other income (expenses) decreased by $10,300,501 to $1,938,893 as expenses for the year ended December 31, 2008 from $8,361,608  as income for the year ended December 31, 2007. Other income includes gain from disposal of fixed assets and leased machinery of $44,345 for the year ended December 31, 2008 compared to $145,292  in 2007. Other income also includes loss on sale of marketable securities of  $439,934 for the year ended December 31, 2008 compared to a gain of $9,610,276  in 2007. During the year ended December 31, 2007, we sold 1,897,985 shares of common stock of Habubank and received $7,073,823 with a profit of $5,065,028 and we also sold shares of common stock of six subsidiaries to reduce the ownership in these entities from 100% to a range of 49% to 72% and received $8,419,607 with a profit of $3,543,201. Income from sales of our investment at other subsidiaries was $448,924 for the year ended December 31, 2007. Income from equity investment in Cavico Mining was $130,131 for the year ended December 31, 2008 compared to income of  $156,763 in 2007.  We recorded $97,061 loss on foreign currency exchange for the year ended December 31, 2008 compared to $254,686 loss in 2007. This loss was resulted from the currency exchange difference measured at the year end on the loan in Euro. The interest income during the year ended December 31, 2008 was $912,430 compared to $1,042,162 in 2007.

Interest expense excluding capitalized interest increased by $164,722 to $2,534,062 for the year ended December 31, 2008 from $2,369,340 for the year ended December 31, 2007. The increase was due to additional loans added in 2008.

Net Income

We had net income of $631,816 for the year ended December 31, 2008, compared to $5,894,868 for the year ended December 31, 2007. The decrease of $5,263,052 was mainly due to the decrease of $10,050,210  in gain on sale of marketable securities and an increase in operating expenses of $2,045,230 and the increase of $376,990 in minority interest which was offset by an increase in gross profit of 2,514,270, and taxes change of $4,945,400 from $2,392,347 as a tax benefit in 2008 compared to $2,553,053  as a tax expense in 2007.

The effective rate in Vietnam was 28% of taxable profits for 2007 and 2008. In 2007, we recorded a gain of $9,610,276 on a sale of securities. Per the Vietnamese tax laws in affect at the time, these profits were subject to taxation and no exemption was applied.  Accordingly, corporate taxes of $2.7 million related to these activities were recorded in the Cavico consolidated financial statements

During 2008 when the tax authorities reviewed the Cavico tax returns for 2007, they concluded that the securities trading activities not subject to tax. During 2008, because of poor market conditions, the Vietnamese government equivocated on its position that these activities were taxable.  Recently, the Vietnamese government reinstated the tax on marketable securities, retroactively effective to January 1, 2009. The tax related to the 2007 securities trading activities was reversed during the year ended December 31, 2008. Effective January 1, 2009, statutory tax rate in Vietnam was changed to 25% of pre-tax income, reduced by 3% compared to 2008. Each subsidiary files a separate tax return. We and several of our Vietnamese subsidiaries experienced non-taxable losses that increased our overall effective rate.

The net income per share for the year ended December 31, 2008 was $0.21 compared to $2.05 for the year period ended December 31, 2007.  The decrease in unrealized gains of $9,639,883 in marketable securities resulted from an unrealized loss of $6,352,628 in 2008 and an unrealized gain of $3,287,255 in 2007.  The cost and current fair value of the marketable securities as of December 31, 2008 were $4,475,051 and $1,820,406, respectively.  The majority of marketable securities are invested in Vietnamese companies.

Liquidity and Capital Resources

Our working capital deficit as of September 30, 2009 increased by $546,081 to $20,100,644 compared to $19,554,563 as of December 31, 2008 as current assets increased less than the increase in current liabilities.  As of September 30, 2009, long-term retention receivables and long-term work in process totaled $17,924,228. As of September 30, 2009, we had $1,509,342 in cash, accounts receivable of $9,949,810, an inventory of $4,766,502, work in progress of $27,530,104, investment available for sale of $3,450,920 and other current assets of $2,697,688. Our current accounts receivable was decreased by $1,580,778 from the prior year end. Our accounts receivable decrease was due to an increase in new projects which were included in construction work in process. Our inventory as of September 30, 2009 was increased by $1,346,120 and construction work in progress increased by $9,970,357 from the prior year end. These increases were due to an increase in work in progress from new projects.

We have current receivables, long-term receivables and work in process with the following characteristics:

	Sep. 30, 2009	Dec. 31, 2008
Accounts receivable -trade- net	$9,949,810	$11,530,588
Receivable - other	16,044,827	7,088,229
Work in process	27,530,104	17,559,747
Receivables and advances from related parties	433,463	1,048,854
Long-term retention receivables	14,583,645	14,042,107
Long-term work in process	3,340,583	3,579,799

Accounts receivable - trade are generated from civil construction and mining construction projects as well as from our other commercial activities.  As of September 30, 2009, over 84% of our accounts receivable have been outstanding for less than nine months.  Reserves for uncollectable amounts, which management believes are sufficient are based on past experience and a specific analysis of the accounts, although we expect to collect amounts due, actual collections may differ from the estimated amounts. As of September 30, 2009, we had a reserve for doubtful accounts of $857,465 of which $407,743 was reserved for accounts receivable - trade and $449,722 for long-term receivable.  Our trade accounts receivable as a percentage of quarterly sales decreased from 110% as of June 30, 2009 to 59% as of September 30, 2009. This was due to more payments received in the second quarter of 2009 compared to second quarter of 2009 as a seasonal variance.  Approximately 9% of accounts receivable-trade over six months old as of September 30, 2009 are not past due pursuant to the payment terms.  Many of our construction contracts (e.g., Buon Kuop, Ban ve, Dong Nai 3, Dong nai 4, Bac binh) were granted by the Government of Vietnam.  Pursuant to the contract, we are paid based on actual cost plus profit.  We believe that these receivables will be collected from the government agencies for which we are working. The payment delays are just due to the procedures of submission for approval from related authorities.  We do not have liens or collateral rights on these projects but these projects have the support and financial backing of the Government of Vietnam.

Receivable – other consists of $4,029,429 of advances, $8,142,103 of prepayments to suppliers and $3,873,295 of short-term receivables.  These receivables are generated from civil construction and as well as from our other commercial activities.  Advances include monies advanced for miscellaneous expenses such as business travel costs, selling costs and material purchases.  As of September 30, 2009, over 81% of receivable-other have been outstanding for less than six months.  We expect to collect amounts due and this expectation is supported by past history.

Work in process and Long-term work in process includes the costs of production such as materials, labor, overhead and interest cost on projects not yet recognized as revenue.  We include certain amounts in work in process as a long-term asset which will be recorded as cost of goods sold when certified revenue is recognized. For starting of new projects, we need to build all temporary facilities for the construction projects such as temporary service roads in construction site, house and camp, workshop and motor pool, etc. Since these works do not have separate rate but was calculated including in the contract’s Bill of Quantity unit rate, the expenses related to mobilization and temporary facility construction were included in work in process. As a result of 8 new projects started in 2009, our work in process increased significantly in the nine months period ended September 30, 2009. The largest work in process balances are for the Ban Ve Hydropower Project, the Buon Kuop Hydropower Project, the Buon Tua Srah Hydropower Project and Ta Trach Dam project, which total $11,470,076 in work in process at September 30, 2009.  All four projects are current in their payments and there are no known disputes regarding the work performed to date.  Reserves for uncollectible amounts are provided and are periodically reviewed for collectability and any costs not expected to have future value are written off. As of September 30, 2009, the reserves against work in process were $1,100,194.  For the current work in process, over 60% of the work in process is less than six months old at September 30, 2009.  Long-term work in process is $3,340,583 and $3,579,799 as of September 30, 2009 and December 31, 2008, respectively. The long-term work in process will be billed and collected after the project owner certifies the work.  We are not currently aware of any factors that would cause the ultimate timing of collections to change.  We have determined that the reserves against work in process were sufficient for both short term and long term work in process.

Receivables and advances from related parties include advances to management and employees include miscellaneous expenses such as business travel costs, selling costs and material purchases. Our policy is to receive expense reports for these amounts and move them to the appropriate expense account. If an expense report is not turned in, these advances can be deducted from the salary of the related individuals. These loans were made with no interest, not secured and due on demand.  We had loans receivable in the amounts of $2,831 and advances of $430,632 as of September 30, 2009.

Long term retention receivable has a balance of $14,583,645 at September 30, 2009.Construction contracts include a two to three year warranty period that is part of the construction contract. Long-term retention receivables are typically paid within two years after the completion of a construction project.  The amounts outstanding for more than two years have not been paid pursuant to the payment terms of our contracts.  We expect to collect these amounts within two years after the completion of the applicable construction contract.  The portion of revenue related to retentions ranges from 5% to 15% depending on each contract and is not recognized until the retention period has expired.  The largest long-term retention receivable balances are for the Dai Ninh Hydropower Project, the Buon Kuop Hydropower Project, ALuoi Hydropower Project and the Buon Tua Srah Hydropower Project, which total $7,627,614 of the long-term retention receivable balance.  All three projects are current in their payments and there are no known disputes regarding the work performed to date.  For example, our construction contract for Buon Kuop hydro power is scheduled to run from June 2004 to June 2009.  Our accumulated revenue at Buon Kuop from June 2004 to June 2009 is approximately $20 million.  Since 5% of the revenue is held by as long-term retention, $1 million is held by the customer as long-term retention. If the construction of this project is completed on time by June 2009, this $1 million and any other long-term retention balance associated with this project would be expected to be paid in June 2011.  When paid, a portion of the long-term retention receivable will be seven years old but will still be paid in accordance with the contractual terms of the contract.  We believe that the Buon Kuop long-term retention receivable, along with our other long-term retention receivables will be collected when due under each contract’s terms.

Our total current liabilities as of September 30, 2009 were $88,048,045 which was increased by $20,138,063 from the prior year end. The current liabilities included accounts payable including related party of $16,373,004, accrued expenses of $5,437,283, advances from customers of $,7,962,864, payable to employees of $3,880,332, current notes of $54,075,361 and related party note of $191,033. Advances from customers increased mainly due to Ta Trach project for which we received approximately $2.8 million, Song Giang HP project for which we received approximately $0.5 million, Thanh Ha project for which we received approximately $0.4 million, Ngan Truoi project for which we received approximately $1.8 million, HuaNa project for which we received approximately $0.4 million during the nine months ended September 30, 2009. Current notes payable increased by $7,262,216 from the prior year end. This increase is mainly due to an increase in financial needs for new projects such as A Luoi HP, Ta Trach Dam, Song Giang HP, Dakmi 4 HP, Ngan Truoi Dam. At September 30, 2009, our current liabilities exceeded current assets by $20,100,644.

At September 30, 2009, we had $63,260,127 in construction loans, of which $54,075,361 are classified as short-term construction loans with annual interest rates ranging from 9.6% to 19%.  We obtain these short-term construction loans to finance our civil construction and mining projects.  Most of these loans are unsecured except a few loan secured by equipment, but the bank controls the disbursement of funds in the following manner.  These construction loans are made by the banks for a specific project.  Disbursements on these construction loans are designed to pay for expenses of a project as the work progresses. Banks will typically only disburse funds under these construction loans for equipment, supplies and other expenses for the specific project.  In most instances, the bank will only pay the supplier or subcontractor directly.  No funds are disbursed for other corporate purposes. The amount of outstanding construction loans secured by equipment and other assets, which are mostly major construction trucks, at September 30, 2009 was $21,039,552, 33% of total construction loans.

These loans mature from August 2009 through May 2013. Each time we begin a construction project, we obtain a loan from one of several banks to purchase equipment supplies and mobilize our employees and materials to the worksite.  As we complete a percentage of each construction project, our customer certifies our work in process and our customer, or its financing source, will repay our banks from which we borrowed funds for our completed work, less a retention percentage which we will collect at the end of the warranty period.  When the payment is received, it is put into the deposit account which was set up with the bank upon signing the construction loan and from which we repay the bank for monthly interest and principal when due. The remaining balance of this account will be used by the company for expenses related to this contract or corporate purposes.  When we need to pay to the suppliers or sub-contractors and other expenditures related to the contract, we submit to the bank documents such as supply contracts, subcontractor contract, invoices or demand letters. Upon approval of our submission, the bank issues Indebtedness Certificate. After this process, the bank transfers the funds to our bank account so that the payments can be made to our suppliers or sub-contractors.  Events that may prevent us from obtaining additional funding from the banks include: (i) use of presently borrowed funds borrowed for unauthorized purposes, (ii) cash flows from the relevant construction contract being significantly lower than estimated, and (iii) a material downturn in our overall financial position.

We maintain lines of credit with various banks and as of September 30, 2009 and December 31, 2008, the outstanding balances were $34.6 million and $29.3 million, respectively and available balances were $10.5 million as of September 30, 2009 and $16.7 million as of December 31, 2008. The banks do not have any financial covenants.  Since these lines of credits are linked to construction contracts, however, our ability to draw down on these lines of credit is controlled by the banks.

It is the general practice of Vietnamese banks to give short term loans for each construction contract and make the loans renewable every year until the construction contract completed.  As a result, the loans are classified as current liabilities.  Our retention receivables and a portion of our work in process, however, are classified as long-term assets.  As a result, our working capital deficit as of September 30, 2009 and December 31, 2008 was $20,100,644 and $19,554,563, respectively.  As of September 30, 2009 and December 31, 2008, long-term retention receivables and long-term work in process totaled $17,924,228 and $17,621,906, respectively.

We expect to renew these loans with the banks and repay the balances as we complete our projects.  In the nine months of 2009, we made $48,039,883 of payments on our notes payable.  We also needed to draw down $57,068,924 from our notes payable to finance our construction projects.

Although a substantial majority of our loans are not secured by our assets other than our work in process and receivables, our banks decision not to renew these loans or our failure to repay these loans could have important consequences including the following:

•	it may limit our ability to borrow money or issue equity to finance our working capital, construction projects or capital projects or other purposes;
•	it may limit our flexibility in planning for, or reacting to, changes in our operations or business;
•	a substantial portion of our cash flow from operations could be dedicated to the repayment of our indebtedness and would not be available for other purposes;
•	there would be a material adverse effect on our business and financial condition if we were unable to service our indebtedness or obtain additional financing, as needed; and
•	It may result in the banks repossessing up to $26.7 million of our equipment and other assets.

Preferred Stock

Immediately prior to the effectiveness of the registration statement of which this prospectus is a part, we plan to designate and grant for no monetary consideration 1,200,000 shares of Class A Preferred Stock, $0.001 par value, to our directors and management.  These shares of Class A Preferred Stock shall vote along with holders of our common stock and shall be entitled to cast three votes for each share held of the Class A Preferred Stock on all matters presented to the stockholders.   Should we issue the 1,200,000 shares of Class A Preferred Stock, we will incur a charge to operations at the time of issuance an amount equal to the fair value of the underlying conversion option, which is estimated to be $4,140,000 based on a common stock share price of $4.81 per share at the issuance date and an exercise price of $9.35. The right to convert shares of Class A Preferred Stock into common stock shall expire on the second anniversary of the issuance of the Class A Preferred Stock. On such second anniversary, we will redeem each share of Class A Preferred Stock at its par value or an aggregate of $1,200.

The value of the issued Class A Preferred Stock was established using the Black-Scholes pricing model with the following assumptions: 1% risk-free interest rate; no dividend yield; 178% volatility factor; and a weighted average expected life of two years.

Cash flows

Cash flows for the nine-months ended September 30, 2009 compared to the nine-months ended September 30, 2008.

We used cash of $5,462,533 in operating activities for the nine months ended September 30, 2009 while used cash of $2,788,755 in operating activities for the same period in 2008. The major reasons are a increase in construction in work in process for new projects and an increase  in accounts receivable and inventory which is offset by an increase in accounts payable and accrued expenses and increase in advances from customer.

In investing activities, we used net cash of $4,995,715 for the nine months ended September 30, 2009, nearly all as a result of $5,251,935 for the purchase of fixed assets, which primarily consisted of purchases of vehicles, equipment and machinery and investment in other entities totaling $556,127 and received $692,037 from sale of fixed assets, $52,511 from sale of marketable securities and $67,799 from withdrawal of investment. During the nine months ended September 30, 2008, we used cash of $9,709,094 in investing activities, such as procurement of property and equipment totaling $10,930,218 and investment in other entities totaling $2,662,175 and received $749,359 from sale of fixed assets $2,466,748 from sale of marketable securities and $667,192 from  withdrawal of investment.

During the nine months ended September 30, 2009, we generated cash flows of $8,965,232 from financing activities, which included $57,103,245 from loan proceeds and repayments for loans of $48,091,699. During the nine months ended September 30, 2008, we generated cash flows of $12,953,644 from financing activities including $38,086,544 in repayments of loans, $46,632,825 from loan proceeds and $4,574,244  in proceeds from minority interests. We paid dividends to minority shareholders amounting $412,301 and $72,200 during the nine months ended September 30, 2009 and 2008, respectively.

We generated net loss of $2,169,438 and net income of $1,273,759 including amounts attributed to noncontrolling interests in subsidiaries of $130,521 and $528,660 for the nine-months ended September 30, 2009 and 2008, respectively.

As of September 30, 2009, we had a contract backlog of approximately $253.8 million. We intend to meet our liquidity requirements, including capital expenditures related to the purchase of equipment, purchase of materials, and the expansion of our business, through cash flow provided by operations and funds raised through cash investments. We may also use short term bank loans to meet our liquidity requirements. There is no assurance, however, that without funds we will ultimately be able to carry out our business.

Cash flows for the year ended December 31, 2008 compared to the year ended December 31, 2007.

We used cash of $3,229,173  in operating activities for the year ended December 31, 2008 compared to $7,553,046 from operating activities for the year ended December 31, 2007. The major reasons are an increase in advances from customer of $9,756,039 in 2008 compared to $4,455,380 in 2007, an increase in payable to employees in the amount of $1,979,223 and $92,872 during the year ended December 31, 2008 and 2007, respectively and due to a reduction in gain or loss from other investment activities from gain of $9,610,276 in 2007 to $439,934 loss in 2008.

In investing activities, we used net cash of $12,213,120 for the year ended December 31, 2008 to purchase property, equipment and investments in other entities. We spent $11,856,498 for the purchase of fixed assets, which primarily included vehicles, equipment, machinery and intangible assets. We also received $363,128 in proceeds from disposal of fixed assets. Additionally, we purchased investments in other entities during the December 31, 2008 in the amount of $935,001 and received $165,563 from sale of investments.  We used net cash of $4,736,306 for the year ended December 31, 2007 in purchase of property, equipment and investments in other entities. We spent $8,968,041 for the purchase of fixed assets, which primary include for the purchase of vehicles, equipment, machinery and intangible assets. We also received $726,171 in proceeds from disposal of fixed assets. Also, our investments in other entities during the year 2007 increased by $11,576,626 and proceeds from sales of investment were $15,047,277.

During the year ended December 31, 2008, we generated cash flows of $17,228,642 from financing activities, which included $78,863,350 from loan proceeds and repayments of loans in the amount of $63,388,539. We also received $1,891,800 proceeds from additional investments by minority interests during the year ended December 31, 2008. During the year ended December 31, 2007, we generated cash flows of $13,001,555 from financing activities, which included $9,131,721 from common shares issued, and $57,891,048 from loan proceeds and repayments for loans of $57,873,744. We also received $4,075,678  proceeds from additional investments by minority interests during the year ended December 31, 2007.

We generated net income of $631,816 and $5,894,868 for the year ended December 31, 2008 and 2007, respectively.

As of December 31, 2008, we had approximately $210.6 million for contract backlog. We intend to meet our liquidity requirements, including capital expenditures related to the purchase of equipment, purchase of materials, and the expansion of our business, through cash flow provided by operations and funds raised through cash investments. We may also use short term loans bank loans to meet our liquidity requirements. There is no assurance, however, that without funds we will ultimately be able to carry out our business.

Off-Balance Sheet Arrangements

We have guaranteed a loan with line of credit for approximately $4 million and $5.6 million for Cavico Mining, an equity investment entity, as of September 30, 2009 and December 31, 2008, respectively. The loan balances as of September 30, 2009 and December 31, 2008 were $3,771,558 and $2,128,859, respectively. We also had a receivable from Cavico Mining for $5,599,883 and $3,826,533 as of September 30, 2009 and December 31, 2008, respectively and payable due to Cavico Mining for $391,870 and $155,347 as of September 30, 2009 and December 31, 2008, respectively.

Critical Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, majority owned subsidiaries and five entities in which we have less than fifty percent ownership that are variable interest entities in which we are the primary beneficiary. Cavico Energy Construction, Cavico Tower, Cavico Manpower, Cavico Stone and Mineral and Cavico Land are considered to be variable interest entities in which we are the primary beneficiary. We are the primary beneficiary because we expect to absorb more than 50% of expected losses and residual returns from all of these five less than fifty percent owned entities. We exercise significant control over all of its consolidated entities though shared management, guarantees of indebtedness, inter-company credit lines, shared use of assets and control of major contracts. Some of these consolidated entities were able to raise working capital by selling the shares to independent third parties without affecting the benefits we received from these entities.

The ownership by the related parties, which were considered for determination of primary beneficiary, in the entities in which we have less than fifty percent ownership were as follows as of September 30, 2009;

Cavico Energy Construction	22%
Cavico Tower	29%
Cavico Manpower	30%
Cavico Land	13%
Cavico Stone and Mineral	36%

By consolidating these subsidiaries in the September 30, 2009 financial statements, the assets in the consolidated financial statements are increased by $24,640,172 or 25% from $96,685,182 to $121,325,354, liabilities are increased by $19,031,552, or by 21% from$89,754,850 to $108,786,402.  With respect to the income statement, total revenues for the nine months ended September 30, 2009 are increased by $7,398,560 or 21% from $35,067,820 to $42,466,380 and net loss decreased by $394,204 or 18% from  ($2,563,642) to ($2,169,438), with $237,100 of the decrease attributed to non-controlling interest and $157,104 of the decrease attributed to the Company.

The consolidated financial statements include the accounts of the parent company, Cavico Corp., and its following subsidiaries:

Subsidiary	% of Ownership
Cavico Vietnam Company Limited	100%
Cavico Bridge and Underground Construction JSC	66%
Cavico Trading JSC	64%
Cavico Construction and Infrastructure Investment JSC	69%
Cavico Power and Resource JSC	76%
Cavico Transport JSC	68%
Cavico Hydropower Construction JSC	72%
Cavico Energy Construction JSC	38%
Cavico Tower JSC	33%
Cavico Industry and Technical Service JSC	62%
Cavico Manpower JSC	40%
Cavico Stone and Mineral JSC	45%
Cavico PHI Cement JSC	81%
Cavico Luong Son JSC	92%
Cavico Land JSC	15%

Cavico Vietnam Company controls the management and decision making of all these subsidiaries.  All significant intercompany accounts and transactions have been eliminated.  As of September 30, 2009, through either the purchase and sale of securities, Cavico Vietnam's consolidated ownership percentage from December 31, 2008 to September 30, 2009 in: Cavico Hydropower Construction JSC decreased from 71.80% to 71.74%; Cavico Tower decreased from 33.79% to 33.21%; Cavico Industry & Tech Service decreased from 64.64% to 62.08%; Cavico Stone & Mineral increased from 35.50% to 44.93%; Luong Son International Tourist increased from 90.90% to 91.75%; and Cavico Land increased from 13.35% to 15.25%.  These Vietnamese companies do not have authorized shares. Any sale or issuance of shares must be approved by the shareholders of the Vietnamese subsidiaries. We do not plan to sell any additional shares in any of our subsidiaries. In addition, to the extent that any of the subsidiaries are publicly traded in Vietnam, Vietnamese securities regulations limit foreign ownership of these subsidiaries to 49%.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Such estimates may be materially different from actual financial results. Significant estimates include the recoverability of long-lived assets and the collectability of accounts receivable. Our consolidation of the entities with less than 50% ownership, such as Cavico Energy, Cavico Manpower, Cavico Tower Cavico Land and Cavico Stone and Mineral was based on an assumption that these entities are variable interest entities in which we are the primary beneficiary and will absorb more than 50%  of expected losses and residual returns and has the ability to make economic decisions on behalf of  the variable interest entities.

Cash and Cash Equivalents

For purposes of the statement of cash flows, we consider all cash and highly liquid investments with initial maturities of three months or less to be cash equivalents.

Investment in Marketable Securities

Investments with original maturities of less than 90 days are considered cash equivalents, and all other investments are classified as short-term investments.

Inventories

Inventories are stated at the weighted-average method. Market value for raw materials is based on replacement cost and for work-in-process on net realizable value.

Accounts Receivable

We grant credit to customers within Vietnam and do not require collateral. Our ability to collect receivables is affected by economic fluctuations in the geographic areas and industries that we serve. Our main customers were project management units established by Electricity of Vietnam, which accounts for 46.31% of all accounts receivable. Reserves for uncollectable amounts, which management believes are sufficient, are based on past experience and a specific analysis of the accounts. As of September 30, 2009 and December 31, 2008, we had a reserve for doubtful accounts of $857,465 and $597,349, respectively.

Property and Equipment

Property and equipment, including renewals and betterments, are stated at cost. Assets held under capital leases are recorded at lease inception at the lower of the present value of the minimum lease payments or the fair market value of the related assets. We follow the practice of capitalizing property and equipment purchased over $600. The cost of ordinary maintenance and repairs is charged to operations while renewals and replacements are capitalized. Depreciation and amortization are computed on the straight-line method over the estimated useful lives of the related assets, which range from two to twenty five years.

Long-Lived Assets

Our management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment if any, is measured based on fair value and is charged to operations in the period in which long lived assets impairment is determined by management.

Real Estate Activities

Cavico Tower’s, one of our subsidiaries,  principal business activities consist of civil and industrial construction; internal and external fitting out; land leveling and surface improvement; building leasing; real estate business; restaurants and supermarkets operation; real estate consulting; machine and equipment leasing; materials, machinery and equipment trading for construction, transport, hydropower; dealers for buying and selling goods, construction materials trading. During the year 2008, our major activities included capital expenditures related to building construction in the amount of $1,519,241.

Fair Value of Financial Instruments

The carrying amount of cash, cash equivalents, investment securities, notes payable, accounts receivable, accounts payable and accrued expenses are considered to be representative of their respective fair values because of the short-term nature of these financial instruments. The carrying amount of the notes payable and long-term debt are reasonable estimates of fair value as the loans bear interest based on market rates currently available for debt with similar terms.

Revenue Recognition

For all construction contracts, revenue is recorded when the persuasive evidence of an arrangement exists, work has been completed, price is fixed or determined and collection is reasonably assured.

We recognize revenues from construction projects based upon work that is periodically certified as completed by the customer or which is virtually complete. We consider the title to work performed passes to the customer upon certification by the customer. Production costs, including materials, labor and subcontractor costs are allocated to revenue based upon the ratio of total costs incurred to date compared to total work to date.  Costs related to work performed but not completed are included in work in progress. Any losses from damages to work in process are generally covered by the customer. Customer-furnished materials, labor, and equipment, and in certain cases subcontractor materials, labor, and equipment are included in revenues and cost of goods sold when management believes that we are responsible for the acceptability of the project by client. Contracts are not segmented between types of services such as engineering and construction, and accordingly, gross margin is recognized under construction services.

We recognize uncollectible work-in- process as a contract loss in the period it is determined to be not collectible.  Claims against customers are recognized as revenue upon settlement. During the nine-months ended September 30, 2009 and 2008, we recognized $1,304,942 and $1,926,621, respectively as revenue. Revenues recognized in excess of amounts billed are classified as current assets under contract work-in-progress. Amounts billed to clients in excess of revenues recognized to date are classified as current liabilities under advances from customers.

The zero profit method permits the recognition of work performed (uncertified) as revenue at zero profit. Under this method, we would recognize all the cost increases in work in process as revenue and cost of goods sold with zero profit. We would recognize additional revenue and expenses at zero profit of $9,970,357 and $158,874, respectively as of September 30, 2009 and 2008.

Sales revenue from commercial activities, such as construction materials or steel fabrication, is recognized at the date when goods are delivered and accepted by the buyer and all significant risks and rewards relating to the ownership of the goods have been passed to the buyer.

Other Comprehensive Income

The Company reports and displays comprehensive income and its components in a full set of general-purpose financial statements. The Company’s unrealized gain of $530,968 and unrealized loss of $231,199 for the nine months ended September 30, 2009 and 2008, respectively relate to the translation of financial statements from Vietnamese Dong to US Dollars. The Company also recorded an unrealized gain of $2,427,228 and unrealized loss of $3,561,896 on investments available for sale for the nine months ended September 30, 2009, and 2008, respectively..

Foreign Currency Translation

All assets and liabilities were translated at the exchange rate on the balance sheet date, stockholder's equity are translated at the historical rates and statement of operations items are translated at the weighted average exchange rate for the year. The resulting translation adjustments are reported under other comprehensive income Gains and losses resulting from foreign currency transactions are reflected in the income statement.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The following discussion about Cavico Corp’s market risk involves forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements.

Currency Fluctuations and Foreign Currency Risk

Substantially all of our operations are conducted in Vietnam.  All of our sales and purchases are conducted in Vietnamese Dong, which is the official currency of Vietnam.  As a result, the effect of the fluctuations of exchange rates is considered minimal to our business operations.

Substantially all of our revenues and expenses are denominated in Dong.  However, we use the United States dollar for financial reporting purposes.   Exchange rate fluctuations may adversely affect the value, in U.S. dollar terms, of our net assets and income derived from its operations in Vietnam.

Interest Rate Risk

We do not have significant interest rate risk, as most of our debt obligations are primarily short-term in nature, with fixed interest rates.

Credit Risk

We have not experienced significant credit risk, as our major customers are government related and have good payment records.  Our receivables are monitored regularly by our credit managers.

Inflation Risk

Vietnam is currently experiencing high inflation, The average inflation rate for the year ended December 31, 2008 was 23%.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

On April 15, 2008, we dismissed Jaspers + Hall PC (“Jaspers + Hall”) as our independent certified public accountant. Effective April 15, 2008, we engaged PMB Helin Donovan, LLP (“PMBHD”), as our independent certified public accountant. Our decision to dismiss Jaspers + Hall and retain the PMBHD was approved by our Board of Directors on April 15, 2008.

The reports of the Jaspers + Hall on our financial statements for each of the two most recent fiscal years, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles for the two most recent fiscal years, except that Jaspers + Hall’s opinion in its report on our financial statements expressed substantial doubt with respect to our ability to continue as a going concern for the years ending December 31, 2007 and December 31, 2006.

During the years ending December 31, 2007 and December 31, 2006 and the subsequent interim period through the date of dismissal, there were no disagreements with Jaspers + Hall on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Jaspers + Hall would have caused it to make reference to the subject matter of the disagreements in connection with its reports on these financial statements for those periods.

We did not consult with PMBHD regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written or oral advice was provided by PMBHD that was a factor considered in reaching our decision as to the accounting, auditing or financial reporting issues.

In October 2008, the PCAOB revoked the registration of our prior auditor, Jaspers + Hall.  As a result, the financial statements for the fiscal year ended December 31, 2007 were re-audited by PMBHD to be included in our filing with the Commission.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each.  Each member of the Board of Directors serves for a term of one year, or until his or her successor has been duly elected and has been qualified. Each of our officers serve until they are replaced by the Board of Directors.

Name	Age	Current Position/Office	Position Held Since
Ha Quang Bui	45	Chairman of the Board / CEO	April 28, 2006
Hung Manh Tran	46	Executive Vice-President/Director	April 28, 2006
Timothy Pham	42	Vice-President/Director	April 28, 2006
Hieu Van Phan	44	Vice-President	April 28, 2006
Hai Thanh Tran	46	Vice-President	April 28, 2006
Giang Linh Bui	37	Vice-President	April 28, 2006
June Kim	53	Chief Financial Officer	September 2009
Tuan Duong Hoang	45	Director	May 2007
Thanh Binh Huynh	53	Director	May 2007
Madhava Rao Mankal	57	Director	October 2007
Phillip Bolles	66	Director	November 2009

Ha Quang Bui. From May 2003 to present, Ha Quang Bui has served as chairman of the board of directors and Chief Executive Officer of Cavico Vietnam and as chairman of the board of directors of Cavico Tower Company.  Mr. Bui became the Chief Executive Officer and Chairman of the Board of Directors of Cavico Corp. on April 28, 2006. He currently is Chief Executive Officer and Chairman of Cavico Corp.  From March 2001 to May 2003, Ha Quang Bui served as Vice President of Lung Lo Construction Company. He is a director of Energy Investment Company and a director of Mai Son Concrete Company. He graduated from the Military Technology Institute, Department of Defense, in 1986 with a degree in engineering.

Hung Manh Tran. Hung Manh Tran has been a director and Executive Vice President of Cavico Corp. since 2006 and 2007, respectively (and Vice President from 2006 to 2007) to the present time.  From March 2001 to March 2002, Hung Manh Tran served as president of an affiliate of Cavico. From 2002, he has been Vice President and director of Cavico Vietnam. In addition, he has been chairman of Cavico Mining (since 2006), chairman of VFMC (since 2007), chairman of Luong son international tourism JSC (since 2007), director of v-power (since 2006), director of Cavico construction machinery (since 2007), and a director of Cavico Australia (since 2005). Hung Manh Tran graduated from Hanoi University in 1986 with a degree in nuclear physics. He also did course work in law at Hanoi University during 1992-1996. Mr. Tran also holds a degree in international trade from Hanoi International Trade University in 1991.

Timothy Dac Pham . Timothy Dac Pham has been a Vice President and director of Cavico Corp. since June 2006.  Since that time he has worked as an independent consultant for PHI Group, Inc.and as a registered representative and life insurance agent for Richave Financial Inc.  During 2004, he worked as a registered representative at Golden Beneficial Securities Corp. From 2002 through 2003, Mr. Pham was a registered representative at NT Securities in Chicago, Illinois. Mr. Pham graduated in 1991 from the University of California at Berkeley with a degree in Business Administration in the fields of Finance and Marketing.

Hieu Van Phan ..  Hieu Van Phan became a Vice-President and Director of Cavico Corp. on April 28, 2006.  He resigned as a director of Cavico Corp. in April 2009.  From July 2003 to present, Hieu Van Phan has been a vice president and a director of Cavico Vietnam.  Hieu Van Phan is currently Chief Operating Officer of Cavico Vietnam, chairman of the board of directors of Cavico Power Installation Construction Co. and a Director of Cavico Mining and Energy Construction Co.  From 2001 to July 2003, Hieu Van Phan served as president of Power Installation Company. Hieu Van Phan graduated from the Military Technology Institute, Department of Defense, in 1986 with a degree in engineering.

Hai Thanh Tran. Hai Thanh Tran became a Vice-President and Director of Cavico Corp. on April 28, 2006.  He resigned as a director of Cavico Corp. in April 2009.  From July 2003 to present, he has been a director and vice president of Cavico Vietnam.  He currently is Chief Executive Officer of Cavico Vietnam, chairman of the Board of Directors of CAVICO Hydropower Construction Co.  From April 2002 to July 2003, Hai Thanh Tran was president of Bridge and Underground Construction Cavico Company.  From March 2001 to April 2002, Hai Thanh Tran worked as an assistant at the Planning Department of 25/3 Lung lo Construction Co - MOD. He graduated from the Military Technology Institute, Department of Defense, in 1986 with a degree in engineering.

Giang Linh Bui.   Giang Linh Bui became a Vice-President and Director of Cavico Corp. on April 28, 2006.  He resigned as a director of Cavico Corp. in April 2009.  Giang Linh Bui is currently a director of Nam Chien Hydropower Company, Director of CAVICO PHI Cement Construction Co., and chairman of the Board of Directors of CAVICO Infrastructure Construction Co.  Mr. Bui is also a director of Cavico Vietnam.  From March 2001 to November 2002, Giang Linh Bui worked in the Projected Technology Department at Lung lo Construction Company.  Giang Linh Bui graduated from Hanoi University of Architecture in 1994 with a degree in architecture.

June Kim. June Kim has been the Chief Financial Officer of Cavico Corp. since September 2009 after serving as a director and member of the audit committee from April 2009 to August 2009.  Prior to accepting the position of Chief Financial Officer, she worked for PHI Group, Inc.from July 2007 to August 2009 as a consultant. She prepared annual and quarterly SEC filings for public companies and assisted auditors for audits and reviews.  Prior to joining PHI Group, Inc., she worked for Stonefield Josephson, a CPA firm, as audit manager from August 2005 through March 2007 and Kabani & Company, Inc., a CPA firm, as a full time audit manager from February 2000 to June 2005.  She is a Certified Public Accountant and holds CPA licenses in the state of Washington and California. She graduated with a Bachelor of Science in accounting degree in 1980 from California State University.

Tuan Duong Hoang. Tuan Duong Hoang has been a director of Cavico Corp. since May 2007. Mr. Hoang has been Professor of Education at The University of New South Wales since 2003. From 1999 to 2003, he was an associate professor in the Department of Electrical and Computer Engineering at the Toyota Technical Institute, Nagoya, Japan. He holds a masters degree and a Ph.D. from the University of Odessa in the Ukraine.

Thanh Binh Huynh. Thanh Binh Huynh has been a director of Cavico Corp. since May 2007. Mr. Huynh has been Vice President of the Tuan Chao Joint Stock Company since 2003. From 2001 to 2003 he was a consultant at Edwards, Wynn & Associates LLP. During that same period he was also Chairman and President of Raycorp.com LLC.

Madhava Rao Mankal. Madhava Rao Mankal has been a director of Cavico Corp. since October 2007. He has been Chief Financial Officer and Secretary and a Director of Medina International Holdings, Inc., a manufacturer of boats since November 2004. Also, Mr. Mankal has been Chief Financial Officer, Secretary and Treasurer of Genesis Companies Group, Inc., Company formed to develop Laser stripping equipment. Since March 2006, Mr. Mankal served as President of Force Protection Inc., manufacturer of mine detecting vehicles, from January 2002 to September 2003 and Chief Financial Officer from May 1999 until September 2003.  In addition, he served on the Board of Directors of that entity from December 2001 to September 30, 2004. He has over 28 years experience in finance and accounting and holds accounting certifications from India and the United States. He has a Bachelors Degree in commerce from Bangalore University.

Phillip Bolles. Phillip Bolles has been a director of Cavico Corp. since November 2009. Mr. Bolles has been the Managing Consultant of Global Commercial Strategies Group from 1992 through the present. During that time, he served as the Chief Financial Officer of Retail Pro, Inc. from April 2007 through January 2008. He holds a Bachelor of Science degree in Accounting, with Honors from the University of San Diego.

Messrs. Ha Quang Bui and Giang Linh Bui are brothers.

Committees of the Board

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

The functions of the Audit Committee are: (i) to recommend the engagement of our independent auditors and review with them the plan, scope and results of their audit for each year; and (ii) to consider and review other matters relating to the financial and our accounting affairs. The Audit Committee consists of Madhava Rao Mankal (Chairman), Tuan Duong Hoang, and Phillip Bolles, each of whom is independent under applicable independence requirements.  The board of directors has determined that each also satisfies the definition of “audit committee financial expert” as promulgated by the Securities and Exchange Commission.

Compensation Committee

The functions of the Compensation Committee are: (i) reviewing and approving the amounts and types of compensation to be paid to the our executive officers and the non-employee directors; (ii) reviewing and approving all bonus and equity compensation to be paid to our other employees; and (iii) administering our stock-based compensation plans. The Compensation Committee consists of Thanh Binh Huynh (Chairman), Tuan Duong Hoang and Phillip Bolles, each of whom is independent under the independence requirements of the Nasdaq Capital Market.

Nominating Committee

The functions of the Nominating Committee are: (i) leading the search for, screening, evaluating and recommending to the Board qualified candidates or nominees for election or appointment as directors, consistent with the Board’s Director Nomination Policy; (ii) recommending the number of members that shall serve on the Board; and (iii) reviewing the processes and performance of the Board in order to identify areas of concern or potential issues relating to Board and committee processes, performance and effectiveness and to assess and evaluate the overall effectiveness of individual directors. The Nominating Committee consists of Tuan Duong Hoang (Chairman), Thanh Binh Huynh and Madhava Rao Mankal, each of whom is independent under the independence requirements of the Nasdaq Capital Market.

Code of Ethics

A copy of our Code of Ethics for Directors was filed previously with the Securities and Exchange Commission and Code of Ethics for officers and employees is currently under development.

EXECUTIVE COMPENSATION

Employment Agreements

Each of our executives has entered into an employment agreement with us. Each agreement is on at will basis subject to termination upon 30 day notice. There are no provisions that require us to pay the executive upon termination or any payments due upon change of control.  The executives are entitled to vacation and personal and sick days as well as standard health benefits and insurance available to all of our employees. Each agreement contains standard confidentiality provisions.

Compensation under the employment agreements for each is as follows:

Name	Current Position/Office	Annual Compensation
Ha Quang Bui	Chief Executive Officer and Chairman	$77,246	(1)
June Kim	Chief Financial Officer	$123,600
Hung Manh Tran	Executive Vice-President/Director	$63,599	(2)
Hieu Van Phan	Vice-President	$46,549	(3)
Hai Thanh Tran	Vice-President	$50,439	(3)
Giang Linh Bui	Vice-President	$27,417	(3)
Timothy Pham	Vice-President/Director	$60,000	(4)

(1) $70,000 payable by Cavico Corp. and $7,246 payable by subsidiaries of Cavico Corp.
(2) $40,000 payable by Cavico Corp. and $23,599 payable by subsidiaries of Cavico Corp.
(3) Payable by subsidiaries of Cavico Corp.
(4) Payable by Cavico Corp.

Incentive Plans

In March 2009, the Board approved the Cavico Corp. Stock Award and Incentive Plan which was subsequently approved by at a special meeting of shareholders on April 27, 2009.  The purpose of the Cavico Corp. Stock Award and Incentive Plan is to give us a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and consultants and to provide us with an incentive plan that gives officers, employees, directors, and consultants.

The maximum number of shares that may be issued pursuant to incentive stock options granted under the plan is 1,250,000 (after giving effect to the 40-for-1 reverse stock split).  The maximum number of shares of our common stock that may be issued per individual pursuant to awards granted under the Cavico Stock Award and Incentive Plan is 125,000 (after giving effect to the 40-for-1 reverse stock split).

As of the date hereof, there are no awards granted under this the Cavico Stock Award and Incentive Plan.

Summary Compensation Table*

The following table sets forth compensation information for our Principal Executive Officer and Principal Financial Officer for the years ended December 31, 2009, 2008 and 2007. Under the rules of the Securities and Exchange Commission no other individual is required to be included in the table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Ha Quang Bui	2009	$76,924	-	-	-	-	$76,924
Chief Executive Officer	2008	$77,246	-	-	-	-	77,246
Principal Executive Officer	2007	$75,398	-	-	-	-	75,398

June Kim Chief Financial Officer and Principal Financial Officer	2009(a)	$41,200	-	-	-	-	$41,200

 * In accordance with the rules of the Securities and Exchange Commission, this table omits columns that are not relevant.

(a) Started September 2009

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares after giving effect to the 40 for 1 reverse stock split of our common stock beneficially owned as of January 15, 2010 by (i) each person known by us to be the beneficial owner of more than five percent of our outstanding common stock, (ii) each director and (iii) all executive officers and directors as a group.

Name And Address Of Beneficial Owner	Amount And Nature Of Beneficial Ownership		Percent Of Class (1)

Ha Quang Bui 17011 Beach Blvd., Suite 1230 Huntington Beach, California	272,145	(2)	8.9%

Hung Manh Tran 17011 Beach Blvd., Suite 1230 Huntington Beach, California	73,690	(3)	2.4%

Hieu Van Phan 17011 Beach Blvd., Suite 1230 Huntington Beach, California	54,665	(4)	1.8%

Hai Thanh Tran 17011 Beach Blvd., Suite 1230 Huntington Beach, California	60,873	(5)	2.0%

Timothy Dac Pham 17011 Beach Blvd., Suite 1230 Huntington Beach, California	7,675	(6)	*

(1)	Based upon 3,047,887 shares outstanding as of January 15, 2010.
(2)	Includes 105,535 shares held by Mr. Bui’s wife.
(3)	Includes 6,300 shares held by Mr. Tran’s wife.
(4)	Includes 5,000 shares held by Mr. Phan’s wife.
(5)	Includes 9,183 shares held by Mr. Tran’s wife.
(6)	Shares held by Mr. Pham’s wife.

Giang Linh Bui 17011 Beach Blvd., Suite 1230 Huntington Beach, California	64,093	(7)	2.1%

Tuan Duong Hoang 17011 Beach Blvd., Suite 1230 Huntington Beach, California	20,768		*

Thanh Binh Huynh 17011 Beach Blvd., Suite 1230 Huntington Beach, California	5,000	(8)	*

Madhava Rao Mankal 17011 Beach Blvd., Suite 1230 Huntington Beach, California	1,250		*

June Kim 17011 Beach Blvd., Suite 1230 Huntington Beach, California	-0-		*

Phillip Bolles 17011 Beach Blvd., Suite 1230 Huntington Beach, California	-0-		*

All Officers and Directors as a group	585,158		19.2%
* Less than one percent.

The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission (“SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or dispositive power and also any shares that the individual has the right to acquire within sixty days of the January 15, 2010 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and dispositive power (or shares such power) with respect to the shares shown as beneficially owned.

(7)	Includes 9,353 shares held by Mr. Bui’s wife.

(8)	Includes 5,000 shares held by Mr. Huynh’s wife.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, since January 1, 2006, there has been no transaction, and there is no currently proposed transaction with any executive officer, director or 5% or greater stockholder of the Company or any affiliate or immediate family member of any such person in which the Company was or is to be a participant and the amount involved exceeds $120,000.

Cavico Vietnam, our wholly-owned subsidiary, had a loan payable to Mr. Ha Quang Bui, our Chief Executive Officer, a balance of $87,249 at December 31, 2009.  The loan was originated in January 2008 and renewed for a one-year term in January 2009.  The highest loan balance owed by Cavico Vietnam to Mr. Bui was $458,673 on March 31, 2008. This loan had an annual interest rate of 12%.  Cavico Vietnam, our subsidiary, borrowed on December 1, 2006 from Ms. Ty Thi Pham, vice-chairman of Cavico Vietnam, at an interest rate of 12%.  The highest loan balance owed by Cavico Vietnam to Ms. Pham was $1,246,883, as of December 31, 2006. This loan was paid off during the year ended December 31, 2007 with interest payment of $132,551.

Our subsidiaries made advances of $891,075 and $714,658 to their officers and directors as of December 31, 2009 and December 31, 2008, respectively. Advances to management and employees include miscellaneous expenses such as business travel costs, selling costs and material purchases. Our policy is to receive expense reports for these amounts and move them to the appropriate expense account. If an expense report is not turned in, these advances can be deducted from the salary of the related individuals. Our subsidiaries had other payables of $10,707 and $17,876 to their officers and directors as of December 31, 2009 and December 31, 2008, respectively.

We had loans receivable of $43,977 and $334,196 from their officers and directors as of December 31, 2009 and December 31, 2008, respectively. These loans were made with no interest, not secured and due on demand.

Our subsidiaries had loans payable to their officers and directors of $228,328 and $208,667 as of December 31, 2009 and December 31, 2008, respectively. These loans are unsecured, and due on demand with annual interest from 12% to 24%.

We had investments, which are accounted for on the cost method, in Vietnam Power Investment and Development, JSC and Tour Zones Investment and Construction JSC. These entities share common directors with the Company. Tour Zones Investment and Construction JSC owns 6.4% of Cavico Luong Son JSC, a subsidiary of which Cavico Vietnam owns the remaining 93.6%.

 The Company has guaranteed a loan with line of credit for approximately $3.8 million and $5.6 million for Cavico Mining, an equity investment entity, as of December 31, 2009 and December 31, 2008, respectively. The loan balances as of December 31, 2009 and December 31, 2008 were $3,337,129 and $2,128,859, respectively. The Company also had a receivable from Cavico Mining for $6,036,053 and $3,826,533 as of December 31, 2009 and December 31, 2008, respectively and payable due to Cavico Mining for $396,606 and $155,347 as of December 31, 2009 and December 31, 2008, respectively.

UNDERWRITING AND PLAN OF DISTRIBUTION

Subject to the terms and conditions of an underwriting agreement, dated __, 2009, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Rodman & Renshaw, LLC is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of shares offered in this offering set forth opposite their respective names below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus.

Name	Number of Shares
Rodman & Renshaw, LLC
Chardan Capital Markets, LLC
Total

Nature of Underwriting Commitment

The underwriting agreement provides that the underwriters are committed to purchase on a several but not joint basis all shares offered in this offering, other than those covered by the over-allotment option described below, if the underwriters purchase any of these securities. The underwriting agreement provides that the obligations of the underwriters to purchase the shares offered hereby are conditional and may be terminated at their discretion based on their assessment of the state of the financial markets. The obligations of the underwriters may also be terminated upon the occurrence of other events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to the authorization and the validity of the shares being accepted for listing on NASDAQ and to various other customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions of our counsel.

Pricing of Securities

The underwriters have advised us that they propose to offer the shares directly to the public at the public offering price set forth on the cover page of this prospectus, and to certain dealers that are members of the Financial Industry Regulatory Authority (FINRA), at such price less a concession not in excess of $[*] per share. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $[*] per share to certain brokers and dealers. After this offering, the offering price and concessions and discounts to brokers and dealers and other selling terms may from time to time be changed by the underwriters. These prices should not be considered an indication of the actual value of our shares and are subject to change as a result of market conditions and other factors. No variation in those terms will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

Our common stock was approved for listing on the NASDAQ Capital Market under the symbol “CAVO” and commenced trading on such exchange on September 18, 2009. On January 15, 2010, the closing market price of our common stock was $4.81, giving effect to the 40-for-1 reverse stock split to be effected prior to the effectiveness of the registration statement of which this prospectus is a part. The public offering price for the shares was determined by negotiation between us and the underwriters.

The principal factors considered in determining the public offering price of the shares included:
●	the information in this prospectus and otherwise available to the underwriters;
●	the history and the prospects for the industry in which we will compete;
●	the current stock price;
●	our current financial condition and the prospects for our future cash flows and earnings;
●	the general condition of the economy and the securities markets at the time of this offering;
●	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and
●	the public demand for our securities in this offering.

We cannot be sure that the public offering price will correspond to the price at which our shares will trade in the public market following this offering or that an active trading market for our shares will develop and continue after this offering.

Commissions and Discounts

The following table summarizes the compensation to be paid to the underwriters by us and the proceeds, before expenses, payable to us, assuming a $5.60 offering price. The information assumes either no exercise or full exercise by the underwriters of the over-allotment option.

Total
	Per Share	Without Over-Allotment	With Over-Allotment
Public offering price	$	$	$
Underwriting discount (1)	$	$	$
Non-accountable expense allowance (2)	$	$	$
Proceeds, before expenses, to us (3)	$	$	$

(1)	Underwriting discount is $0.336 per share (6% of the price of the shares sold in the offering).
(2)	The non-accountable expense allowance of 1% is not payable with respect to the shares sold upon exercise of the underwriters’ over-allotment option.
(3)	We estimate that the total expenses of this offering, excluding the underwriters’ discount and the non-accountable expense allowance, are approximately $200,000.

Over-allotment Option

We have granted a 45-day option to the representative of the underwriters to purchase additional shares of common stock up to an additional 15% of common stock sold in the offering (571,428 additional shares) solely to cover over-allotments, if any, at the same price as the initial shares offered. If the underwriters fully exercise the over-allotment option, the total public offering price, underwriting fees and expenses and net proceeds (before expenses) to us will be $30,710,466, $1,842,628, and $28,867,838 respectively.

Lock-ups

All of our officers and directors have agreed that, for a period of 6 months from the effective date of the registration statement of which this prospectus forms a part, they will not sell, contract to sell, grant any option for the sale or otherwise dispose of any of our equity securities, or any securities convertible into or exercisable or exchangeable for our equity securities, without the consent of the representative except for exercise or conversion of currently outstanding warrants, options and convertible debentures, as applicable; and exercise of options under an acceptable stock incentive plan. The underwriter representative may consent to an early release from the lock-up periods if, in its opinion, the market for the common stock would not be adversely impacted by sales and in cases of a financial emergency of an officer, director or other stockholder. We are unaware of any officer or director who intends to ask for consent to dispose of any of our equity securities during the relevant lock-up periods.

Common Stock Purchase Option

We have agreed to sell Rodman & Renshaw, LLC for $100 an option to purchase up to a total of 190,476 shares of common stock (5% of the shares sold). The shares issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $[*] per share (125% of the price of the shares sold in the offering), commencing on a date which is one year from the effective date of the registration statement and expiring five years from the effective date of the registration statement. The option may also be exercised on a cashless basis. The option and the 190,476 shares of common stock underlying the option have been deemed compensation by the FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of the FINRA. Rodman & Renshaw, LLC (or permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate this option or the securities underlying this option, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this option or the underlying securities for a period of 180 days from the date of this prospectus. Additionally, the option may not be sold transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180 day period) following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy back” registration rights for periods of four and six years, respectively, from the first anniversary of the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the option, other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the option exercise price or underlying shares will not be adjusted for issuances of common stock at a price below the option exercise price.

This option will be valued based on the underlying shares obtainable and valuation factors appropriate at the time it is issued. We currently estimate that value to be approximately $______, based on the number of shares subject to this option, a midpoint offering price of the shares of $______, the resulting exercise prices related to the option on the shares, the five year term of the option, a risk-free interest rate of [*] % currently commensurate with that term, an expected dividend yield of [*] % and estimated volatility of [*] %, based on a review of our historical volatility. The initial value of this option will be charged to additional paid-in capital as part of the offering costs incurred, and the option will be accounted for as a derivative instrument liability because it is denominated in a currency other than our functional currency.

Other Terms

In connection with this offering, the underwriters or certain of the securities dealers may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares offered by this prospectus to accounts over which they exercise discretionary authority without obtaining the specific approval of the account holder. We have also granted Rodman & Renshaw, LLC a right of first refusal to conduct future offerings for us during the 12 months following the date of this prospectus.  In addition, pursuant to section 3.10.1 of the Underwriting Agreement, we paid $5,000 per individual for the cost of the investigative search firm that conducted an investigation of our principals.

Stabilization

Until the distribution of the shares of common stock offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our securities. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Securities Exchange Act of 1934 that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions permit bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, so long as stabilizing bids do not exceed a specified maximum.
●
Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing shares in the open market.

●
Covering transactions involve the purchase of securities in the open market after the distribution has been completed in order to cover short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. If the underwriters sell more shares of common stock than could be covered by the over-allotment option, creating a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.

●
Penalty bids permit the underwriters to reclaim a selling concession from a selected dealer when the shares of common stock originally sold by the selected dealer are purchased in a stabilizing or syndicate covering transaction.

These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the NASDAQ Capital Market or on any other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Foreign Regulatory Restrictions on Purchase of the Common Stock

We have not taken any action to permit a public offering of shares of our common stock outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of common shares and the distribution of the prospectus outside the United States. In addition to the public offering of the shares in the United States, the underwriters may, subject to the applicable foreign laws, also offer the common shares to certain institutions or accredited persons in the following countries:

Italy.   This offering of shares of our common stock has not been cleared by Consob, the Italian Stock Exchange’s regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no common shares may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to our common stock be distributed in Italy, except (1) to professional investors ( operatori qualificati ); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of our common shares or distribution of copies of this prospectus or any other document relating to our common stock in Italy under (1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia , on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Germany.   The offering of shares of our common stock is not a public offering in the Federal Republic of Germany. The common shares may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaudfspropsektgestz), as amended, and any other applicable German law. No application has been made under German law to publicly market our common shares in or out of the Federal Republic of Germany. Our common shares are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this prospectus is strictly for private use and the offering is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. Our common shares will only be available to persons who, by profession, trade or business, buy or sell securities for their own or a third party’s account.

France.   The shares of our common stock offered by this prospectus may not be offered or sold, directly or indirectly, to the public in France. This prospectus has not been or will not be submitted to the clearance procedure of the Autorité des Marchés Financiers, or the AMF, and may not be released or distributed to the public in France. Investors in France may only purchase the common shares offered by this prospectus for their own account and in accordance with articles L. 411-1, L. 441-2 and L. 412-1 of the Code Monétaire et Financier and decree no. 98-880 dated October 1, 1998, provided they are “qualified investors” within the meaning of said decree. Each French investor must represent in writing that it is a qualified investor within the meaning of the aforesaid decree. Any resale, directly or indirectly, to the public of the common shares offered by this prospectus may be effected only in compliance with the above mentioned regulations.  ”Les actions offertes par ce document d’information ne peuvent pas être, directement ou indirectement, offertes ou vendues au public en France. Ce document d’information n’a pas été ou ne sera pas soumis au visa de l’Autorité des Marchés Financiers et ne peut être diffusé ou distribué au public en France. Les investisseurs en France ne peuvent acheter les actions offertes par ce document d’information que pour leur compte propre et conformément aux articles L. 411-1, L. 441-2 et L. 412-1 du Code Monétaire et Financier et du décret no. 98-880 du 1 octobre 1998, sous réserve qu’ils soient des investisseurs qualifiés au sens du décret susvisé. Chaque investisseur doit déclarer par écrit qu’il est un investisseur qualifié au sens du décret susvisé. Toute revente, directe ou indirecte, des actions offertes par ce document d’information au public ne peut être effectuée que conformément à la réglementation susmentionnée.”

Greece.  The present prospectus has been submitted for approval by the United States Securities and Exchange Commission (“US SEC”) and not the Greek Capital Market Committee. All information contained in the prospectus is true and accurate. The offering of the shares of common stock of the company does not constitute an initial public offer in Greece according to CL. 2190/1920 and L. 3401/2005 as amended and in force. This prospectus is strictly for the use of the entity to which it has been addressed to by the company and not to be circulated in Greece or any other jurisdiction.

This information and documentation is true and accurate and in conformity with the information contained in the prospectus for the offer shares of common stock of the company, which is being reviewed for approval only by the United States Securities and Exchange Commission. and does not constitute provision of the investment service of investment advice according to L. 3606/2007. Any recipient of this material has stated to be a qualified and experienced investor and will evaluate the contents and decide on his/her own discretion whether to participate or not at this offering of shares of common stock of the company.

Switzerland.   This prospectus may only be used by those persons to whom it has been directly handed out by the offeror or its designated distributors in connection with the offer described therein. The shares of common stock are only offered to those persons and/or entities directly solicited by the offeror or its designated distributors, and are not offered to the public in Switzerland. This prospectus constitutes neither a public offer in Switzerland nor an issue prospectus in accordance with the respective Swiss legislation, in particular but not limited to Article 652A Swiss Code Obligations. Accordingly, this prospectus may not be used in connection with any other offer, whether private or public and shall in particular not be distributed to the public in Switzerland.

United Kingdom.    In the United Kingdom, the shares of common stock offered by this prospectus are directed to and will only be available for purchase to a person who is an exempt person as referred to at paragraph (c) below and who warrants, represents and agrees that: (a) it has not offered or sold, will not offer or sell, any common shares offered by this prospectus to any person in the United Kingdom except in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the section 85 of the Financial Services and Markets Act 2000 (as amended) (“FSMA”); and (b) it has complied and will comply with all applicable provisions of FSMA and the regulations made thereunder in respect of anything done by it in relation to the common shares offered by this prospectus in, from or otherwise involving the United Kingdom; and (c) it is a person who falls within the exemptions to Section 21 of the FSMA as set out in The Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“the Order”), being either an investment professional as described under Article 19 or any body corporate (which itself has or a group undertaking has a called up share capital or net assets of not less than £500,000 (if more than 20 members) or otherwise £5 million) or an unincorporated association or partnership (with net assets of not less than £5 million) or is a trustee of a high value trust or any person acting in the capacity of director, officer or employee of such entities as defined under Article 49(2)(a) to (d) of the Order, or a person to whom the invitation or inducement may otherwise lawfully be communicated or cause to be communicated. The investment activity to which this document relates will only be available to and engaged in only with exempt persons referred to above. Persons who are not investment professionals and do not have professional experience in matters relating to investments or are not an exempt person as described above, should not review nor rely or act upon this document and should return this document immediately. It should be noted that this document is not a prospectus in the United Kingdom as defined in the Prospectus Regulations 2005 and has not been approved by the Financial Services Authority or any competent authority in the United Kingdom.

Sweden.   Neither this prospectus nor the shares of common stock offered hereunder have been registered with or approved by the Swedish Financial Supervisory Authority under the Swedish Financial Instruments Trading Act (1991:980) (as amended), nor will such registration or approval be sought. Accordingly, this prospectus may not be made available nor may the common shares offered hereunder be marketed or offered for sale in Sweden other than in circumstances which are deemed not to be an offer to the public in Sweden under the Financial Instruments Trading Act. This prospectus may not be distributed to the public in Sweden and a Swedish recipient of the prospectus may not in any way forward the prospectus to the public in Sweden.

Norway.   This prospectus has not been produced in accordance with the prospectus requirements laid down in the Norwegian Securities Trading Act 1997, as amended. This prospectus has not been approved or disapproved by, or registered with, either the Oslo Stock Exchange or the Norwegian Registry of Business Enterprises. This prospectus may not, either directly or indirectly be distributed to Norwegian potential investors.

Denmark.   This prospectus has not been prepared in the context of a public offering of securities in Denmark within the meaning of the Danish Securities Trading Act No. 171 of 17 March 2005, as amended from time to time, or any Executive Orders issued on the basis thereof and has not been and will not be filed with or approved by the Danish Financial Supervisory Authority or any other public authority in Denmark. The offering of the shares of common stock will only be made to persons pursuant to one or more of the exemptions set out in Executive Order No. 306 of 28 April 2005 on Prospectuses for Securities Admitted for Listing or Trade on a Regulated Market and on the First Public Offer of Securities exceeding EUR 2,500,000 or Executive Order No. 307 of 28 April 2005 on Prospectuses for the First Public Offer of Certain Securities between EUR 100,000 and EUR 2,500,000, as applicable.

The Netherlands.   Underwriters may not offer, distribute, sell, transfer or deliver any of our securities, directly or indirectly, in The Netherlands, as a part of their initial distribution or at any time thereafter, to any person other than our employees or employees of our subsidiaries, individuals who or legal entities which trade or invest in securities in the conduct of their profession or business within the meaning of article 2 of the Exemption Regulation issued under the Securities Transactions Supervision Act 1995 ( Vrijstellingsregeling Wet toezich teffectenverkeer1995 ), which includes banks, brokers, pension funds, insurance companies, securities institutions, investment institutions, and other institutional investors, including, among others, treasuries of large enterprises who or which regularly trade or invest in securities in a professional capacity.

Cyprus. Each of the book running managers has represented, warranted and agreed that:  (i) it will not be providing from or within Cyprus any “Investment Services”, “Investment Activities” and “Non-Core Services” (as such terms are defined in the Investment Firms Law 144(I) of 2007, (the “IFL”) in relation to the shares of common stock, or will be otherwise providing Investment Services, Investment Activities and Non-Core Services to residents or persons domiciled in Cyprus. Each book running manager has represented, warranted and agreed that it will not be concluding in Cyprus any transaction relating to such Investment Services, Investment Activities and Non-Core Services in contravention of the IFL and/or applicable regulations adopted pursuant thereto or in relation thereto; and (ii)it has not and will not offer any of the shares of common stock other than in compliance with the provisions of the Public Offer and Prospectus Law, Law 114(I)/2005.

Israel.   The shares of common stock offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (ISA). The common shares may not be offered or sold, directly or indirectly, to the public in Israel. The ISA has not issued permits, approvals or licenses in connection with the offering of the common shares or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the common shares being offered. Any resale, directly or indirectly, to the public of the common shares offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Oman.  For the attention of the residents of Oman:

The information contained in this prospectus neither constitutes a public offer of securities in the Sultanate of Oman (“Oman”) as contemplated by the Commercial Companies Law of Oman (Sultani Decree 4/74) or the Capital Market Law of Oman (Sultani Decree 80/98), nor does it constitute an offer to sell, or the solicitation of any offer to buy non-Omani securities in Oman as contemplated by Article 6 of the Executive Regulations to the Capital Market Law of Oman (issued vide Ministerial Decision No 4/2001), and nor does it constitute a distribution of non-Omani securities in Oman as contemplated under the Rules for Distribution of Non-Omani Securities in Oman issued by the Capital Market Authority of Oman (“CMA”). Additionally, this prospectus is not intended to lead to the conclusion of any contract of whatsoever nature within the territory of Oman.

This prospectus has been sent at the request of the investor in Oman, and by receiving this prospectus, the person or entity to whom it has been issued and sent understands, acknowledges and agrees that this prospectus has not been approved by the CMA or any other regulatory body or authority in Oman, nor has any authorization, license or approval been received from the CMA or any other regulatory authority in Oman, to market, offer, sell, or distribute the shares within Oman.

No marketing, offering, selling or distribution of any financial or investment products or services has been or will be made from within Oman and no subscription to any securities, products or financial services may or will be consummated within Oman. The underwriters are neither companies licensed by the CMA to provide investment advisory, brokerage, or portfolio management services in Oman, nor banks licensed by the Central Bank of Oman to provide investment banking services in Oman. The underwriters do not advise persons or entities resident or based in Oman as to the appropriateness of investing in or purchasing or selling securities or other financial products.

Nothing contained in this prospectus is intended to constitute Omani investment, legal, tax, accounting or other professional advice. This prospectus is for your information only, and nothing herein is intended to endorse or recommend a particular course of action. You should consult with an appropriate professional for specific advice on the basis of your situation.

United Arab Emirates.  his document has not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Emirates Securities and Commodities Authority or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai International Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC”). The sale of the shares does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and the Dubai International Financial Exchange Listing Rules, accordingly, or otherwise.

The shares may not be offered to the public in the UAE and/or any of the free zones including, in particular, the DIFC. The shares may be offered and this document may be issued, only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned. Management of the Company, and the representatives represent and warrant that the shares will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones including, in particular, the DIFC.

People’s Republic of China.    This prospectus may not be circulated or distributed in the People’s Republic of China, or PRC, and our common stock may not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Botswana. The company hereby represents and warrants that it has not offered for sale or sold, and will not offer or sell, directly or indirectly the shares of common stock to the public in the Republic of Botswana, and confirms that the offering will not be subject to any registration requirements as a prospectus pursuant to the requirements and/or provisions of the Companies Act, 2003 or the Listing Requirements of the Botswana Stock Exchange.

Hong Kong.  The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to the common units or shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Singapore.  This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

NOTICE TO CANADIAN INVESTORS
Resale Restrictions

The distribution of the common stock in Canada is being made only on a private placement basis exempt from the requirement that we and the selling stockholder prepare and file a prospectus with the securities regulatory authorities in each province where trades of common stock are made. Any resale of the common stock in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the common stock.

Representations of Purchasers

By purchasing common stock in Canada and accepting a purchase confirmation, a purchaser is representing to us, the selling stockholder and the dealer from whom the purchase confirmation is received that:

●	the purchaser is entitled under applicable provincial securities laws to purchase the common stock without the benefit of a prospectus qualified under those securities laws;
●	where required by law, that the purchaser is purchasing as principal and not as agent;
●	the purchaser has reviewed the text above under Resale Restrictions; and
●
the purchaser acknowledges and consents to the provision of specified information concerning its purchase of the common stock to the regulatory authority that by law is entitled to collect the information.

Further details concerning the legal authority for this information is available on request.

Rights of Action—Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the common stock, for rescission against us and the selling stockholder in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the common stock. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the common stock. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us or the selling stockholder. In no case will the amount recoverable in any action exceed the price at which the common stock was offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we and the selling stockholder will have no liability. In the case of an action for damages, we and the selling stockholder will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the common stock as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein and the selling stockholder may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the common stock in their particular circumstances and about the eligibility of the common stock for investment by the purchaser under relevant Canadian legislation. Indemnification

The underwriting agreement provides for indemnification between us and the underwriters against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the SEC, indemnification for liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by Sichenzia Ross Friedman Ference LLP in New York, New York.  Loeb & Loeb LLP in New York, New York has acted as counsel for the underwriters.

EXPERTS

The financial statements as of and for the years ended December 31, 2008 and 2007 included in this prospectus have been audited by PMB Helin Donovan, independent certified public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting. The financial statements of Cavico Mining and Construction JSC for the years ended December 31, 2008 and 2007 included in this prospectus have been audited by CA&A Consulting and Auditing Co., Ltd. – Hanoi Branch, independent auditors.  To the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 (“Section 145”) of the Delaware General Corporation Law, as amended (the “DGCL”), permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Our Certificate of Incorporation, as amended, provides that no current or former director of ours shall be personally liable to the us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Securities Act) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to informational filing requirements of the U.S. Securities Exchange Act of 1934, as amended, and its rules and regulations. This means that we will file reports and other information with the U.S. Securities and Exchange Commission. You can inspect and copy this information at the Public Reference Facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can receive additional information about the operation of the SEC’s Public Reference Facilities by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site that will contain the reports and other information that we file electronically with the Commission and the address of that website is http://www.sec.gov ..

This prospectus is part of a registration statement we filed with the SEC.  We have not authorized anyone to provide you with any information other than that provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

CAVICO CORP. AND SUBSIDIARIES
FINANCIAL STATEMENTS

Contents

ITEM 1 – CONSOLIDATED FINANCIAL STATEMENTS
CAVICO CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2009	December 31, 2008
	(Restated)	(Restated)
ASSETS

Current Assets:
Cash	$1,509,342	$3,002,239
Investments, available for sale	3,450,920	1,820,406
Equity method investment in Cavico Mining	1,564,745	1,461,292
Accounts receivable -trade- net	9,949,810	11,530,588
Receivable - other	16,044,827	7,088,229
Inventory	4,766,502	3,420,382
Work in process	27,530,104	17,559,747
Receivables and advances from related parties	433,463	1,048,854
Other current assets	2,697,688	1,423,682
Total current assets	67,947,401	48,355,419

Fixed Assets:
Land and building development costs	9,578,137	8,709,525
Temporary housing assets	269,474	249,962
Machinery and equipment	25,924,634	22,837,606
Vehicles	7,364,867	6,905,688
Office and computer equipment	767,844	715,375
	43,904,956	39,418,156
Less accumulated depreciation	(15,008,341)	(12,050,937
Net fixed assets	28,896,615	27,367,219

Intangible Assets:
Goodwill	767,725	767,004
Licenses - net	278,645	301,884
Net Intangible Assets	1,046,370	1,068,888

Other Non Current Assets:
Investments, cost method	2,670,031	2,599,592
Long-term retention receivables	14,583,645	14,042,107
Prepaid expenses	1,834,865	1,725,660
Long-term work in process	3,340,583	3,579,799
Other assets	1,005,844	762,206
Total other assets	23,434,968	22,709,364

TOTAL ASSETS	$121,325,354	$99,500,890

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$16,360,299	$8,911,691
Accounts payable – related parties	12,705	17,876
Accrued expenses	5,437,283	4,203,965
Advances from customers	7,962,864	3,762,026
Payable to employees	3,880,332	3,890,975
Notes payable - current	54,075,361	46,813,145
Notes payable - related parties	191,033	208,667
Current portion of capital lease obligations	128,168	101,637
Total current liabilities	88,048,045	67,909,982

Long-Term Debt:
Long-term advances from customers	10,759,690	10,652,992
Capital lease obligations – long-term	793,902	254,020
Long-term debt	9,184,766	7,723,485
Total long-term debt	20,738,358	18,630,497

TOTAL LIABILITIES	108,786,403	86,540,479

Commitments and Contingencies (See Note 10)	-	-

Stockholders' Equity:
Preferred stock:$.001 par value - Class B,
25,000,000 authorized, none issued and outstanding	-	-
Common stock, $.001 par value; 300,000,000 shares
authorized; 3,274,942 shares issued, 3,047,795 shares
outstanding	3,048	3,048
Additional paid-in capital	13,619,865	13,619,865
Accumulated deficit	(8,938,288)	(6,638,329)
Accumulated other comprehensive loss	(1,796,228)	(3,739,401)
Total Cavico Corp. stockholders’ equity	2,888,397	3,245,183
Noncontrolling interest	9,650,554	9,715,228
Total stockholders' equity	12,538,951	12,960,411

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$121,325,354	$99,500,890

See accompanying condensed notes to the consolidated financial statements.

CAVICO CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(Restated)	(Restated)	(Restated)	(Restated)
Revenues:
Civil construction	$14,793,921	$12,899,729	$36,699,183	$35,418,898
Commercial activities	2,202,488	1,181,542	5,767,197	2,284,989
Total revenue	16,996,409	14,081,271	42,466,380	37,703,887

Cost of Goods Sold:
Civil construction	14,146,658	11,765,289	31,228,662	29,912,037
Commercial activities	1,797,571	1,037,315	4,845,174	1,799,748
Total cost of goods sold	15,944,229	12,802,604	36,073,836	31,711,785

Gross Profit	1,052,180	1,278,667	6,392,544	5,992,102

Operating Expenses:
Selling expenses	329,863	9,424	499,064	49,666
Bad debt	250,386-	-	359,290	-
General & administrative expenses	1,998,537	1,632,385	5,062,807	4,480,876
Total operating expenses	2,578,786	1,641,809	5,921,161	4,530,542

Total income from operations	(1,526,606)	(363,142)	471,383	1,461,560

Other income (expenses):
Gain on disposal of assets	(902)	3,198	7,298	53,528
Other income(expense)	60,713	(2,720)	109,452	(11,607)
Income(loss) from investment in Cavico Mining	(8,470)	1,919	104,707	71,667
Other-than-temporary impairment losses on available-for-sale securities	(978,880)	-	(978,880)	-
Loss on foreign currency exchange	(43,083)	-	(96,775)	-
Gain(loss) on sale of marketable securities	(6,281)	(380,818)	(6,281)	(380,818)
Interest income	74,506	235,656	198,585	678,203
Interest expense	(655,162)	(1,068,757)	(1,724,157)	(1,820,732)
Total other income (expense)	(1,557,559)	(1,211,522)	(2,386,051)	(1,409,759)

Income (loss) before income taxes and minority interest	(3,084,165)	(1,574,664)	(1,914, 668)	51,801

Income taxes expenses (benefit)	90,888	1,768,546	(254,770)	1,221,958

Net income	(2,993,277)	193,882	(2,169,438)	1,273,759

Less net income attributable to noncontrolling interest	389,288	(44,897)	(130,521)	(528,660)

Net income attributable to Cavico Corp.	$(2,603,989)	$148,985	$(2,299,959)	$745,099

Other comprehensive income:
Unrealized gain(loss) on investments available for sale	1,479,259	610,097	2,427,228	(3,561,896)
Foreign currency translation adjustment	(523,861)	2,477	(530,968)	(231,199)
Comprehensive income (loss)	$(2,037,879)	$806,456	$(273,178)	$(2,519,336)
Less comprehensive income(loss) attributable to the noncontrolling interest	192,498	(44,897)	(564,610)	(528,660)
Comprehensive income(loss) attributable to Cavico Corp	$(1,845,381)	$761,559	(837,788)	(3,047,996)

Per Share Information:

Weighted average number of common shares outstanding -basic and diluted	3,047,795	2,921,105	3,047,795	2,920,075
Net income per common share-basic and diluted	$(0.85)	0.05	$(0.75)	0.26

The accompanying condensed notes are an integral part of these consolidated financial statements.

CAVICO CORP. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2009	2008
	(Restated)	(Restated)
Cash Flows From Operating Activities:
Net income(loss)	$(2,169,438)	$1,273,759
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	3,625,823	3,611,699
Changes in provisions	359,290	-
Gain on sale of fixed assets	(7,298)	(53,528)
Other-than-temporary impairment losses on available-for-sale securities	978,880	-
Loss on foreign currency exchange	96,775	-
Loss on sale of marketable securities	6,281	380,818
Income from investment in Cavico Mining	(104,707)	(71,667)
Stock issued for services	-	84,750
Changes in assets and liabilities:
Increase in accounts receivable and other current assets	(10,040,539)	(11,117,989)
Increase in inventory	(1,190,945)	(974,331)
Increase in construction work in progress	(10,021,527)	(158,874)
Increase in other assets	(130,021)	(393,625)
Increase in advances from customer	4,327,008	3,301,734
Increase (decrease) in payable to employees	(7,459)	989,401
Increase in accounts payables and accrued expenses	8,815,344	339,098
Net Cash Used in Operating Activities	(5,462,533)	(2,788,755)

Cash Flows from Investing Activities:
Purchase of property, equipment and intangible assets	(5,251,935)	(10,930,218)
Purchase of investments in nonconsolidated companies and joint venture	(556,127)	(2,662,175)
Proceed from sale of available-for-sale securities	52,511	2,466,748
Proceeds from withdrawals of investments	67,799	667,192
Proceeds from sales of fixed assets	692,037	749,359
Net Cash Used in Investing Activities	(4,995,715)	(9,709,094)

Cash Flow From Financing Activities:
Proceeds from contribution by minority interests	388,533	4,574,244
Payments of dividend to minority interest	(412,301)	(72,200)
Proceeds from notes payable	57,068,924	45,054,596
Proceeds from notes payable - related parties	34,321	1,578,229
Payments of notes payable	(48,039,883)	(36,995,725)
Payments of notes payable- related parties	(51,816)	(1,090,819)
Payments of capital leases obligations	(22,546)	(94,681)
Net Cash Provided By Financing Activities	8,965,232	12,953,644

Increase(decrease) in Cash	(1,493,016)	455,795

Cash at Beginning of period	3,002,239	1,357,390
Effect of foreign currency translation	119	(46,260)

Cash at End of period	$1,509,342	$1,766,925

Supplemental Cash Flow Information:
Interest paid	$4,247,718	$2,198,428
Taxes paid	$27,058	$8,929

The accompanying condensed notes are an integral part of these consolidated financial statements.

CAVICO CORP. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009 and 2008
(Unaudited)

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

The interim financial statements included herein, presented in accordance with U.S. generally accepted accounting principles and stated in U.S. dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein.  It is suggested that these consolidated interim financial statements be read in conjunction with the consolidated financial statements of the Company for the period ended December 31, 2008 and notes thereto included in the Company's Form 10-K.  The Company follows the same accounting policies in the preparation of consolidated interim reports.
Results of operations for the interim periods are not indicative of annual results.

The Company

Cavico Corp. and Subsidiaries, (the Company) was organized as a Delaware corporation on September 13, 2004, to engage in any lawful act or activity for which corporations may be organized. At the time of incorporation, the Company was named Laminaire Corp. and in November 2004 the name was changed to Agent 155 Media Group, Inc.  In April 2006, the Company entered into an “Asset Purchase Agreement” with Cavico Vietnam Joint Stock Company, a joint stock company duly organized and existing under the laws of Socialist Republic of Vietnam.  Under this purchase agreement, Agent 155, the buyer, transferred 1,975,000 shares of the Company’s common shares for all assets and liabilities of Cavico Vietnam Joint Stock Company (CVJSC) following a 300-to-1 reverse stock split of Agent 155 common stock. On May 2, 2006, following the consummation of the Asset Purchase Agreement, the name of the Company was changed to Cavico Corp.

The merger of Agent 155 Media Group, Inc. with CVJSC was accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of  CVJSC obtained control of the consolidated entity (the "Company"). Accordingly, the merger of the two companies is recorded as a recapitalization of Agent 155 Media Group, Inc., with CVJSC being treated as the continuing entity. The historical financial statements presented are those of  CVJSC.  CVJSC changed its name to Cavico Vietnam Company Limited.

Cavico Vietnam Company Limited, a construction and investment company headquartered in Hanoi, Vietnam, has main operations including the following: constructing power projects, shoveling mine soil and stone, constructing transport and irrigation works, industrial and civil construction, leasing machines and equipment, trading production and consumption materials, machines and equipment for construction, transport, irrigation, and power projects installation.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, majority owned subsidiaries and five entities in The consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, majority owned subsidiaries and five entities in which we have less than fifty percent ownership that are variable interest entities in which we are the primary beneficiary. Cavico Energy Construction, Cavico Tower, Cavico Manpower, Cavico Stone and Mineral and Cavico Land are considered to be variable interest entities in which we are the primary beneficiary. The Company is the primary beneficiary because the Company expects to absorb more than 50% of expected losses and residual returns from all of these five less than fifty percent owned entities. The Company exercises significant control over all of its consolidated entities though shared management, guarantees of indebtedness, intercompany credit lines, shared use of assets and control of major contracts. Some of these consolidated entities were able to raise working capital by selling the shares to independent third parties without affecting the benefits the Company received from these entities.

The ownership by the related parties, which were considered for determination of primary beneficiary, in the entities in which the Company has less than fifty percent ownership were as follows as of September 30, 2009;

Cavico Energy Construction	22%
Cavico Tower	29%
Cavico Manpower	30%
Cavico Land	13%
Cavico Stone and Mineral	36%

By consolidating these subsidiaries in the September 30, 2009 financial statements, the assets in the consolidated financial statements are increased by $24,640,172 or 25% from $96,685,182 to $121,325,354, liabilities are increased by $19,031,552, or by 21% from$89,754,850 to $108,786,402.  With respect to the income statement, total revenues for the nine months ended September 30, 2009 are increased by $7,398,560 or 21% from $35,067,820 to $42,466,380and net loss was decreased by $394,204 or 18% from  ($2,563,642) to ($2,169,438), with $237,100 of the change attributable to non-controlling interest and $157,104 of the change attributable to the Company.

Profit generated from the entities in which the Company has less than fifty percent ownership shares was 31%  and 25% of total profit for the period ended September 30, 2009 and the year ended December 31, 2008, respectively. All significant intercompany accounts and transactions have been eliminated.

The consolidated financial statements include the accounts of the parent company, Cavico Corp., and its following subsidiaries:

Subsidiary	% of Ownership
Cavico Vietnam Company Limited	100%
Cavico Bridge and Underground Construction JSC	66%
Cavico Construction Trading JSC	64%
Cavico Construction and Infrastructure Investment JSC	69%
Cavico Power and Resource JSC	76%
Cavico Transport JSC	68%
Cavico Hydropower Construction JSC	72%
Cavico Energy Construction JSC	38%
Cavico Tower JSC	33%
Cavico Industry and Technical Service JSC	62%
Cavico Manpower JSC	40%
Cavico Stone and Mineral JSC	45%
Cavico PHI Cement JSC	81%
Cavico Luong Son JSC	92%
Cavico Land JSC	15%

Cavico Mining and Construction JSC

Cavico Vietnam Mining and Construction Joint Stock Company formerly known as Cavico Vietnam Mining and Construction Limited, was established on March 26, 2002 with principal activities in mining construction and civil construction, especially in connection with mining and dam construction, equity investments in mines, power supply plants and land development projects. On June 13, 2006 Cavico Vietnam Mining and Construction Company Limited was changed to joint stock company following Business registration Certificate issued by Hanoi Department of Planning and Investment. The Company’s share capital as stated in its Business Registration Certificate is VND 68,897,490,000(approximately $4 million). Currently, Cavico Mining shares are traded over the Hochiminh City Stock Exchange.

We reduced our ownership in Cavico Mining to 50.16% in 2006. In 2008, our percentage of ownership was reduced to 25.55% with total equity amount of $1,315,704 from 39.13% at December 31, 2007 due to additional sale of ownership.

Our employees comprise a majority of Cavico Mining's Board of Directors and we can control the vote of Cavico Mining's Board of Directors. All major contracts were either provided by the Company or are directly controlled by the Company as the prime contractor. The Company obtained the contracts by utilizing its market advantages such as its well-known trademarks, positive track record and favorable relationships with its customers and suppliers. The Company obtained the contracts and, due to backlog and planning considerations, subcontracted the work to Cavico Mining or negotiated with its customers to enter into contracts directly with Cavico Mining. Cavico Mining's operations are interwoven into the operations of the Company and its subsidiaries with significant services offered to Cavico Mining by the Company and its subsidiaries.

During the review of the Company’s registration filing by SEC, the consolidation for the Company’s subsidiaries with less than 50% ownership was evaluated under FIN46R. The Company did not meet the criteria to be a primary beneficiary of Cavico Mining under FIN-46R. Therefore, the financial statements have been restated to exclude Cavico Mining from consolidation and account for the investment in Cavico Mining by the equity method.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Such estimates may be materially different from actual financial results. Significant estimates include the recoverability of long-lived assets and the collectability of accounts receivable. The Company’s consolidation of the entities with less tha n 50% ownership, such as Cavico Energy, Cavico Manpower, Cavico Tower Cavico Land and Cavico Stone and Mineral was based on an  assumption  that these entities are variable interest entities in which the Company is the primary beneficiary and will absorb more than 50%  of expected losses and residual returns and has the ability to make economic decisions on behalf of  the variable interest entities.

Accounts Receivable

The Company grants credit to customers within Vietnam and does not require collateral. The Company’s ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by the Company. Reserves for uncollectable amounts are provided, based on past experience and a specific analysis of the accounts, which management believes are sufficient. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts. As of September 30, 2009 and December 31, 2008, the Company had a reserve for doubtful accounts of $857,465 and $597,349, respectively.

Work in Process

Work in process includes the costs of production such as materials, labor, overhead and interest cost on projects not yet recognized as revenue.  The interest costs  included in work in process were $3,222,116 and $3,160,983 at September 30, 2009 and December 31, 2008, respectively. The Company includes certain amounts in work in process as a long-term asset which will be recorded as cost of goods sold when certified revenue is recognized. As of September 30, 2009 and December 31, 2008, the Company recorded a long term work in process of $3,340,583 and $3,579,799, respectively. Reserves for uncollectible amounts are provided and are periodically reviewed for collectability and any costs not expected to have future value are written off. As of September 30, 2009 and December 31, 2008, the reserves against work in process were $1,100,194 and $843,494 respectively. The Company determined these reserves were sufficient for both short term and long term work in process.

Fair Value of Financial Instruments

The Company establishes a fair value hierarchy based on the inputs used to measure fair value for all assets and liabilities recorded at fair value. At September 30, 2009, the Company did not have any nonfinancial assets or nonfinancial liabilities that are recognized or disclosed at fair value. All financial assets and liabilities that are reported at fair value are categorized as one of the following types of investments based upon the methodology for determining fair value.

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company utilizes various approaches to measure fair value for available- for-sale securities.

Concentration of Customer and Credit Risk

The Company generated 54% and 82% of total revenues from  major customers, in the periods ended September 30, 2009 and 2008, respectively. The accounts  receivable balance for these customers at September 30, 2009 and 2008 was $16,120,906 and $15,536,697, respectively.

The Company invests its excess cash in government bonds and other highly liquid debt instruments of financial institutions and corporations with strong credit ratings.  The Company has established guidelines relative to diversification and maturities to safely maintain an adequate level of liquidity.

Revenue Recognition

For all construction contracts, revenue is recorded when the persuasive evidence of an arrangement exists, work has been completed, price is fixed or determined and collection is reasonably assured.

The Company recognizes revenues from construction projects based upon work that is periodically certified as completed by the customer or which is virtually complete. The Company considers the title to work performed passes to the customer upon certification by the customer. Production costs, including materials, labor and subcontractor costs are allocated to revenue based upon the ratio of total costs incurred to date compared to total work to date.  Costs related to work performed but not completed are included in work in progress. Any losses from damages to work in process are generally covered by the customer. Customer-furnished materials, labor, and equipment, and in certain cases subcontractor materials, labor, and equipment are included in revenues and cost of goods sold when management believes that we are responsible for the acceptability of the project by client. Contracts are not segmented between types of services such as engineering and construction, and accordingly, gross margin is recognized under construction services.

The Company recognizes uncollectible work-in- process as a contract loss in the period it is determined to be not collectible. Claims against customers are recognized as revenue upon settlement. During the periods ended September 30, 2009 and 2008, the Company recognized $1,304,942 and $1,926,621, respectively as revenue. Revenues recognized in excess of amounts billed are classified as current assets under contract work-in-progress. Amounts billed to clients in excess of revenues recognized to date are classified as current liabilities under advances from customers.

The zero profit method permits the recognition of work performed (uncertified) as revenue at zero profit. Under this method, the Company would recognize all the cost increases in work in process as revenue and cost of goods sold with zero profit. The Company would recognize additional revenue and expenses at zero profit of $9,970,357 and $158,874, respectively as of September 30, 2009 and 2008.

Sales revenue from commercial activities, such as construction materials or steel fabrication, is recognized at the date when goods are delivered and accepted by the buyer and all significant risks and rewards relating to the ownership of the goods have been passed to the buyer.

Other Comprehensive Income

The Company reports and displays comprehensive income and its components in a full set of general-purpose financial statements. The Company’s unrealized gain of $530,968 and unrealized loss of $231,199 for the nine months ended September 30, 2009 and 2008, respectively relate to the translation of financial statements from Vietnamese Dong to US Dollars. The Company also recorded an unrealized gain of $2,427,228 and unrealized loss of $3,561,896 on investments available for sale for the nine months ended September 30, 2009, and 2008, respectively.

Reclassifications

Certain prior year items have been reclassified to conform to the current year presentation. The reclassifications had no material impact on the Consolidated Financial Statements.

Recent Pronouncements

In February 2008, the Financial Accounting Standards Board (“FASB”) issued an accounting standard update that delayed the effective date of fair value measurements accounting for all non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until the beginning of the first quarter of 2009. The Company adopted this accounting standard update effective January 1, 2009. The adoption of this update to non-financial assets and liabilities, as codified in ASC 820-10, did not have any impact on the Company’s consolidated financial statements.

The Company’s non-financial assets, such as goodwill, intangible assets, and property, plant and equipment, are measured at fair value when there is an indicator of impairment and recorded at fair value only when an impairment charge is recognized. No impairment indicators were present during the three and nine month periods ended September 30, 2009.   When impairment indicators are present, the Company utilizes various methods to determine the fair value of its non-financial assets.  For example, to value property plant and equipment, we would use the cost method for determining fair value; for goodwill we would use a combination of analyzing the Company’s market capitalization based on the market price of the Company’s common stock and a determination of discounted cash flows of the Company’s operations.

Effective January 1, 2009, the Company adopted an accounting standard that requires unvested share-based payments that entitle employees to receive nonrefundable dividends to also be considered participating securities, as codified in ASC 260. The adoption of this accounting standard had no impact on the calculation of our earnings per share because the Company has not issued participating securities.

Effective April 1, 2009, the Company adopted three accounting standard updates which were intended to provide additional application guidance and enhanced disclosures regarding fair value measurements and impairments of securities. They also provide additional guidelines for estimating fair value in accordance with fair value accounting. The first update, as codified in ASC 820-10-65, provides additional guidelines for estimating fair value in accordance with fair value accounting. The second accounting update, as codified in ASC 320-10-65, changes accounting requirements for other-than-temporary-impairment for debt securities by replacing the current requirement that a holder have the positive intent and ability to hold an impaired security to recovery in order to conclude an impairment was temporary with a requirement that an entity conclude it does not intend to sell an impaired security and it will not be required to sell the security before the recovery of its amortized cost basis. The third accounting update, as codified in ASC 825-10-65, increases the frequency of fair value disclosures. These updates were effective for fiscal years and interim periods ended after June 15, 2009. The adoption of these accounting updates did not have any impact on the Company’s consolidated financial statements.

Effective April 1, 2009, the Company adopted a new accounting standard for subsequent events, as codified in ASC 855-10. The update modifies the names of the two types of subsequent events either as recognized subsequent events (previously referred to in practice as Type I subsequent events) or non-recognized subsequent events (previously referred to in practice as Type II subsequent events). In addition, the standard modifies the definition of subsequent events to refer to events or transactions that occur after the balance sheet date, but before the financial statements are issued (for public entities) or available to be issued (for nonpublic entities). It also requires the disclosure of the date through which subsequent events have been evaluated. The update did not result in significant changes in the practice of subsequent event disclosures, and therefore the adoption did not have any impact on the Company’s consolidated financial statements.

Effective July 1, 2009, the Company adopted the “FASB Accounting Standards Codification” and the Hierarchy of Generally Accepted Accounting Principles (“ASC 105”). This standard establishes only two levels of U.S. GAAP, authoritative and nonauthoritative. The FASB Accounting Standards Codification (the “Codification”) became the source of authoritative, nongovernmental GAAP, except for rules and interpretive releases of the SEC, which are sources of authoritative GAAP for SEC registrants. All other non-grandfathered, non-SEC accounting literature not included in the Codification became nonauthoritative. The Company began using the new guidelines and numbering system prescribed by the Codification when referring to GAAP in the third quarter of 2009. As the Codification was not intended to change or alter existing GAAP, it did not have any impact on the Company’s consolidated financial statements.

In October 2009, the FASB issued Update No. 2009-13, “Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force” (“ASU 2009-13”). It updates the existing multiple-element revenue arrangements guidance currently included under ASC 605-25, which originated primarily from the guidance in EITF Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”). The revised guidance primarily provides two significant changes: 1) eliminates the need for objective and reliable evidence of the fair value for the undelivered element in order for a delivered item to be treated as a separate unit of accounting, and 2) eliminates the residual method to allocate the arrangement consideration. In addition, the guidance also expands the disclosure requirements for revenue recognition. ASU 2009-13 will be effective for the first annual reporting period beginning on or after June 15, 2010, with early adoption permitted provided that the revised guidance is retroactively applied to the beginning of the year of adoption. The Company is currently assessing the future impact of this new accounting update to its consolidated financial statements.

In October 2009, the FASB issued Update No. 2009-14, “Certain Revenue Arrangements that Include Software Elements—a consensus of the FASB Emerging Issues Task Force” (“ASU 2009-14”).  ASU 2009-14 amends the scope of pre-existing software revenue guidance by removing from the guidance non-software components of tangible products and certain software components of tangible products. ASU 2009-14  will be effective for the first annual reporting period beginning on or after June 15, 2010, with early adoption permitted provided that the revised guidance is retroactively applied to the beginning of the year of adoption. The Company is currently assessing the future impact of this new accounting update to its consolidated financial statements.

Other recent accounting pronouncements issued by the FASB, the American Institute of Certified Public Accountants ("AICPA"), and the SEC did not or are not believed by management to have a material impact on the Company's present condensed consolidated financial statements.

NOTE 3-   RECEIVABLE – OTHER

Other receivables at September 30, 2009 and December 31, 2008 by major classification were comprised of the following:

	September 30, 2009	December 31, 2008
Advances to employees	$4,029,429	$2,934,532
Prepayments to suppliers	8,142,103	2,169,684
Other short-term receivable	3,873,295	1,984,013
Total	$16,044,827	$7,088,229

The advances to employees consist of salary advances to employees, loans to employees, and advances to employees for business related expenses.  Under Vietnamese culture, some wages to employees are paid during the national holidays and other times a year. As of September 30, 2009 and December 31, 2008, the related payables to employees were $3,880,332 and $3,890,975. For many of Cavico’s construction employees, accrued wages are paid at the national holidays when workers can return home.  Salary advances area made to these employees during the year for living expenses.

NOTE 4 - INVENTORY

Inventories at September 30, 2009 and December 31, 2008  by major classifications, were comprised of the following:-

	September 30, 2009		December 31, 2008
Goods in transit	$800,814		$593,574
Material and supplies	3,261,775		2,456,948
Tools, instruments	67,476		49,356
Merchandises	651,603		495,842
Reserve	(15,166	)*	(175,338)
Inventory - net	$4,766,502		$3,420,382

*The reserve for inventory was evaluated as of September 30, 2009 based on the analysis of aging and movement of inventory. As a result, the reserve for inventory was reduced by $160,172.  The Company determined that the reserve for inventory is adequate at September 30, 2009.

NOTE 5 - OTHER CURRENT ASSETS

Other current assets at September 30, 2009 and December 31, 2008  by major classifications were comprised of the following:

	September 30, 2009	December 31, 2008
Prepaid loan interest	498,129	282,690
Other prepaid expenses	332,454	216,781
Tools and instruments*	1,004,538	400,256
Deductible Value Added Tax	403,298	280,962
Other current assets	459,269	242,993
TOTAL	$2,697,688	$1,423,682
*Tools and instruments which do not meet the capitalization policy of over $600 are amortized over 12 months.

Tools and instruments which do not meet the capitalization policy of over $600 to be included in property and equipment which have more than 12 months amortization  period were included in Prepaid expense under other assets. These amounts were $1,633,783 and $1,015,569 for the period ended  September 30, 2009 and December 31, 2008, respectively and are  amortized over 2 to 4 years. The remaining non-current prepaid expenses of $201,082 and $710,092 as of September 30, 2009 and December 31, 2008 are amortized over 2 to 4 years  based on the benefiting periods. The Company recognized amortization expenses of $838,935 and $891,285 from these non-current prepaid expenses for the period ended September 30, 2009 and December 31, 2008, respectively and expects to incur approximately $1.2 million  for the 2009 fiscal year.

NOTE 6 – INVESTMENTS IN NON-CONSOLIDATED COMPANIES AND JOINT STOCK COMPANIES

Equity Method Investment — Cavico Mining and Construction JSC

The Company’s investment amounts were $1,564,745 and $1,461,292 as of September 30, 2009 and December 31, 2008, respectively. The Company’s shares of income and losses were 25.55% and 26.13% as of September 31, 2009 and 2008, respectively. During the years ended September 30, 2009 and 2008, the Company recorded income of $104,707 and  $71,667, respectively as its proportionate share of income  in the joint stock company.

The following is the condensed financial position of Cavico Mining as of September 30, 2009 and December 31, 2008:

	September 30,	December 31,
	2009	2008

Current assets	$16,187,000	$11,795,000
Property and equipment, net	4,030,000	4,538,000
Total assets	22,702,000	19,079,000
Liabilities	14,725,000	11,443,000

Equity	$7,977,000	$7,636,000

The following is the condensed results of operations of Cavico Mining for the nine months ended September 30, 2009, and September 30, 2008 and year ended December 31, 2008:

	September 30, 2009	September 30, 2008	December 31, 2008
Operations:
Net revenue	$6,348,000	$6,874,000	$9,167,000
Expenses	(6,175,000)	(6,835,000)	(8,603,000)

Interest income	255,000	95,000	143,000

Net income	$381,000	$504,000	$610,000

The above financial information does not include any inter-company adjustments and adjustments required under US GAAP totaling amounts of ($7,359) and $60,123 for the periods ended September 30, 2009 and 2008, respectively. The only significant adjustment required under US GAAP is the bonus and welfare expenses charged to expenses amounting $34,942 and $ 39,364 for nine months ended September 30, 2009 and 2008, respectively.

Investee companies not accounted for under the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company’s share of the earnings or losses of such investee companies is not included in the consolidated balance sheet or statement of operations. However, impairment changes are recognized in the consolidated statement of operations.  The Company classifies as “Non-marketable investments”  in which the Company has less than a 20% interest and in which it does not have the ability to exercise significant influence over the investee.  These investments are in private companies, which carried at the lower of cost or net realized value. The estimated aggregate fair value of these investments approximated their carrying amount. The fair value of these investments were estimated based on a combination of the most recent rounds of financing and securities transactions and on other pertinent information, including financial condition and operating results of the investees. These investments are initially recorded at cost and reviewed at the end of each quarter for other than temporary impairment and discloses the impairment when the fair value of the investment is less than 95% of the amortized cost and has been in a continuous unrealized loss position for more than 12 months or at any time when immediate impairment is apparent. The review for impairment procedures include review of the financial reports, discussion with the investee’s officers, on-site visit, trends and prospects, relevant economic factors and review of investee company operations on website, if available. The Company determined that the impairment was temporary for some investments whose fair values were measured below the cost.As of September 30, 2009, no impairment charge was necessary.

The Company made new investment of $346,086 and $131,591 during the period ended September 30, 2009 and during the year ended December 31, 2008, respectively.

During the year ended December 31, 2008, the Company withdrew its investment of $124,116 in Vietravico as this company was not formed and received the Company’s  investment back. During the period ended September 30, 2009, the Company withdrew its investment of $67,799 in Agriculture Construction Corporation and recorded $7,567 loss on the sale of the investment. There were no sales of investments during the year ended December 31, 2008. During the period ended September 30, 2009, one of our investee, Vietnam Power Investment and Development JSC became public and was reclassified to available for sale security.

Investment in companies – cost method

The Company’s investments in companies that are accounted for on the cost method of accounting at September 30, 2009 and December 31, 2008 consisted of the following:

	September 30, 2009	December 31, 2008	Fair Value
1. Agriculture Construction Corporation	$-	$67,739	(a)
2. Tour Zones Investment and Construction JSC *	581,131	581,610	475,774(d)
3. Vietnam Power Investment and Development JSC *	-	238,389	(f)
4. Mai Son Cement Joint Stock Company	459,067	459,445	903,666(e)
5. Van Chan Hydropower Company	29,427	29,452	(a)
6. Ha Tay Investment and Development JSC	14,125	14,137	(a)
7. Businessman Culture Development JSC	29,427	29,452	(a)
8. Vietnam Media Financial JSC	114,078	114,172	100,931(d)
9. Vietnam Industry Investment and Construction JSC	58,855	58,903	(a)

10. Nam Viet Investment and Consultant JSC	80,355	80,422	(a)
11. Sao Mai-Ben Dinh Petrolium Investment JSC	588,547	589,032	818,854(d)
12. IDICO Industry Zone Investment Development JSC	8,828	8,835	(a)
13. Vietnam Power Development JSC	58,855	58,903	(a)
14. IDICO Long Son Petrolium Industry Zone Investment	117,709	117,806	158,289(d)
15. Nhan Tri JSC	14,714	14,726	(a)
16. North and South Investment Development JSC	5,885	5,890	(a)
17. Lilamavico Joint Venture	19,529	19,545	(a)
18. Vietnam Design JSC	15,891	15,904	(a)
19. Song Tranh Hydropower JSC	2,943	2,945	(a)
20. Kasvina JSC	107,834	75,526	189,941(e)
21. Vietnam Anti-counterfeit and trading promotion JSC	11,771	11,781	(a)
22. Song Thanh Hydropower JSC	29,427	-	(a)
23. Muong Hom Mining JSC	316,659	-	316,659(b)
24. Others	4,974	4,978	(a)
TOTAL	$2,670,031	$2,599,592
*Related entity by common directors.
(a) For investments under $100,000, the Company reviews all available general financial information to determine if impairment is necessary. It was not practical to measure the fair value.
(b) This amount was invested at the formation of this entity and the entity has had no financial activity; this company is in the process of receiving a license from the government authority.
(d) Fair value was calculated using average PE ratios in comparable public companies in the same industry in Vietnam and expected income estimated based on average rate of return on assets and discounted at 40% as these companies were in various stages of startup.
(e) Fair value was calculated using average PE ratios in comparable public companies in the same industry in Vietnam and expected income estimated based on average rate of return on equity discounted at 40% as this company is in the development phase. Using average rate of return on assets in the comparable companies resulted in higher fair value.
(f) This company became public in September 2009, quoted under symbol VPC at UPCOM – HaNoi Stock Exchange.

NOTE 7- INVESTMENTS, AVAILABLE FOR SALE

Assets measured at fair value on a recurring basis are summarized below. The Company has no financial liabilities measured at fair value on a recurring basis.

September 30, 2009	Level 1	Level 2	Level 3	Total

Available-for-sale securities	$2,117,790	$1,333,130	$-	$3,450,920

Available- for- sale securities consisted of the following at September 30, 2009:

Common Stock:	Number of shares	Cost	Fair Value	Accumulated unrealized gain/(loss)

Providential Holdings, Inc.	2,000,000	$60,000	$60,000	$-
Habubank Stock	620,000	603,113	603,113	-
Vinavico	470,200	667,876	751,233	83,357
Vietnam Growth Investment Fund (VF2)	2,000,000	1,194,750	962,033	(232,717)
Military Bank Stock	391,207	839,107	703,444	(135,663)
Military Bank Bond	85,300	75,299	153,119	77,820
Vietnam Power Investment and Development	389,194	238,192	217,978	(20,214)
Total Securities		$3,678,337	$3,450,920	$(227,417)

The Company’s short-term investments comprise equity and debt securities, all of which are classified as available-for-sale securities. These securities are carried at their fair market value based on either quoted market prices of the securities, and/or trading prices of over the counter market. VF2 securities were measured by HSBC Bank at September 30, 2009.  Net realized gains and losses are included in net earnings while unrealized gains and losses are included in other comprehensive income for available for sale securities. For purpose of determining realized gains and losses, the cost of securities sold is based on specific identification. The Company reviews the securities for possible other than temporary impairment when the fair value of security is less than 95% of the amortized cost and has been in a continuous unrealized loss position for more than 12 months.  For Providential Holdings, Inc., the market value of these securities had declined by 40% and due to poor financial results  it was determined that Company’s would not recover its original cost of the investment at September 30, 2009.  In addition, Habubank Stock had a significant decline in the market value by 61% and due to poor finance industry market in Vietnam, the recovery of the original cost of the investment was not anticipated at September 30, 2009. Based on the evaluation of the securities’ fair value, the Company wrote down $40,000 for Providential Holdings, Inc and $938,880 for Habubank Stock as these reductions appeared to be other than temporary as these securities were in unrealized loss position for more than 12 months. These impairment changes were recognized in the consolidated statement of operations.  The Company’s determination for impairment on  the available-for-sale securities are based on evaluations of performance indicators of the underlying assets in the securities, industry analyst reports, volatility of the securities’ fair value and other relevant information.

During the period ended September 30, 2009, the Company sold 30,000 shares of Military Bank and  10,000 shares of Habubank. The company recorded $6,281 loss on the sale of the securities.

Available-for-sale securities consisted of the following at December 31, 2008:

Common Stock:	Number of shares	Cost	Fair Value	Accumulated unrealized gain/(loss)

Providential Holdings, Inc.	2,000,000	$100,000	$40,000	$(60,000)
Habubank Stock	630,000	1,549,155	332,230	(1,216,925)
Vinavico	470,200	668,427	340,223	(328,204)
Vietnam Growth Investment Fund (VF2)	2,000,000	1,195,735	685,553	(510,182)
Military Bank Stock	355,807	828,589	296,724	(531,865)
Military Bank Bond	150,700	133,145	125,676	(7,469)
Total Securities		$4,475,051	$1,820,406	$(2,654,645)

During the year ended December 31, 2008, the Company recorded $439,934 loss using average cost method on sale of marketable securities.

NOTE 8 - NOTES PAYABLE

Notes payable consisted of the following at September 30, 2009 and December 31, 2008:

	September 30, 2009	December 31, 2008
Notes payable to Hanoi Building Commercial Joint Stock Bank*, secured by machinery and equipment, annual interest rate of 10.5%, maturity dates ranging from October 27, 2009** to August 24, 2010 .	$5,766,040	$5,721,798

Notes payable to Hanoi Building Commercial Joint Stock Bank, secured by machinery and equipment, annual interest rate of 10.5%, matures on August 15, 2010 and June 25, 2012	155,965	1,452,718

Notes payable to Agribank - Eastern Hanoi Branch*, unsecured, annual interest rate of 10.5%, matures on June 11, 2010	3,992,400	3,571,408

Notes payable to Agribank - Eastern Hanoi Branch, secured by machinery and equipment,, annual interest rate of 10.5%, matures on September 28, 2012	108,881	-

Notes payable to Agribank - Tu Liem Branch*, unsecured, annual interest rates of 10.5%, maturity dates ranging from October 9, 2009** to July 8, 2010.	6,054,886	5,359,843

Notes payable to Agribank - Tu Liem Branch, secured by machinery and equipment, annual interest rate of 12%, matures on April 16, 2012	779,358	830,801

Notes payable to Military Commercial Joint Stock Bank*, secured by machinery, equipment, annual interest rate of 10.5%, matures on June 28, 2010 and July 14, 2010.	1,124,319	837,859

Notes payable to Military Commercial Joint Stock Bank, secured by machinery and equipment, annual interest rates ranging from 10.5% to 15%, matures on December 31, 2010, December 30, 2011 and May 17, 2013	2,991,228	3,187,975

Notes payable to North Asia Commercial Joint Stock Bank - Nghe An Branch, secured by VF2 Fund Certificate, annual interest rate of 12.75%, matures on December 31, 2009.	2,059,914	2,061,612

Notes payable to Agribank - Northern Hanoi Branch*, unsecured, annual interest rate of 10.5%, maturity dates ranging from January 22, 2010 to July 31, 2010.	10,821,810	9,679,137

Notes payable to Agribank - Northern Hanoi Branch, secured by machinery and equipment, interest rates ranging from 10.5% to 14.16%, maturity dates ranging from October 25, 2010 to April 14, 2014.	1,284,470	1,103,440

Notes payable to Agribank - Southern Hanoi Branch, secured by machinery and equipment, annual interest rate of 15%, matures on December 17, 2009.	-	493,756

Notes payable to BIVD – Son La Branch*,unsecured, annual interest rate of 10.5%, matured on August 20, 2009 (in default and extension in process to November 30, 2009) and October 12, 2009.	85,168	186,085

Notes payable to BIVD – Son La Branch, secured by machinery and equipment, annual interest rate of 10.5%, matures on August 8, 2010.	40,786	77,576

Notes payable to Agribank - Hoang Mai Branch*, unsecured, annual interest rate of 10.5%, matures on April 24, 2010 and May 25, 2010	4,971,203	3,715,132

Notes payable to Agribank - Hoang Mai Branch, secured by machinery and equipment, annual interest rates ranging from EURBOR to 12.6%, matures on September 7, 2012, December 13, 2011	2,549,418	1,938,877

Notes payable to Saigon Commercial JS Bank, secured by machinery and equipment, annual interest rate of 13.2%, matures on November 1, 2009	95,835	125,366

Notes payable to BIDV - North Hanoi Branch, secured by machinery and equipment, annual interest rate of 10.5%, matures on March 25, 2012	543,442	676,423

Notes payable to VID Public Bank*, unsecured, annual interest rate of 10.5%, matures on June 10, 2010	4,414	8,835

Notes payable to Housing Development Bank*, unsecured, annual interest rate of 10.5%, matures on September 14, 2012	30,134	37,845

Notes payable to Vinashin Financial Company, unsecured, annual interest rate of 10.5%, matures on January 7, 2010.	588,547	589,032

Notes payable to Petroleum Financial Company*, unsecured, annual interest rate of 11.52%, matures on October 5, 2009.	529,692	543,264

Notes payable to Petroleum Financial Company , secured by machinery and equipment, annual interest rate of 10.5%, matures on March 18, 2010	63,794	127,693

Notes payable to Vietnam Development Bank - Thua Thien Hue Branch, secured by machinery and equipment, annual interest rate of 9.6%, matures on January 3, 2010.	1,177,094	1,178,064

Notes payable to Thang Long Securities JSC, secured by stock of subsidiaries, annual interest rate of 17.4%, matures on November 10, 2009.	509,099	618,484

Notes payable to Agribank – Hoang Quoc Viet branch*, unsecured, annual interest rate of 10.5%, matures dates ranging from December 25, 2009 to August 30, 2010	7,464,583	4,492,027

Notes payable to Agribank – Hoang Quoc Viet branch, secured by machinery and equipment, annual interest rate of 10.5%, matures on December 31, 2011 and July 31, 2012.	1,077,897	1,269,198

Notes payable to Agribank - Muong La branch*, unsecured, annual interest rate of 10.5%, matures on November 21, 2009	411,586	200,271

Notes payable to Global Petrolium JS Bank, secured by machinery and equipment, annual interest rate of 10.5%, matures on December 16, 2009	45,188	47,123

Notes payable to Techcombank, secured by machinery and equipment, annual interest rates of 15.2% and 10.5%, matures on October 27, 2011 and April 3, 2012.	82,509	84,781

Notes payable to AnBinh JS bank, secured by machinery and equipment, annual interest rate of 10.5%, matures on November 25, 2009 and July 20, 2011.	49,410	14,726

Notes payable to SEA bank – Dong Da branch, secured by machinery and equipment, annual interest rate of 10.5%, matures on June 1, 2012.	67,612	-

Notes payable to Vietnam-Russia JV Bank, unsecured, annual interest rate of 10.5%, matures on February 23, 2009 and June 26, 2010.	1,991,631	-

Notes payable to AnBinh Securities JSC, secured by Military bank stock, annual interest rate of 10.5%, matures on December 24, 2009	225,989	-

Notes payable to Eastern Bank – Khanh Hoa, unsecured, annual interest rate of 10.5%, matures on January 21, 2010	588,547	-

Notes payable to VietinBank – Ha noi, secured by machinery, annual interest rate of 10.5%, matures on July 4, 2010 and September 23, 2012	194,220	-

Notes payable to Marintime Bank – Cau Giay, secured by machinery, annual interest rate of 10.5%, matures on March 23, 2010	47,084	-

Notes payable to various individuals, unsecured, annual interest rates ranging from 12% to 16.8%, matures on December 31, 2009 and December 31, 2012	4,685,974	4,305,481
Total Notes Payable	$63,260,127	$54,536,630

Short-term note payable and current portion of LT notes, weighted average interest rates of 10.9% for nine months of 2009 and 15.1% for nine months of 2008	54,075,361	46,813,145

Long-term notes payable	$9,184,766	$7,723,485

*  The bank must approve all funding and controls the use of funds.
**These loans were paid off after the period end.

Future maturities on long-term debt as of September 30 are as follows:
2010	$54,075,361
2011	3,687,178
2012	2,619,079
2013	1,689,989
2014	292,486
2015	896,034
$63,260,127

NOTE 9 - CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company had loans receivable in the amounts of $2,831 and $334,196 and advances receivable of $430,632 and $714,658 from various officers and directors of the Company as of September 30, 2009 and December 31, 2008, respectively. The loans and advances to officers were made with no interest, not secured and due on demand.  Advances include monies advanced for miscellaneous expenses such as business travel costs, selling costs and material purchases.

The Company had other payables of $12,705 and $17,876 to officers and directors of the Company as of September 30, 2009 and December 31, 2008, respectively.

The Company had loans payable to officers and directors of $191,033 and $208,667 as of September 30, 2009 and December 31, 2008, respectively. These loans are unsecured, and due on demand with annual interest from 12% to 16.8%.

The Company has investments, which are accounted for on the cost method, in Vietnam Power Investment and Development, JSC and Tour Zones Investment and Construction JSC (Note 6). These entities share common directors with the Company.

The Company has guaranteed a loan with line of credit for approximately $4 million and $5.6 million for Cavico Mining, an equity investment entity, as of September 30, 2009 and December 31, 2008, respectively. The loan balances as of September 30, 2009 and December 31, 2008 were $3,771,558 and $2,128,859, respectively. The Company also had a receivable from Cavico Mining for $5,599,883 and $3,826,533 as of September 30, 2009 and December 31, 2008, respectively and payable due to Cavico Mining for $391,870 and $155,347 as of September 30, 2009 and December 31, 2008, respectively.

NOTE 10 - STOCKHOLDERS’ EQUITY

The Company had no stock issuance for nine months ended September 30, 2009.

The following schedule presents a reconciliation of the beginning and ending balances of the equity attributable to the Company and the noncontrolling owners and the effect of the changes in Company’s ownership in a subsidiary and the equity attributable to the Company.

	Comprehensive Income (loss)	Retained Earnings	Accumulated Other Comprehensive Income	Common Stock	Paid-in Capital	Noncontrolling Interest	Total
Beginning balance	$-	$(6,638,329)	$(3,739,401)	$3,048	$13,619,865	$9,715,228	$12,960,411
Reclassification of unrealized loss from Noncontrolling interest in the prior year	-	-	481,002	-	-	(481,002)	-
Net income	(2,169,438)	(2,299,959)	-	-	-	130,520	(2,169,438
Sale of share from noncontrolling interest						264,020	264,020
Dividend paid to noncontrolling interest						(412,302)	(412,302)
Other comprehensive income:				-	-
Unrealized gain(loss) on Securities	2,427,228	-	1,984,858	-	-	442,369	2,427,228
Foreign currency translation adjustment	(530,968)	-	(522,688)	-	-	(8,280)	(530,968)
Ending balance	$(273,178)	$(8,938,288)	$(1, 796,228)	$3,048	$13,619,865	$9,650,554	$12,538,951

NOTE 11- SEGMENT REPORTING

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information” requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Following is a summary of segment information for the nine months period ended September 30, 2009:

	Civil	Commercial
	Construction	Activities	Unallocated	Total
Sales	$36,699,183	$5,767,197	$-	$42,466,380
Operating income/(loss)	2,699,167	(26,697)	(2,201,086)	471,383
Total Assets	86,317,444	6,972,987	28,034,923	121,325,354
Capital Expenditure	4,953,451	291,155	7,328	5,251,935
Interest Income	-	-	198,585	198,585
Interest Expense	91,109	424,261	1,208,787	1,724,157
Depreciation/Amortization	3,395,057	57,010	173,756	3,625,823

Following is a summary of segment information for the nine months period ended September 30, 2008:

	Civil	Commercial
	Construction	Activities	Unallocated	Total
Sales	$35,418,898	$2,284,989	$-	$37,703,887
Operating income/(loss)	3,130,164	108,561	(1,777,165)	1,461,560
Total Assets	67,766,231	3,181,083	21,146,126	92,093,440
Capital Expenditure	10,033,484	939	895,795	10,930,218
Interest Income	-	-	678,203	678,203
Interest Expense	468,405	256,911	1,095,416	1,820,732
Depreciation/Amortization	3,584,617	18,290	8,792	3,611,699

NOTE 12 – PUBLIC OFFERING

On July 27, 2009, the Company submitted a Stock Split Request form with the Financial Industry Regulation Authority (“FINRA”) to request approval for a 40-for-one reverse stock split and become effective.

On May 22, 2009, the Company filed a registration statement for public offering of 3,571,428 shares of common stock at $5.60 per share. Immediately prior to the effectiveness of the registration statement, the Company plans to designate and grant for no monetary consideration 1,200,000 shares of Class A Preferred Stock, $0.001 par value, to the directors and management of the Company. Each share of Class A Preferred Stock is convertible into one share of the Company’s common stock at the option of the holders thereof at any time that the closing market price of our common stock is greater than $7.50 for more than five consecutive days. The right to convert shares of Class A Preferred Stock into common stock will expire on the second anniversary of the issuance of the Class A Preferred Stock. On such second anniversary, each share of Class A Preferred Stock will be redeemed by the Company at  its par value. The Company will classify this Preferred Stock as permanent equity as the redemption feature is immaterial to be recorded as a liability per US GAAP, specifically, as a financial instrument issued in the form of shares that is mandatorily redeemable, that embodies an unconditional obligation requiring the issuer to redeem it by transferring its assets at a specified or determinable date (or dates) or upon an event that is certain to occur. The pro forma earning per share impact of the expected issuance of the convertible Class A Preferred Stock included as compensation expense using a price of $5.60 per share is as follows;

	Actual		Proforma
	September 30, 2009	December 31, 2008	September 30, 2009
Net loss attributable to Cavico Corp.	$ (2,299,958)	$61,309	$(9,019,958)
Weighted average common shares	3,047,795	2,919,045	4,247,795
Net Income per common share-basic & diluted	$(0.75)	$0.02	$(2.12)

The Company’s common stock is listed on the NASDAQ Capital Market under the symbol “CAVO”

As of September 30, 2009, the registration statement is not effective and waiting for an approval from SEC.

NOTE 13 – RESTATEMENTS

The financial statements for the periods ended September 30, 2009 and 2008 were restated to exclude Cavico Mining which was included in consolidation as a subsidiary of the Company in the previously issued financial statements.  This determination was based on FIN46R analysis which concluded that the Company is not a primary beneficiary.

Effects on previously issued  financial statements for the period ended September 30, 2009 are as follows:

	Three Month Ended Sep 30,		Nine Month Ended Sep 30,
	2009	2008	2009	2008
Decrease in revenue	$(213,267)	$(633,710)	$(852,156)	$(4,760,223)
Decrease in cost of sales	28,343	(358,218)	(73,329)	(3,546,859)
Decrease in general administrative expenses	(115,797)	(98,873)	(347,784)	(339,472)
Increase in other income	13,048	96,810	108,778	398,820
Income tax effect of restatement	$4,603	$12,352	$80,835	106,469
Increase in net income	$-	$-	$-	$-

Balance Sheet as of September 30, 2009
	Previously Reported	Net Change	Restated
ASSETS

Current Assets:
Cash	$1,625,395	(116,053)	$1,509,342
Investments, available for sale	3,789,923	(339,003)	3,450,920
Equity method investment in Cavico Mining	-	1,564,745	1,564,745
Accounts receivable -trade- net	11,632,833	(1,683,023)	9,949,810
Receivable - other	12,682,360	3,362,467	16,044,827
Inventory	5,604,804	(838,302)	4,766,502
Work in process	35,861,724	(8,331,620)	27,530,104
Receivables and advances from related parties	467,300	(33,837)	433,463
Other current assets	2,842,176	(144,488)	2,697,688
Total current assets	74,506,515	(6,559,114)	67,947,401

Fixed Assets:
Land and building development costs	9,811,074	(232,937)	9,578,137
Temporary housing assets	572,389	(302,915)	269,474
Machinery and equipment	29,692,248	(3,767,614)	25,924,634
Vehicles	12,798,025	(5,433,158)	7,364,867
Office and computer equipment	833,787	(65,943)	767,844
	53,707,523	(9,802,567)	43,904,956
Less accumulated depreciation	(20,781,050)	5,772,709	(15,008,341)
Net fixed assets	32,926,473	(4,029,858)	28,896,615

Intangible Assets:
Goodwill	855,242	(87,517)	767,725
Licenses - net	278,645	-	278,645
Net Intangible Assets	1,133,887	(87,517)	1,046,370

Other Non Current Assets:
Investments, cost method	2,900,152	(230,121)	2,670,031
Long-term retention receivables	15,409,574	(825,929)	14,583,645
Prepaid expenses	2,434,956	(600,091)	1,834,865
Long-term work in process	5,999,214	(2,658,631)	3,340,583
Other assets	1,006,954	(1,110)	1,005,844
Total other assets	27,750,850	(4,315,882)	23,434,968

TOTAL ASSETS	$136,317,725	(14,992,371)	$121,325,354

	Previously Reported	Net Change	Restated
LIABILITIES

Current Liabilities:
Accounts payable	$17,467,160	(1,106,861)	$16,360,299
Accounts payable – related parties	18,079	(5,374)	12,705
Accrued expenses	5,842,641	(405,358)	5,437,283
Advances from customers	9,226,225	(1,263,361)	7,962,864
Payable to employees	4,059,880	(179,548)	3,880,332
Notes payable - current	58,512,385	(4,437,024)	54,075,361
Notes payable - related parties	211,394	(20,361)	191,033
Current portion of capital lease obligations	139,139	(10,971)	128,168
Total current liabilities	95,476,903	(7,428,858)	88,048,045

Long-Term Debt:
Long-term advances from customers	10,759,690	-	10,759,690
Capital lease obligations – long-term	800,948	(7,046)	793,902
Long-term debt	10,497,367	(1,312,601)	9,184,766
Total long-term debt	22,058,005	(1,319,647)	20,738,358

TOTAL LIABILITIES	117,534,908	(8,748,506)	108,786,403

Commitments and Contingencies (See Note 9)	-	-	-

Stockholders' Equity:
Preferred stock:$.001 par value - 25,000,000 authorized, none issued and outstanding
Common stock, $.001 par value; 300,000,000 shares authorized; 3,274,942 and 3,271,192 shares issued, 3,047,795 and 2,919,045 shares outstanding, respectively	3,048	-	3,048
Additional paid-in capital	13,619,865	-	13,619,865
Accumulated deficit	(8,847,698)	(90,590)	(8,938,288)
Accumulated other comprehensive income (loss)	(1,897,441)	101,213	(1,796,228)
Total Cavico Corp. stockholders' equity	2,877,774	10,623	2,888,397
Noncontrolling interest	15,905,043	(6,254,489)	9,650,554
Total stockholders' equity	18,782,817	(6,243,866)	12,538,951
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$136,317,725	(14,992,371)	$121,325,354

Statement of Operations and Comprehensive Income for the Nine Months Ended September 30, 2009

	Previously	Net
	Reported	Change	Restated
Revenues:
Civil construction	$37,412,980	(713,797)	$36,699,183
Mining construction	2,833,340	(2,833,340)	-
Commercial activities	3,072,216	2,694,981	5,767,197
Total revenue	43,318,536	(852,156)	42,466,380

Cost of Goods Sold:
Civil construction	31,321,835	(93,173)	31,228,662
Mining construction	2,254,405	(2,254,405)	-
Commercial activities	2,570,925	2,274,249	4,845,174
Total cost of goods sold	36,147,165	(73,329)	36,073,836

Gross Profit	7,171,371	(778,827)	6,392,544

Operating Expenses:
Selling expenses	499,064	-	499,064
Bad debts	359,290		359,290
General & administrative expenses	5,410,591	(347,784)	5,062,807
Total operating expenses	6,268,945	(347,784)	5,921,161

Total income from operations	902,426	(431,043)	471,383

Other income (expenses):
Gain on disposal of assets	15,988	(8,690)	7,298
Other income	107,575	1,877	109,452
Income from investment in Cavico Mining	-	104,707	104,707
Gain (loss) on sales of marketable securities	(6,281)	-	(6,281)
Loss on foreign currency exchange	(96,775)	-	(96,775)
Other-than-temporary impairment losses on available-for-sale securities	(978,880)	-	(978,880)
Interest income	320,905	(122,320)	198,585
Interest expense	(1,857,361)	133,204	(1,724,157)
Total other income ( expense)	(2,494,829)	108,778	(2,386,051)

Income before income taxes and noncontrolling interest	(1,592,403)	(322,265)	(1,914,668)

Income taxes benefit (expense)	(335,605)	80,835	(254,770)

Income before noncontrolling interest	(1,928,008)	(241,430)	(2,169,438)

Net income attributable to noncontrolling interest	(371,950)	241,429	(130,521)

Net income attributable to Cavico Corp.	$(2,299,958)	1	$(2,299,959)
Other comprehensive income:
Unrealized gain(loss) on investments available for sale	2,530,812	103,584	2,427,228
Foreign currency translation adjustment	(443,625)	87,343	(530,968)
Comprehensive income (loss)	$159,179	(432,357)	$(273,178)
Less comprehensive income(loss) attributable to the noncontrolling interest	(973,277)	408,667	(564,610)
Comprehensive income(loss) attributable to Cavico Corp	$(814,098)	23,690	(837,788)
Per Share Information:
Weighted average number of common shares outstanding-basic and diluted	3,047,795	-	3,047,795
Net income per common share-basic and diluted	$(0.75)	-	$(0.75)

Statement of Operations and Comprehensive Income for the Nine Months Ended September 30, 2008

	Previously	Net
	Reported	Change	Restated
Revenues:
Civil construction	$37,641,074	(2,222,176)	$35,418,898
Mining construction	2,983,315	(2.983,315)	-
Commercial activities	1,839,721	445,268	2,284,989
Total revenue	42,464,110	(4,760,223)	37,703,887

Cost of Goods Sold:
Civil construction	31,500,800	(1,588,763)	29,912,037
Mining construction	2,382,433	(2,382,433)	-
Commercial activities	1,375,411	424,337	1,799,748
Total cost of goods sold	35,258,644	(3,546,859)	31,711,785

Gross Profit	7,205,466	(1,213,364)	5,992,102

Operating Expenses:
Selling expenses	49,666	-	49,666
Bad debts	-		-
General & administrative expenses	4,820,348	(339,472)	4,480,876
Total operating expenses	4,870,014	(339,472)	4,530,542

Total income from operations	2,335,452	(873,892)	1,461,560

Other income (expenses):
Gain on disposal of assets	53,528	-	53,528
Other expense	(9,293)	(2,314)	(11,607)
Income from investment in Cavico Mining	-	71,667	71,667
Gain (loss) on sales of marketable securities	(380,818)	-	(380,818)
Loss on foreign currency exchange	-		-
Other-than-temporary impairment losses on available-for-sale securities	-		-
Loss on sale of investment	-		-
Interest income	661,183	17,020	678,203
Interest expense	(2,133,179)	312,447	(1,820,732)
Total other income ( expense)	(1,808,579)	398,820	(1,409,759)

Income before income taxes and noncontrolling interest	526,873	(475,072)	51,801

Income taxes benefit (expense)	1,115,489	106,469	1,221,958

Income before noncontrolling interest	1,642,362	(368,603)	1,273,759

Net income attributable to noncontrolling interest	(897,264)	(368,604)	(528,660)

Net income attributable to Cavico Corp.	$745,099	1	$745,098
Other comprehensive income:
Unrealized gain(loss) on investments available for sale	(3,561,896)	-	(3,561,898)
Foreign currency translation adjustment	(300,086)	68,887	(231,199)
Comprehensive income (loss)	$(2,219,620)	299,716	$(2,519,336)
Less comprehensive income(loss) attributable to the noncontrolling interest	(897,264)	68,887	(528,660)
Comprehensive income(loss) attributable to Cavico Corp	$(3,116,884)	-	(3,047,996)
Per Share Information:
Weighted average number of common shares outstanding-basic and diluted	2,920,075	-	2,920,075
Net income per common share-basic and diluted	$0.26	-	$0.26

Statement of Operations and Comprehensive Income for the Three Months Ended September 30, 2009

	Previously Reported	Net Change	Restated
Revenues:
Civil construction	$14,911,691	(117,770)	$14,793,921
Mining construction	821,093	(821,093)	-
Commercial activities	1,476,891	725,597	2,202,488
Total revenue	17,209,675	(213,266)	16,996,409

Cost of Goods Sold:
Civil construction	14,036,497	110,161	14,146,658
Mining construction	661,681	(661,681)	-
Commercial activities	1,217,708	579,863	1,797,571
Total cost of goods sold	15,915,886	28,343	15,944,229

Gross Profit	1,293,789	241,609	1,052,180

Operating Expenses:
Selling expenses	329,863	-	329,863
Bad debts	250,386	-	250,386
General & administrative expenses	2,114,334	(115,797)	1,998,537
Total operating expenses	2,694,583	(115,797)	2,578,786

Total income from operations	(1,400,794)	(125,812)	(1,526,606)

Other income (expenses):
Gain on disposal of assets	(904)	2	(902)
Other income	60,712	1	60,713
Loss from investment in Cavico Mining	-	(8,470)	(8,470)
Gain (loss) on sales of marketable securities	1,286	(7,567)	(6,281)
Loss on foreign currency exchange	(43,083)	-	(43,083)
Other-than-temporary impairment losses on available-for-sale securities	(978,880)	-	(978,880)
Loss on sale of investment	(7,567)	7,567	-
Interest income	90,655	(16,149)	74,506
Interest expense	(692,826)	37,664	(655,162)
Total other income ( expense)	(1,570,607)	13,048	(1,557,559)

Income before income taxes and noncontrolling interest	(2,971,401)	(112,764)	(3,084,165)

Income taxes benefit (expense)	86,285	4,603	90,888

Income before noncontrolling interest	(2,885,116)	(108,161)	(2,993,277)

Net income attributable to noncontrolling interest	281,126	108,162	389,288

Net income attributable to Cavico Corp.	$(2,603,990)	1	$(2,603,989)
Other comprehensive income:
Unrealized gain(loss) on investments available for sale	1,255,044	224,215	1,479,259
Foreign currency translation adjustment	(561,722)	37,860	(523,862)
Comprehensive income (loss)	$(2,191,794)	153,915	$(2,037,879)
Less comprehensive income(loss) attributable to the noncontrolling interest	300,062	(107,564)	192,498
Comprehensive income(loss) attributable to Cavico Corp	$(1,891,732)	46,351	$(1,845,381)
Per Share Information:
Weighted average number of common shares outstanding-basic and diluted	3,047,795	-	3,047,795
Net income per common share-basic and diluted	$(0.85)	-	$(0.85)

Statement of Operations and Comprehensive Income for the Three Months Ended September 30, 2008

	Previously Reported	Net Change	Restated
Revenues:
Civil construction	$13,219,147	(319,418)	$12,899,729
Mining construction	851,672	(851,672)	-
Commercial activities	644,162	537,380	1,181,542
Total revenue	14,714,981	(633,710)	14,081,271

Cost of Goods Sold:
Civil construction	11,895,308	(130,019)	11,765,289
Mining construction	682,653	(682,653)	-
Commercial activities	582,861	454,454	1,037,315
Total cost of goods sold	13,160,822	(358,218)	12,802,604

Gross Profit	1,554,159	(275,492)	1,278,667

Operating Expenses:
Selling expenses	9,425	-	9,424
Bad debts	-
General & administrative expenses	1,731,260	(98,875)	1,632,385
Total operating expenses	1,740,685	(98,876)	1,641,809

Total income from operations	(186,526)	(176,616)	(363,142)

Other income (expenses):
Gain on disposal of assets	3,198	-	3,198
Other income	(2,739)	19	(2,720)
Income from investment in Cavico Mining	-	1,921	1,921
Gain (loss) on sales of marketable securities	(380,818)	-	(380,818)
Loss on foreign currency exchange	-		-
Other-than-temporary impairment losses on available-for-sale securities	-		-
Loss on sale of investment	-		-
Interest income	232,430	3,224	235,654
Interest expense	(1,162,800)	94,043	(1,068,757)
Total other income ( expense)	(1,310,729)	99,207	(1,211,522)

Income before income taxes and noncontrolling interest	(1,497,255)	(77,409)	(1,574,664)

Income taxes benefit (expense)	1,758,591	9,955	1,768,546

Income before noncontrolling interest	261,336	(67,454)	193,882

Net income attributable to noncontrolling interest	(112,352)	67,455	(44,897)

Net income attributable to Cavico Corp.	$148,984	1	$148,985
Other comprehensive income:
Unrealized gain(loss) on investments available for sale	610,097	-	610,097
Foreign currency translation adjustment	2,438	39	2,477
Comprehensive income (loss)	$873,871	(67,415)	$806,456
Less comprehensive income(loss) attributable to the noncontrolling interest	(112,352)	67,455	(44,897)
Comprehensive income(loss) attributable to Cavico Corp	$761,519	40	761,559
Per Share Information:
Weighted average number of common shares outstanding-basic and diluted	2,921,105	-	2,921,105
Net income per common share-basic and diluted	$0.05	-	$0.05

Statement of Cash Flows for the Period Ended September 30, 2009

	Previously Reported	Net Change	Restated
Cash Flows From Operating Activities:
Net income(loss)	$(1,928,008)	$(241,430)	(2,169,438)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	4,492,175	(866,352)	3,625,823
Changes in provisions	359,290	-	359,290
Gain on sale of fixed assets	(15,988)	8,690	(7,298)
Other-than-temporary impairment losses on available-for-sale securities	978,880		978,880
Loss on foreign currency exchange	96,775	-	96,775
Loss on sale of marketable securities	(1,286)	7,567	6,281
Income from investment in Cavico Mining	-	(104,707)	(104,707)
Loss on sale of investment	7,567	(7,567)	-
Changes in assets and liabilities:
Increase in accounts receivable and other current assets	(10,155,784)	115,245	(10,040,539)
Increase in inventory	(1,509,833)	318,888	(1,190,945)
Increase in construction work in progress	(11,932,052)	1,910,525	(10,021,527)
Increase in other assets	93,536	(223,557)	(130,021)
Increase in advances from customer	4,709,627	(382,619)	4,327,008
Increase (decrease) in payable to employees	(157,044)	149585	(7,459)
Increase in accounts payables and accrued expenses	8,747,674	67,670	8,815,344
Net Cash Used in Operating Activities	(6,214,471)	751,938	(5,462,533)

Cash Flows from Investing Activities:
Purchase of property, equipment and intangible assets	(5,638,432)	385,497	(5,251,935)
Purchase of investments in nonconsolidated companies and joint venture	(431,614)	124,513	(556,127)
Proceed from sale of available-for-sale securities	55,229	(2,718)	52,511
Proceeds from withdrawals of investments	65,080	2,719	67,799
Proceeds from sales of fixed assets	725,726	(33,689)	692,037
Net Cash Used in Investing Activities	(5,224,011)	228,296	(4,995,715)

Cash Flow From Financing Activities:
Proceeds from contribution by minority interests	625,575	(237,042)	388,533
Payments of dividend to minority interest	(775,507)	363,206	(412,301)
Proceeds from notes payable	63,862,905	(6,793,981)	57,068,924
Proceeds from notes payable - related parties	57,903	(23,582)	34,321
Payments of notes payable	(53,770,243)	5,730,360	(48,039,883)
Payments of notes payable- related parties	(55,003)	3,187	(51,816)
Payments of capital leases obligations	(30,788)	8,242	(22,546)
Net Cash Provided By Financing Activities	9,914,842	(949,610)	8,965,232

Increase(decrease) in Cash	(1,523,640)	30,624	(1,493,016)

Cash at Beginning of period	3,148,985	(146,746)	3,002,239
Effect of foreign currency translation	50	69	119

Cash at End of period	$1,625,395	$(116,053)	1,509,342

Supplemental Cash Flow Information:
Interest paid	$4,586,705	$(338,987)	4,247,718
Taxes paid	$47,924	$(20,866)	27,058

Statement of Cash Flows for the Period Ended September 30, 2008

	Previously Reported	Net Change	Restated
Cash Flows From Operating Activities:
Net income(loss)	$1,642,362	$(368,603)	1,273,759
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	4,480,824	(869,125)	3,611,699
Changes in provisions	-		-
Gain on sale of fixed assets	(53,528)	-	(53,528)
Loss on sale of marketable securities	380,818-	-	380,818
Income from investment in Cavico Mining	-	(71,667)	(71,667)
Stock issued for services	84,750	-	84,750
Changes in assets and liabilities:
Increase in accounts receivable and other current assets	(8,785,717)	(2,332,272)	(11,117,989)
Increase in inventory	(767,657)	(206,674)	(974,331)
Increase in construction work in progress	(1,764,566)	1,605,692	(158,874)
Increase in other assets	142,566	(536,191)	(393,625)
Increase in advances from customer	2,763,499	538,235	3,301,734
Increase (decrease) in payable to employees	1,060,457	(71,056)	989,401
Increase in accounts payables and accrued expenses	(1,008,711)	1,347,809	339,098
Net Cash Used in Operating Activities	(1,824,903)	(963,852)	(2,788,755)

Cash Flows from Investing Activities:
Purchase of property, equipment and intangible assets	(9,262,159)	(1,668,059)	(10,930,218)
Purchase of investments in nonconsolidated companies and joint venture	(2,919,505)	257,330	(2,662,175)
Proceed from sale of available-for-sale securities	2,466,748	-	2,466,748
Proceeds from withdrawals of investments	180,311	486,881	667,192
Proceeds from sales of fixed assets	798,931	(49,572)	749,359
Net Cash Used in Investing Activities	(8,735,674)	(973,420)	(9,709,094)

Cash Flow From Financing Activities:
Proceeds from contribution by minority interests	2,969,384	1,604,860	4,574,244
Payments of dividend to minority interest	(277,329)	205,129	(72,200)
Proceeds from notes payable	51,789,341	(6,734,745)	45,054,596
Proceeds from notes payable - related parties	1,578,229	-	1,578,229
Payments of notes payable	(43,909,546)	6,913,821	(36,995,725)
Payments of notes payable- related parties	(1,090,819)	-	(1,090,819)
Payments of capital leases obligations	(38,733)	(55,948)	(94,681)
Net Cash Provided By Financing Activities	11,020,527	1,933,117	12,953,644

Increase(decrease) in Cash	459,950	(4,155)	455,795

Cash at Beginning of period	1,412,201	(54,811)	1,357,390
Effect of foreign currency translation	(47,670)	1,410	(46,260)

Cash at End of period	$1,824,481	$(57,556)	1,766,925

Supplemental Cash Flow Information:
Interest paid	$2,588,659	$(390,231)	2,198,428
Taxes paid	$48,586	$(39,657)	8,929

NOTE 14 – SUBSEQUENT EVENT

On November 23, 2009, the Company, Cavico Vietnam, the Company’s wholly-owned subsidiary, and Cavico Mining and Construction JSC, entered into a Securities Purchase Agreement, pursuant to which the Company and its subsidiaries agreed to purchase from Mining a total of 4,000,000 shares of Mining at 80% of average ten days closing price before the date which Cavico Mining makes public this information in HOSE exchange  in exchange for debt owed to the Company and its subsidiaries by Mining or cash, at the Company’s discretion. The purchase price will not be lower than book value per share of 16,894 VND and will not exceed 21,000 VND per share. At the conclusion of transactions contemplated by the Securities Purchase Agreement, the Company and its subsidiaries will own 50% of the total issued and outstanding ordinary shares of Mining. This agreement is conditional on an approval from shareholders of Cavico Mining.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Cavico Corp. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Cavico Corp. and Subsidiaries (“the Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cavico Corp. and Subsidiaries at December 31, 2008 and 2007, and the results of its operations, stockholders’ equity and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

We draw attention to Note 1 to the financial statements, which describes the reverse stock split approved by the Company's Board of Directors and shareholders to be effective concurrently with the effective date of the Company’s registration statement on Form S-1, (File No. 333-159464), for the registration of 3,571,428 shares of common stock which has been filed with the U.S. Securities and Exchange Commission. Our opinion is not qualified in respect of this matter.

As discussed in Note 20 to the consolidated financial statements, the accompanying 2007 and 2008 financial statements have been restated for correction of errors and deconsolidation of Cavico Mining Joint Stock Company.

/s/ PMB Helin Donovan, LLP

PMB Helin Donovan, LLP

Certified Public Accountants

San Francisco, California

December 5, 2009

CAVICO CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2008 and 2007
(Restated)

	2008	2007
ASSETS

Current Assets:
Cash	$3,002,239	$1,357,390
Investments, available for sale	1,820,406	9,854,036
Equity method investment in Cavico Mining	1,461,292	1,565,060
Accounts receivable -trade- net	11,530,588	6,253,897
Receivable - other	7,088,229	3,998,910
Inventory	3,420,382	2,438,943
Work in process	17,559,747	19,527,867
Receivables and advances from related parties	1,048,854	673,057
Other current assets	1,423,682	1,603,104
Total current assets	48,355,419	47,272,264

Fixed Assets:
Land and building development costs	8,709,525	3,730,739
Temporary housing assets	249,962	119,270
Machinery and equipment	22,837,606	17,842,951
Vehicles	6,905,688	6,848,117
Office and computer equipment	715,375	652,601
	39,418,156	29,193,679
Less accumulated depreciation	(12,050,937)	(8,655,675)
Net fixed assets	27,367,219	20,538,004

Intangible Assets:
Goodwill	767,004	816,205
Licenses - net	301,884	25,941
Net Intangible Assets	1,068,888	842,146

Other Non Current Assets:
Investments, cost method	2,599,592	2,111,825
Long-term retention receivables	14,042,107	7,215,094
Prepaid expenses	1,725,660	863,274
Long-term work in process	3,579,799	349,227
Other assets	762,206	1,099,710
Total other assets	22,709,364	11,639,130

TOTAL ASSETS	$99,500,890	$80,291,544

The accompanying notes are an integral part of these consolidated financial statements.

CAVICO CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2008 and 2007
(Restated)

	2008	2007
LIABILITIES

Current Liabilities:
Accounts payable	$8,911,691	$10,340,920
Accounts payable – related parties	17,876	45,547
Accrued expenses	4,203,965	5,226,048
Advances from customers	3,762,026	5,582,992
Payable to employees	3,890,975	2,096,308
Notes payable - current	46,813,145	34,259,976
Notes payable - related parties	208,667	1,056,363
Current portion of capital lease obligations	101,637	24,964
Total current liabilities	67,909,982	58,633,118

Long-Term Debt:
Long-term advances from customer	10,652,992	-
Capital lease obligations – long-term	254,020	-
Long-term debt	7,723,485	6,789,183
Total long-term debt	18,630,497	6,789,183

TOTAL LIABILITIES	86,540,479	65,422,301

Minority interest in subsidiaries	9,715,228	5,600,977

Commitments and Contingencies (See Note 14)

Stockholders' Equity:
Preferred stock:$.001 par value - 25,000,000 authorized, none issued and outstanding	-	-
Common stock, $.001 par value; 300,000,000 shares authorized; 3,274,942 and 3,271,192 shares issued, 3,047,795 and 2,919,045 shares outstanding, respectively	3,048	2,919
Additional paid-in capital	13,619,865	13,235,244
Accumulated deficit	(6,638,329)	(7,051,005)
Accumulated other comprehensive income (loss)	(3,739,401)	3,081,108
Total stockholders' equity	3,245,183	9,268,266

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$99,500,890	$80,291,544

The accompanying notes are an integral part of these consolidated financial statements.

CAVICO CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
For the Years Ended December 31, 2008 and 2007
(Restated)

	2008	2007
Revenues:
Civil construction	$47,501,672	$29,229,412
Commercial activities	4,435,264	2,295,662
Total revenue	51,936,936	31,525,074

Cost of Goods Sold:
Civil construction	40,451,775	24,749,546
Commercial activities	3,951,112	1,755,748
Total cost of goods sold	44,402,887	26,505,294

Gross Profit	7,534,049	5,019,780

Operating Expenses:
Selling expenses	78,779	82,703
General & administrative expenses	6,493,398	4,444,244
Total operating expenses	6,572,177	4,526,947

Total income from operations	961,872	492,833

Other income (expenses):
Gain on disposal of assets	44,345	145,292
Other income	45,258	31,141
Income from equity method investment in Cavico Mining	130,131	156,763
Gain (loss) on sales of marketable securities	(439,934)	9,610,276
Loss on foreign currency exchange	(97,061)	(254,686)
Interest income	912,430	1,042,162
Interest expense	(2,534,062)	(2,369,340)
Total other income ( expense)	(1,938,893)	8,361,608

Income before income taxes and noncontrolling interest	(977,021)	8,854,441

Income taxes benefit (expense)	2,392,347	(2,553,053)

Income before noncontrolling interest	1,415,326	6,301,388

Net income attributable to noncontrolling interest	(783,510)	(406,520)

Net income attributable to Cavico Corp.	$631,816	$5,894,868
Other comprehensive income:
Unrealized gain(loss) on investments available for sale	(6,352,628)	3,287,255
Foreign currency translation adjustment	(467,881)	39,096
Comprehensive income (loss)	$(6,188,693)	$9,221,219
Per Share Information:
Weighted average number of common shares outstanding-basic and diluted (after 40 for one reverse split)	2,941,726	2,881,806
Net income per common share-basic and diluted	$0.21	$2.05

The accompanying notes are an integral part of these consolidated financial statements.

CAVICO CORP. AND SUBSIDIARIES
Consolidated Statement of Stockholders' Equity
For the Years Ended December 31, 2008 and 2007
(Restated)

						Accumulated
	Common Stock		Additional Paid-in	Subscription	Accumulated	other Comprehensive	Total Cavico Corp Stockholders’
	Shares	Amount	Capital	Receivable	Deficit	Income(loss)	Equity

Balance, December 31, 2006	2,032,660	$2,033	$4,119,409	$(15,000)	$(13,045,894)	$(245,243)	$(9,184,694)

Shares issued for cash	893,500	893	9,115,828	-	-	-	9,116,721
Shares returned and to be issued	(7,115)	(7)	7	-	-	-	-
Foreign currency translation adjustment	-	-	-	-	-	39,096	39,096
Unrealized gain on securities available for sale	-	-	-	-	-	3,287,255	3,287,255
Consolidation of Cavico Energy	-	-	-	-	100,021	-	100,021
Cash received on subscription receivables	-	-	-	15,000	-	-	15,000
Net income	-	-	-	-	5,894,868	-	5,894,868
Balance, December 31, 2007	2,919,045	$2,919	$13,235,244	$-	$(7,051,005)	$3,081,108	$9,268,266
Shares issued for services	3,750	4	84,746	-	-	-	84,750
Shares issued for cash	125,000	125	299,875	-	-	-	300,000
Foreign currency translation adjustment	-	-	-	-	-	(467,881)	(467,881)
Unrealized loss on securities available for sale	-	-	-	-	-	(6,352,628)	(6,352,628)
Consolidation of additional subsidiaries	-	-	-	-	(219,140)	-	(219,140)
Net income					631,816	-	631,816
Balance, December 31, 2008	3,047,795	$3,048	$13,619,865	$-	$(6,638,329)	$(3,739,401)	$3,245,183

The accompanying notes are an integral part of these consolidated financial statements.

CAVICO CORP. AND SUBSIDIARIES
Consolidated Statement of Cash Flows
For the Years Ended December 31, 2008 and 2007
(Restated)

	2008	2007
Cash Flows From Operating Activities:
Net income	$1,415,326	$6,301,388
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	4,820,554	3,548,946
Change in provisions for uncollectible receivables	212,828	83,525
Gain on sale of fixed assets	(44,345)	(145,292)
(Gain) loss from other investment activities	439,934	(9,610,276)
Income from equity method investment in Cavico Mining	(130,131)	(156,763)
Stock issued for services	84,750	-
Changes in assets and liabilities:
Increase in accounts receivable and other current assets	(16,231,078)	(8,950,918)
Increase in inventory	(1,160,044)	1,573,926
Increase in work in progress	(2,439,873)	(6,979,495)
Decrease (increase) in other assets	(510,937)	(1,415,862)
Increase in advances from customer	9,756,039	4,455,380
Increase in payable to employees	1,979,223	92,872
Increase(decrease) in accounts payables and accrued expenses	(1,421,419)	3,649,523
Net Cash Used in Operating Activities	(3,229,173)	(7,553,046)

Cash Flows from Investing Activities:
Purchase of property, equipment and intangible assets	(11,856,498)	(8,968,041)
Cash acquired in consolidation of new entities	49,688	34,913
Proceeds from withdrawals of investments in nonconsolidated companies	165,563	15,047,277
Purchase of investments in nonconsolidated companies and joint stock company	(935,001)	(11,576,626)
Proceeds from sales of fixed assets	363,128	726,171
Net Cash Used in Investing Activities	(12,213,120)	(4,736,306)

Cash Flow From Financing Activities:
Proceeds from contribution by noncontrolling interests	1,891,800	4,075,678
Payments of dividends to noncontrolling interests	(372,492)	(74,376)
Proceeds from shares issued	300,000	9,131,721
Proceeds from notes payable	76,202,548	54,656,100
Proceeds from notes payable - related parties	2,660,802	3,234,948
Payments of notes payable- others	(60,463,105)	(53,341,241)
Payments of notes payable- related parties	(2,925,434)	(4,532,503)
Payments of capital leases obligations	(65,477)	(148,772)
Net Cash Provided By Financing Activities	17,228,642	13,001,555

Increase in Cash	1,786,349	712,203

Cash at Beginning of period	1,357,390	606,091
Effect of foreign currency translation	(141,500)	39,096

Cash at End of period	$3,002,239	$1,357,390

Supplemental Cash Flow Information:
Interest paid	$7,951,821	$5,417,369
Taxes paid	$43,836	$500,366

The accompanying notes are an integral part of these consolidated financial statements.

CAVICO CORP. AND SUBSIDIARIES
Consolidated Statement of Cash Flows
For the Years Ended December 31, 2008 and 2007

	2008	2007
Non-Cash Investing and Financing Activities:

Assets acquired under capital lease	$509,482	$-
Non cash changes to assets and liabilities due to the consolidation of subsidiaries previously accounted for as cost method investments;
Accounts receivable and other current assets	$2,257,815	$2,018,015
Inventory	4,718	225,949
Construction work in progress	325,832	2,055,375
Other assets	108,753	238,466
Accounts payable & accrued expenses	640,476	4,194,988
Payable to employees	537,963	126,228

The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

The Company

Cavico Corp. and Subsidiaries, (the Company) was organized as a Delaware corporation on September 13, 2004, to engage in any lawful act or activity for which corporations may be organized. At the time of incorporation, the Company was named Laminaire Corp. and in November 2004 the name was changed to Agent 155 Media Group, Inc. In April 2006, the Company entered into an “Asset Purchase Agreement” with Cavico Vietnam Joint Stock Company, a joint stock company duly organized and existing under the laws of Socialist Republic of Vietnam. Under this purchase agreement, Agent 155, the buyer, transferred 1,975,000 shares of the Company’s common shares for all assets and liabilities of Cavico Vietnam Joint Stock Company (“CVJSC”) following a 300-to-1 reverse stock split of Agent 155 common stock. On May 2, 2006, following the consummation of the Asset Purchase Agreement, the name of the Company was changed to Cavico Corp.

The merger of Agent 155 Media Group, Inc. with “CVJSC” was accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of CVJSC obtained control of the consolidated entity (the “Company”). Accordingly, the merger of the two companies is recorded as a recapitalization of Agent 155 Media Group, Inc., with CVJSC being treated as the continuing entity. The historical financial statements to be presented are those of CVJSC.

Cavico Vietnam Joint Stock Company in Hanoi, Vietnam. Construction and Investment Vietnam Joint Stock Company’s main operations include the following: constructing power projects up to 35KV, shoveling mine soil and stone, constructing transport and irrigation works, industrial and civil construction, leasing machines and equipment, trading production and consumption materials, machines and equipment for construction, transport, irrigation, and power projects installation.

The financial statements are presented after giving the retroactive effect to a 40 for 1 reverse stock split.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, majority owned subsidiaries and all entities in which the Company has less than fifty percent ownership that are variable interest entities in which Cavico Vietnam is the primary beneficiary. The Company also consolidates all entities in which the Company has less than fifty percent ownership in which the Company has the power to control the majority of the voting interest through its ownership and agreements with other stockholders.  Cavico Energy Construction, Cavico Tower, Cavico Manpower, Cavico Stone and Mineral and Cavico Land are considered to be variable interest entities in which the Company is the primary beneficiary. The Company is the primary beneficiary because the Company expects to absorb more than 50% of expected losses and residual returns from all of these five less than fifty percent owned entities. The Company exercises significant control over all of its consolidated entities though shared management, guarantees of indebtedness, inter-company credit lines, shared use of assets and control of major contracts. Some of these consolidated entities were able to raise working capital by selling the shares to independent third parties without affecting the benefits the Company received from these entities. Profit generated from the entities in which the Company has less than fifty percent ownership shares was 25% of total profit for the year ended December 31, 2008.

The ownership by the related parties, which were considered for determination of primary beneficiary, in the entities in which the Company has less than fifty percent ownership were as follows as of December 31, 2008;

Cavico Energy Construction	28%
Cavico Tower	34%
Cavico Manpower	45%
Cavico Land	11%
Cavico Stone and Mineral	36%

The assets in the consolidated financial statements are increased by $19,304,854 or 24% from $80,196,036 to $99,500,890, liabilities are increased by $13,921,146, or by 19% from $72,619,332 to $86,540,478, total revenues are increased by $8,296,449 or 19% from $43,640,487 to $51,936,936 and net income increased by $264,036 or 19% from $1,151,290 to $1,415,326, with $170,320 of the income attributed to non-controlling interest and $93,716 of the income attributed to the Company. Net income before minority interest generated from the entities in which the Company has less than fifty percent ownership shares was 18% of total net income before minority interest for the year ended December 31, 2008.

These subsidiaries included Cavico Mining and Construction JSC, a Vietnamese joint stock company of which the Company owned 25.55% and 39.13%  as of December 31, 2008 and 2007, respectively.  The Company created Mining and has owned as much as 50% of Mining previously and has consequently historically included the results of Mining with its consolidated financial statements. During the review of the Company’s registration filing by SEC, the comment letters from SEC alerted the Company to the possible misapplication of FIN 46(R) “Consolidation of Variable Interest Entities” with respect to the consolidation of Mining in the Company’s financial statements. Therefore, the financial statements have been restated to exclude Cavico Mining from consolidation. (see Note 20)

All significant intercompany accounts and transactions have been eliminated.  The consolidated financial statements include the accounts of the parent company, Cavico Corp., and its following subsidiaries:

	% of Ownership
Subsidiary	12/31/08	12/31/07
Cavico Vietnam Company Limited	100%	100%
Cavico Bridge and Underground Construction JSC	66%	65%
Cavico Construction Trading JSC	63%	59%
Cavico Construction and Infrastructure Investment JSC	69%	69%
Cavico Power and Resource JSC	76%	76%
Cavico Transport JSC	74%	74%
Cavico Hydropower Construction JSC	72%	70%
Cavico Energy Construction JSC	38%	38%
Cavico Tower JSC	34%	35%
Cavico Industry and Technical Service JSC	65%	63%
Cavico Manpower JSC	30%	100%
Cavico Stone and Mineral JSC	36%	35%
Cavico PHI Cement JSC	81%	38%
Cavico Luong Son JSC	91%	100%
Cavico Land JSC	13%	11%

During the years ended December 31, 2008 and 2007, the following entities were added in the consolidation.

Name of Entity	Consolidation Date	Percentage of ownership	Description of business
Cavico Tower	April 01, 2008	35%	Office for leases
Cavico ITS	April 01, 2008	63%	Steel fabrication production
Cavico Manpower	April 01, 2008	100%	Labor supply for projects
Cavico Stone & Mineral	July 01, 2008	35%	Production of white stone
Cavico PHI	July 01, 2008	38%	Cement factory operation
Cavico Luong Son JSC	July 01, 2008	100%	Operation of tourism zone
Cavico Land JSC	July 01, 2008	11%	Land investment and development
Cavico Energy	April 01, 2007	38%	Civil construction, specializing in hydropower construction projects

Cavico Mining and Construction JSC

Cavico Vietnam Mining and Construction Joint Stock Company (Cavico Mining) formerly known as Cavico Vietnam Mining and Construction Limited, was established on March 26, 2002. with principal activities in mining construction and civil construction, especially in connection with mining and dam construction, equity investments in mines, power supply plants and land development projects. On June 13, 2006 Cavico Vietnam Mining and Construction Company Limited was changed to joint stock company following Business registration Certificate issued by Hanoi Department of Planning and Investment. The Company’s share capital as stated in its Business Registration Certificate is VND 68,897,490,000(approximately $4 million). Currently, Cavico Mining shares are traded over the Hochiminh City Stock Exchange.

The Company reduced the ownership in Cavico Mining to 50.16% in 2006. In 2008, the Company’s percentage of ownership was reduced to 25.55% with total equity amount of $1,315,704 from 39.13% due to additional sale of ownership.

During the review of the Company’s registration filing by SEC, the comment letters from SEC alerted the Company to the possible misapplication of FIN 46(R) “Consolidation of Variable Interest Entities” with respect to the consolidation of Mining in the Company’s financial statements. Therefore, the financial statements have been restated to exclude Cavico Mining from consolidation and account for the investment in Cavico Mining by the equity method. ( Note 20)

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements are presented after giving the retroactive effect to 40 for 1 reverse stock split.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Such estimates may be materially different from actual financial results. Significant estimates include the recoverability of long-lived assets and the collectability of accounts receivable. The Company’s consolidation of the entities with less than 50% ownership, such as Cavico Energy, Cavico Manpower, Cavico Tower Cavico Land and Cavico Stone and Mineral was based on an assumption that these entities are variable interest entities in which the Company is the primary beneficiary and will absorb more than 50%  of expected losses and residual returns and has the ability to make economic decisions on behalf of  the variable interest entities.

Cash and Cash Equivalents

The Company maintains the majority of its cash at commercial banks and as cash on hand. The total cash balances in the commercial banks are insured by the state bank of Vietnam. The Company’s bank account in United States at times may exceed federally insured limits. The Company has not experienced any losses on such accounts. For purposes of the statement of cash flows, the Company considers all cash and highly liquid investments with initial maturities of three months or less to be cash equivalents.

Investment in Marketable Securities

Management determines the appropriate classification of investments at the time of purchase and reevaluates such designation as of each balance sheet date.  Marketable securities that are actively traded in the near term are classified as trading securities and are reported at fair value, with unrealized gains and losses recognized in earnings. Available-for-sale investments are stated at fair value with net unrealized gains or losses reported in stockholders’ equity as other comprehensive income(loss).  Investments classified as held-to-maturity are carried at amortized cost in the absence of any other than temporary decline in value.  Realized gains and losses, and declines in value judged to be other than temporary are included in other income.  The cost of securities sold is computed using the specific identification method.

Equity Method Investment

Investment in Cavico Mining, a joint stock company is accounted for by the equity method. Under the equity method of accounting, an investee company’s accounts are not reflected within the Company’s balance sheets or statements of operations; however, the Company’s share of the earnings or losses of the investee company is reflected in the caption “Income (loss) from investment in Cavico Mining” in the statements of operations. The Company’s carrying value in an equity method joint stock company is reflected in the caption “Equity method investment in Cavico Mining” in the Company’s balance sheets.

Accounts Receivable

The Company grants credit to customers within Vietnam and does not require collateral. The Company’s ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by the Company. Reserves for uncollectable amounts are provided, based on past experience and a specific analysis of the accounts, which management believes are sufficient. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts. As of December 31, 2008, the Company had a reserve for doubtful accounts of $597,349 of which $227,759 was reserved for current receivable and $369,590 for long-term receivable. As of December 31, 2007, the Company had a reserve for doubtful accounts of $385,713 of which $186,703 was reserved for current receivable and $199,010 for long-term receivable.

Inventories

Inventories consist of supplies and raw materials. Supplies, such as fuel and spare parts, are carried at the weighted average cost. Raw materials are valued at lower of cost or market.

Work in Process

Work in process includes the costs of production such as materials, labor, overhead and interest cost on projects not yet recognized as revenue.  The interest costs included in work in process were $3,160,983 and $1,987,675 at December 31, 2008 and 2007, respectively. The Company had $3,579,799 and $349,227 in long term work in process at December 31, 2008 and 2007, respectively, which will be recorded as cost of goods sold when certified revenue is recognized. Reserves for uncollectible amounts are provided and are periodically reviewed for collectability and any costs not expected to have future value are written off. As of December 31, 2008 and 2007, the reserves against work in process were $843,494 and $844,285, respectively.  The Company determined these reserves were sufficient for both short term and long term work in process.

Property and Equipment

Property and equipment, including renewals and betterments, are stated at cost. Assets held under capital leases are recorded at lease inception at the lower of the present value of the minimum lease payments or the fair market value of the related assets. The Company follows the practice of capitalizing property and equipment purchased over $600. The cost of ordinary maintenance and repairs is charged to operations while renewals and replacements are capitalized. Depreciation and amortization are computed on the straight-line method over the following estimated useful lives of the related assets, which range from three to ten years, and are as follows:

Temporary housing assets	5 years
Machinery and Equipment	5 to 7 years
Vehicles	3 to 10 years
Office Equipment	3-8 years
Computer software	5 years

Depreciation expense for the years ended December 31, 2008 and 2007 was $4,820,554 and $3,548,946, respectively.

Land and Building Development

Land and building development is stated at cost and includes the cost of construction and other direct costs attributable to the construction of Cavico Tower, a high rise commercial building in Hanoi which is expected to be completed at the end of 2010, and land development costs attributable to Chieng Ngan which is an urban development project in Vietnam. No provision for depreciation is made on land development until such time as the relevant assets are completed and put into use.

Long-Lived Assets

The Company’s management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment if any, is measured based on fair value and is charged to operations in the period in which long lived assets impairment is determined by management. At December 31, 2008 and 2007, the Company’s management believes there was no impairment of its long-lived assets. There can be no assurance however, that market conditions will not change or demand for the Company’s services will continue, which could result in impairment of long-lived assets in the future.

Intangible Assets

The Company reviews annually for impairment of intangible assets in accordance with Statement of Financial Accounting Standards No. 144, Accounting for Impairment on Disposed of Long lived Assets. In accordance with SFAS 144, an impairment loss will be recognized if carrying amount of the intangible asset is not recoverable and its carrying amount exceeds its value. As of December 31, 2008 and 2007, no impairment was recorded.

 Goodwill

We perform goodwill impairment tests in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). We perform these impairment tests annually during our fourth quarter and more frequently when events and circumstances occur that indicate a possible impairment of goodwill. In determining whether there is an impairment of goodwill, we calculate the estimated fair value of the reporting unit in which the goodwill is recorded using a discounted future cash flow method. We then compare the resulting fair value to the net book value of the reporting unit, including goodwill. If the net book value of a reporting unit exceeds its fair value, we measure and record the amount of the impairment loss by comparing the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. As of December 31, 2008 and 2007, no impairment of goodwill was recorded.

Real Estate Activities

Cavico Tower’s, one of our subsidiaries,  principal business activities consist of civil and industrial construction; internal and external fitting out; land leveling and surface improvement; building leasing; real estate business; restaurants and supermarkets operation; real estate consulting; machine and equipment leasing; materials, machinery and equipment trading for construction, transport, hydropower; dealers for buying and selling goods, construction materials trading. During the year 2008, the major activities of the Company were capital expenditures related to building construction in the amount of $1,519,241.

Fair Value of Financial Instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The Company’s fair value of financial instruments, including cash, accounts receivable, accounts payable, accrued expenses and short term notes payable approximated carrying values because of the short-term nature of these instruments. Available-for-sale marketable securities and investments are recorded at fair values.

Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standards No. 157 (SFAS 157), Fair Value Measurements and adopted this Statement for the assets and liabilities shown in Note 7. SFAS 157 clarifies the definition of fair value, prescribes methods for measuring fair value, establishes a fair value hierarchy based on the inputs used to measure fair value, and expands disclosures about the use of fair value measurements. The adoption of SFAS 157 did not have a material impact on our fair value measurements. Financial Accounting Standards Board (FASB) Staff Position SFAS No. 157-2, Effective Date of SFAS No. 157, permits the Company to defer the recognition and measurement of the nonfinancial assets and nonfinancial liabilities until January 1, 2009. At December 31, 2008, the Company did not have any nonfinancial assets or nonfinancial liabilities that are recognized or disclosed at fair value. SFAS No. 157 requires that financial assets and liabilities that are reported at fair value be categorized as one of the following types of investments based upon the methodology for determining fair value.

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company utilizes various approaches to measure fair value for available- for-sale securities.

Long-term Retention Receivable

Construction contracts include a two to three year warranty period that is part of the construction contract. The Company has recorded $14,042,107 and $7,215,094 as long term retention receivable at December 31, 2008 and 2007, respectively. To date, the Company has not incurred any warranty costs.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Concentration of Credit Risk

The Company invests its excess cash in government bonds and other highly liquid debt instrument of financial institutions and corporations with strong credit ratings. The Company has established guidelines relative to diversification and maturities to safely maintain an adequate level of liquidity.

Major Customers and Suppliers

The Company generated 73% and 72% of total revenues from major customers, in the years ended December 31, 2008 and 2007, respectively. During the year ended December 31, 2008, the Company had two major customers. The Company generated $27,200,837 from Electricity of Vietnam under civil construction and $7,896,737 from Mien Trung HP JSC under civil construction. During the year ended December 31, 2007, the Company had one major customer. The Company generated $20,925,130 from Electricity of Vietnam under civil construction. Electricity of Vietnam was our major customer since 2003. As a civil contractor, the Company can provide civil construction work to any customer without relying on current major customer. However, based on the government plan of power development, the market of hydro power construction is expected to be in demand for next 10 years.  The accounts receivable balance for these customers at December 31, 2008 and 2007 was $12,179,055 and $5,734,874, respectively. The Company did not have long-term contracts with any of its suppliers for the years ended December 31, 2008 and 2007.

Revenue Recognition

For all construction contracts, revenue is recorded when the persuasive evidence of an arrangement exists, work has been completed, price is fixed or determined and collection is reasonably assured.

Paragraph 22 of Statement of Position 81-1 “Accounting for Performance of Construction-Type and Certain Production-Type Contracts” (“SOP 81-1”), provides that, in a typical construction contract, a contractor has the right to receive payment for work performed.  The Company recognizes revenues from construction projects based upon work that is periodically certified as completed by the customer or which is virtually complete. The Company considers the title to work performed passes to the customer upon the certification by the customer. Production costs, including materials, labor and subcontractor costs are allocated to revenue based upon the ratio of total costs incurred to date compared to total work to date.  Costs related to work performed but not completed are included in work in progress. Any losses from damages to work in process are generally covered by the customer. Customer-furnished materials, labor, and equipment, and in certain cases subcontractor materials, labor, and equipment are included in revenues and cost of revenue when management believes that we are responsible for the acceptability of the project by client. Contracts are not segmented between types of services such as engineering and construction, and accordingly, gross margin is recognized under construction services.

The Company recognized uncollectible work in process as a contract loss in the period it is determined to be not collectible. Claims against customers are recognized as revenue upon settlement. During the years ended December 31, 2008 and 2007, the Company recognized $3,641,465 and $495,132, respectively as revenue. Revenues recognized in excess of amounts billed are classified as current assets under contract work-in-progress. Amounts billed to clients in excess of revenues recognized to date are classified as current liabilities under advances from customers.

Under SOP 81-1, “Accounting for Performance of Construction Type and Certain Performance Type Contracts”, the zero profit method permits the recognition of work performed (uncertified) as revenue at zero profit. Under this method, the Company would recognize all the cost increases in work in process as revenue and cost of goods sold with zero profit. The Company would recognize additional revenue and expenses at zero profit of $1,262,452 and $3,510,325, respectively as of December 31, 2008 and 2007.

Sales revenue from commercial activities, such as sales of construction materials or steel fabrication, is recognized at the date when goods are delivered and accepted by the buyer and all significant risks and rewards relating to the ownership of the goods have been passed to the buyer.

Other Comprehensive Income

  The Company has adopted Financial Accounting Standards Board Statement No. 130, “Reporting Comprehensive Income” (SFAS 130). SFAS 130 requires reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. The Company’s unrealized loss of $467,881 and unrealized gain of $38,223 for the years ended December 31, 2008 and 2007, respectively relate to the translation of financial statements from Vietnamese Dong to US Dollars. The Company also recorded an unrealized loss of $6,352,628 and unrealized gain of $3,287,255 on securities available for sale for the year ended December 31, 2008, and 2007, respectively.

Foreign Currency Translation

As of December 31, 2008, the accounts of the Company were maintained, and the financial statements were expressed in Vietnamese Dong (VND). The Company accounts for translation of foreign currency in accordance with Statement of Financial Accounting Standards No. 52 (SFAS 52) “Foreign Currency Translation,” with the VND as the functional currency. According to SFAS 52, all assets and liabilities were translated at the exchange rate on the balance sheet date, stockholder’s equity was translated at the historical rates and statements of operations and statements of cash flows items were translated at the weighted average exchange rate for the 12 months period.

Earnings (Loss) Per Share of Common Stock

Net earnings (loss) per share of common stock is computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is determined using the weighted average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive. There were no common stock equivalents during the years ended December 31, 2008 and 2007.

Restatement

SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle and error correction unless impracticable to do so. SFAS 154 states an exception to retrospective application when a change in accounting principle, or the method of applying it, may be inseparable from the effect of a change in accounting estimate. When a change in principle is inseparable from a change in estimate, such as depreciation, amortization or depletion, the change to the financial statements is to be presented in a prospective manner. The Company has restated its December 31, 2008 and 2007 financial statements for corrections of errors. (See Note 20)

Reclassifications

Certain prior year items have been reclassified to conform to the current year presentation. These reclassifications had no impact on our consolidated financial statements.

Recent Pronouncements

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), “Business Combinations”. The objective of this statement will significantly change the accounting for business combinations. Under Statement 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition date fair value with limited exceptions. Statement 141 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS No. 141(R) will become effective beginning with the first quarter of 2009. The Company does not expect the adoption of SFAS No. 141R to have a material impact on the consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements-An Amendment of ARB No. 51”. The objective of this statement is to establish new accounting and reporting standards for the Noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Statement 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. SFAS No. 160 will become effective beginning with the first quarter of 2009. The Company will reclassify noncontrolling interest from liability to a component in stockholders’ equity.

In March 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133, which requires additional disclosures about the objectives of the derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133 and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on our financial position, financial performance, and cash flows. SFAS No. 161 is effective for us beginning January 1, 2009. The Company does not expect the adoption of SFAS No. 161 to have a material impact on the consolidated financial statements.

In April 2008, the FASB issued FSP FAS No. 142-3, which amends the factors that must be considered in developing renewal or extension assumptions used to determine the useful life over which to amortize the cost of a recognized intangible asset under FAS No. 142, “Goodwill and Other Intangible Assets.” The FSP requires an entity to consider its own assumptions about renewal or extension of the term of the arrangement, consistent with its expected use of the asset, and is an attempt to improve consistency between the useful life of a recognized intangible asset under FAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under FAS No. 141, “Business Combinations.” This FSP is effective for us beginning January 1, 2009, and the guidance for determining the useful life of a recognized intangible asset must be applied prospectively to intangible assets acquired after the effective date. The Company does not expect the adoption of FSP FAS No. 142-3 to have a material impact on the consolidated financial statements.

In May 2008, the FASB issued Financial Accounting Standard (FAS) No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” The statement is intended to improve financial reporting by identifying a consistent hierarchy for selecting accounting principles to be used in preparing financial statements that are prepared in conformance with generally accepted accounting principles. Unlike Statement on Auditing Standards (SAS) No. 69, “The Meaning of Present in Conformity With GAAP,” FAS No. 162 is directed to the entity rather than the auditor. The statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board (PCAOB) amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with GAAP,” and is not expected to have any impact on the Company’s consolidated financial statements.

In June 2008, the Financial Accounting Standards Board (FASB) issued FASB Staff Position (FSP) Emerging Issues Task Force (EITF) No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” Under the FSP, unvested share-based payment awards that contain rights to receive non-forfeitable dividends (whether paid or unpaid) are participating securities, and should be included in the two-class method of computing EPS. This FSP is effective for us beginning January 1, 2009 and the Company does not expect that FSP EITF No. 03-6-1 would have a material impact on the consolidated financial statements.

In November 2008, the FASB ratified the Emerging Issues Task Force (EITF) consensus on Issue No. 08-6, “Equity Method Investment Accounting Considerations” (EITF 08-6) which addresses certain effects of SFAS Nos. 141R and 160 on an entity’s accounting for equity-method investments. The consensus indicates, among other things, that transaction costs for an investment should be included in the cost of the equity-method investment (and not expensed) and shares subsequently issued by the equity-method investee that reduce the investor’s ownership percentage should be accounted for as if the investor had sold a proportionate share of its investment, with gains or losses recorded through earnings. EITF 08-6 is effective of us for transactions occurring after December 31, 2008. The Company does not expect this standard to have a material impact on the consolidated results of operations or financial condition.

In November 2008, the FASB ratified the EITF consensus on Issue No. 08-7, “Accounting for Defensive Intangible Assets” (EITF 08-7). The consensus addresses the accounting for an intangible asset acquired in a business combination or asset acquisition that an entity does not intend to use or intends to hold to prevent others from obtaining access (a defensive intangible asset). Under EITF 08-7, a defensive intangible asset would need to be accounted as a separate unit of accounting and would be assigned a useful life based on the period over which the asset diminishes in value. EITF 08-6 is effective for us for transactions occurring after December 31, 2008. The Company does not expect that this standard would have a material impact on the consolidated financial statements.

In December 2008, the FASB issued FSP No. FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets”. This FSP requires additional disclosures about plan assets for sponsors of defined benefit pension and postretirement plans including expanded information regarding investment strategies, major categories of plan assets, and concentrations of risk within plan assets. Additionally, this FSP requires disclosures similar to those required under SFAS No. 157 with respect to the fair value of plan assets such as the inputs and valuation techniques used to measure fair value and information with respect to classification of plan assets in terms of the hierarchy of the source of information used to determine their value. The disclosures under this FSP are required for annual periods ending after December 15, 2009. The Company does not expect that this standard would have a material impact on the consolidated financial statements since the Company does not have Postretirement Benefit Plan Assets.

In January 2009, the FASB issued FSP No. EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20” (FSP No. EITF 99-20-1). This FSP provided additional guidance with respect to how entities determine whether an “other-than-temporary impairment” (OTTI) exists for certain beneficial interests in a securitized transaction, such as asset-backed securities and mortgage-backed securities, that (1) do not have a high quality rating or (2) can be contractually prepaid or otherwise settled such that the holder would not recover substantially all of its investment. FSP No. EITF 99-20-1 amended EITF Issue No. 99-20 to more closely align its OTTI guidance with that of SFAS No. 115, “Accounting for Certain Investment in Debt and Equity Securities.” This FSP was effective for us prospectively beginning October 1, 2008. The Company considered this FSP’s additional interpretation of EITF Issue No. 99-20 when classifying respective additional impairments as “temporary” or “other-than-temporary” beginning with the fourth quarter of 2008. This FSP had no material impact on such classifications.

NOTE 3-      RECEIVABLE – OTHER

Other receivables at December 31, 2008 and 2007 by major classification were comprised of the following:

	2008	2007
Advances	$2,934,532	$1,343,799
Prepayments to suppliers	2,169,684	1,012,428
Other short-term receivable	1,984,013	1,642,683
Total	$7,088,229	$3,998,910

NOTE 4-      INVENTORY

Inventories at December 31, 2008 and 2007 by major classification, were comprised of the following:

	2008	2007
Goods in transit	$593,574	$209,751
Material and supplies	2,456,948	1,984,213
Tools, instruments	49,356	13,598
Merchandises	495,842	405,929
Inventory reserve	(175,338)	(174,548)
Inventory – net	$3,420,382	$2,438,943

NOTE 5- OTHER CURRENT ASSETS

Other current assets at December 31, 2008 and  2007 by major classifications were comprised of the following:

	2008	2007
Prepaid loan interest	$282,690	$96,506
Other prepaid expenses	216,781	317,369
Tools and instruments	400,256	827,512
Deductible Value Added Tax	280,962	117,966
Other current assets	242,993	243,751
TOTAL	$1,423,682	$1,603,104

*Tools and instruments which do not meet the capitalization policy of over $600 are amortized over 12 months.

Tools and instruments which do not meet the capitalization policy of over $600 which have more than 12 months amortization  period were included in Prepaid expense under other assets. These amounts were $1,015,569 and $925,954 for the year ended December 31, 2008 and, 2007, respectively and are amortized over 2 to 4 years. The remaining non-current prepaid expenses of $710,092 and $0 as of December 31, 2008 and 2007 are amortized over 2 to 4 years based on the benefiting periods. The Company recognized amortization expenses of $891,285 and $520,942 from these non-current prepaid expenses for the year ended December 31, 2008 and 2007, respectively.

NOTE 6 – INVESTMENTS IN NON-CONSOLIDATED COMPANIES AND JOINT STOCK COMPANYIES

Equity Method Investment — Cavico Mining and Construction JSC

The Company’s investment amount is $1,461,292 and 1,565,060 as of December 31, 2008 and 2007, respectively. The Company’s share of income and losses is 25.55% as of December 31, 2008 and 39.13% as of December 31, 2007. During the years ended December 31, 2008 and 2007, the Company recorded income of $130,131 and $156,763, respectively as its proportionate share of income (loss)  in the joint stock company.

The following is the condensed financial position and results of operations of Cavico Mining as of and for the years ended presented below:

	December 31,	December 31,
	2008	2007

Financial position:
Current assets	$11,795,000	$9,577,000
Property and equipment, net	4,538,000	4,915,000
Total assets	19,079,000	17,090,000
Liabilities	11,443,000	12,059,000
Equity	$7,636,000	$5,031,000
Operations:
Net revenue	$9,167,000	$7,914,000
Expenses	(8,603,000)	(7,562,000)
Interest income	143,000	135,000
Net income	$610,000	$639,000

The above financial information does not include any inter-company adjustments and adjustments required under US GAAP in the amount of $21,215 and $93,243 for the year ended December 31, 2008 and 2007, respectively.

Investment in companies, cost method;

Investee companies not accounted for under the consolidation or the equity method of accounting are accounted for under the cost method. Under this method, the Company’s share of the earnings or losses of such investee companies is not included in the consolidated balance sheet or statement of operations. However, impairment changes are recognized in the consolidated statement of operations. The Company classifies as “Non-marketable investments” in which the Company has less than a 20% interest and in which it does not have the ability to exercise significant influence over the investee. These investments are in private companies, which carried at the lower of cost or net realized value. The estimated aggregate fair value of these investments approximated their carrying amount. The fair value of these investments were estimated based on a combination of the most recent financing and securities transactions and on other pertinent information, including financial condition and operating results of the investees. These investments are initially recorded at cost and reviewed at the end of each quarter for other than temporary impairment and discloses the impairment when the fair value of the investment is less than 95% of the amortized cost and has been in a continuous unrealized loss position for more than 12 months or at any time when immediate impairment is apparent. The review for impairment procedures include review of the financial reports, discussion with the investee’s officers, on-site visit, trends and prospects, relevant economic factors and review of investee company operations on website, if available. The Company determined that the impairment was temporary for some investments whose fair values were measured below the cost. Therefore, as of December 31, 2008 and 2007, no impairment was necessary. The Company invested $131,591 and $1,534,690 in various companies during 2008 and 2007, respectively. During the year ended December 31, 2008, we withdrew our investment of $124,116 in Vietravico as this company was not formed and received our investment back. There was no sale of investments in 2008 and 2007.

The Company’s investments in companies are accounted for on the cost method of accounting.  The cost basis at December 31, 2008 and 2007 and the fair value at December 31, 2008 consisted of the following:

	2008	2007	Fair Value
1. Agriculture Construction Corporation	$67,739	$62,058	$		(a)
2. Tour Zones Investment and Construction JSC *	581,610	83,778		570,648	(b
3. Vietnam Power Investment and Development JSC *	238,389	251,156		350,430	(c)
4. Mai Son Cement Joint Stock Company	459,445	484,051		589,590	(b)
5. Van Chan Hydropower Company	29,452	31,029			(a)
6. Ha Tay Investment and Development JSC	14,137	14,894			(a)
7. Businessman Culture Development JSC	29,452	18,617			(a)
8. Vietnam Media Financial JSC	114,172	96,705		97,355	(b)
.	-	-
.	-	-
9. Vietnam Industry Investment and Construction JSC	58,903	62,058			(a)
	-	-
10. Nam Viet Investment and Consultant JSC	80,422	62,058			(a)
11. Sao Mai-Ben Dinh Petrolium Investment JSC	589,032	620,578		634,500	(b)
12. IDICO Industry Zone Investment Development JSC	8,835	9,309			(a)
13. Vietravico JSC	-	124,116
14. Vietnam Power Development JSC	58,903	62,058			(a)
15. IDICO Long Son Petrolium Industry Zone Investment	117,806	124,116		164,250	(b)
16. Nhan Tri JSC	14,726	-			(a)
	-	-
17. North and South Investment Development JSC	5,890	-			(a)
18. Lilamavico Joint Venture	19,545	-			(a)
19. Vietnam Design JSC	15,904	-			(a)
20. Song Tranh Hydropower JSC	2,945	-			(a)
21. Kasvina JSC	75,526	-			(a)
22. Vietnam Anti-counterfeit and trading promotion JSC	11,781	- -			(a)
23. Others	4,978	5,244			(a)
TOTAL	$2,599,592	$2,111,825
* Related entity by common directors.

(a) For investments under $100,000, the Company reviews all available general financial information to determine if impairment is necessary.  It was not practical to measure the fair value.

 (b) Fair value was calculated using average PE ratios and expected income estimated based on average rate of return on assets and discounted at 40% in comparable public companies in the same industry in Vietnam as these companies were in various stages of startup.

(c) Fair value was calculated using average PE ratios and expected income estimated based on average rate of return on equity discounted at 40% in comparable public companies in the same industry in Vietnam as this company is in the development phase. Using average rate of return on assets in the comparable companies resulted in higher fair value.

NOTE 7- INVESTMENTS, AVAILABLE FOR SALE

Assets measured at fair value on a recurring basis are summarized below. The Company has no financial liabilities measured at fair value on a recurring basis.

December 31, 2008	Level 1	Level 2	Level 3	Total

Available-for-sale securities	$380,223	$1,440,183	$-	$1,820,406

Available- for- sale securities consisted of the following at December 31, 2008:

Common Stock:	Number of shares	Cost	Fair Value	Accumulated unrealized gain/(loss)
Providential Holdings, Inc.	2,000,000	$100,000	$40,000	$(60,000)
Habubank Stock	630,000	1,549,155	332,230	(1,216,925)
Vinavico	470,200	668,427	340,223	(328,204)
Vietnam Growth Investment Fund (VF2)	2,000,000	1,195,735	685,553	(510,182)
Military Bank Stock	355,807	828,589	296,724	(531,865)
Military Bank Bond	150,700	133,145	125,676	(7,469)
Total Securities		$4,475,051	$1,820,406	$(2,654,645)

The Company’s short-term investments comprise equity and debt securities, all of which are classified as available-for-sale securities. In compliance with SFAS 157, Fair Value Measurements which was adopted effective January 1, 2008, these securities are carried at their fair market value based on either quoted market prices of the securities, trading prices of over the counter market. VF2 securities were measured by HSBC Bank at December 31, 2008.  Net realized gains and losses are included in net earnings while unrealized gains and losses are included in other comprehensive income for available for sale securities. For purpose of determining realized gains and losses, the cost of securities sold is based on specific identification.

During the year ended December 31, 2008, the Company recorded $439,934 loss using average cost method on sale of marketable securities. The Company reviewed the decrease in the fair market value of these securities and determined that the impairment was temporary as of December 31, 2008.  The Company reviews the securities for possible other than temporary impairment at each balance sheet date and discloses the impairment when the fair value of the security is less than 95% of the amortized cost and has been in a continuous unrealized loss position for more than 12 months or at any time when immediate impairment is apparent.  No impairment was identified on investments available for sale as the fair value for each available for sale security has been less than the cost for no longer than six months.  The Company’s determination for impairment on  the available-for-sale securities are based on evaluations of performance indicators of the underlying assets in the securities, industry analyst reports, volatility of the securities’ fair value and other relevant information.

 Available-for-sale securities consisted of the following at December 31, 2007:

Common Stock:	Number of shares	Cost	Fair Value	Accumulated unrealized gain/(loss)
Providential Holdings, Inc.	2,000,000	$100,000	$100,000	$-
Habubank Stock	2,488,896	3,696,829	6,023,765	2,326,936
Vinavico	752,000	1,099,451	2,300,707	1,201,256
Vietnam Growth Investment Fund (VF2)	2,000,000	1,259,774	1,429,564	169,790
Total Securities		$6,156,054	$9,854,036	$3,697,982

The Company recorded $9,684,686 gain using average method on sales of marketable securities during the year ended December 31, 2007.

NOTE 8 – INTANGIBLE ASSETS

Intangible assets consist of goodwill, licenses and computer software.  Net intangible assets at December 31, 2008 and 2007 are as follows:

	2008	2007

Goodwill	$767,004	$816,205
Amortizable Intangible Assets:
Licenses for land use rights	330,930	58,955
Less Accumulated amortization	(29,046)	(33,014)
Amortizable Intangibles, net	301,884	25,941
Total Intangible Assets	$1,068,888	$842,146

The Company recorded goodwill when the Company purchased stock at a premium from the minority shareholders in its subsidiaries, These stock purchases were accounted for using purchase  method. The reduction in goodwill was related to the Company selling shares of its investment during 2008.

The Company has license for land use rights from Hanoi Home Investment and Development Department and City of Hanoi. The land use rights are amortized over a period of 50 years. Amortization expenses for the Company’s intangible assets for the years ended December 31, 2008 and 2007 were $46,929 and $21,922, respectively.

NOTE 9 – ACCRUED EXPENSES

Accrued expenses consisted of the following at December 31, 2008 and 2007:

	2008	2007
Accrued interest	$546,409	$525,322
Accrued taxes	3,481,356	4,700,726
Other accrued Expenses	176,200	-
TOTAL	$4,203,965	$5,226,048
NOTE 10 – ADVANCES FROM CUSTOMERS

Advances from customers represent the payments received from customers on the contract on which the work has not been performed or reduced by billed amount. As of December 31, 2008 and 2007, the Company had current balances of $3,762,026 and $5,582,992, respectively and long-term amount of $10,652,993 as of December 31, 2008.

NOTE 11 – PAYABLE TO EMPLOYEES

Under Vietnamese law, some wages to employees are paid during the national holidays and other times a year. As of December 31, 2008 and 2007, the payable to employees were $3,890,975 and $2,096,308.  The Company recorded payroll expenses for salaries and wages of $2,313,399 and $1,442,736 in administration expenses and of $5,832,455 and $3,607,498 in cost of goods sold for the years ended December 31, 2008 and 2007, respectively.

NOTE 12-     CAPITAL LEASE OBLIGATIONS

The Company is a lessee of certain equipment under capital leases that expire on various dates through August 2012. Terms of the leases call for quarterly payments from $2,323 to $11,833 at implicit interest rates of 12.6% and 21% per annum (the incremental borrowing rate).  The assets and liabilities under capital leases are recorded at lease inception at the lower of the present value of the minimum lease payments or the fair market value of the related assets.  The assets are depreciated over their estimated useful lives.

Minimum future lease payments under current lease agreements at December 31, 2008 are as follows:

2009	$163,075
2010	143,458
2011	119,851
2012	66,349
2013	-
Total minimum lease payments	492,733
Less: amount representing interest	(137,076)
Present value of net minimum lease payments	355,657
Less: current portion	(101,637)
Long-term portion	$254,020

The following is an analysis of the equipment under capital leases as of December 31, 2008 and 2007, which is included in property and equipment:

	2008	2007
Equipment and vehicles	$489,405	$477,370
Less accumulated depreciation	(24,345)	(286,370)
Net	$465,060	$191,000

Depreciation expenses on the equipment under capital leases for the years ended December 31, 2008 and 2007 were $36,575 and $68,141 respectively.

NOTE 13 – RENTAL OF VEHICLES

The Company generated income from rental of vehicles. The vehicles rented of available for rental as of December 31, 2008 and 2007 are as follows:

	2008	2007
Equipment	$-	$66,576
Vehicles	50,173	105,721
Less accumulated depreciation	(33,648)	(86,260)
Net	$16,525	$86,037

The company and its subsidiaries did not have any rental revenue from non-cancelable leases.

Cancelable rentals included in income for the years ended December 31, 2008 and 2007 are $4,961 and $13,489, respectively.

NOTE 14 - COMMITMENTS AND CONTINGENCIES

Operating Rental Leases

The Company leases its office and warehouse facilities in Hanoi, Vietnam from various lessors under operating leases that require minimum monthly payments of approximately $40,500.  The leases, which require the Company to pay property taxes and maintenance, expire in September, October, December 31, 2009, December 31, 2010 and November 2011. For the years ended December 31, 2008 and 2007, building rent expenses were $420,691 and $352,148, respectively.

The Company’s principal executive offices in the United States are leased on a month to month basis which are included in a monthly management fee of $2,000 which includes use of office space, equipment and administrative services. These offices are made available to the Company under the terms of a Management Services Agreement dated May 15, 2006, with Providential Holdings, Inc.

Future minimum operating lease payments for long term operating leases are as follows:

Year Ending December 31,	Total Lease

2010	$30,598
2011	6,132
2012	-
2013	-
2014	-
Total	$36,730

Long term lease

Cavico Tower, a subsidiary of the Company has a land lease agreement which expires year 2055 in Hanoi.  The annual lease payment is $2,953.  Future minimum long term lease payments relating to this lease are as follows:

Year Ending December 31,	Total Lease
2010	$2,953
2011	2,953
2012	2,953
2013	2,953
2014 and after	124,026
Total	$135,838

Environmental Remediation Costs

The Company had not environmental remediation obligation under the current regulation in Vietnam as of December 31, 2008 and 2007.

Tax Liabilities

The Company filed its tax returns based on the subsidiaries’ income and loss. The final tax liability will be determined by the tax authority of Vietnam.

Litigation

The Company may be involved from time to time in various claims, lawsuits, disputes with third parties, actions involving allegations or discrimination or breach of contract actions incidental in the normal operations of the business. The Company is currently not involved in any such litigation which management believes could have a material adverse effect on its financial position.

Credit Limit on Notes

The Company maintains approximately $40 million in lines of credit with various banks. The average interest rate on these lines of credit is 14%, although it may vary based on market conditions. These credit lines mature throughout 2009. As of December 31, 2008 and 2007, the outstanding balances were $27,213,250 and $15,902,490, respectively.

Management Service Agreement

On May 15, 2006, the Company signed a management service agreement with a business advisory firm. The monthly fee is $2,000 for management services and lease of space. The term of the agreement was 2 years and automatically renews for an additional one year period. For each of the years ended December 31, 2008 and 2007, the Company recorded $24,000 for management fees and of space.

Contract under Guarantee

The Company has several contracts under guarantee.  These guarantees are made through the banks to meet certain conditions under the contracts with customers. The Company pays the guarantee fees to banks, normally 1.5% to 2% annually of guaranteed amount. These fees are recorded in general and administrative expenses. For the years ended December 31, 2008 and 2007, these fees totaled $347,168 and $295,301, respectively.

The Company has guaranteed a loan with a line of credit for approximately $5.6 million and $6.7 million for Cavico Mining, an equity investment entity, as of December 31, 2008 and December 31, 2007, respectively. The loan balances as of December 31, 2008 and December 31, 2007 were $2,128,859 and $5,232,366, respectively. The Company also had a receivable from Cavico Mining for $3,826,533 and $275,711 as of December 31, 2008  and December 31, 2007, respectively and payable due to Cavico Mining for $155,347 and $862,628 as of December 31, 2008  and December 31, 2007, respectively.

NOTE 15 - NOTES PAYABLE

Notes payable consisted of the following at December 31, 2008 and 2007:
	2008	2007
Notes payable to Hanoi Building Commercial Joint Stock Bank*, secured by machinery and equipment, annual interest rates ranging from 12% to 21%, maturity dates ranging from January 18, 2009**to December 29, 2009 .	$5,721,798	$2,805,433

Notes payable to Hanoi Building Commercial Joint Stock Bank, secured by machinery and equipment, annual interest rates ranging from 11% to 20%, maturity dates ranging from January 3, 2009** to June 25, 2012	1,452,718	2,841,273

Notes payable to Agribank - Eastern Hanoi Branch*, unsecured, annual interest rate of 11.4%, matures on April 25, 2009 and September 29, 2009	3,571,408	4,153,400

Notes payable to Agribank - Eastern Hanoi Branch, secured by machinery and equipment, annual interest rate of 13.2%, matured on October 31, 2008.	-	608,757

Notes payable to Agribank - Tu Liem Branch*, unsecured, annual interest rates ranging from 12% to 21%, maturity dates ranging from January 9, 2009** to December 31, 2009.	5,359,843	3,300,157

Notes payable to Agribank - Tu Liem Branch, secured by machinery and equipment, annual interest rate of 12%, matures on April 16, 2012	830,801	124,116

Notes payable to Military Commercial Joint Stock Bank*, secured by machinery, equipment, annual interest rates ranging from 13% to 15%, matures on May 29, 2009 and September 28, 2009.	837,859	702,497

Notes payable to Military Commercial Joint Stock Bank, secured by machinery and equipment, annual interest rates ranging from 13.2% to 13.32%, matures on December 19, 2010, October 17, 2011	3,187,975	1,528,354

Notes payable to North Asia Commercial Joint Stock Bank - Nghe An Branch, secured by VF2 Fund Certificate, annual interest rate of 12.75%, matures on December 31, 2009.	2,061,612	1,241,157

Notes payable to Agribank - Northern Hanoi Branch*, unsecured, annual interest rates ranging from 12.36% to 18%, maturity dates ranging from August 30, 2009 to November 21, 2009.	9,679,137	7,734,095

Notes payable to Agribank - Northern Hanoi Branch, secured by machinery and equipment, interest rate of 16.8% maturity dates ranging from October 25, 2010 to December 18, 2011.	1,103,440	2,297,120

Note payable to Agribank - Southern Hanoi Branch*, unsecured, annual interest rate of 12.36%, matured on August 3, \2008.	-	1,005,683

Notes payable to Agribank - Southern Hanoi Branch, secured by machinery and equipment, annual interest rate of 18%, matures on December 17, 2009.	493,756	789,107

Notes payable to BIVD – Son La Branch*,unsecured, annual interest rate of 13.2%, maturity dates ranging from February 9, 2009** to August 10, 2009.	186,085	258,347

Notes payable to BIVD – Son La Branch, secured by machinery and equipment, annual interest rate of 14.4%, matures on August 8, 2010.	77,576	116,607

Notes payable to Agribank - Hoang Mai Branch*, unsecured, annual interest rate of 15%, matures on July 18, 2009 and December 12, 2009	3,715,132	1,706,359

Notes payable to Agribank-Hoang Mai Branch, secured by machinery and equipment, annual interest rates ranging from 12.36% to 12.6%, matures on September 7, 2012 and December 13, 2011	1,938,877	709,309

Notes payable to Saigon Commercial JS Bank, secured by machinery and equipment, annual interest rate of 13.2%, matures on November 1, 2009	125,366	414,340

Notes payable to Incombank-Yen Vien Branch, secured by machinery and equipment, annual interest rate of 10.5%, matured on January 11, 2008.	-	163,833

*  The bank must approve all funding and controls the use of funds.                       **These loans were paid off in 2009.

	2008	2007
Notes payable to BIDV - North Hanoi Branch, secured by machinery and equipment, annual interest rate of 12%, matures on March 25, 2012	676,423	447,195

Notes payable to Vietnam Development Bank* – Son La Branch, unsecured, annual interest rate of 5.4%, matures on February 28, 2011, paid full in 2008.	-	286,478

Notes payable to VID Public Bank*, unsecured, annual interest rate of 13.2%, matures on June 10, 2010	8,835	15,514

Notes payable to Housing Development Bank*, unsecured, annual interest rate of 13.2%, matures on September 14, 2012	37,845	50,670

Notes payable to Phuong Dong Commercial JS Bank, secured by machinery and equipment, annual interest rate of 14.4%, matured on January 4, 2008.	-	1,458,359

Notes payable to Vinashin Financial Company*, unsecured, annual interest rate of 15%, matures on June 19, 2009.	589,032	2,234,082

Notes payable to Lung Lo Construction JSC*, unsecured, annual interest rate of 12%, matured on September 30, 2008	-	48,014

Notes payable to Petroleum Financial Company*, unsecured, annual interest rate of 10.8%, matured on December 31, 2008. Currently negotiating to extend maturity date to March 25, 2009**.	543,264	528,852

Notes payable to Petroleum Financial Company , secured by machinery and equipment, annual interest rate of 11.52%, matures on March 18, 2010	127,693	224,219

Notes payable to Vietnam Development Bank - Thua Thien Hue Branch, secured by machinery and equipment, annual interest rate of 14.4%, matures on May 30, 2009.	1,178,064	-

Notes payable to Thang Long Securities JSC, secured by stock of subsidiaries, annual interest rate of 17.4%, matures on February 09, 2009**	618,484	-

Notes payable to Agribank – Hoang Quoc Viet branch*, unsecured, annual interest rate ranging from 11.28% to 16.8%, matures dates ranging from March 23, 2009** to November 19, 2009	4,492,027	-

Notes payable to Agribank – Hoang Quoc Viet branch, secured by machinery and equipment, annual interest rate of 16.2%, matures on December 31, 2011.	1,269,198	-

Notes payable to Agribank - Muong La branch*, unsecured, annual interest rate of 11.4%, matures on June 30, 2009	200,271	-

Notes payable to Global Petrolium JS Bank, secured by machinery and equipment, annual interest rate of 12.75% and 15%, matures on March 18, 2009**	47,123	-

Notes payable to Techcombank, secured by machinery and equipment, annual interest rate of 15.2%, matures on October 27, 2011.	84,781	-

Notes payable to AnBinh JS bank, secured by machinery and equipment, annual interest rate of 16.5%, matures on May 21, 2009	14,726	-

Notes payable to Ms Nguyen Thi Thuy An, secured by Habubank shares, annual interest rate of 14.4%, matured on September 30, 2008	-	1,117,041

Notes payable to various individuals, unsecured, annual interest rates ranging from 12% to 16.8%, matures on December 31, 2009 and December 31, 2012	4,305,481	2,138,791

Total Notes Payable	$54,536,630	$41,049,159

ST Note payable and current portion of LT notes, weighted average interest rates of 15.7% for 2008 and 11.9% for 2007	$46,813,145	$34,259,976

Long-term Notes Payable	$7,723,485	$6,789,183

*  The bank must approve all funding and controls the use of funds.                       **These loans were paid off in 2009.

Future maturities on long-term debt as of December 31 are as follows:
2009	$46,813,145
2010	3,025,556
2011	2,091,991
2012	1,594,241
2013	179,633
2014	832,063
$54,536,630

As of December 31, 2008, the amounts of long-term and short term notes payable  are stated at contract amounts which approximate fair value based on current interest rates of Vietnam.

NOTE 16 - CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company had loans receivable in the amounts of $334,196 and $242,656 and advances of $714,658 and $430,401 from various officers and directors of the Company as of December 31, 2008 and 2007, respectively. The loans to officers were made with no interest, not secured and due on demand.

The Company had other payables of $17,876 and $45,547 to officers and directors of the Company as of December 31, 2008 and 2007, respectively.

The Company had loans payable to officers and directors of $208,667 and $1,056,363 as of December 31, 2008 and 2007, respectively. These loans are unsecured, and due on demand with annual interest from 12% to 24%.

The Company has investments, which are accounted for on the cost method, in Vietnam Power Investment and Development, JSC and Tour Zones Investment and Construction JSC (Note 6). These entities share common directors with the Company.

The Company has guaranteed a loan with line of credit for approximately $5.6 million and $6.7million for Cavico Mining, an equity investment entity, as of December 31, 2008 and December 31, 2007, respectively. The loan balances as of December 31, 2008 and December 31, 2007 were $2,128,859 and $5,232,366, respectively. The Company also had a receivable from Cavico Mining for $3,826,533 and $275,711 as of December 31, 2008  and December 31, 2007, respectively and payable due to Cavico Mining for $155,347 and $862,628 as of December 31, 2008  and December 31, 2007, respectively.

NOTE 17 - STOCKHOLDERS’ EQUITY

The stock transactions are presented after giving the retroactive effect to 40 for 1 reverse stock split.

Preferred Stock

The Company has 25,000,000 authorized shares of blank check Preferred Stock with $0.001 par value. As of December 31, 2008 and 2007, no shares of Preferred Stock were issued and outstanding.

Common Stock

The Company has 300,000,000 authorized shares of Common Stock with $0.001 par value. As of December 31, 2008 and 2007, 3,274,942 shares and 3,271,192 shares were issued, 3,047,795 shares and 2,919,045 shares were outstanding, respectively.

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

During the year ended December 31, 2008, the Company issued 1,250 shares of common stock for legal services and 2,500 shares of common stock for consulting services. The total fair market value of these shares on date of issuance was $84,750.

During the year ended December 31, 2008, the Company sold 125,000 shares of common stock for cash at a price of $2.40 per share and received $300,000.

During the year ended December 31, 2007, the Company had the following transactions:

- The company issued 818,500 common shares for cash amounting $9,116,721 at average price of $11.14 per share.

- The Company received $15,000 from the 2006 subscription receivable.

Noncontrolling Interest

Pursuant to the disclosure requirement under SFAS No. 160, the following schedule presents a reconciliation of the beginning and ending balances of the equity attributable to the Company and the noncontrolling owners and the effect of the changes in Company’s ownership in a subsidiary and the equity attributable to the Company.

	Comprehensive Income (loss)	Retained Earnings	Accumulated Other Comprehensive Income	Common Stock	Paid-in Capital	Noncontrolling Interest	Total
Beginning balance, December 31, 2006	-	(13,045,894)	(245,243)	$2,033	$4,119,409	1,070,388	(8,099,307)
Shares issued for cash				893	9,115,828		9,116,721
Shares returned and reissued				(7)	7		-
Sale of share from noncontrolling interest						4,075,678	4,075,678
Dividend paid to noncontrolling interest						(74,376)	(74,376)
Net income	6,301,388	5,894,868				406,520	6,301,388
Acquisition of new subsidiary	100,021	100,021					100,021
Other comprehensive income:
Unrealized gain(loss) on securities	3,287,255		3,287,255			-	3,287,255
Foreign currency translation adjustment	161,862		39.096			122,766	161,862
Ending balance, December 31, 2007	$-	$(7,051,005)	$3,081,108	$2,919	$13,235,244	$5,600,977	$14,869,243

Net income	1,415,326	631,816	-			783,510	1,415,326
Shares issued for service				4	84,746	-	84,750
Shares issued for cash				125	299,875	-	300,000
Acquisition of new subsidiary	(219,140)	(219,140)				2,436,871	2,217,731
Dividend paid to noncontrolling interest						(372,492)	(372,492)
Sale of share from noncontrolling interest						1,891,800	1,891,800
Other comprehensive income:
Unrealized gain(loss) on securities	(6,352,628)	-	(6,352,628)	-	-	-	(6,352,628)
Foreign currency translation adjustment	(1,093,320)	-	(467,881)	-	-	(625,439)	(1,093,320)
Ending balance, December 31, 2008	$-	$(6,638,329)	$(3,739,401)	$3,048	$13,619,865	$9,715,228	$12,960,412

NOTE 18- INCOME TAX

Pursuant to the tax laws of Vietnam, general enterprises are subject to income tax at an effective rate of 28%. Each subsidiary files a separate tax return in Vietnam.

In addressing the realizability of deferred tax assets, management considers whether is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences are deductible.

The principal components of the Company’s income tax provision at December 31, 2008 and 2007 are as follows:

	2008		2007
Current Taxes:
US Federal	$		$
US State
Vietnam		(2,392,347)		2,553,053
Total		$(2,392,347)		$2,553,053
Deferred Taxes:
US Federal
US State
Vietnam
Total		$-		$-

The principal components of the Company’s deferred tax assets at December 31, 2008 and 2007 are as follows:

	2008	2007
U.S. operations loss carry forward at statutory rate	$631,044	$322,194
Non-U.S. operations loss carry forward at statutory rate	365,293	437,554
Total	$996,337	$759,748
Less Valuation Allowance	(996,337)	(759,748)
Net Deferred Tax Assets	$-	$-
Change in Valuation allowance	$236,589	$421,731

A reconciliation of the statutory federal and state tax in the United States and Vietnam income tax rates to the Company’s effective tax rates is as follows:

	December 31, 2008	December 31, 2007
Tax on income/loss using federal income tax rate	(332,187)	3,010,510
Foreign tax rate difference	39,081	(354,178)
Permanent difference	1,035,677	318,451
PY accrual reversed in CY	(2,898,328)	—
Change in valuation allowance	(236,589)	(421,731)
Total	(2,392,347)	2,553,053

At December 31, 2008 and 2007, the Company had net operating loss carry forwards from US operation of $1,856,011 and $947,628, respectively. Since the Internal Revenue Code limits the availability of net operating losses that arose prior to certain cumulative changes in a corporation’s ownership resulting in a change of control of the Company, the Company reserved 100% of the losses from US operation as this tax asset will not be realized.

At December 31, 2008 and 2007, the Company had net operating loss carry forwards from Vietnam of approximately $1,304,618 and $1,562,693, respectively, which were derived from subsidiaries with operating losses and will be available to offset future taxable income.

These net operating loss carry forwards expire through year 2013. The Company has established a valuation allowance against its deferred tax asset, due to the uncertainty of the realization of the asset. Management periodically evaluates the recoverability of the deferred tax asset. At such time as it is determined that it is more likely than not that deferred tax assets are realizable, the valuation allowance will be reduced.

During the year ended December 31, 2008, the Vietnamese tax authorities determined that the Company’s tax obligation was lower than the Company’s originally estimated amount. The Company estimates the tax obligation based on 28% under Vietnamese law. During 2008, the Company recorded a tax benefit of $2,898,328 which was offset against the 2008 tax expense of $551,396. The Company uses a gross method to estimate the Company’s tax obligation assessed by Vietnam governmental authorities on sales in the income statement

NOTE 19- SEGMENT REPORTING

Statement of Financial Accounting Standards No. 131 (“SFAS 131”), ”Disclosure About Segments of an Enterprise and Related Information” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance.  Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Following is a summary of segment information for the year ended December 31, 2008:

	Civil	Commercial
	Construction	Activities	Others	Unallocated	Total
Sales	$47,501,672	$4,435,264		$-	$51,936,936
Operating income/(loss)	3,750,877	(80,161)		(2,708,844)	961,872
Total Assets	47,157,104	4,686,363		47,657,423	99,500,890
Capital Expenditure	9,539,869	289,119	-	2,036,510	11,856,498
Interest Income	-	-	-	912,430	912,430
Interest Expense	63,032	436,532	-	2,034,498	2,534,062
Depreciation/Amortization	4,633,894	77,997	-	108,663	4,820,554

Following is a summary of segment information for the year ended December 31, 2007:

	Civil	Commercial
	Construction	Activities	Others	Unallocated	Total
Sales	$29,229,412	$2,295,662		$-	$31,525,074
Operating income/(loss)	2,861,833	178,563		(2,547,563)	492,833
Total Assets	51,618,588	2,373,984	-	26,298,972	80,291,544
Capital Expenditure	5,466,971	-	-	3,501,070	8,968,041
Interest Income	-	-		1,042,162	1,042,162
Interest Expense	364,112	221,083	-	1,784,145	2,369,340
Depreciation/Amortization	3,137,693	22,701	-	388,552	3,548,946

NOTE 20 – RESTATEMENTS

The financial statements for the year ended December 31, 2007 were re-audited pursuant to an instruction from SEC informing the Company that the PCAOB revoked the registration of Company’s previous auditor Jaspers + Hall PC and the previously audited financial statements were no longer reliable. The Company’s current auditor re-audited the financial statements as of December 31, 2007 and the Company’s financial statements have been restated to reflect corrections and changes in presentation of the financial statements required reclassification of certain accounts.

Effects on previously issued 2007 financial statements as follows:

Increase in cost of sales	$563,630
Increase in general administrative expenses	354,277
Increase in loss on foreign exchange	250,870
Subtotal	1,168,777
Income tax effect of restatement	257,014
Increase in 2007 net loss	$911,764

The accompanying financial statements for the year ended December 31, 2007 have been restated to reflect the corrections in accordance with Statement of Financial Accounting Standards No. 154, “Accounting Change and Error Corrections”. This restatement is primarily due to the corrections of errors in the previously reported financial statements. Net income per common share remained the same at $0.05 as a result of these changes. The effect on the Company’s previously issued 2007 financial statements in summarized as follows:

Balance Sheet as of December 31, 2007

	Previously	Net
	Reported	Change		Restated

ASSETS

Current Assets:
Cash	$1,412,201	$-		$1,412,201
Investments, available for sale	-	9,854,036	(d)(h)	9,854,036
Accounts receivable -trade- net	22,658,533	(14,999,262	) (a)(b)(e)(g)(k)(l)	7,659,271
Receivable - other	-	4,852,957	(e)(k)(p)	4,852,957
Inventory	28,300,733	(25,156,283	) (f)	3,144,450
Work in process	-	22,613,806	(f)	22,613,806
Receivables and advances from related parties	-	673,057	(g)	673,057
Other current assets	1,712,968	(100,000	) (h)	1,612,968
Total current assets	54,084,435	2,261,689		51,822,746

Fixed Assets:
Land development	3,195,654	797,537	(i)	3,993,191
Temporary housing assets	432,460	-		432,460
Machinery and equipment	20,671,611	-		20,671,611
Vehicles	12,666,344	-		12,666,344
Office and computer equipment	687,092	23,068	(o)	710,160
Less accumulated depreciation	(12,797,636)	(10,657	) (o)(b)	(12,808,293)
Net fixed assets	24,855,535	809,938		25,665,473

Intangible Assets:
Goodwill	-	921,703	(j)	921,703
Licenses - net	-	25,941	(k)(o)	25,941
Net Intangible Assets	-	947,644		947,644

Other Non Current Assets:
Investments, non-consolidated companies & JVs	11,228,489	(8,642,853	) (d)	2,585,636
Long-term retention receivables	-	7,770,407	(l)	7,770,407
Prepaid expenses	2,832,230	(921,703	) (j)	1,910,527
Long-term work in process	-	2,542,477	(f)	2,542,477
Other assets	5,433	1,267,661	(k)	1,273,094
Total other assets	14,066,152	2,015,989		16,082,141

TOTAL ASSETS	$93,006,122	1,511,882		$94,518,004

	Previously	Net
	Reported	Change		Restated

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$10,722,479	(45,547	) (m)	$10,676,932
Accounts payable – related parties	-	45,547	(m)	45,547
Accrued expenses	6,349,801	(257,014	) (n)	6,092,787
Advances from customers	5,485,539	437,546	(p)	5,923,085
Payable to employees	2,412,672	-		2,412,672
Notes payable - current	41,871,176	(669,162	) (m)	41,202,014
Notes payable - related parties	452,201	604,162	(m)	1,056,363
Current portion of capital lease obligations	24,964	-		24,964
Total current liabilities	67,318,832	115,532		67,434,364

Long-Term Debt:
Capital lease obligations – long-term	39,243	-		39,243
Long-term debt	8,618,401	250,870	(c)	8,869,271
Total long-term debt	8,657,643	250,870		8,908,514

TOTAL LIABILITIES	75,976,475	366,403		76,342,878

Minority interest in subsidiaries	9,246,458	(439,482	) (q)	8,806,976

Stockholders’ Equity:
Preferred stock:$.001 par value – Class B,	-			-
100,000,000 authorized, none issued and outstanding				-
Common stock, $.001 par value; 300,000,000 shares authorized; 130,997,693 and 130,847,693 shares issued, 121,911,793 and 116,761,793 shares outstanding, respectively	130,848	(14,086	) (r)	116,762
Additional paid-in capital	13,107,315	14,086	(r)	13,121,401
Accumulated deficit	(6,038,484)	(911,764	) (s)	(6,950,248)
Accumulated other comprehensive income (loss)	583,509	2,496,726	(t)	3,080,235
Total stockholders' equity	7,783,189	1,584,962		9,368,150

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$93,006,122	1,511,882		$94,518,004

Statement of Operations and Comprehensive Income for the Year Ended December 31, 2007

	Previously	Net
	Reported	Change		Restated

Revenues:
Civil construction	$			$31,493,768
Mining construction				4,322,471
Commercial activities				2,034,367
Total revenue	37,850,606	-		37,850,606

Cost of Goods Sold:
Civil construction				27,187,859
Mining construction				2,682,428
Commercial activities				1,468,948
Total cost of goods sold	30,775,605	563,630	(a)	31,339,235

Gross Profit	7,075,001	(563,630)		6,511,371

Operating Expenses:
Selling expenses	82,703	-		82,703
General & administrative expenses	4,414,382	354,277	(b)	4,768,659
Total operating expenses	4,497,085	354,277		4,851,362

Total income from operations	2,577,916	(917,907)		1,660,009

Other income (expenses):
Gain on disposal of assets	119,986	-		119,986
Other income	31,141	-		31,141
Gain (loss) on sales of marketable securities	9,684,686	-		9,684,686
Loss on foreign currency exchange		(250,870	)(c)	(250,870)
Interest income	1,046,394	-		1,046,394
Interest expense	(2,926,198)	-		(2,926,198)
Total other income (expense)	7,956,009	(250,870)		7,705,139

Income before income taxes and minority interest	10,533,925	(1,168,777)		9,365,148

Income taxes benefit (expense)	(2,941,959)	(257,014	)(n)	(2,684,945

Income before minority interest	7,591,967	(911,764)		6,680,203

Minority interest in consolidated subsidiaries	(785,335)	-		(785,335)

Net income	$6,806,632	(911,764)		$5,894,868
Other comprehensive income:
Unrealized gain(loss) on investments available for sale	-	3,287,255	(t)	3,287,255
Foreign currency translation adjustment	-	38,223	(u)	38,223
Comprehensive income (loss)	$-	9,220,346		$9,220,346

Per Share Information:
Weighted average number of common shares outstanding-basic and diluted	129,358,134	(14,085,900)		$115,272,234

Net income per common share-basic and diluted	$$0.05	-		$0.05

 (a) Correction of error originally included in advances receivable of $563,630 were for expenses through cost of goods sold.

(b,s) Correction of error of accounts receivable of $246,704 was written off as bad debts and additional increase in the provision for bad debt expense in the amount of $107,573.

(c,s)  Correction of error involving note payable denominated in a foreign currency for which $250,870 was recognized as a loss from a foreign currency exchange.

(d)  Reclassification of investments, available for sale in the amount of $9,854,036 from investments, non-consolidated companies & JV’s in the amount $8,642,853.

(e)  Reclassification of other receivable $4,852,957 from accounts receivable trade.

(f)  Reclassification of current work-in-process in the amount of $22,613,806 and long-term work-in-process in the amount of $2,542,477 from inventory for proper presentation.

(g)  Reclassification of receivable in the amount of $673,057 to receivables and advances from related parties from accounts receivable for proper presentation.

(h)  Reclassification of other current assets in the amount of $100,000 to available for sale securities for proper presentation.

(i)  Reclassification of construction costs related to land development $797,537.

(j)  Reclassification of goodwill when the Company purchased stock at a premium from the minority shareholders of its subsidiaries that was included in prepaid expenses in the amount of $921,703.

(k)  Reclassification of deposits on equipment, and other long-term assets in nature from other current assets in the amount of $1,267,661.

(l)  Reclassification of long term retention receivable from accounts receivable and related provision for bad debt in the amount of $7,770,407.

(m)  Reclassification of payable to related parties in the amount of $45,547.

(n,s)  Correction of errors of recorded the 2007 Vietnamese income tax expense and related income tax liabilities in the amount of $257,014.

(o)  Correction of errors of costs of computer equipment and licenses in the amounts of $23,068 and $25,941.

(b,p)  Reclassification of credit balance in receivables from customers to advances from customers in the amount of $437,546.

(q)  Reclassification of amounts included in related party receivables in the amount of $291,526 and receivable other in the amount of $147,956 to minority interest in the amount of $439,482 for stock purchased by individuals in the subsidiaries.

(r)  Correction of error originally included 14,000,000 shares that were deemed to be issued to management in the amount of $14,086. These shares were considered to be issued but not outstanding.

(t)  Correction of error to adjust the available for sale securities to fair value and record unrealized gain as accumulated other comprehensive income of $3,287,255.

(u) Correction of error to record the changes in foreign exchange translation adjustment in the amount of $38,223.

Statement of Cash Flows for the Year Ended December 31, 2007

	Previously
	reported	Net change	Restated
Cash Flows From Operating Activities:
Net income	$6,806,632	(126,429)	$	$ 6,680,203
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	4,661,372	-		4,661,372
Change in provisions for uncollectible receivables	(270,752)	354,277		83,525
Gain on sale of fixed assets	(119,986)	-		(119,986)
(Gain) loss from other investment activities	(9,684,686)	-		(9,684,686)
Minority interest in net income	785,335	(785,335)		-
Changes in assets and liabilities:
Increase in accounts receivable and other current assets	(10,275,363)	565,567		(9,709,796)
Increase in inventory	(7,437,271)	6,808,957		(628,314)
Increase in work in progress	-	(6,808,957)		(6,808,957)
Decrease (increase) in other assets	(1,792,742)	-		(1,792,742)
Increase in advances from customer	-	4,792,728		4,792,728
Increase in payable to employees	-	48,346		48,346
Increase in minority interest	6,298,517	(6,298,517)		-
Increase(decrease) in accounts payables and accrued expenses	7,043,715	(4,660,542)		2,383,173
Net Cash Used in Operating Activities	(3,985,229)	(6,109,905)		(10,095,134)

Cash Flows from Investing Activities:
Purchase of property, equipment and intangible assets	(8,641,203)	(726,1710)		(9,367,374)
Cash acquired in consolidation of new entities	34,913	-		34,913
Proceeds from withdrawals of investments in nonconsolidated companies	15,121,687	-		15,121,687
Purchase of investments in nonconsolidated companies and joint stock company	(12,054,906)	-		(12,054,906)
Proceeds from sales of fixed assets	-	726,171-		726,171
Net Cash Used in Investing Activities	(5,539,509)	—		(5,539,509)

Cash Flow From Financing Activities:
Proceeds from contribution by noncontrolling interests	-	5,859,035		5,859,035
Proceeds from shares issued	9,131,721	—		9,131,721
Proceeds from notes payable	66,423,183	250,870		66,674,053
Proceeds from notes payable - related parties	3,234,948	—		3,234,948
Payments of notes payable- others	(63,949,376)	—		(63,949,376)
Payments of notes payable- related parties	(4,532,503)	—		(4,532,503)
Payments of capital leases obligations	(126,158)	-		(126,158)
Net Cash Provided By Financing Activities	10,181,815	6,109,905		16,291,720

Increase in Cash	657,077	-		657,077

Cash at Beginning of period	716,901	-		716,901
Effect of foreign currency translation	38,223	-		38,223

Cash at End of period	$1,412,201	-		$1,412,201

Supplemental Cash Flow Information:
Interest paid	$5,417,369	-		$5,417,369
Taxes paid	$500,366	-		$500,366

 The financial statements for the years ended December 31, 2008 and 2007 were restated to exclude Cavico Mining which was included in consolidation as a subsidiary of the Company in the previously issued financial statements.  This determination was based on FIN46R analysis which concluded that the Company is not a primary beneficiary.

Effects on previously issued 2008 and 2007 financial statements as follows:

	2008	2007

Decrease in revenue	$(6,069,333)	$(6,325,532)
Decrease in cost of sales	4,310,029	4,833,941
Decrease in general administrative expenses	407,865	324,415
Increase in other income	732,222	656,469
Subtotal	(619,217)	(510,707)
Income tax effect of restatement	108,525	131,892
Increase in net income	$-	$-

Balance Sheet as of December 31, 2007

	Previously	Net
	Restated	Change	Restated

ASSETS

Current Assets:
Cash	1,412,201	(54,811)	1,357,390
Investments, available for sale	9,854,036	-	9,854,036
Equity method investment in Cavico Mining		1,565,060	1,565,060
Accounts receivable -trade- net	7,659,271	(1,405,374)	6,253,897
Receivable - other	4,852,957	(854,047)	3,998,910
Inventory	3,144,450	(705,507)	2,438,943
Work in process	22,613,806	(3,085,939)	19,527,867
Receivables and advances from related parties	673,057	-	673,057
Other current assets	1,612,968	(9,864)	1,603,104
Total current assets	51,822,746	(4,550,482)	47,272,264

Fixed Assets:
Land development	3,993,191	(262,451)	3,730,740
Temporary housing assets	432,460	(313,190)	119,270
Machinery and equipment	20,671,611	(2,828,660)	17,842,951
Vehicles	12,666,344	(5,818,227)	6,848,117
Office and computer equipment	710,160	(57,559)	652,601
Less accumulated depreciation	(12,808,293)	4,152,618	(8,655,675)
Net fixed assets	25,665,473	(5,127,469)	20,538,004

Intangible Assets:
Goodwill	921,703	(105,498)	816,205
Licenses – net	25,941	-	25,941
Net Intangible Assets	947,644	(105,498)	842,146

Other Non Current Assets:
Investments, cost method	2,585,636	(473,811)	2,111,825
Long-term retention receivables	7,770,407	(555,313)	7,215,094
Prepaid expenses	1,910,527	(1,047,253)	863,274
Long-term work in process	2,542,477	(2,193,250)	349,227
Other assets	1,273,094	(173,384)	1,099,710
Total other assets	16,082,141	(4,443,011)	11,639,130

TOTAL ASSETS	94,518,004	(14,226,460)	80,291,544

	Previously	Net
	Reported	Change	Restated

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$10,676,932	(336,012)	$10,340,920
Accounts payable – related parties	45,547		45,547
Accrued expenses	6,092,787	(866,739)	5,226,048
Advances from customers	5,923,085	(340,093)	5,582,992
Payable to employees	2,412,672	(316,364)	2,096,308
Notes payable - current	41,202,014	(6,942,038)	34,259,976
Notes payable - related parties	1,056,363	-	1,056,363
Current portion of capital lease obligations	24,964	-	24,964
Total current liabilities	67,434,364	(8,801,246)	58,633,118

Long-Term Debt:
Capital lease obligations – long-term	39,243	(39,243)	-
Long-term debt	8,869,271	(2,080,088)	6,789,183
Total long-term debt	8,908,514	(2,119,331)	6,789,183

TOTAL LIABILITIES	76,342,878	(10,920,577)	65,422,301

Minority interest in subsidiary	8,806,976	(3,205,999)	5,600,977

Stockholders’ Equity:
Preferred stock:$.001 par value – Class B,	-	-	-
25,000,000 authorized, none issued and outstanding
Common stock, $.001 par value; 300,000,000 shares
authorized; 3,274,942 and 3,271,192 shares issued respectively	116,762	(113,843)	2,919
Additional paid-in capital	13,121,401	113,843	13,235,244
Accumulated deficit	(6,950,248)	(100,757)	(7,051,005)
Accumulated other comprehensive income (loss)	3,080,235	873	3,081,108
Total stockholders' equity	9,368,150	99,884	9,268,266

TOTA LIABILITIES AND STOCKHOLDERS’ EQUITY	$94,518,004	(14,226,460)	$80,291,544

Statement of Operations and Comprehensive Income for the Year Ended December 31, 2007

	Previously	Net
	Reported	Change	Restated

Revenues:
Civil construction	$31,493,768	(2,264,356)	29,229,412
Mining construction	4,322,471	(4,322,471)	-
Commercial activities	2,034,367	261,295	2,295,662
Total revenue	37,850,606	(6,325,53)	31,525,074

Cost of Goods Sold:
Civil construction	27,187,859	(2,438,313)	24,749,546
Mining construction	2,682,428	(2,682,428)	-
Commercial activities	1,468,948	286,800	1,755,748
Total cost of goods sold	31,339,235	(4,833,941)	26,505,294

Gross Profit	6,511,371	(1,491,591)	5,019,800

Operating Expenses:
Selling expenses	82,703	-	82,703
General & administrative expenses	4,768,659	(324,415)	4,444,244
Total operating expenses	4,851,362	(324,415)	4,526,947

Total income from operations	1,660,009	(1,167,176)	492,833

Other income (expenses):
Gain on disposal of assets	119,986	25,306	145,292
Other income	31,141	-	31,141
Income(loss) from investment in Cavico Mining	-	156,763	156,763
Gain (loss) on sales of marketable securities	9,684,686	(74,410)	9,610,276
Loss on foreign currency exchange	(250,870)	(3,816)	(254,686)
Interest income	1,046,394	4,232	1,042,162
Interest expense	(2,926,198)	556,858	(2,369,340)
Total other income (expense)	7,705,139	656,469	8,361,608

Income before income taxes and minority interest	9,365,148	(510,707)	8,854,441

Income taxes benefit (expense)	(2,684,945)	131,892	(2,553,053)

Income before minority interest	6,680,203	(378,815)	6,301,388

Minority interest in consolidated subsidiaries	(785,335)	378,815	(406,520)

Net income	$5,894,868	-	5,894,868
Other comprehensive income:
Unrealized gain(loss) on investments available for sale	3,287,255	-	3,287,255
Foreign currency translation adjustment	38,223	873	39,096
Comprehensive income (loss)	$9,220,346	873	9,221,219

Per Share Information:
Weighted average number of common shares outstanding-basic and diluted	115,272,234	(112,390,428)	2,881,806
Net income per common share-basic and diluted	$0.05	$2.00	$2.05

Statement of Cash Flows for the Year Ended December 31, 2007
	Previously
	reported	Net change	Restated
Cash Flows From Operating Activities:
Net income	$6,680,203	(378,815)	$6,301,388
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	4,661,372	(1,112,426)	3,548,946
Change in provisions for uncollectible receivables	83,525	-	83,525
Gain on sale of fixed assets	(119,986)	(25,306)	(145,292)
(Gain) loss from other investment activities	(9,684,686)	74,410	(9,610,276)
Income from equity method investment in Cavico Mining		(156,763)	(156,763)
Stock issued for services			-
Changes in assets and liabilities:
Increase in accounts receivable and other current assets	(9,709,796)	758,878	(8,950,918)
Increase in inventory	(628,314)	2,202,240	1,573,926
Increase in work in progress	(6,808,957)	(170,538)	(6,979,495)
Decrease (increase) in other assets	(1,792,742)	376,880	(1,415,862)
Increase in advances from customer	4,792,728	(337,348)	4,455,380
Increase in payable to employees	48,346	44,526	92,872
Increase(decrease) in accounts payables and accrued expenses	2,383,173	1,266,350	3,649,523
Net Cash Used in Operating Activities	(10,095,134)	2,542,088	(7,553,046)

Cash Flows from Investing Activities:
Purchase of property, equipment and intangible assets	(9,367,374)	399,333	(8,968,041)
Cash acquired in consolidation of new entities	34,913	-	34,913
Proceeds from withdrawals of investments in nonconsolidated companies	15,121,687	(74,410)	15,047,277
Purchase of investments in nonconsolidated companies and joint stock company	(12,054,906)	478,280	(11,576,626)
Proceeds from sales of fixed assets	726,171	-	726,171
Net Cash Used in Investing Activities	(5,539,509)	803,203	(4,736,306)

Cash Flow From Financing Activities:
Proceeds from contribution by noncontrolling interests	5,859,035	(1,783,357)	4,075,678
Payments of dividends to noncontrolling interests		(74,376)	(74,376)
Proceeds from shares issued	9,131,721	-	9,131,721
Proceeds from notes payable	66,674,053	(12,017,953)	54,656,100
Proceeds from notes payable - related parties	3,234,948	-	3,234,948
Payments of notes payable- others	(63,949,376)	(10,608,135)	(53,341,241)
Payments of notes payable- related parties	(4,532,503)	-	(4,532,503)
Payments of capital leases obligations	(126,158)	(22,614)	(148,772)
Net Cash Provided By Financing Activities	16,291,720	(3,290,165)	13,001,555

Increase in Cash	657,077	55,126	712,203

Cash at Beginning of period	716,901	(110,810)	606,091
Effect of foreign currency translation	38,223	873	39,096

Cash at End of period	$1,412,201	(54,811)	$1,357,390

Supplemental Cash Flow Information:
Interest paid	$5,417,369	-	$5,417,369
Taxes paid	$500,366	-	$500,366

Balance Sheet as of December 31, 2008

	Previously	Net
	Reported	Change	Restated
	2008		2008
ASSETS

Current Assets:
Cash	$3,148,985	(146,746)	$3,002,239
Investments, available for sale	1,820,406	-	1,820,406
Equity method investment in Cavico Mining	-	1,461,292	1,461,292
Accounts receivable -trade- net	9,184,339	2,346,249	11,530,588
Receivable - other	7,491,803	(403,574)	7,088,229
Inventory	3,940,768	(520,386)	3,420,382
Work in process	29,606,602	(12,046,855)*	17,559,747
Receivables and advances from related parties	1,088,596	(39,742)	1,048,854
Other current assets	1,602,272	(178,590)	1,423,682
Total current assets	57,883,771	(9,528,352)	48,355,419

Fixed Assets:
Land and building development costs	8,925,718	(216,193)	8,709,525
Temporary housing assets	548,642	(298,680)	249,962
Machinery and equipment	26,411,441	(3,573,835)	22,837,606
Vehicles	12,211,356	(5,305,668)	6,905,688
Office and computer equipment	780,756	(65,381)	715,375
	48,877,913	(9,459,757)	39, 418,156
Less accumulated depreciation	(16,973,105)	4,922,168	(12,050,937)
Net fixed assets	31,904,808	(4,537,589)	27, 367,219

Intangible Assets:
Goodwill	855,947	(88,943)	767,004
Licenses - net	301,885	(1)	301,884
Net Intangible Assets	1,157,832	(88,944)	1,068,888

Other Non Current Assets:
Investments, cost method	3,065,516	(465,924)	2,599,592
Long-term retention receivables	14,933,897	(891,790)	14,042,107
Prepaid expenses	2,530,944	(805,284)	1,725,660
Long-term work in process	547,693	3,032,106 *	3,579,799
Other assets	763,604	(1,398)	762,206
Total other assets	21,841,654	(867,710)	22,709,364

TOTAL ASSETS	$112,788,065	(13,287,175)	$99, 500,890

	Previously	Net
	Reported	Change	Restated
	2008		2008
LIABILITIES

Current Liabilities:
Accounts payable	$10,214,130	(1,302,439)	$8,911,691
Accounts payable – related parties	20,520	(2,644)	17,876
Accrued expenses	4,485,336	(281,371)	4,203,965
Advances from customers	15,102,331	(11,340,305)*	3,762,026
Payable to employees	4,220,124	(329,149)	3,890,975
Notes payable - current	50,141,069	(3,327,924)	46,813,145
Notes payable - related parties	208,667	-	208,667
Current portion of capital lease obligations	112,617	(10,980)	101,637
Total current liabilities	84,504,794	(16,594,812)	67,909,982

Long-Term Debt:
Long-term advances from customer	-	10,652,992 *	10,652,992
Capital lease obligations – long-term	269,307	(15,287)	254,020
Long-term debt	9,240,394	(1,516,909)	7,723,485
Total long-term debt	9,509,701	(9,120,797)	18,630,497

TOTAL LIABILITIES	94,014,495	(7,474,015)	86,540,479

Minority interest in subsidiaries	15,562,700	(5,847,472)	9,715,228

Stockholders' Equity:
Preferred stock:$.001 par value - 25,000,000 authorized, none issued and outstanding	-		-
Common stock, $.001 par value; 300,000,000 shares authorized; 3,274,942 and 3,271,192 shares issued, 3,047,795 and 2,919,045 shares outstanding, respectively	3,048	-	3,048
Additional paid-in capital	13,619,865	-	13,619,865
Accumulated deficit	(6,547,740)	(90,589)	(6,638,329)
Accumulated other comprehensive income (loss)	(3,864,303)	124,902	(3,739,401
Total stockholders' equity	3,210,870	34,313	3, 245,183

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$112,788,065	(13,287,175)	$99,500,890

*Long -term portion was reclassified

Statement of Operations and Comprehensive Income for the Year Ended December 31, 2008

	Previously	Net
	Reported	Change	Restated
	2008		2008
Revenues:
Civil construction	$50,430,360	(2,928,688)	$47,501,672
Mining construction	4,259,850	(4,259,850)	-
Commercial activities	3,316,059	1,119,205	4,435,264
Total revenue	58,006,269	(6,069,333)	51,936,936

Cost of Goods Sold:
Civil construction	42,461,358	(2,009,583)	40,451,775
Mining construction	3,315,077	(3,315,077)	-
Commercial activities	2,936,481	1,014,631	3,951,112
Total cost of goods sold	48,712,916	(4,310,029)	44,402,887

Gross Profit	9,293,353	(1,759,304)	7,534,049

Operating Expenses:
Selling expenses	78,779	-	78,779
General & administrative expenses	6,901,263	(407,865)	6,493,398
Total operating expenses	6,980,042	(407,865)	6,572,177

Total income from operations	2,313,311	(1,351,439)	961,872

Other income (expenses):
Gain on disposal of assets	44,471	(126)	44,345
Other income	34,675	10,583	45,258
Income from investment in Cavico Mining	-	130,131	130,131
Gain (loss) on sales of marketable securities	(439,934)	-	(439,934)
Loss on foreign currency exchange	(100,982)	3,941	(97,061)
Interest income	891,898	20,532	912,430
Interest expense	(3,101,243)	567,181	(2,534,062)
Total other income ( expense)	(2,671,115)	732,222	(1,938,893)

Income before income taxes and noncontrolling interest	(357,804)	(619,217)	(977,021)

Income taxes benefit (expense)	2,283,822	108,525	2, 392,347

Income before noncontrolling interest	1,926,018	(510,692)	1, 415,326

Net income attributable to noncontrolling interest	(1,294,202)	510,692	(783,510)

Net income attributable to Cavico Corp.	$631,816	-	$631,816
Other comprehensive income:
Unrealized gain(loss) on investments available for sale	(6,352,628)	-	(6,352,628)
Foreign currency translation adjustment	(591,910)	124,029	(467,881)
Comprehensive income (loss)	$(6,312,722)	124,029	$(6,188,693)
Per Share Information:
Weighted average number of common shares outstanding-basic and diluted	2,941,726		2,941,726
Net income per common share-basic and diluted	$0.21	-	$0.21

Statement of Cash Flows Statement of Cash Flows for the Year Ended December 31, 2008

	Previoysly	Net
	Stated	Change	Restated
Cash Flows From Operating Activities:
Net income	$1,926,018	$(510,692)	$1,415,326
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	5,985,845	(1,165,291)	4,820,554
Change in provisions for uncollectible receivables	212,828	-	212,828
Gain on sale of fixed assets	(44,471)	126	(44,345)
(Gain) loss from other investment activities	439,934		439,934
Income from equity method investment in Cavico Mining		(130,131)	(130,131
Stock issued for services	84,750	-	84,750
Changes in assets and liabilities:
Increase in accounts receivable and other current assets	(12,403,280)	(3,827,798)	(16,231,078)
Increase in inventory	(1,004,665)	(155,379)	(1,160,044
Increase in work in progress	(6,608,044)	(4,168,171)	(2,439,873)
Decrease (increase) in other assets	(483,266)	(27,671)	(510,937)
Increase in advances from customer	10,135,499	379,460	9,756,039
Increase in payable to employees	2,009,274	(30,051)	1,979,223
Increase(decrease) in accounts payables and accrued expenses	(1,086,017)	(335,402)	(1,421,419
Net Cash Used in Operating Activities	(835,595)	(2,393,578)	(3,229,173)

Cash Flows from Investing Activities:
Purchase of property, equipment and intangible assets	(13,053,533)	1,197,035	(11,856,498)
Cash acquired in consolidation of new entities	49,688	-	49,688
Proceeds from withdrawals of investments in nonconsolidated companies	179,360	(13,797)	165,563
Purchase of investments in nonconsolidated companies and joint stock company	(472,592)	(462,409)	(935,001)
Proceeds from sales of fixed assets	527,718	(164,590)	363,128
Net Cash Used in Investing Activities	(12,769,359)	556,239	(12,213,120)

Cash Flow From Financing Activities:
Proceeds from contribution by noncontrolling interests	3,795,675	(1,903,875)	1,891,800
Payments of dividends to noncontrolling interests	-	(372,492)	(372,492)
Proceeds from shares issued	300,000	-	300,000
Proceeds from notes payable	84,818,167	(8,615,619)	76,202,548
Proceeds from notes payable - related parties	2,660,802	-	2,660,802
Payments of notes payable- others	(73,082,393)	12,619,288	(60,463,105)
Payments of notes payable- related parties	(2,925,434)	-	(2,925,434)
Payments of capital leases obligations	(76,908)	11,431	(65,477)
Net Cash Provided By Financing Activities	15,489,909	1,738,733	17,228,642

Increase in Cash	1,884,955	98,606	1,786,349

Cash at Beginning of period	1,412,201	(54,811)	1,357,390
Effect of foreign currency translation	(148,171)	6,671	(141,500)

Cash at End of period	$3,148,985	146,746	$3,002,239

Supplemental Cash Flow Information:
Interest paid	$8,890,961	(939,140)	$7,951,821
Taxes paid	$124,590	(80,754)	$43,836

Effects of excluding Cavico Mining from consolidation on previously issued unaudited quarterly financial statements for 2008 are as follows:

Period ended March 31, 2008;

Balance Sheet as of March 31, 2008

	Previously	Net
	Stated	Change	Restated

Total current assets	68,334,499	(9,044,951)	59,289,548

Net fixed and intangible assets	26,984,212	(5,689,048)	21,295,164

Total other assets	7,041,129	(974,725)	6,066,404

TOTAL ASSETS	$102,359,841	(15,708,725)	$86,651,116

Total current liabilities	74,843,764	(9,929,964)	64,913,800

Total long-term debt	10,138,396	(2,379,661)	7,758,735

TOTAL LIABILITIES	84,982,160	(12,309,625)	72,672,535

Minority interest in subsidiaries	9,548,630	(3,296,445)	6,252,185

Total stockholders' equity	7,829,051	(102,655)	7,726,396

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	102,359,841	(15,709,725)	$86,651,116

Statement of Operations and Comprehensive Income for the Three Months Ended March 31, 2008

	Previously	Net
	Stated	Change	Restated

Total revenue	8,243,232	(879,318)	7,363,914

Total cost of goods sold	6,088,562	(457,817)	5,630,745

Gross Profit	2,154,670	(421,501)	1,733,169

Total operating expenses	1,470,271	(117,142)	1,353,129

Total income from operations	684,399	(304,359)	380,040

Net income attributable to Cavico Corp.	$61,309	-	$61,309

Comprehensive income(loss) attributable to Cavico Corp	$383,437	(340,347)	43,090

Net income per common share-basic and diluted	$0.00	0.02	$0.02

Statement of Cash Flows Statement of Cash Flows for the Period Ended March 31, 2008

	Previously	Net
	Stated	Change	Restated

Net Cash Used in Operating Activities	513,982	142,065	656,017

Net Cash Used in Investing Activities	(4,038,478)	598,962	(3,439,516)

Net Cash Provided By Financing Activities	4,121,888	(1,214,870)	2,907,018

Increase (decrease) in Cash	597,392	(473,873)	123,519

Cash at Beginning of Period	1,412,201	(54,811)	1,357,390

Effect of foreign currency translation	126,187	(1,897)	124,290

Cash at the End of Period	2,135,780	(530,581)	1,605,199

Period ended June 30, 2008;

Balance Sheet as of June 30, 2008

	Previously	Net
	Stated	Change	Restated

Total current assets	67,881,072	(10,048,802)	57,832,270

Net fixed and intangible assets	29,684,243	(5,039,625)	24,644,618

Total other assets	5,648,206	(3,953,766)	1,494,440

TOTAL ASSETS	$103,213,522	(16,532,109)	$86,681,413

Total current liabilities	73,795,877	(8,420,601)	65,375,276

Total long-term debt	10,970,688	(2,289,282)	8,681,406

TOTAL LIABILITIES	84,766,565	(10,709,883)	74,056,682

Minority interest in subsidiaries	14,478,538	(5,791,190)	8,687,348

Total stockholders' equity	3,968,419	(31,036)	3,937,383

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	103,213,522	(16,532,109)	$86,681,413

Statement of Operations and Comprehensive Income for the Six Months Ended June 30, 2008

	Previously	Net
	Stated	Change	Restated

Total revenue	27,749,129	(4,126,513)	23,622,616

Total cost of goods sold	22,097,822	(3,188,641)	18,909,181

Gross Profit	5,651,307	(937,872)	4,713,435

Total operating expenses	3,129,329	(240,597)	2,888,732

Total income from operations	2,521,978	(697,276)	1,824,702

Net income attributable to Cavico Corp.	$596,114	-	$596,114

Comprehensive income(loss) attributable to Cavico Corp	$(3,878,403)	68,847	(3,809,556)

Net income per common share-basic and diluted	$0.01	0.19	$0.20

Statement of Operations and Comprehensive Income for the Three Months Ended June 30, 2008

	Previously	Net
	Stated	Change	Restated

Total revenue	19,505,897	(3,247,196)	16,258,701

Total cost of goods sold	16,009,260	(2,730,824)	13,278,436

Gross Profit	3,496,637	(516,371)	2,980,266

Total operating expenses	1,659,058	(123,455)	1,535,603

Total income from operations	1,837,579	(392,917)	1,444,662

Net income attributable to Cavico Corp.	$534,805	-	$534,805

Comprehensive income(loss) attributable to Cavico Corp	$(4,261,840)	409,194	(3,852,646)

Net income per common share-basic and diluted	$0.00	0.18	$0.18

Statement of Cash Flows Statement of Cash Flows for the Period Ended June 30, 2008

	Previously	Net
	Stated	Change	Restated

Net Cash Used in Operating Activities	(2,972,218)	1,561,843	(1,410,374)

Net Cash Used in Investing Activities	(7,436,375)	461,093	(6,975,282)

Net Cash Provided By Financing Activities	9,836,188	(2,029,712)	7,806,476

Increase (decrease) in Cash	(572,405)	(6,775)	(579,180)

Cash at Beginning of Period	1,412,201	(54,811)	1,357,390

Effect of foreign currency translation	(18,999)	1,505	(17,494)

Cash at the End of Period	820,797	(60,081)	760,716

Period ended September 30, 2008;

Balance Sheet as of September 30, 2008

	Previously	Net
	Stated	Change	Restated

Total current assets	60,333,856	151,668	60,485,524

Net fixed and intangible assets	31,787,466	(4,836,451)	26,951,015

Total other assets	15,642,085	(10,985,184)	4,656,901

TOTAL ASSETS	$107,763,407	(15,669,967)	$92,093,440

Total current liabilities	74,098,609	(7,359,670)	66,738,939

Total long-term debt	12,233,373	(2,266,367)	9,967,006

TOTAL LIABILITIES	86,331,982	(9,626,037)	76,705,945

Minority interest in subsidiaries	16,715,444	(6,012,933)	10,702,511

Total stockholders' equity	4,715,981	(30,997)	4,684,984

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	107,763,407	(15,669,967)	$92,093,440

Statement of Operations and Comprehensive Income for the Nine Months Ended September 30, 2008

	Previously Stated	Net Change	Restated

Total revenue	42,464,110	(4,760,223)	37,703,887

Total cost of goods sold	35,258,644	(3,546,859)	31,711,785

Gross Profit	7,205,466	(1,213,364)	5,992,102

Total operating expenses	4,870,014	(339,472)	4,530,542

Total income from operations	2,335,452	(873,892)	1,461,560

Net income attributable to Cavico Corp.	$745,098	-	$745,098

Comprehensive income(loss) attributable to Cavico Corp	$(3,116,884)	68,887	(3,047,997)

Net income per common share-basic and diluted	$0.26	-	$0.26

Statement of Operations and Comprehensive Income for the Three Months Ended September 30, 2008

	Previously Stated	Net Change	Restated

Total revenue	14,714,981	(633,710)	14,081,271

Total cost of goods sold	13,160,822	(358,218)	12,802,604

Gross Profit	1,554,159	(275,492)	1,278,667

Total operating expenses	1,740,685	(98,876)	1,641,809

Total income from operations	(186,526)	(176,616)	(363,142)

Net income attributable to Cavico Corp.	148,985	-	$148,985

Comprehensive income(loss) attributable to Cavico Corp	761,519	1,040	762,559

Net income per common share-basic and diluted	0.05	-	$0.05

Statement of Cash Flows Statement of Cash Flows for the Period Ended September 30, 2008

	Previously	Net
	Stated	Change	Restated

Net Cash Used in Operating Activities	(1,824,903)	(963,852)	(2,788,755)

Net Cash Used in Investing Activities	(8,735,674)	973,420	(9,709,094)

Net Cash Provided By Financing Activities	11,020,527	1,933,117	12,953,644

Increase (decrease) in Cash	459,950	(4,155)	455,795

Cash at Beginning of Period	1,412,201	(52,811)	1,357,390

Effect of foreign currency translation	(47,670)	1,410	(46,260)

Cash at the End of Period	1,824,481	(57,556)	1,766,925

The Company’s ownership fell below 50% in the second quarter of 2007. Effects of excluding Cavico Mining from consolidation on previously issued unaudited quarterly financial statements for the second and third quarter of 2007 are as follows:

Balance Sheet as of June 30, 2007

	Previously	Net
	Stated	Change	Restated

Total current assets	42,935,298	(7,240,313)	35,694,985

Net fixed and intangible assets	21,850,550	(5,688,861)	16,161,689

Total other assets	7,393,050	(1,594,295)	5,798,755

TOTAL ASSETS	$72,178,898	(12,414,560)	$59,764,338

Total current liabilities	55,048,332	(7,598,210)	47,450,122

Total long-term debt	12,332,782	(2,195,532)	10,137,250

TOTAL LIABILITIES	67,381,114	(9,793,743)	57,587,371

Minority interest in subsidiaries	3,856,891	(2,513,499)	1,343,392

Statement of Operations and Comprehensive Income for the Six Months Ended June 30, 2007

	Previously Stated	Net Change	Restated

Total revenue	12,409,356	(2,444,324)	9,965,032

Total cost of goods sold	7,593,806	(1,783,940)	5,809,866

Gross Profit	4,815,550	(666,259)	4,149,291

Total operating expenses	4,380,617	(110,736)	4,269,881

Total income from operations	434,933	(290,198)	144,735

Net income attributable to Cavico Corp.	702,158	-	$702,158

Weighted number of outstanding shares	127,650,492	(124,459,230)	3,191,262

Net income per common share-basic and diluted	0.01	0.21	$0.22

Statement of Operations and Comprehensive Income for the Three Months Ended June 30, 2007

	Previously Stated	Net Change	Restated

Total revenue	7,602,125	(1,343,297)	6,258,828

Total cost of goods sold	5,072,831	(968,816)	4,104,015

Gross Profit	2,529,294	(377,350)	2,151,944

Total operating expenses	2,261,371	(66,551)	2,194,820

Total income from operations	267,923	(169,670)	98,253

Net income attributable to Cavico Corp.	191,538	-	$191,538

Weighted number of outstanding shares	131,061,403	(127 ,784,868)	3,276,535

Net income per common share-basic and diluted	0.00	0.06	$0.06

Balance Sheet as of September 30, 2007

	Previously	Net
	Stated	Change	Restated

Total current assets	49,520,229	(8,830,052),	40,690,177

Net fixed and intangible assets	22,814,781	(5,436,871)	17,377,910

Total other assets	10,211,004	(1,667,743)	8,543,261

TOTAL ASSETS	$82,546,014	(13,736,744)	$68,809,270

Total current liabilities	59,545,031	(8,904,641)	50,640,390

Total long-term debt	11,098,985	(2,215,315)	8,883,670

TOTAL LIABILITIES	70,644,016	(11,119,956)	59,524,060

Minority interest in subsidiaries	7,689,758	(2,466,050)	5,223,708

Statement of Operations and Comprehensive Income for the Nine Months Ended September 30, 2007

	Previously Stated	Net Change	Restated

Total revenue	20,123,277	(3,682,720)	16,440,557

Total cost of goods sold	12,370,036	(2,617,601)	9,752,435

Gross Profit	7,753,241	(1,072,048)	6,681,193

Total operating expenses	6,667,084	(178,740)	6,488,344

Total income from operations	1,086,157	(463,334)	622,823

Net income attributable to Cavico Corp.	4,118,814	-	$4,118,814

Weighted number of outstanding shares	128,823,843	(125,603,247)	3,220,596

Net income per common share-basic and diluted	0.03	1.25	$1.28

Statement of Operations and Comprehensive Income for the Three Months Ended September 30, 2007

	Previously Stated	Net Change	Restated

Total revenue	7,713,921	(1,238,396)	6,475,525

Total cost of goods sold	4,776,230	(833,661)	3,942,569

Gross Profit	2,937,691	(405,790)	2,531,901

Total operating expenses	2,286,467	(289,476)	1,996,991

Total income from operations	651,224	(173,136)	478,088

Net income attributable to Cavico Corp.	3,416,655	-	$3,416,655

Weighted number of outstanding shares	131,132,282	(127,853,975)	3,278,307

Net income per common share-basic and diluted	0.03	1.01	$1.04

NOTE 21 – SUBSEQUENT EVENTS

On January 12, 2009, the Company engaged Rodman & Renshaw, LLC as the Company’s exclusive advisor in connection with the proposed Offering or any other debt or equity financing for a term of 12 months. The Offering will consist of  sale of approximately $15 million worth of common stock of the Company. The Underwriting Agreement will provide that the Company will grant to Rodman an option, exercisable within 45 days after the closing of the Offering to acquire up to an additional 15% of the total number of shares to be offered by the Company in the Offering to cover over-allotments. The Company paid $25,000 advance which will be applied against the non-accountable expense allowance equal to 1% of the public offering price. In addition, Rodman is entitled to the delivery of a warrant, if requested, at closing to purchase additional shares of common stock equal to 5% of the total number of shares sold pursuant to the Offering. The Underwriter’s warrant will be exercisable during the four year period commencing one year from the closing at the price per share equal to 125% of the public offering price per share at the Offering. The Underwriter’s warrant will provide for registration rights and customary anti-dilution provisions. As of this date, the Offering has not been closed.

On November 23, 2009, the Company, Cavico Vietnam, the Company’s wholly-owned subsidiary, and Cavico Mining and Construction JSC, entered into a Securities Purchase Agreement, pursuant to which the Company and its subsidiaries agreed to purchase from Mining a total of 4,000,000 shares of Mining at 80% of average ten days closing price before the date which Cavico Mining makes public this information in HOSE exchange  in exchange for debt owed to the Company and its subsidiaries by Mining or cash, at the Company’s discretion. The purchase price will not be lower than book value per share of 16,640 VND and will not exceed 21,000 VND per share. At the conclusion of transactions contemplated by the Securities Purchase Agreement, the Company and its subsidiaries will own 50% of the total issued and outstanding ordinary shares of Mining. This agreement is conditional on an approval from shareholders of Cavico Mining.

Cavico Vietnam Mining and Construction Joint Stock Company

Financial Statements for the nine months ended 30 September 2009
Board of Directors’ report

The Board of Directors of Cavico Vietnam Mining and Construction Joint Stock Company (“the Company”) presents this report together with the audited financial statements for the period ended 30 September, 2009.

1.	Corporate information

1.1.	Structure of ownership

Cavico Vietnam Mining and Construction Joint Stock Company formerly known as Cavico Vietnam Mining and Construction Limited, a subsidiary of Vietnam Construction and Investment Joint Stock Company, was established under Decision No. 08/QDHDQT-2002 dated 26 March 2002 of the chairman of Vietnam Construction and Investment Joint Stock Company and operates under Business Registration Certificate No. 0104000057 dated 10 April 2002 issued by Hanoi Department of Planning and Investment. On 13 June 2006 Cavico Vietnam Mining and Construction Company Limited was changed to joint stock company following Business Registration Certificate No. 0103012730 issued by Hanoi Department of Planning and Investment. The Business Registration Certificate of the Company was subsequently amended as follows:

Amended Business Registration Certificates	Amended contents
No. 0103012730 dated 22 September 2006	Changed head office address
No. 0103012730 dated 21 June 2007	Increased share capital to VND 46,000,000,000
No. 0103012730 dated 31 July 2008	Increased share capital to VND 68,897,490,000 and changed head office address
No. 0103012730 dated 14 July 2009	Increased share capital to VND 80,610,060,000

The Company’s share capital as stated in its Business Registration Certificate is VND 80,610,060,000.

Currently, the Company’s shares are traded over the Hochiminh City Stock Exchange.

1.2.	Company address

The Company’s head office locates on the 8th floor, Song Da No. 9 building, Pham Hung street, My Dinh commune, Tu Liem district, Hanoi.

1.3.	Business activities and operations

The Company’s principal activities as stated in its Business Registration Certificate consist of transportation and irrigation works construction; soils and stones excavation and mining exploitation; installing power projects of up to 35KV; hotel and restaurant operation (excluding Karaoke, discotheque, bar business); trading and goods consignment agent; construction machinery and equipment lease; construction of bridges and harbors.

During the period ended 30 September, 2009, the major activities of the Company were:

-	Mine soils, stones and coal excavation;
-	Transportation, irrigation and hydropower works construction;
-	Construction machine and equipment lease.

1.4.	Number of employees

At 30 September 2009, the Company had 329 employees.

2.	Financial statements

The financial statements of the Company for the period ended 30 September 2009 accompany this report.

Cavico Vietnam Mining and Construction Joint Stock Company

Financial Statements for the nine months ended 30 September 2009
Board of Director’s report (continued)

3.	Members of the Board of Management and the Board of Directors

The members of the Board of Management during the year and to the date of this report are as follows:

Name	Position	Date appointed
Mr. Tran Manh Hung	Chairman	6 July 2006
Mr. Phan Van Hieu	Vice Chairman	6 July 2006
Mr. Nguyen Ba Ngoc	Vice Chairman	6 July 2006
Mr. Hua Thanh Binh	Member	6 July 2006
Mr. Nguyen Luong Duc	Member	6 July 2006
Mr. Pham Minh Phuc	Member	2 April 2009

The members of the Board of Directors during the year and to the date of this report are as follows:

Name	Position	Date appointed	Date resigned
Mr. Hua Thanh Binh	Director	11 July 2006	15 July 2008
Mr. Pham Dinh Son	Director	2 July 2008	-
Mr. To Tien Dung	Deputy Director	11 July 2006	1 June 2008
Mr. Nguyen Thanh Binh	Deputy Director	2 February 2007	17 July 2008
Mr. Le Sy Tien	Deputy Director	11 July 2006	29 July 2009
Mr. Nguyen Luong Duc	Deputy Director	2 July 2008	-
Mr. Tran Van Luu	Chief Accountant	9 October 2006	-

4.	Post balance sheet events

There have been no significant events occurring after the balance sheet date which would require adjustments or disclosures to be made in the financial statements.

5.	Statement by the Board of Directors

I, Pham Dinh Son, the General Director of Cavico Vietnam Mining and Construction Joint Stock Company, hereby state on behalf of the Board of Directors that, in the opinion of the Board, the accompanying balance sheet of the Company at 30 September 2009, and the related statements of income and cash flows for the year then ended, give a true and fair view of the financial position of the Company at 30 September 2009, and the results of its operations and cash flows for the year then ended. The financial statements of the Company were prepared in accordance with the Vietnamese Accounting Standards, Vietnamese Accounting System and related regulations.

For and on behalf of the Board of Directors,

/s/ PHAM DINH SON
PHAM DINH SON
Director
Hanoi, 16 October 2009

Cavico Vietnam Mining and Construction Joint Stock Company

Balance Sheet
 at 30 September 2009
All amounts are in United State dollar

Assets	Codes	Notes	30.09.2009	31.12.2008
A. Current assets	100		$16,186,809	$11,794,670
I. Cash and cash equivalents	110		116,053	146,746
1. Cash	111	3	116,053	146,746
II. Accounts receivable	130		2,446,326	1,765,550
1. Receivables from customers	131		2,043,969	1,456,507
2. Advances to suppliers	132		308,736	210,272
3. Other receivables	135	4	93,621	98,771
III. Inventories	140		11,752,887	9,535,135
1. Inventories	141	5	11,752,887	9,535,135
IV. Other current assets	150		1,871,543	347,239
1. Short-term prepaid expenses	151	6	31,831	68,167
2. VAT deductibles	152	14	112,657	110,422
3. Other current assets	158	7	1,727,055	168,650

B. Long-term assets	200		6,515,369	7,284,172
I. Long-term receivables	210		998,694	1,036,537
1. Long-term receivables from customers	211		998,694	1,036,537
II. Fixed assets	220		4,029,858	4,537,589
1. Tangible fixed assets	221	8	3,767,411	4,283,126
- Cost	222		9,511,438	9,185,324
- Accumulated depreciation	223		(5,744,027)	(4,902,198)
2. Finance leased fixed assets	224	9	29,510	38,270
- Cost	225		58,191	58,239
- Accumulated depreciation	226		(28,681)	(19,969)
3. Construction in progress	230	10	232,937	216,193
III. Long-term investments	250		862,692	863,403
1. Other long-term investments	258	11	862,692	863,403
IV. Other long-term assets	260		624,125	846,643
1. Long-term prepayments	261	12	600,091	805,283
2. Defferred corporate income tax assets	262	14	22,622	39,962
3. Other long-term assets	268		1,412	1,398

Total assets	270		$22,702,178	$19,078,842

Cavico Vietnam Mining and Construction Joint Stock Company

Note to the Financial Statements
for the year ended 31 December 2008
All amounts are in Vietnamese dong

Resources	Codes	Notes	30.09.2009	31.12.2008
A. Liabilities	300		$14,724,768	$11,440,390
I. Current liabilities	310		13,405,121	9,910,859
1. Short-term loans and debts	311	13	4,468,356	3,338,904
2. Payables to suppliers	312		2,238,479	2,178,071
3. Prepayments from customers	313		5,966,781	3,686,021
4. Taxes and payables to the State budget	314	14	199,907	146,567
5. Payables to employees	315		179,549	329,148
6. Accrued expenses	316	15	205,450	137,468
7. Other payables	319	16	146,599	94,680
II. Long-term liabilities	330		1,319,647	1,532,196
1. Long-term loans and debts	334	13	1,319,647	1,532,196

B. Owner’s equity	400	17	7,977,410	7,635,787
I. Owner’s equity	410		7,979,971	7,631,894
1. Owner’s capital	411		4,744,280	4,058,284
2. Share premium	412		2,558,469	2,763,493
3. Forex difference caused by convertion			(38,966)	(38,230)
3. Investment and development reserve	417		30,321	30,346
4. Financial provision reserve	418		30,321	30,346
5. Retained earnings	420		655,546	787,655
II. Other funds and reserves	430		(2,561)	3,893
1. Reward and welfare fund	431		(2,561)	3,893

Total resources	440		$22,702,178	$19,078,842
The accompanying Notes to the Financial Statements form an integral part of these financial statements.

16 October 2009

/s/ PHAM DINH SON	/s/ TRAN VAN LUU
PHAM DINH SON	TRAN VAN LUU
Director	Chief Accountant

Cavico Vietnam Mining and Construction Joint Stock Company

Statement of income
for the nine months ended 30 September 2009
All amounts are in United State dollar

Items	Codes	Notes	9 months-2009	9 months-2008
1. Revenue	01	18	$6,347,590	$6,873,834
2. Less sales deductions	02		-	-
3. Net sales	10		6,347,590	6,873,834
4. Cost of goods sold	11	19	(5,519,159)	(5,665,365)
5. Gross margin	20		828,431	1,208,469
6. Financial income	21	20	255,269	94,831
7. Financial expenses	22	21	(249,991)	(419,402)
Including: interest expenses	23		(249,991)	(374,366)
8. Selling expenses	24		-	-
9. General and administration expenses	25	22	(380,485)	(300,108)
10. Profit from business activities	30		453,225	583,790
11. Other income	31	23	33,689	2,314
12. Other expenses	32	24	(24,999)	-
13. Other profit			8,690	2,314
14. Net profit before tax	50		461,914	586,104
15. Current year corporate income tax	51	14	(63,498)	(81,662)
16. Deferred corporate income tax	52	14	(17,337)	-
17. Net profit after tax	60		$381,079	$504,442
18. Basic earnings per share	70	25	$0.06	$0.07
The accompanying Notes to the Financial Statements form an integral part of these financial statements.

16 October 2009

/s/ PHAM DINH SON	/s/ TRAN VAN LUU
PHAM DINH SON	TRAN VAN LUU
Director	Chief Accountant

Cavico Vietnam Mining and Construction Joint Stock Company

Statement of Cash Flows (indirect method)
for the nine months ended 30 September 2009
All amounts are in United State dollar

Items	Code	9 months-2009	9 months-2008
I. Cash flows from operating activities
1. Profit before tax	01	$461,914	$586,103
2. Adjustments:
Depreciation and allocation	02	847,314	859,982
Unrealized foreign exchange difference	04	-	14,627
Profit from investment activities	05	(13,968)	(94,831)
Interest expenses	06	249,991	374,366
3. Profit from operating activities before changes in working capital	08	1,545,251	1,740,247

Changes in accounts receivable and other current assets	09	(2,209,883)	(252,098)
Changes in inventory	10	(2,229,414)	(2,678,707)
Changes in accounts payable	11	2,316,975	(147,546)
Changes in prepaid expenses	12	241,221	57,261
Interest paid	13	(523,268)	(709,037)
Corporate income tax paid	14	(3,529)	(39,657)
Other cash received from operating activities	15	44	425,957
Other cash paid for operating activities	16	(20,268)	(20,023)
Net cash flows from operating activities	20	(882,871)	(1,623,603)
II. Cash flows from investing activities
1. Acquisition of fixed and other long-term assets	21	(373,852)	(626,420)
2. Proceeds from disposal of fixed assets	22	33,689	-
3. Investments in other entities	25	-	(46,234)
4. Sales of investments in other entities	26	-	-
5. Lending interest and dividends received	27	13,181	4,990
Net cash flows from investing activities	30	(326,983)	(667,663)
III. Cash flows from financing activities
1. Proceeds from capital contribution	31	-	2,767,084
2. Short-term, long-term loans received	33	6,795,515	6,719,735
3. Repayments of loan principles	34	(5,608,043)	(6,848,607)
4. Repayments of finance lease debts	35	(8,242)	(4,508)
5. Dividends, profits paid	36	-	(338,282)
Net cash flows from financing activities	40	1,179,230	2,295,422
Net cash flows for the period	50	30,624	4,157
Cash at the beginning of the period	60	146,746	54,811
Effects of foreign exchange rate differences	61	(69)	(1,412)
Cash at the end of the period	70	$116,053	$57,556
The accompanying Notes to the Financial Statements form an integral part of these financial statements.

16 October 2009

/s/ PHAM DINH SON	/s/ TRAN VAN LUU
PHAM DINH SON	TRAN VAN LUU
Director	Chief Accountant

Cavico Vietnam Mining and Construction Joint Stock Company

Note to the Financial Statements
for the nine months ended 30 September 2009
All amounts are in United State dollar

1.	Organization and principal activities

Cavico Vietnam Mining and Construction Joint Stock Company (“the Company”) formerly known as Cavico Vietnam Mining and Construction Company Limited a subsidiary of Vietnam Construction and Investment Joint Stock Company, was established under Decision No. 08/QDHDQT-2002 dated 26 March 2002. The chairman of Nam Viet Investment and Construction and Investment Joint Stock Company and operates under Business Registration Certificate No.0104000057 dated 10 April 2002 issued by Hanoi Department of Planning and Investment, Cavico Vietnam Mining and Construction Company Limited was changed to joint stock company following Business Registration Certificate No. 0103012730 issued by Hanoi Department of Planning and Investment. The Business Registration Certificate of the Company was subsequently amended as follows:

Amended Business Registration Certificate	Amended contents
No. 0103012730 dated 22 September 2006	Changed head office address
No. 0103012730 dated 21 June 2007	Increased share capital to VND 46,000,000,000
No. 0103012730 dated 31 July 2008	Increased share capital to VND 68,897,490,000 and changed head office address
No. 0103012730 dated 14 July 2009	Increased share capital to VND 80,610,060,000

The Company’s share capital as stated in its Business Registration Certificate is VND 80,610,060,000.

Currently, the Company’s shares are traded over the Hochiminh City Stock Exchange.

The Company’s head office locates on the 8th floor, Song Da No. 9 building, Pham Hung Street, My Dinh commune, Tu Liem district, Hanoi.

The Company’s principal activities as stated in its Business Registration Certificate consist of transportation and irrigation works construction; soils and stones excavation and mining exploitation; installing power projects of up to 35KV; hotel and restaurant operation (excluding Karaoke, discotheque, bar business); trading and goods consignment agent; construction machinery and equipment lease; construction of bridges and harbors.

During the period ended 30 September 2009, the major activities of the Company were:

-	Mine soils, stones and coal excavation;
-	Transportation, irrigation and hydropower works construction;
-	Construction machine and equipment lease.

2.	Summary of significant accounting policies

2.1.	Fiscal year

The fiscal year of the Company begins on 1 January and ends on 31 December annually.

2.2.	Basis of financial statements preparation

The financial statements, expressed in Vietnamese Dong (“VND”) have been prepared on historical cost basis and in accordance with accounting principles generally accepted in Vietnam. These principles include Vietnamese Accounting Standards, Vietnamese Accounting System and prevailing accounting regulations in Vietnam. Accordingly, the accompanying balance sheet and related statements of income and cash flows and their utilization are not designed for those who are not informed about Vietnam’s accounting principles, procedures and practices. Furthermore, these financial statements are not intended to present the financial position, results of operation and cash flows of the Company in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than Vietnam.

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the nine months ended 30 September 2009 (continued)
All amounts are in United State dollar

Application of Accounting Law and Vietnamese Accounting Standards

Accounting Law

During the year, the Company has complied with the Accounting Law issued on 17 June 2003 together with Decree 129/2004/NĐ-CP issued by the Government on 31 May 2004 describing details and guidance to implement some articles of the Accounting Law to be applied in business activities.

Vietnamese Accounting Standards

During the year, the Company has applied Vietnamese Accounting System issued together with Decision 15/2006/QD-BTC dated 20 March 2006, and in the related aspects, Vietnamese Accounting Standards issued by Ministry of Finance and related official documents providing amendments, supplements and guidance, as follows:

2.3	Principles of recording cash and cash equivalents

Principles of determining cash on hand and cash in bank

Cash on hand represents actual cash in the Company’s safe on the balance sheet date, which had been counted and reconciled to cash book.

Cash in bank represents the deposits in the banks operating legally in Vietnam and is confirmed by the banks at the balance sheet date.

Principles of determining cash equivalents

Cash equivalents are short-term investments of under 3 months that are freely convertible to cash and do not contain any risks in converting into cash since purchasing that investment at the balance sheet date.

Foreign currency transactions

Transactions in currencies other than VND during the year have been converted into VND at exchange rates ruling at the transaction dates, Monetary assets and liabilities denominated in currencies other than VND are converted into VND at inter-bank exchange rates ruling at the balance sheet date. All realised and unrealised foreign exchange differences are recorded in the statement of income.

2.4	Accounts receivable

Accounts receivable are valued at their estimated realisable value after providing for doubtful debts. The provision for doubtful debts is made based on the management’s assessment of amounts that might not be recoverable.

Receivables from customers, advances to suppliers, other receivables at the balance sheet date:

•	Falling due in within one year or one operation cycle shall be classified as current assets;
•	Falling due in more than one year or one operation cycle shall be classified as long-term assets.

Increases and decreases in the provision account balance are charged to general and administration expenses in the income statement.

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the nine months ended 30 September 2009 (continued)
All amounts are in United State dollar

2.5	Inventories

Inventories, including work-in-process, are valued at the lower of original cost and net realisable value, after provision for damaged, obsolete items. Cost of inventories is comprised of purchasing price, processing expenses and other directly relating expenses incurred to have inventories available at the present location and condition. Net realisable value is the selling price in the ordinary course of business, less the costs of marketing and distribution.

The Company applies the perpetual method of accounting for inventories. Cost of inventories is determined by weighted average method.

Closing balance of work-in-process of construction activities are determined as follows :

Closing balance of		Opening balance of		Construction cost		Cost of goods sold
work-in-process of	=	work-in-process of	+	incurred during the	-	recorded during the
each project		each project		period of each		period of each project
project

Of which:

Construction cost
		Opening balance of	+	incurred during the		Revenue
Cost of goods		work-in-process		period	x	recorded
sold of each	=	Opening balance of		Total work done during		during the
project		uncertified work done	+	the period (excluding		period
		(excluding value added tax)		value added tax)

Provision for inventory

Provision for inventory is made for any losses due to devaluation (price decrease, quality deterioration, obsolete …) that may occurs relating to raw materials, finished goods, merchandises under the ownership of the Company based on appropriate evidences available at the balance sheet date.  Increases and decreases to the inventory provision balance are recorded as cost of goods sold in the income statement.

2.6	Tangible fixed assets

Tangible fixed assets are stated at cost less accumulated depreciation. When assets are sold or retired, their cost and accumulated depreciation are eliminated from the accounts and any gain or loss resulting from their disposal is included in the statement of income.

The initial cost of tangible fixed assets comprises its purchase price, import duties and non-refundable purchase taxes and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Expenditures incurred after the tangible fixed assets have been put into operation, such as repairs and maintenance and overhaul costs, are normally charged to the statement of income in the year the costs are incurred. In situations where it can be clearly demonstrated that the expenditures have resulted in an increase in the future economic benefits expected to be obtained from the use of a tangible fixed assets beyond its originally assessed standard of performance, the expenditures are capitalized as an additional cost of tangible fixed assets.

Depreciation and amortization of tangible fixed assets are calculated on a straight-line basis over the estimated useful life of each asset as follows:

Assets	Number of years
Buildings and architectural items	5 - 30
Machinery and equipment	5 - 12
Vehicles	5 - 10
Office equipment and furniture	5 - 10

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the nine months ended 30 September 2009 (continued)
All amounts are in United State dollar

2.7	Finance leased fixed assets

Leases in terms of which the Company assumes substantially all the risks and rewards of ownership are classified as finance leases. Cost of tangible fixed assets acquired by way of finance leases is stated at an amount equal to the lower of its fair value and the present value of the minimum lease payments at inception of the lease.

Depreciation of finance leased fixed assets is charged to the income statement on a straight-line basis over the estimated useful lives of items of the leased assets. The estimated useful lives of leased assets are consistent with the useful lives of tangible fixed assets.

2.8	Intangible fixed assets

Intangible fixed assets are accounted for in accordance with regulations of Vietnamese Accounting Standard 04 - “Intangible Fixed Assets” issued together with Decision 149/2001/QD-BTC dated 31 January 2001 and Circular 161/2002/TT-BTC dated 31 December 2007 guiding the implementation of the above Standard.

2.9	Construction in progress

Construction-in-progress represents plant and machinery under construction and installation and is stated at cost. Construction-in-progress is not depreciated until such time as the relevant assets are completed and put into operational use.

2.10	Investments

Short-term investments

Short-term investments comprise holdings of shares, government T-bills, other liquid securities which are readily realisable and are intended to be held for more than one year. These short-term investments are stated at their acquisition cost.

Long-term investments

Investments in securities, subsidiaries and associates are stated at cost. Distributions received from the accumulated net profits of subsidiaries and associates rising subsequent to the date of acquisition by the Company are recognised as income in the income statement.

Difference between sales value and book value of the investment is recorded as income or expense in the period of the liquidation.

Provision for devaluation of investments

Provision for the devaluation in value of investments is created representing the excess of the acquisition cost over the market value at the balance sheet date. Provision is made for each investment and security of the Company that is exchanged on the market at the price lower than book value.

2.11	Borrowing costs

Borrowing costs comprise:

(a)	Interest on short-term, long-term loans and bank overdrafts;

(b)	Amotization of discounts or premiums relating to borrowings from bond issue;

(c)	Amortization of auxilliary costs incurred in connection with the arrangement of borrowings;

(d)	Finance charges in respect of finance leases.

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the nine months ended 30 September 2009 (continued)
All amounts are in United State dollar

Borrowing costs are recorded as expense during the year/period in which they are incurred, except to the extent that they are capitalized. Capitalized borrowing costs are those involved directly in construction, investment or production of assets-in-progress and should be capitalized in the cost of those assets. Such borrowing costs are capitalized as part of the cost of the asset when it is probable that they will generate future economic benefits to the company and the borrowing costs can be measured reliably.

The qualifying asset-in-progress is an asset under contraction or in the production process that requires a substantial period of time (more than 12 months) to get ready for its intended use or sale.

2.12	Principles of recording and allocating long-term deferred expenses

Deferred expenses are presented under short-term prepaid expenses or long-term prepayments items on the balance sheet.  These deferred expenses are allocated to the income statements over the prepaid period of the expenses or over the estimated period of benefits gained from the expenses.

The following types of expenses are recorded as long-term deferred expense, and are amortized to the income statement over the period from 2 to 5 years:

•	Establishment costs, relocation and restructuring costs;
•	Pre-operating expenses, start-up and preparation costs (including training costs);
•	Test run and trial production costs;
•	Tools and consumables with large value issued into production;
•	Research costs, substantial expenditure on fixed asset overhaul; and
•	Prepaid land lease rental.

2.13	Trade payables

Trade payables include payable to suppliers for assets, materials, goods and services received and are detailed for each supplier. In case of materials, goods and services received for which invoice has not been issued till end of period, accountants use estimated price to record payables and goods received in warehouse without invoice. After that they will adjust according to the actual price after receiving invoice.

Payment discount and trade discount will be recorded to related account to reduce the amount of payables.

2.14	Corporate income tax

Corporate income tax on the income statement for the year comprises current year tax payable and deferred income tax.

Current year corporate income tax is the estimated tax charged on the taxable income for the year, at the tax rates prevailing at the balance sheet date, and any adjustment to tax payable in respect of previous years.

Deferred income tax is provided, using the liability method, on all temporary differences at the balance sheet date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates that have been enacted or substantively enacted at the balance sheet date.

Deferred tax assets are recognized for all deductible temporary differences and carry-forward unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences and the carry-forward of unused tax losses can be utilized.

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the nine months ended 30 September 2009 (continued)
All amounts are in United State dollar

Corporate income tax recorded on the income statement is the tax expenses to be paid estimated based on the taxable profits for the year using the tax rate approved at the year end and any adjustments of tax payable of previous years. Deferred tax assets and liabilities are not reflected on the balance sheet.

2.15	Owner’s equity

Treasury shares

When the shares are returned, the amounts paid including related expenses are recorded as changes in owner’s equity. Returned shares paid are classified as treasury share and reflected as a deduction in owner’s equity.

Recording dividends

Dividends paid to preference shares are recorded as liabilities on an accrual basis. Other dividends are recorded as payables in the period of dividends announcement.

2.16	Revenue recognition

Revenue is recognized to the extent that it is probable that the economic benefits will flow to the Company and the revenue can be reliably measured. The following specific recognition criteria must also be met before revenue is recognized:

Sale of finished goods

Revenue is recognized when the significant risks and rewards of ownership of the goods have passed to the buyer.

Rendering of services

Where the contract outcome can be reliably measured, revenue is recognized by reference to the stage of completion. Stage of completion is measured by the percentage of the labor hours incurred to the balance sheet date over total estimated labor hours for each contract.

Where the contract outcome cannot be reliably measured, revenue is recognized only to the extent of the expenses recognized which are recoverable.

Interest, royalties, dividends and profits received

Interest, royalties, dividends and profits divided will be recorded when the Company could gain economic benefits from the respective transactions and revenue is firmly determined. Interests are recorded based on timing and interest rate for each period. Royalties are determined on accrual basis matching with contract. Dividends and profits incomes are recorded when stockholders have right to get dividends or parties contributing capital are entitled to receive profits relative to the capital contribution.

2.17	Construction contract

Revenues of construction contract are comprised of:

(i)	The initial amount of revenue as agreed in the contract; and

(ii)	Variations in contract work, claims and incentive payments if it is probable that they will change revenues and can be reliably measured.

Revenues of construction contract are measured at the fair value of the consideration received or receivable. Revenues of construction contract are recorded based on the volume of completed work for each project or work item and the latest approved contract prices. The completed construction work refers to those which have been certified by customer and evidenced by a Hand-over Minute, or Summary of amount to be paid for completed work, or Summary of completed work etc.

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the nine months ended 30 September 2009 (continued)
All amounts are in United State dollar

Costs of construction contract are comprised of:

(i)	Costs directly incurred on each specific contract;

(ii)	Common costs that are attributable to the contracts and can be allocated to each specific contract (including borrowing costs if these satisfy the required conditions for capitalization);

(iii)	Other expenses that are specifically chargeable to the customer under the terms of the contract.

Recognition of construction contract revenue and expenses:

(i)
If it is specified in the contract that payments are made according to the agreed progress schedule, when the outcome of a construction contract can be estimated reliably, revenue and costs associated with the construction contract should be recognized as revenue and expenses equivalent to the stage of completion as determined by the contractor at the balance sheet date.

(ii)
If it is specified in the contract that payments are made based on the amount of work completed, when the outcome of a construction contract can be estimated reliably and certified by the customer, revenue and expenses associated with the construction contract should be recognized based on the amount of completed work as certified by the customer in the period.

(iii)
When the outcome of a construction contract cannot be estimated reliably revenue should be recognised only to the extent of contract costs incurred that it is probable will be recoverable. Contract costs should be recognised as an expense in the period in which they are incurred.

2.18     Operating leases

Payments made under operating leases are recognized in the statement of income on a straight-line basis over the term of the lease.

2.19     Related parties

Parties are considered as related if one can control or have great effect on the other’s ability in making decision on financial and operational policies.

2.20     Subsequent events

Post-year-end events that provide additional information about a company’s financial position at the balance sheet date (“adjusting events”) are reflected in the financial statements. Post-year-end events that are non-adjusting events are disclosed in the notes when material.

2.22     Off balance sheet items

Amounts which are defined as off-balance-sheet items under the Vietnamese Accounting System are disclosed in the relevant notes to the financial statements.

2.23     Nil balances

Items or balances required by the standard Vietnamese Accounting System format that are not shown in the financial statements indicate nil balances.

2.24     Reclassification

Certain comparative figures have been reclassified to conform to the current year’s presentation.

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the nine months ended 30 September 2009 (continued)
All amounts are in United State dollar

3.	Cash

Items	30.09.2009	31.12.2008
Cash on hand	13,529	47,191
Cash in bank	102,524	99,555
	116,053	146,746

4.	Other receivables

Items	30.09.2009	31.12.2008
Mr Bui Quang Ha	29,427	29,452
Vietnam Highways Development and Investment JSC	28,374	28,397
Mr Tran Manh Hung	23,614	23,634
Cavico Transportation Joint Stock Company	9,299	9,307
Others	2,907	7,981
	93,621	98,771

5.	Inventories

Items	30.09.2009	31.12.2008
Goods in transit	583	85,875
Raw materials	831,388	425,846
Tools and supplies	6,332	8,666
Work in process	10,914,585	9,014,748
Merchandises	-	-
	11,752,887	9,535,135

6.	Short-term prepaid expenses

Items	Opening balance	Closing balance
Tools and supplies	1,611	13,536
Prepaid insurance	4,667	3,792
Prepaid repair costs	533	7,925
Prepaid consulting fees	2,389	3,735
Prepaid transportation costs	664	2,843
	9,864	31,831

7.	Other current assets

Items	30.09.2009	31.12.2008
Advances	1,727,054	168,650
Short-term deposits and collaterals	-	-
	1,727,054	168,650

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the nine months ended 30 September 2009 (continued)
All amounts are in United State dollar

8.	Tangible fixed assets

Items	Buildings, architectural items	Machinery, equipment	Vehicles	Office equipment	Total

Original cost
Opening balance	298,680	3,573,835	5,247,428	65,381	9,185,324
Additions	-	232,353	132,087	-	364,440
Including:
Purchased	-	232,353	132,087	-	364,440
Decreases	-	(35,293)	-	-	(35,293)
Including:
Disposed	-	(35,293)	-	-	(35,293)
Repaired	-	-	-	-	-
Forex difference caused conversion	4,235	(3,281)	(4,549)	562	(3,033)
Closing balance	302,915	3,767,614	5,374,966	65,943	9,511,438

Accumulated depreciation
Opening balance	99,957	1,813,638	2,956,366	32,237	4,902,198
Charge for the year	10,734	329,207	510,160	7,506	857,607
Decreases	-	(10,294)	-	-	(10,294)
Including:
Disposed	-	(10,294)	-	-	(10,294)
Repaired	-	-	-	-	-
Forex difference caused by conversion	(100)	(2,038)	(3,306)	(40)	(5,484)
Closing balance	110,591	2,130,513	3,463,220	39,703	5,744,027
Net book value
Opening balance	198,723	1,760,197	2,291,062	33,144	4,283,126
Closing balance	192,324	1,637,101	1,911,746	26,240	3,767,411
9.	Finance leased fixed assets

Items	Vehicles	Total

Original cost
Opening balance	58,239	58,239
Forex difference caused by conversion	(48)	(48)
Closing balance	58,191	58,191

Accumulated depreciation
Opening balance	19,969	19,969
Charge for the year	8,744	8,744
Forex difference caused by conversion	(31)	(31)
Closing balance	28,682	28,682
Net book value
Opening balance	38,270	38,270
Closing balance	29,509	29,509

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the nine months ended 30 September 2009 (continued)
All amounts are in United State dollar

10.	Construction in progress

Items	Opening balance	Increase	Decrease	Forex difference caused by conversion	Closing balance
Fixed assets procurement	102,910	16,951	-	(114)	119,747
Fixed assets repairs	113,283	-	-	(93)	113,190
	216,193	176,583	-	(207)	232,937

11.	Other long-term investments

Items	30.09.2009	31.12.2008
Agribank Insurance Joint Stock Company	235,419	235,613
Cavico Vietnam Tower Joint Stock Company	158,201	158,332
Vietnam Highways Development and Investment JSC	123,006	123,108
Cavico Hydropower Construction Joint Stock Company	76,511	76,574
Minh Viet Joint Stock Company	73,568	73,629
Cavico Bridge and Tunnel Construction Joint Stock Company	58,855	58,903
Cavico Power and Natural Resources Joint Stock Company	56,501	56,547
Cavico - Phi Cement Joint Stock Company	29,427	29,452
Nam Viet Investment and Consulting Joint Stock Company	16,185	16,198
Luong Son International Tourism Investment JSC	14,714	14,726
Nhan Tri Development Joint Stock Company	8,828	8,835
Dong Duong Finance Joint Stock Company	5,297	5,301
Vietnam Communication and Financial Investment JSC	3,237	3,240
Cavico Construction and Technical Service Joint Stock Company	2,943	2,945
	862,692	863,403

12.	Long-term prepayments

Items	Opening balance	Closing balance
Spare parts	66,333	16,526
Maintenance and repairs	655,330	491,474
Tools and supplies	41,392	50,008
Others	42,228	42,083
	805,283	600,091

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the nine months ended 30 September 2009 (continued)
All amounts are in United State dollar

13.	Loans and debts

Items	30.09.2009	31.12.2008
Short-term loans	3,946,555	2,560,160
Loans from banks	3,771,558	2,335,020
Loans from others	174,997	225,140
Current portion of long-term loans and debt	521,801	778,744
Loans from banks	510,830	767,764
Finance lease debt	10,971	10,980
Long-term loans and debt	1,319,647	1,532,196
Loans from banks	1,312,600	1,516,909
Finance lease debt	7,047	15,287
	5,788,003	4,871,100

Details of loans and debt are as follows

Items	Loan tenure (month)	Maturity date	Interest rate (% per month)	Form of security	Balance at 30.09.2009
Short-term loans
- Agribank - NorthHanoi	10	31/07/2010	0.875	Credit limit	3,771,558
- Loans from individuals		-	-	Deed of trust	174,997
Long-term loans
- Agribank - Hoang Mai	60	13/12/2011	Eurbor	Machinery and equipment	1,008,598
- Agribank - North Hanoi	60	25/08/2011 11/03/2013	0.875	Machinery and equipment	814,832
Long-term debts
- Vietinbank Finance	30	15/12/2010	0.875	Vehicles	11,477
Lease Company	24	16/07/2011		Vehicles	6,541
					5,788,003

Finance lease debt

The Company leases Isuzu Pick-up trucks D-Max Full Spec Edition brand under finance lease contract No. 92/2007/CTTC dated 10 July 2007. At 30 September 2009, minimum future lease payments under current lease contracts are as follows:

30.09.2009
Within 1 year	12,801
From 1 to 3 years	7,569
Total minimum lease payments	32,030
Less: amount representing interest	(2,356)
Present value of net minimum lease payments	18,018
Disclosed as:
- Current liabilities	10,971
- Long-term liabilities	7,047

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the nine months ended 30 September 2009 (continued)
All amounts are in United State dollar

14.	Taxes and payables to State budget

Items	Opening balance	Closing balance
Tax receivables
Input value added tax	110,422	112,657
	110,422	112,657
Tax payables
Output value added tax	3,939	-
Corporate income tax	138,321	195,411
Personal income tax	4,307	4,496
	143,902	199,907

14.1	Value added tax

The Company declares and pays value added tax under deduction method. Tax rates for each activity as per prevailing tax laws are 5% and 10%.

14.2	Corporate income tax

The Company’s corporate income tax rate is 25% of the taxable profits.

The Company is entitled to a reduction of 50% of corporate income tax in 2 years from the date of listing on the Stock Exchange under Official Dispatch No. 11924 TC/CST dated 20 October 2004 issued by the Ministry of Finance on tax incentives for listed companies.

14.3	Other taxes

The Company declares and pays as per laws and regulations.

15.	Accrued expenses

Items	30.09.2009	31.12.2008
Accrued interest expense	-	7,485
Other accrued expenses	205,450	129,983
Nho Que project	-	-
Bau Xit - Lam Dong project	129,876	129,983
Cavico Vietnam Management fees	-	-
Nui Beo project	75,574	-
Flood-avoiding road project	-	-
Cua Dat project	-	-
	205,450	137,468

16.	Other payables

Items	30.09.2009	31.12.2008
Trade union fees	20,059	15,663
Social Insurance	60,732	27,287
Health Insurance	-	-
Other payables	65,808	51,730
	146,599	94,680

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the nine months ended 30 September 2009 (continued)
All amounts are in United State dollar

17.	Owner’s equity

Details of movement in owner’s equity are as follows:

Items	Owner’s capital	Share premium	Forex difference caused by conversion	Investment and development reserve	Financial provision reserve	Retained earnings	Reward and welfare fund	Total
Balance at 01.01.2008	2,854,661	1,546,833		-	-	649,376	-	5,050,870
Increase in capital	1,404,065	1,348,427		-	-	-	-	2,752,492
Additional funds from profit	-	-		31,591	31,591	(107,408)	44,226	-
Profit for the year	-	-		-	-	592,463	-	592,463
Dividends distributed	-	-		-	-	(338,484)	-	(338,484)
Payment for reward and welfare	-	-		-	-	-	(40,175)	(40,175)
Adjustments of CIT in previous years	-	-		-	-	(5,278)	-	(5,278)
Forex difference caused by conversion	(200,442)	(131,767)	(38,230)	(1,245)	(1,245)	(38,579)	(158)	(373,436)
Balance at 31.12.2008	4,058,284	2,763,493	(38,230)	30,346	30,346	787,655	3,893	7,635,787
Increase in capital	690,518	(203,093)		-	-	-	-	487,425
Additional funds from profit	-	-		-	-	(28,481)	28,481	-
Profit for the period	-	-		-	-	381,079	-	381,079
Dividends distributed	-	-		-	-	(487,719)	-	(487,719)
Payment for reward and welfare	-	-		-	-	-	(34,942)	(34,942)
Forex difference caused by conversion	(4,522)	(1,931)	(736)	(25)	(25)	3,012	7	(4,220)
Balance at 30.09.2009	4,744,280	2,558,469	(38,966)	30,321	30,321	655,546	(2,561)	7,977,410

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the nine months ended 30 September 2009 (continued)
All amounts are in United State dollar

18.	Revenue

Items	9months-2009	9months-2008
Excavation activities	2,833,340	2,983,315
Construction activities	3,166,007	3,334,439
Others	348,243	556,080
	6,347,590	6,873,834

19.	Cost of goods sold

Items	9months-2009	9months-2008
Excavation activities	2,254,405	2,382,433
Construction activities	3,025,549	2,823,993
Others	239,205	458,939
	5,519,159	5,665,365

20.	Financial income

Items	9months-2009	9months-2008
Bank deposit interest, lending interest	255,269	94,831
Income from sales of share options	-	-
Dividends earned	-	-
	255,269	94,831

21.	Financial expenses

Items	9months-2009	9months-2008
Borrowing interest	249,991	374,366
Unrealized foreign exchange rate loss	-	45,037
	249,991	419,403

22.	General and administration expenses

Items	9months-2009	9months-2008
Employee salary	146,065	152,434
Office consumable	-	-
Office tools and supplies	10,454	7,559
Depreciation expenses	10,629	8,552
Taxes, fees and charges	20,928	2,533
Provision expenses	-	-
External service expenses	122,982	75,168
Other expenses	69,426	53,863
	380,485	300,108

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the nine months ended 30 September 2009 (continued)
All amounts are in United State dollar

23.	Other income

Items	9months-2009	9months-2008
Disposal of fixed assets	33,689	-
Insurance compensation	-	-
Others	-	2,314
	33,689	2,314

24.	Other expenses

Items	9months-2009	9months-2008
Tax penalty expenses	-	-
Net book value of fixed assets disposed	24,999	-
Additional VAT of previous years	-	-
	24,999	-

25.	Reconciliation of Vietnamese Accounting Standards to US Generally Accepted Accouning Principles

The Company's financial statements have been prepared under Vietnamese Accounting Standards, Accounting Systems and related regulations (“Vietnamese GAAP”), which differs in certain significant respects from the United States Generally Accepted Accounting Principles ("US GAAP"). The principal differences between the Company's accounting policies under and US GAAP are set out below:

25.1	Reconciliation of net profit and net assets between Vietnamese GAAP and US GAAP

a) For net profit: The only significant difference was relating to treatment of bonus and welfare reserves account in the equity section. Every year, based on its operation result and upon approval of the Board of Directors the Company extracts a certain amount from net profit to transfer to this account. Under Vietnam GAAP, any expenses for bonus and welfare purposes should be paid out from this account while under US GAAP, these expenses should be charged to statement of income. The bonus and welfare expenses were VND 592,690,000 (equivalent to USD 34,942) and were VND 638,567,472 (equivalent to USD 39,364) for nine months ended September 30, 2009 and 2008, respectively.

b) For net assets: The only significant difference was relating to unrealized gain on revaluation of investment in Agribank Insurance shares which are available for sale securities.  During the period ended September 30, 2009, Agribank Insurance JSC became public and is now traded over UPCOM exchange under the symbol ABI.  Under US GAAP, this unrealized gain on available for sale securities is recorded to other comprehensive income under equity section while under Vietnamese GAAP, no such unrealized gain should be recognized.  At September 30, 2009, fair value of ABI was $339,003, and accumulated unrealized gain was $103,584.

25.2	Profit per share

As a result of the above difference in bonus and welfare expenses treatment, the profit per share under Vietnamese GAAP might be different from profit per share under US GAAP.  However, the difference is not significant which was higher by USD 0.06 per share for nine months ended September 30, 2009 and USD 0.07 per share for nine months ended September 30, 2008 as compared to profit per share as reported under US GAAP.

In conclusion, there are no significant differences between the profit per share as reported under Vietnamese GAAP and as reported under US GAAP.

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the nine months ended 30 September 2009 (continued)
All amounts are in United State dollar

25.3	Statements of cash flows

There are no significant differences between the statements of cash flows as reported under Vietnamese GAAP and as reported under US GAAP.

26.	Approval for release of the financial statements

These financial statements were approved for release on 16 October 2009.

/s/ PHAM DINH SON	/s/ TRAN VAN LUU
PHAM DINH SON	TRAN VAN LUU
Director	Chief Accountant

Cavico Vietnam Mining and Construction Joint Stock Company

Financial Statements for the years ended 31 December 2008 and 2007
Board of Directors’ report

The Board of Directors of Cavico Vietnam Mining and Construction Joint Stock Company (“the Company”) presents this report together with the audited financial statements for the years ended 31 December 2008 and 2007.

1.	Corporate information

1.1.	Structure of ownership

Cavico Vietnam Mining and Construction Joint Stock Company formerly known as Cavico Vietnam Mining and Construction Limited, a subsidiary of Vietnam Construction and Investment Joint Stock Company, was established under Decision No. 08/QDHDQT-2002 dated 26 March 2002 of the chairman of Vietnam Construction and Investment Joint Stock Company and operates under Business Registration Certificate No. 0104000057 dated 10 April 2002 issued by Hanoi Department of Planning and Investment. On 13 June 2006 Cavico Vietnam Mining and Construction Company Limited was changed to joint stock company following Business Registration Certificate No. 0103012730 issued by Hanoi Department of Planning and Investment. The Business Registration Certificate of the Company was subsequently amended as follows:

Amended Business Registration Certificates	Amended contents
No. 0103012730 dated 22 September 2006	Changed head office address
No. 0103012730 dated 21 June 2007	Increased share capital to VND 46,000,000,000
No. 0103012730 dated 31 July 2008	Increased share capital to VND 68,897,490,000 and changed head office address
No. 0103012730 dated 14 July 2009	Increased share capital to VND 80,610,060,000

Currently, the Company’s shares are traded over the Hochiminh City Stock Exchange.

1.2.	Company address

The Company’s head office locates on the 8th floor, Song Da No. 9 building, Pham Hung street, My Dinh commune, Tu Liem district, Hanoi.

1.3.	Business activities and operations

The Company’s principal activities as stated in its Business Registration Certificate consist of transportation and irrigation works construction; soils and stones excavation and mining exploitation; installing power projects of up to 35KV; hotel and restaurant operation (excluding Karaoke, discotheque, bar business); trading and goods consignment agent; construction machinery and equipment lease; construction of bridges and harbors.

During the years 2008 and 2007, the major activities of the Company were:

-	Mine soils, stones and coal excavation;
-	Transportation, irrigation and hydropower works construction;
-	Construction machine and equipment lease.

1.4.	Number of employees

At 31 December 2008, the Company had 265 employees (2007: 253 employees).

2.	Financial statements

The financial statements of the Company for the years ended 31 December 2008 and 2007 accompany this report.

Cavico Vietnam Mining and Construction Joint Stock Company

Financial Statements for the years ended 31 December 2008 and 2007
Board of Director’s report (continued)

3.	Auditors

The auditors, CA&A Consulting and Auditing Co., Ltd. - Hanoi branch have audited the financial statements of the Company for the years ended 31 December 2008 and 2007, and expressed their willingness to accept reappointment as auditors of the Company.

4.	Members of the Board of Management and the Board of Directors

The members of the Board of Management during the years and to the date of this report are as follows:

Name	Position	Date appointed
Mr. Tran Manh Hung	Chairman	6 July 2006
Mr. Phan Van Hieu	Vice Chairman	6 July 2006
Mr. Nguyen Ba Ngoc	Vice Chairman	6 July 2006
Mr. Huu Thanh Binh	Member	6 July 2006
Mr. Nguyen Luong Duc	Member	6 July 2006

The members of the Board of Directors during the years and to the date of this report are as follows:

Name	Position	Date appointed	Date resigned
Mr. Hua Thanh Binh	Director	11 July 2006	15 July 2008
Mr. Pham Dinh Son	Director	2 July 2008	-
Mr. To Tien Dung	Deputy Director	11 July 2006	1 June 2008
Mr. Nguyen Thanh Binh	Deputy Director	2 February 2007	17 July 2008
Mr. Le Sy Tien	Deputy Director	11 July 2006	-
Mr. Nguyen Luong Duc	Deputy Director	2 July 2008	-
Mr. Tran Van Luu	Chief Accountant	9 October 2006	-

5.	Post balance sheet events

There have been no significant events occurring after the balance sheet date which would require adjustments or disclosures to be made in the financial statements.

6.	Statement by the Board of Directors

I, Pham Dinh Son, the General Director of Cavico Vietnam Mining and Construction Joint Stock Company, hereby state on behalf of the Board of Directors that, in the opinion of the Board, the accompanying balance sheets of the Company at 31 December 2008 and 2007, and the related statements of income and cash flows for the years then ended, give a true and fair view of the financial position of the Company at 31 December 2008 and 2007, and the results of its operations and cash flows for the years then ended. The financial statements of the Company were prepared in accordance with the Vietnamese Accounting Standards, Vietnamese Accounting System and related regulations.

For and on behalf of the Board of Directors,

/S/ PHAM DINH SON
PHAM DINH SON
Director
Hanoi, 14 December 2009

CAA LIMITED	Office in Hanoi
Level 25, M3M4 Building, 91 Nguyen Chi Thanh Str.
Dong Da Dist., Hanoi, Vietnam
Tel. 844 6266 3006 Fax. 844 6266 3066

INDEPENDENT AUDITORS’ REPORT

No: 08-01-190-2a

To:	The Board of Management and the Board of Directors Cavico Vietnam Mining and Construction Joint Stock Company

Scope of audit

We have audited the accompanying balance sheets of Cavico Vietnam Mining and Construction Joint Stock Company (“the Company”) at 31 December 2008 and 2007, and the related statements of income and cash flows for the years then ended, as shown on pages 4 to 25 [pages F-102 to F-123 in the Form S-1/A Amendment No. 7].   These financial statements are the responsibility of the Board of Directors of the Company.  Our responsibility is to express an opinion on these financial statements based on our audit.

Basis of audit opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

Audit opinion

In our opinion, the accompanying financial statements present fairly, in all material aspects, the financial position of Cavico Vietnam Mining and Construction Joint Stock Company at 31 December 2008 and 2007, and the results of its operations and its cash flows for the years then ended, in conformity with the Vietnamese Accounting Standards, Vietnamese Accounting System and related regulations.

As discussed in Note 2, the accompanying financial statements are not intended to present the financial position, results of operations and cash flows of the Company in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than Vietnam.

As discussed in Note 26, the Company has presented a reconciliation of Vietnamese accounting standards to U.S. generally accepted accounting principles.

PHAM THE HUNG	NGUYEN TIEN DUNG
Director	Auditor
Auditor’s Certificate	Auditor’s Certificate
No. 0495/KTV	No. 0800/KTV

HANOI
16 December 2009

Cavico Vietnam Mining and Construction Joint Stock Company

Balance Sheet
as at 31 December 2008 and 2007
All amounts are in United States dollars

Assets	Codes	Notes	31.12.2008	31.12.2007
A. Current assets	100		$11,794,670	$9,557,206
I. Cash and cash equivalents	110		146,746	54,811
1. Cash	111	3	146,746	54,811
II. Accounts receivable	130		1,765,550	2,579,732
1. Receivables from customers	131		1,456,507	2,214,312
2. Advances to suppliers	132		210,272	333,165
3. Other receivables	135	4	98,771	32,255
III. Inventories	140		9,535,135	6,091,007
1. Inventories	141	5	9,535,135	6,091,007
IV. Other current assets	150		347,239	831,656
1. Short-term prepaid expenses	151	6	68,167	9,864
2. VAT deductibles	152	14	110,422	-
3. Other current assets	158	7	168,650	821,792

B. Long-term assets	200		7,284,172	7,532,523
I. Long-term receivables	210		1,036,537	597,325
1. Long-term receivables from customers	211		1,036,537	597,325
II. Fixed assets	220		4,537,589	4,914,922
1. Tangible fixed assets	221	8	4,283,126	4,812,426
- Cost	222		9,185,324	8,956,276
- Accumulated depreciation	223		(4,902,198)	(4,143,850)
2. Finance leased fixed assets	224	9	38,270	52,592
- Cost	225		58,239	61,359
- Accumulated depreciation	226		(19,969)	(8,767)
3. Construction in progress	230	10	216,193	49,904
III. Long-term investments	250		863,403	1,006,578
1. Other long-term investments	258	11	863,403	1,006,578
IV. Other long-term assets	260		846,643	1,013,698
1. Long-term prepayments	261	12	805,283	984,573
2. Defferred corporate income tax assets	262	14	39,962	27,884
3. Other long-term assets	268		1,398	1,241

Total assets	270		$19,078,842	$17,089,729

Cavico Vietnam Mining and Construction Joint Stock Company

Balance Sheet
as at 31 December 2008 and 2007 (continued)
All amounts are in United States dollars

Resources	Codes	Notes	31.12.2008	31.12.2007
A. Liabilities	300		$11,443,055	$12,058,914
I. Current liabilities	310		9,910,859	9,939,582
1. Short-term loans and debts	311	13	3,338,904	6,942,038
2. Payables to suppliers	312		2,178,071	1,113,487
3. Prepayments from customers	313		3,686,021	340,093
4. Taxes and payables to the State budget	314	14	146,567	130,071
5. Payables to employees	315		329,148	316,363
6. Accrued expenses	316	15	137,468	736,666
7. Other payables	319	16	94,680	360,864
II. Long-term liabilities	330		1,532,196	2,119,332
1. Long-term loans and debts	334	13	1,532,196	2,119,332

B. Owner’s equity	400	17	7,635,787	5,030,815
I. Owner’s equity	410		7,631,894	5,030,815
1. Owner’s capital	411		4,058,284	2,854,661
2. Share premium	412		2,763,493	1,546,833
3. Forex difference caused by conversion	413		(38,230)	-
4. Investment and development reserve	417		30,346	-
5. Financial provision reserve	418		30,346	-
6. Retained earnings	420		787,655	629,321
II. Other funds and reserves	430		3,893	-
1. Reward and welfare fund	431		3,893	-

Total resources	440		$19,078,842	$17,089,729
The accompanying Notes to the Financial Statements form an integral part of these financial statements.

14 December 2009

/S/ PHAM DINH SON	/S/ TRAN VAN LUU
PHAM DINH SON	TRAN VAN LUU
Director	Chief Accountant

Cavico Vietnam Mining and Construction Joint Stock Company

Statement of income
for the years ended 31 December 2008 and 2007
All amounts are in United States dollars

Items	Codes	Notes	2008	2007
1. Revenue	01	18	$9,166,809	$7,913,613
2. Less sales deductions	02		-	-
3. Net sales	10		9,166,809	7,913,613
4. Cost of goods sold	11	19	(7,403,895)	(6,386,128)
5. Gross margin	20		1,762,914	1,527,485
6. Financial income	21	20	143,331	134,648
7. Financial expenses	22	21	(718,758)	(608,964)
Including: interest expenses	23		(417,282)	(409,791)
8. Selling expenses	24		-	-
9. General and administration expenses	25	22	(468,303)	(284,332)
10. Profit from business activities	30		719,184	768,837
11. Other income	31	23	1,254	257,146
12. Other expenses	32	24	(11,712)	(282,472)
13. Other profit			(10,458)	(25,326)
14. Net profit before tax	50		708,726	743,511
15. Current year corporate income tax	51	14	(140,823)	(131,976)
16. Deferred corporate income tax	52	14	41,601	27,884
17. Net profit after tax	60		$609,504	$639,419
18. Basic earnings per share	70	25	$0.11	$0.15
The accompanying Notes to the Financial Statements form an integral part of these financial statements.

14 December 2009

/S/ PHAM DINH SON	/S/ TRAN VAN LUU
PHAM DINH SON	TRAN VAN LUU
Director	Chief Accountant

Cavico Vietnam Mining and Construction Joint Stock Company

Statement of Cash Flows (indirect method)
for the years ended 31 December 2008 and 2007
All amounts are in United States dollars

Items	Code	2008	2007
I. Cash flows from operating activities
1. Profit before tax	01	$708,726	$743,511
2. Adjustments:
Depreciation and allocation	02	1,940,349	1,118,293
Unrealized foreign exchange difference	04	301,477	199,173
Profit from investment activities	05	(143,457)	(80,908)
Interest expenses	06	1,070,325	409,791
3. Profit from operating activities before changes in working capital	08	3,877,420	2,389,860
Changes in accounts receivable and other current assets	09	742,881	(1,897,629)
Changes in inventory	10	(3,907,745)	(2,049,856)
Changes in accounts payable	11	3,876,526	337,530
Changes in prepaid expenses	12	(61,217)	(357,354)
Interest paid	13	(1,086,796)	(923,451)
Corporate income tax paid	14	(100,081)	(306,455)
Other cash received from operating activities	15	-	686,713
Other cash paid for operating activities	16	(40,175)	(24,363)
Net cash flows from operating activities	20	3,300,813	(2,145,005)
II. Cash flows from investing activities
1. Acquisition of fixed and other long-term assets	21	(1,674,444)	(630,260)
2. Proceeds from disposal of fixed assets	22	1,254	29,057
3. Investments in other entities	25	(49,056)	(943,589)
4. Sales of investments in other entities	26	144,837	-
5. Lending interest and dividends received	27	143,331	5,508
Net cash flows from investing activities	30	(1,434,078)	(1,539,284)
III. Cash flows from financing activities
1. Proceeds from capital contribution	31	2,752,492	2,477,701
2. Short-term, long-term loans received	33	8,235,775	11,771,581
3. Repayments of loan principles	34	(12,408,469)	(10,500,529)
4. Repayments of finance lease debts	35	(11,431)	(5,518)
5. Dividends, profits paid	36	(336,498)	(114,437)
Net cash flows from financing activities	40	(1,768,131)	3,628,798
Net cash flows for the year	50	98,604	(55,491)
Cash at the beginning of the year	60	54,811	110,302
Effects of foreign exchange rate differences	61	(6,669)	-
Cash at the end of the year	70	$146,746	$54,811
The accompanying Notes to the Financial Statements form an integral part of these financial statements.

14 December 2009

/S/ PHAM DINH SON	/S/ TRAN VAN LUU
PHAM DINH SON	TRAN VAN LUU
Director	Chief Accountant

Cavico Vietnam Mining and Construction Joint Stock Company

Note to the Financial Statements
for the years ended 31 December 2008 and 2007
All amounts are in United States dollars

1.	Organization and principal activities

Cavico Vietnam Mining and Construction Joint Stock Company (“the Company”) formerly known as Cavico Vietnam Mining and Construction Company Limited a subsidiary of Vietnam Construction and Investment Joint Stock Company, was established under Decision No. 08/QDHDQT-2002 dated 26 March 2002. The chairman of Nam Viet Investment and Construction and Investment Joint Stock Company and operates under Business Registration Certificate No.0104000057 dated 10 April 2002 issued by Hanoi Department of Planning and Investment, Cavico Vietnam Mining and Construction Company Limited was changed to joint stock company following Business Registration Certificate No. 0103012730 issued by Hanoi Department of Planning and Investment. The Business Registration Certificate of the Company was subsequently amended as follows:

Amended Business Registration Certificate	Amended contents

No. 0103012730 dated 22 September 2006	Changed head office address

No. 0103012730 dated 21 June 2007	Increased share capital to VND 46,000,000,000

No. 0103012730 dated 31 July 2008	Increased share capital to VND 68,897,490,000 and changed head office address

No. 0103012730 dated 14 July 2009	Increased share capital to VND 80,610,060,000

Currently, the Company’s shares are traded over the Hochiminh City Stock Exchange.

The Company’s head office locates on the 8th floor, Song Da No. 9 building, Pham Hung Street, My Dinh commune, Tu Liem district, Hanoi.

The Company’s principal activities as stated in its Business Registration Certificate consist of transportation and irrigation works construction; soils and stones excavation and mining exploitation; installing power projects of up to 35KV; hotel and restaurant operation (excluding Karaoke, discotheque, bar business); trading and goods consignment agent; construction machinery and equipment lease; construction of bridges and harbors.

During the years 2008 and 2007, the major activities of the Company were:

-	Mine soils, stones and coal excavation;
-	Transportation, irrigation and hydropower works construction;
-	Construction machine and equipment lease.

2.	Summary of significant accounting policies

2.1.	Fiscal year

The fiscal year of the Company begins on 1 January and ends on 31 December annually.

2.2.	Basis of financial statements preparation

These financial statements in United States dollars were converted from the related statutory financial statements of the Company. Balance sheet items were converted using inter-bank exchange rates ruling at the balance sheet date while items in statements of income and cash flows were converted using average inter-bank exchange rate during the years as follows:
-	The financial statements items of 2007 (balance sheet, income statement and statement of cash flows) were converted by using inter-bank exchange rate at 16,114 VND/USD;
-
The balance sheet of 2008 were converted using inter-bank exchange rate at 16,977 VND/USD, the income statement and statement of cash flows items were converted by using average inter-bank exchange rate during the year at 16,308 VND/USD. The different exchange rate arose because of conversion was presented separately in an item on the balance sheet.

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the years ended 31 December 2008 and 2007 (continued)
All amounts are in United States dollars

The statutory financial statements, expressed in Vietnamese Dong (“VND”) have been prepared on historical cost basis and in accordance with accounting principles generally accepted in Vietnam. These principles include Vietnamese Accounting Standards, Vietnamese Accounting System and prevailing accounting regulations in Vietnam. Accordingly, the accompanying balance sheet and related statements of income and cash flows and their utilization are not designed for those who are not informed about Vietnam’s accounting principles, procedures and practices. Furthermore, these financial statements are not intended to present the financial position, results of operation and cash flows of the Company in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than Vietnam.

2.3.	Application of Accounting Law and Vietnamese Accounting Standards

Accounting Law

During the years, the Company has complied with the Accounting Law issued on 17 June 2003 together with Decree 129/2004/NĐ-CP issued by the Government on 31 May 2004 describing details and guidance to implement some articles of the Accounting Law to be applied in business activities.

Vietnamese Accounting Standards

During the years, the Company has applied Vietnamese Accounting System issued together with Decision 15/2006/QĐ-BTC dated 20 March 2006, and in the related aspects, Vietnamese Accounting Standards issued by Ministry of Finance and related official documents providing amendments, supplements and guidance, as follows:

2.4.	Principles of recording cash and cash equivalents

Principles of determining cash on hand and cash in bank

Cash on hand represents actual cash in the Company’s safe on the balance sheet date, which had been counted and reconciled to cash book.

Cash in bank represents the deposits in the banks operating legally in Vietnam and is confirmed by the banks at the balance sheet date.

Principles of determining cash equivalents

Cash equivalents are short-term investments of under 3 months that are freely convertible to cash and do not contain any risks in converting into cash since purchasing that investment at the balance sheet date.

Foreign currency transactions

Transactions in currencies other than VND during the years have been converted into VND at exchange rates ruling at the transaction dates, Monetary assets and liabilities denominated in currencies other than VND are converted into VND at inter-bank exchange rates ruling at the balance sheet date. All realised and unrealised foreign exchange differences are recorded in the statement of income.

2.5.	Accounts receivable

Accounts receivable are valued at their estimated realisable value after providing for doubtful debts. The provision for doubtful debts is made based on the management’s assessment of amounts that might not be recoverable.

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the years ended 31 December 2008 and 2007 (continued)
All amounts are in United States dollars

Receivables from customers, advances to suppliers, other receivables at the balance sheet date:

•	Falling due in within one year or one operation cycle shall be classified as current assets;
•	Falling due in more than one year or one operation cycle shall be classified as long-term assets.

Increases and decreases in the provision account balance are charged to general and administration expenses in the income statement.

2.6.	Inventories

Inventories, including work-in-process, are valued at the lower of original cost and net realisable value, after provision for damaged, obsolete items. Cost of inventories is comprised of purchasing price, processing expenses and other directly relating expenses incurred to have inventories available at the present location and condition. Net realisable value is the selling price in the ordinary course of business, less the costs of marketing and distribution.

The Company applies the perpetual method of accounting for inventories. Cost of inventories is determined by weighted average method.

Closing balance of work-in-process of construction activities are determined as follows :

Closing balance of		Opening balance of		Construction cost		Cost of goods sold
work-in-process of	=	work-in-process of	+	incurred during the	-	recorded during the
each project		each project		period of each		period of each project
project

Of which:

Construction cost
		Opening balance of	+	incurred during the		Revenue
Cost of goods		work-in-process		Period	x	recorded
sold of each	=	Opening balance of		Total work done during		during the
project		uncertified work done	+	the period (excluding		period
		(excluding value added tax)		value added tax)

Provision for inventory

Provision for inventory is made for any losses due to devaluation (price decrease, quality deterioration, obsolete …) that may occurs relating to raw materials, finished goods, merchandises under the ownership of the Company based on appropriate evidences available at the balance sheet date.  Increases and decreases to the inventory provision balance are recorded as cost of goods sold in the income statement.

2.7.	Tangible fixed assets

Tangible fixed assets are stated at cost less accumulated depreciation. When assets are sold or retired, their cost and accumulated depreciation are eliminated from the accounts and any gain or loss resulting from their disposal is included in the statement of income.

The initial cost of tangible fixed assets comprises its purchase price, import duties and non-refundable purchase taxes and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Expenditures incurred after the tangible fixed assets have been put into operation, such as repairs and maintenance and overhaul costs, are normally charged to the statement of income in the year the costs are incurred. In situations where it can be clearly demonstrated that the expenditures have resulted in an increase in the future economic benefits expected to be obtained from the use of a tangible fixed assets beyond its originally assessed standard of performance, the expenditures are capitalized as an additional cost of tangible fixed assets.

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the years ended 31 December 2008 and 2007 (continued)
All amounts are in United States dollars

Depreciation and amortization of tangible fixed assets are calculated on a straight-line basis over the estimated useful life of each asset as follows:

Assets	Number of years
Buildings and architectural items	5 - 30
Machinery and equipment	5 - 12
Vehicles	5 - 10
Office equipment and furniture	5 - 10
2.3
2.8.	Finance leased fixed assets

Leases in terms of which the Company assumes substantially all the risks and rewards of ownership are classified as finance leases. Cost of tangible fixed assets acquired by way of finance leases is stated at an amount equal to the lower of its fair value and the present value of the minimum lease payments at inception of the lease.

Depreciation of finance leased fixed assets is charged to the income statement on a straight-line basis over the estimated useful lives of items of the leased assets. The estimated useful lives of leased assets are consistent with the useful lives of tangible fixed assets.

2.9.	Intangible fixed assets

Intangible fixed assets are accounted for in accordance with regulations of Vietnamese Accounting Standard 04 - “Intangible Fixed Assets” issued together with Decision 149/2001/QD-BTC dated 31 January 2001 and Circular 161/2002/TT-BTC dated 31 December 2007 guiding the implementation of the above Standard.

2.10.	Construction in progress

Construction-in-progress represents plant and machinery under construction and installation and is stated at cost. Construction-in-progress is not depreciated until such time as the relevant assets are completed and put into operational use.

2.11.	Investments

Short-term investments

Short-term investments comprise holdings of shares, government T-bills, other liquid securities which are readily realisable and are intended to be held for more than one year. These short-term investments are stated at their acquisition cost.

Long-term investments

Investments in securities, subsidiaries and associates are stated at cost. Distributions received from the accumulated net profits of subsidiaries and associates rising subsequent to the date of acquisition by the Company are recognised as income in the income statement.

Difference between sales value and book value of the investment is recorded as income or expense in the period of the liquidation.

Provision for devaluation of investments

Provision for the devaluation in value of investments is created representing the excess of the acquisition cost over the market value at the balance sheet date. Provision is made for each investment and security of the Company that is exchanged on the market at the price lower than book value.

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the years ended 31 December 2008 and 2007 (continued)
All amounts are in United States dollars

2.12.	Borrowing costs

Borrowing costs comprise:

(a)	Interest on short-term, long-term loans and bank overdrafts;

(b)	Amotization of discounts or premiums relating to borrowings from bond issue;

(c)	Amortization of auxilliary costs incurred in connection with the arrangement of borrowings;

(d)	Finance charges in respect of finance leases.

Borrowing costs are recorded as expense during the year/period in which they are incurred, except to the extent that they are capitalized. Capitalized borrowing costs are those involved directly in construction, investment or production of assets-in-progress and should be capitalized in the cost of those assets. Such borrowing costs are capitalized as part of the cost of the asset when it is probable that they will generate future economic benefits to the company and the borrowing costs can be measured reliably.

The qualifying asset-in-progress is an asset under contraction or in the production process that requires a substantial period of time (more than 12 months) to get ready for its intended use or sale.

2.13.	Principles of recording and allocating long-term deferred expenses

Deferred expenses are presented under short-term prepaid expenses or long-term prepayments items on the balance sheet.  These deferred expenses are allocated to the income statements over the prepaid period of the expenses or over the estimated period of benefits gained from the expenses.

The following types of expenses are recorded as long-term deferred expense, and are amortized to the income statement over the period from 2 to 5 years:

•	Establishment costs, relocation and restructuring costs;

•	Pre-operating expenses, start-up and preparation costs (including training costs);

•	Test run and trial production costs;

•	Tools and consumables with large value issued into production;

•	Research costs, substantial expenditure on fixed asset overhaul; and

•	Prepaid land lease rental.

2.14.	Trade payables

Trade payables include payable to suppliers for assets, materials, goods and services received and are detailed for each supplier. In case of materials, goods and services received for which invoice has not been issued till end of period, accountants use estimated price to record payables and goods received in warehouse without invoice. After that they will adjust according to the actual price after receiving invoice.

Payment discount and trade discount will be recorded to related account to reduce the amount of payables.

2.15.	Corporate income tax

Corporate income tax on the income statement for the year comprises current year tax payable and deferred income tax.

Current year corporate income tax is the estimated tax charged on the taxable income for the year, at the tax rates prevailing at the balance sheet date, and any adjustment to tax payable in respect of previous years.

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the years ended 31 December 2008 and 2007 (continued)
All amounts are in United States dollars

Deferred income tax is provided, using the liability method, on all temporary differences at the balance sheet date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates that have been enacted or substantively enacted at the balance sheet date.

Deferred tax assets are recognized for all deductible temporary differences and carry-forward unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences and the carry-forward of unused tax losses can be utilized.

Corporate income tax recorded on the income statement is the tax expenses to be paid estimated based on the taxable profits for the year using the tax rate approved at the year end and any adjustments of tax payable of previous years. Deferred tax assets and liabilities are not reflected on the balance sheet.

2.16.	Owner’s equity

Treasury shares

When the shares are returned, the amounts paid including related expenses are recorded as changes in owner’s equity. Returned shares paid are classified as treasury share and reflected as a deduction in owner’s equity.

Recording dividends

Dividends paid to preference shares are recorded as liabilities on an accrual basis. Other dividends are recorded as payables in the period of dividends announcement.

2.17.	Revenue recognition

Revenue is recognized to the extent that it is probable that the economic benefits will flow to the Company and the revenue can be reliably measured. The following specific recognition criteria must also be met before revenue is recognized:

Sale of finished goods

Revenue is recognized when the significant risks and rewards of ownership of the goods have passed to the buyer.

Rendering of services

Where the contract outcome can be reliably measured, revenue is recognized by reference to the stage of completion. Stage of completion is measured by the percentage of the labor hours incurred to the balance sheet date over total estimated labor hours for each contract.

Where the contract outcome cannot be reliably measured, revenue is recognized only to the extent of the expenses recognized which are recoverable.

Interest, royalties, dividends and profits received

Interest, royalties, dividends and profits divided will be recorded when the Company could gain economic benefits from the respective transactions and revenue is firmly determined. Interests are recorded based on timing and interest rate for each period. Royalties are determined on accrual basis matching with contract. Dividends and profits incomes are recorded when stockholders have right to get dividends or parties contributing capital are entitled to receive profits relative to the capital contribution.

2.18.	Construction contract

Revenues of construction contract are comprised of:

(i)	The initial amount of revenue as agreed in the contract; and

(ii)	Variations in contract work, claims and incentive payments if it is probable that they will change revenues and can be reliably measured.

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the years ended 31 December 2008 and 2007 (continued)
All amounts are in United States dollars

Revenues of construction contract are measured at the fair value of the consideration received or receivable. Revenues of construction contract are recorded based on the volume of completed work for each project or work item and the latest approved contract prices. The completed construction work refers to those which have been certified by customer and evidenced by a Hand-over Minute, or Summary of amount to be paid for completed work, or Summary of completed work etc.

Costs of construction contract are comprised of:

(i)	Costs directly incurred on each specific contract;

(ii)	Common costs that are attributable to the contracts and can be allocated to each specific contract (including borrowing costs if these satisfy the required conditions for capitalization);

(iii)	Other expenses that are specifically chargeable to the customer under the terms of the contract.

Recognition of construction contract revenue and expenses:

(i)
If it is specified in the contract that payments are made according to the agreed progress schedule, when the outcome of a construction contract can be estimated reliably, revenue and costs associated with the construction contract should be recognized as revenue and expenses equivalent to the stage of completion as determined by the contractor at the balance sheet date.

(ii)
If it is specified in the contract that payments are made based on the amount of work completed, when the outcome of a construction contract can be estimated reliably and certified by the customer, revenue and expenses associated with the construction contract should be recognized based on the amount of completed work as certified by the customer in the period.

(iii)
When the outcome of a construction contract cannot be estimated reliably revenue should be recognised only to the extent of contract costs incurred that it is probable will be recoverable. Contract costs should be recognised as an expense in the period in which they are incurred.

2.19.	Operating leases

Payments made under operating leases are recognized in the statement of income on a straight-line basis over the term of the lease.

2.20.	Related parties

Parties are considered as related if one can control or have great effect on the other’s ability in making decision on financial and operational policies.

2.21.	Subsequent events

Post-year-end events that provide additional information about a company’s financial position at the balance sheet date (“adjusting events”) are reflected in the financial statements. Post-year-end events that are non-adjusting events are disclosed in the notes when material.

2.22	Off balance sheet items

Amounts which are defined as off-balance-sheet items under the Vietnamese Accounting System are disclosed in the relevant notes to the financial statements.

2.23	Nil balances

Items or balances required by the standard Vietnamese Accounting System format that are not shown in the financial statements indicate nil balances.

2.24	Reclassification

Certain comparative figures have been reclassified to conform to the current year’s presentation.

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the years ended 31 December 2008 and 2007 (continued)
All amounts are in United States dollars

3.	Cash

Items	31.12.2008	31.12.2007
Cash on hand	47,191	28,411
Cash in bank	99,555	26,400
	146,746	54,811

4.	Other receivables

Items	31.12.2008	31.12.2007
Mr Bui Quang Ha	29,452	-
Vietnam Highways Development and Investment JSC	28,397	-
Mr Tran Manh Hung	23,634	23,658
Cavico Transportation Joint Stock Company	9,307	-
Others	7,981	8,597
	98,771	32,255

5.	Inventories

Items	31.12.2008	31.12.2007
Goods in transit	85,875	24,391
Raw materials	425,846	667,406
Tools and supplies	8,666	3,582
Work in process	9,014,748	5,385,501
Merchandises	-	10,127
	9,535,135	6,091,007

6.	Short-term prepaid expenses

Items	31.12.2008	31.12.2007
Tools and supplies	2,884	1,611
Prepaid insurance	25,685	4,667
Prepaid repair costs	9,995	533
Prepaid consulting fees	28,697	2,389
Prepaid transportation costs	906	664
	68,167	9,864

7.	Other current assets

Items	31.12.2008	31.12.2007
Advances	168,650	649,649
Short-term deposits and collaterals	-	172,143
	168,650	821,792

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the years ended 31 December 2008 and 2007 (continued)
All amounts are in United States dollars

8.	Tangible fixed assets

Items	Buildings, architectural items	Machinery, equipment	Vehicles	Office equipment	Total
Original cost
Opening balance	313,190	2,828,660	5,756,868	57,558	8,956,276
Additions	1,468	925,433	32,628	12,443	971,972
Including:
Purchased	1,468	925,433	32,628	12,443	971,972
Decreases	-	-	(258,320)	(1,254)	(259,574)
Including:
Disposed	-	-	-	(1,254)	(1,254)
Repaired	-	-	(258,320)	-	(258,320)
Forex difference caused by conversion	(15,978)	(180,258)	(283,748)	(3,366)	(483,350)
Closing balance	298,680	3,573,835	5,247,428	65,381	9,185,324
Accumulated depreciation
Opening balance	90,576	1,509,003	2,519,686	24,585	4,143,850
Charge for the year	14,559	396,987	732,227	9,392	1,153,165
Decreases	-	-	(144,294)	(125)	(144,419)
Including:
Disposed	-	-	-	(125)	(125)
Repaired	-	-	(144,294)	-	(144,294)
Forex difference caused by conversion	(5,178)	(92,352)	(151,253)	(1,615)	(250,398)
Closing balance	99,957	1,813,638	2,956,366	32,237	4,902,198
Net book value
Opening balance	222,614	1,319,657	3,237,182	32,973	4,812,426
Closing balance	198,723	1,760,197	2,291,062	33,144	4,283,126

9.	Finance leased fixed assets

Items	Vehicles	Total
Original cost
Opening balance	61,359	61,359
Forex difference caused by conversion	(3,120)	(3,120)
Closing balance	58,239	58,239
Accumulated depreciation
Opening balance	8,767	8,767
Charge for the year	12,126	12,126
Forex difference caused by conversion	(924)	(924)
Closing balance	19,969	19,969
Net book value
Opening balance	52,592	52,592
Closing balance	38,270	38,270

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the years ended 31 December 2008 and 2007 (continued)
All amounts are in United States dollars

10.	Construction in progress

Items	Opening balance	Increase	Decrease	Forex difference caused by conversion	Closing balance
Fixed assets procurement	49,904	62,557	(831)	(4,969)	106,661
Fixed assets repairs	-	114,026	-	(4,494)	109,532
	49,904	176,583	(831)	(9,463)	216,193

11.	Other long-term investments

Items	31.12.2008	31.12.2007
Agribank Insurance Joint Stock Company	235,613	248,231
Cavico Vietnam Tower Joint Stock Company	158,332	212,548
Vietnam Highways Development and Investment JSC	123,108	129,701
Cavico Hydropower Construction Joint Stock Company	76,574	105,498
Minh Viet Joint Stock Company	73,629	46,543
Cavico Bridge and Tunnel Construction Joint Stock Company	58,903	124,116
Cavico Power and Natural Resources Joint Stock Company	56,547	59,576
Cavico - Phi Cement Joint Stock Company	29,452	31,029
Nam Viet Investment and Consulting Joint Stock Company	16,198	31,029
Luong Son International Tourism Investment JSC	14,726	-
Nhan Tri Development Joint Stock Company	8,835	9,309
Dong Duong Finance Joint Stock Company	5,301	5,585
Vietnam Communication and Financial Investment JSC	3,240	3,413
Cavico Construction and Technical Service Joint Stock Company	2,945	-
	863,403	1,006,578

12.	Long-term prepayments

Items	31.12.2008	31.12.2007
Spare parts	66,333	162,483
Maintenance and repairs	655,330	781,582
Tools and supplies	41,392	24,965
Others	42,228	15,543
	805,283	984,573

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the years ended 31 December 2008 and 2007 (continued)
All amounts are in United States dollars

13.	Loans and debts

Items	31.12.2008	31.12.2007
Short-term loans	2,560,160	6,644,802
Loans from banks	2,335,020	5,232,366
Loans from others	225,140	1,412,436
Current portion of long-term loans and debt	778,744	297,236
Loans from banks	767,764	297,236
Finance lease debt	10,980	-
Long-term loans and debt	1,532,196	2,119,332
Loans from banks	1,516,909	2,080,089
Finance lease debt	15,287	39,243
	4,871,100	9,061,370

Details of loans and debt are as follows

Items	Loan tenure (month)	Maturity date	Interest rate (% per month)	Form of security	Balance at 31.12.2008
Short-term loans
- Agribank - North Hanoi	10	14/2 -	1.03-1.38	Deed of trust
		30/12/2009			2,128,859
- Habubank	3	28/2 -	1.38	Shares
		31/12/2009			206,161
- Loans from individuals		-	-	Deed of trust
					225,140
Long-term loans
- Agribank - Hoang Mai	60	12/10/2011	1.05	Machinery and equipment	1,464,066
- Agribank - North Hanoi	60	20/10/2010	1.05	Machinery and equipment	752,486
- Habubank	48	05/09/2009	1	Machinery and equipment	68,122
Long-term debts
- Vietinbank Finance	30	15/12/2010	1.33-1.5	Vehicles	15,793
Lease Company	24	16/07/2011	1.33-1.5	Vehicles	10,473
					4,871,100

Finance lease debt

The Company leases Isuzu Pick-up trucks D-Max Full Spec Edition brand under finance lease contract No. 92/2007/CTTC dated 10 July 2007. At 31 December 2008, minimum future lease payments under current lease contracts are as follows:

31.12.2008
Within 1 year	14,583
From 1 to 3 years	17,447
Total minimum lease payments	32,030
Less: amount representing interest	(5,763)
Present value of net minimum lease payments	26,267
Disclosed as:
- Current liabilities	10,980
- Long-term liabilities	15,287

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the years ended 31 December 2008 and 2007 (continued)
All amounts are in United States dollars

14.	Taxes and payables to State budget

Items	31.12.2008	31.12.2007
Tax receivables
Input value added tax	110,422	-
	110,422	-
Tax payables
Output value added tax	3,939	3,032
Corporate income tax	138,321	127,039
Personal income tax	4,307	-
	146,567	130,071

14.1	Value added tax

The Company declares and pays value added tax under deduction method. Tax rates for each activity as per prevailing tax laws are 5% and 10%.

14.2	Corporate income tax

The Company’s corporate income tax rate is 28% of the taxable profits.

The Company is entitled to a reduction of 50% of corporate income tax in 2 years from the date of listing on the Stock Exchange under Official Dispatch No. 11924 TC/CST dated 20 October 2004 issued by the Ministry of Finance on tax incentives for listed companies.

a)	Current year corporate income tax

Current year corporate income tax expense is determined based on the taxable income of the current year. The taxable income may differ from the income presented on the income statement as it does not include the taxable incomes and deductible expenses for other accounting periods and also exclude the non-taxable incomes and non-deductible expenses for the tax purposes. The current year corporate income tax expense is calculated using the tax rate ruling at the balance sheet date.

b)	Deferred current corporate income tax

Items	2008	2007
Net profit before tax	708,726	743,511
Adjustments to increase/(decrease) profit
Closing unrealized foreign exchange rate difference	301,476	199,173
Income from business activities not subject to CIT	(4,323)	-
Adjusted net profit before tax	1,005,879	942,684
Tax loss brought forward	-	-
Estimated current year taxable profit	1,005,879	942,684
Estimated current year corporate income tax (14%)	140,823	131,976
Corporate income tax payable brought forward	127,039	301,518
Adjustment for under/(over) accrual of tax from previous years	(22,275)	-
Corporate income tax paid during the year	(100,081)	(302,809)
Forex difference caused by conversion	(7,185)	(3,646)
Corporate income tax payable carried forward	138,321	127,039

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the years ended 31 December 2008 and 2007 (continued)
All amounts are in United States dollars

c)	Deferred corporate income tax assets:

Items	31.12.2008	31.12.2007
Opening balance	27,884	-
Deferred corporate income tax assets arising from deducted temporary differences	41,601	27,884
Reversal for deferred corporate income tax assets recorded in previous year	(26,467)	-
Forex difference caused by conversion	(3,056)
Closing balance	39,962	27,884

14.3	Other taxes

The Company declares and pays as per laws and regulations.

15.	Accrued expenses

Items	31.12.2008	31.12.2007
Accrued interest expense	7,485	24,555
Other accrued expenses	129,983	712,111
Nho Que project	-	459,388
Bau Xit - Lam Dong project	129,983	161,256
Cavico Vietnam Management fees	-	35,022
Nui Beo project	-	52,277
Flood-avoiding road project	-	2,638
Cua Dat project	-	1,530
	137,468	736,666

16.	Other payables

Items	31.12.2008	31.12.2007
Trade union fees	15,663	9,825
Social Insurance	27,287	4,087
Health Insurance	-	5,913
Other payables	51,730	341,039
	94,680	360,864

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the years ended 31 December 2008 and 2007 (continued)
All amounts are in United States dollars

17.	Owner’s equity

17.1	Details of movement in owner’s equity are as follows:

Items	Owner’s capital	Share premium	Forex difference caused by conversion	Investment and development reserve	Financial provision reserve	Retained earnings	Reward and welfare fund	Total
Balance at 1.1.2007	1,923,793	-	-	-	-	180,251	-	2,104,044
Increase in capital	930,868	1,546,833	-	-	-	-	-	2,477,701
Additional funds from profit	-	-	-	-	-	(75,443)	75,443	-
Profit for the year	-	-	-	-	-	-	(75,443)	(75,443)
Payment for reward and welfare	-	-	-	-	-	639,419	-	639,419
Other decreases	-	-	-	-	-	(114,906)	-	(114,906)
Balance at 31.12.2007	2,854,661	1,546,833	-	-	-	629,321	-	5,030,815
Increase in capital	1,404,065	1,348,427	-	-	-	-	-	2,752,492
Additional funds from profit	-	-	-	31,591	31,591	(107,408)	44,226	-
Profit for the year	-	-	-	-	-	609,504	-	609,504
Dividends distributed	-	-	-	-	-	(338,484)	-	(338,484)
Payment for reward and welfare	-	-	-	-	-	-	(40,175)	(40,175)
Adjustments of CIT in previous years	-	-	-	-	-	(5,278)	-	(5,278)
Forex difference caused by conversion	(200,442)	(131,767)	(38,230)	(1,245)	(1,245)	-	(158)	(373,087)
Balance at 31.12.2008	4,058,284	2,763,493	(38,230)	30,346	30,346	787,655	3,893	7,635,787

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the years ended 31 December 2008 and 2007 (continued)
All amounts are in United States dollars

17.2	Details of equity

	Ordinary shares
Shareholders	31.12.2008	31.12.2007
Cavico Vietnam Company Limitted	1,036,697	1,117,042
Bao Viet Securities Joint Stock Company	353,419	-
Other shareholders	2,668,168	1,737,619
Closing balance	4,058,284	2,854,661

17.3	Owner’s capital authorized and contributed is as follows

Items	2008	2007
Opening balance	2,854,661	1,923,793
Capital increased for the year	1,404,065	930,868
Forex difference caused by conversion	(200,442)	-
Closing balance	4,058,284	2,854,661

Dividends temporarily distributed	338,484	-

17.4	Shares

Items	31.12.2008	31.12.2007
Total authorised shares	6,889,749	4,600,000
Shares issued and fully paid	6,889,749	4,600,000
Including: Ordinary shares	6,889,749	4,600,000
Preference shares	-	-
Remaining shares issued	6,889,749	4,600,000
Including: Ordinary shares	6,889,749	4,600,000
Preference shares	-	-

Share par value: VND 10,000 per share

17.5	Dividends

Items	31.12.2008	31.12.2007
Dividends declared after the closing date of the accounting period	689,908	342,559
- Declared dividends on ordinary shares	689,908	342,559
- Declared dividends on preferred shares	-	-

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the years ended 31 December 2008 and 2007 (continued)
All amounts are in United States dollars

18.	Revenue

Items	2008	2007
Excavation activities	6,132,902	5,310,732
Construction activities	2,381,952	2,137,273
Others	651,955	465,608
	9,166,809	7,913,613

19.	Cost of goods sold

Items	2008	2007
Excavation activities	4,364,405	3,510,569
Construction activities	2,532,329	2,613,912
Others	507,161	261,647
	7,403,895	6,386,128

20.	Financial income

Items	2008	2007
Bank deposit interest, lending interest	139,008	60,179
Income from sales of share options	-	74,469
Dividends earned	4,323	-
	143,331	134,648

21.	Financial expenses

Items	2008	2007
Borrowing interest	417,282	409,791
Unrealized foreign exchange rate loss	301,476	199,173
	718,758	608,964

22.	General and administration expenses

Items	2008	2007
Employee salary	210,315	120,016
Office consumable	-	562
Office tools and supplies	9,598	7,798
Depreciation expenses	12,233	8,522
Taxes, fees and charges	6,700	1,010
Provision expenses	2,680	-
External service expenses	158,338	109,157
Other expenses	68,439	37,267
	468,303	284,332

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the years ended 31 December 2008 and 2007 (continued)
All amounts are in United States dollars

23.	Other income

Items	2008	2007
Disposal of fixed assets	1,254	228,732
Insurance compensation	-	17,873
Others	-	10,541
	1,254	257,146

24.	Other expenses

Items	2008	2007
Tax penalty expenses	6,483	-
Net book value of fixed assets disposed	1,129	282,472
Additional VAT of previous years	4,100	-
	11,712	282,472

25.	Earnings per share

Net profit  attributable to ordinary shareholders:

Items	2008	2007
Net profit attributable to ordinary shareholders
- Net profit for the year	606,331	639,419
- Dividend on preference shares	-	-
Net profit attributable to ordinary shareholders	606,331	639,419
Weighted average number of ordinary shares
- Ordinary shares at the beginning of the year	4,600,000	3,100,000
- Weighted average number of shares issued for the year	1,144,874	1,000,000
- Weighted average number of share redempted for the year	-	-
Weighted average number of shares for the year	5,744,874	4,100,000
Basic earnings per share	0.11	0.15

Cavico Vietnam Mining and Construction Joint Stock Company

Notes to the Financial Statements
for the years ended 31 December 2008 and 2007 (continued)
All amounts are in United States dollars

26.	Reconciliation of Vietnamese Accounting Standards to US Generally Accepted Accounting Principles

The Company's financial statements have been prepared under Vietnamese Accounting Standards, Accounting Systems and related regulations (“Vietnamese GAAP”), which differs in certain significant respects from the United States Generally Accepted Accounting Principles ("US GAAP"). The principal differences between the Company's accounting policies under and US GAAP are set out below:

26.1	Reconciliation of net profit and net assets between Vietnamese GAAP and US GAAP

a) For net profit: The only significant difference was relating to treatment of bonus and welfare reserves account in the equity section (see Note 17.1).  Every year, based on its operation result and upon approval of the Board of Directors the Company extracts a certain amount from net profit to transfer to this account. Under Vietnamese GAAP, any expenses for bonus and welfare purposes should be paid out from this account while under US GAAP, these expenses should be charged to statement of income.  The bonus and welfare expenses were VND 655,167,472 (equivalent to USD 40,175) and were VND 1,216,661,518 (equivalent to USD 75,443) in 2008 and 2007, respectively.

b) For net assets: There are no significant differences between stockholders’ equity as reported under Vietnamese GAAP and as reported under US GAAP.

26.2	Profit per share

As a result of the above difference in bonus and welfare expenses treatment, the profit per share under Vietnamese GAAP might be different from profit per share under US GAAP.  However, the difference is not significant which was higher by USD 0.01 per share for 2008 and USD 0.02 per share for 2007 as compared to profit per share as reported under US GAAP.

In conclusion, there are no significant differences between the profits per share as reported under Vietnamese GAAP and as reported under US GAAP.

26.3	Statements of cash flows

There are no significant differences between the statements of cash flows as reported under Vietnamese GAAP and as reported under US GAAP.

27.	Post balance sheet events

On 10 February 2009, the State Securities committee of Vietnam issued an official dispatch No. 163/UBCK - PTTT which promulgated that after 8 February 2009, any listed companies whose capital is less than VND 80 billion have to list its shares on Hanoi Stock Exchange center. The grace period of this moving or capital increase is 6 months from 8 February 2009.

28.	Approval for release of the financial statements

These financial statements were approved for release on 14 December 2009.

/S/ PHAM DINH SON	/S/ TRAN VAN LUU
PHAM DINH SON	TRAN VAN LUU
Director	Chief Accountant

Until [*], 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.  No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

___________ Shares of Common Stock

PRELIMINARY PROSPECTUS

RODMAN & RENSHAW, LLC

CHARDAN CAPITAL MARKETS, LLC

The date of this prospectus is [*], 2010.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Nevertheless, we are responsible for the accuracy and completeness of the historical information presented in this prospectus, as of the date of the prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the costs and expenses payable by us in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission Registration Fee:

Securities and Exchange Commission Registration Fee	$2,160
FINRA Filing Fees	$3,000
Printing Fees	$20,000
Accounting Fees and Expenses	$20,000
Legal Fees and Expenses	$250,000
Miscellaneous	$4,840
Total	$300,000

Item 14. Indemnification of Directors and Officers

Section 145 (“Section 145”) of the Delaware General Corporation Law, as amended (the “DGCL”), permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Our Certificate of Incorporation, as amended, provides that no current or former director of ours shall be personally liable to the us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Securities Act) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

The following transactions are stated after giving effect to 40 for 1 reverse stock split.

2008

In April 2008, we issued 1,250 shares of common stock for legal services and 2,500 shares of common stock for consulting services. The total fair market value of these shares on date of issuance was $84,750.  The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act.

During the year ended December 31, 2008, we sold 125,000 shares of common stock for cash at a price of $2.40 per share and received $300,000 to staff and employees of Cavico Vietnam and some partners of Cavico Vietnam pursuant to exemptions from registration provided by Regulation S under the Securities Act.

2007

Between January and April 2007, we issued 815,875 shares of its restricted common stock for $8,110,549 to employees and staff of Cavico Vietnam and some business partners of Cavico Vietnam that were not U.S. persons (as defined in Regulation S) pursuant to exemptions from registration provided by Regulation S under the Securities Act. During this same time period, we sold 54,125 common shares to investors that were not U.S. persons for $969,000 pursuant to exemptions from registration provided by regulation S under the Securities Act.

In February 2007, we issued 25,000 to consultants common shares for services. The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act.

2006

On May 11, 2006, we effectuated a 300 for one reverse stock split.

On April 18, 2006, we entered into an agreement with Cavico Vietnam, a joint stock company duly organized and existing under the laws of the Socialist Republic of Vietnam, whereby we agreed to acquire certain assets in exchange for issuance of its common shares. Thereafter, on May 18, 2006, we issued 1,975,000 shares of its common stock to Cavico Corporation (Vietnam), of which 1,501,555 were for onward distribution to Cavico Corporation’s shareholders in exchange for their then-existing share holdings of Cavico Corporation (Vietnam). On that same date, an additional 123,445 of those shares were agreed to be distributed to certain key employees and officers of Cavico Vietnam for their services and contributions. These shares were issued in reliance upon the exemption from registration provided by Regulation S. On that same date, and simultaneous to the Cavico Corporation issuance, we also issued 150,250 shares of its common stock to Providential Capital, Inc. in accordance with a consulting agreement with that company. These shares were issued under the exemption from registration provided by Rule 4(2).

On May 18, 2006, we issued 175,000 shares of common stock to The Stone Financial Group for cash. These shares were valued at $70,000 and were issued to an accredited investor free from restrictive legend pursuant to Rule 504 under the Securities Act.

On May 18, 2006, we issued 21,250 shares of common stock to The Stone Financial Group for services rendered. These shares were valued at $8,500 and were issued to an accredited investor free from restrictive legend pursuant to Rule 504 under the Securities Act.

On September 15, 2006, we issued 50,000 shares of its restricted common stock to PHI Group, Inc. in exchange for consultancy services, valued at $20,000. The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act.

On December 4, 2006, we issued to 6,250 shares of common stock to two individuals at $[*] per share. The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

1.1	Form of Underwriting Agreement (2)
2.1	Asset Purchase Agreement, dated April 18, 2006 (1)
3.3	Bylaws (1)
3.4	Amended and Restated Certificate of Incorporation (3)
3.5	Certificate of Designation of Series A Preferred Stock (8)
3.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (5)
3.7	Amended Certificate of Designation of Series A Preferred Stock (9)
4.1	Form of Underwriter Purchase Option (2)
5.1	Form of Opinion of Sichenzia Ross Friedman Ference LLP *
10.2	Employment Agreement dated January 8, 2007 between the Company and Giang Linh Bui (1)
10.3	Employment Agreement dated January 8, 2007 between the Company and Ha Quang Bui (1)
10.4	Employment Agreement dated January 8, 2007 between the Company and Hai Thanh Tran (1)
10.5	Employment Agreement dated January 8, 2007 between the Company and Hieu Van Phan (1)
10.6	Employment Agreement dated January 8, 2007 between the Company and Hung Manh Tran (1)
10.7	Employment Agreement dated April 28, 2007 between the Company and Timothy Pham (1)
10.8	Management Service Agreement dated May 15, 2006 between Cavico Corp. and PHI Group, Inc. (1)
10.9	Loan Agreements with Thi Ty Pham (3)
10.10	Loan Agreement with Ha Quang Bui (3)
10.11	Revised Loan Agreement with Ha Quang Bui (4)
10.12	Employment Agreement, dated September 3, 2009, between the Company and June Kim (6)
10.13	Stock Purchase Agreement by and among Cavico Corp., Cavico Vietnam Limited and Cavico Mining and Construction JSC (10)
14.1	Code of Ethics (7)
21	Subsidiaries*
23.1	Consent of PMB Helin Donovan*
23.2	Consent of CA&A Consulting and Auditing Co., Ltd. - Hanoi Branch *
23.3	Consent of Sichenzia Ross Friedman Ference LLP (included in the opinion filed as Exhibit 5.1) *

*	Filed herewith.
(1)	Incorporated by reference to the Company’s Registration Statement on Form 10-SB filed October 23, 2007.
(2)	Incorporated by reference to the Company’s Registration Statement on Form S-1 filed May 22, 2009.
(3)	Incorporated by reference to the Company’s Amendment No.1 to the Registration Statement on Form S-1 filed July 9, 2009.
(4)	Incorporated by reference to the Company’s Amendment No. 2 to the Registration Statement on Form S-1 filed August 6, 2009.
(5)	Incorporated by reference to the Company’s Current Report on Form 8-K filed August 19, 2009.
(6)	Incorporated by reference to the Company’s Current Report on Form 8-K filed September 4, 2009.
(7)	Incorporated by reference to the Company’s Annual Report on Form 10-K/A filed September 28, 2009.
(8)	Incorporated by reference to the Company’s Amendment No. 4 to the Registration Statement on Form S-1 filed September 28, 2009.
(9)	Incorporated by reference to the Company’s Amendment No. 5 to the Registration Statement on Form S-1 filed October 13, 2009.
(10)	Incorporated by reference to the Company’s Current Report on Form 8-K filed December 11, 2009.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that  in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Huntington Beach, State of California, on January 19, 2010.

CAVICO CORP.

By:	/s/ Ha Quang Bui
Ha Quang Bui, Chairman and Chief Executive Officer and
Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

Chairman and Chief Executive Officer
/s/ Ha Quang Bui	Principal Executive Officer	January 19, 2010
Ha Quang Bui

Chief Financial Officer
/s/ June Kim	Principal Financial Officer	January 19, 2010
June Kim

/s/ Bao Quoc Tran	Principal Accounting Officer	January 19, 2010
Bao Quoc Tran

/s/ Hung Manh Tran	Executive Vice-President/Director	January 19, 2010
Hung Manh Tran

/s/ Timothy Pham	Vice-President/Director	January 19, 2010
Timothy Pham

/s/ Madhava Rao Mankal	Director	January 19, 2010
Madhava Rao Mankal

/s/ Tuan Duong Hoang	Director	January 19, 2010
Tuan Duong Hoang

/s/ Thanh Binh Huynh	Director	January 19, 2010
Thanh Binh Huynh

/s/ Philip Bolles	Director	January 19, 2010
Phillip Bolles

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement (2)
2.1	Asset Purchase Agreement, dated April 18, 2006 (1)
3.3	Bylaws (1)
3.4	Amended and Restated Certificate of Incorporation (3)
3.5	Certificate of Designation of Series A Preferred Stock (8)
3.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (5)
3.7	Amended Certificate of Designation of Series A Preferred Stock (9)
4.1	Form of Underwriter Purchase Option (2)
5.1	Form of Opinion of Sichenzia Ross Friedman Ference LLP *
10.2	Employment Agreement dated January 8, 2007 between the Company and Giang Linh Bui (1)
10.3	Employment Agreement dated January 8, 2007 between the Company and Ha Quang Bui (1)
10.4	Employment Agreement dated January 8, 2007 between the Company and Hai Thanh Tran (1)
10.5	Employment Agreement dated January 8, 2007 between the Company and Hieu Van Phan (1)
10.6	Employment Agreement dated January 8, 2007 between the Company and Hung Manh Tran (1)
10.7	Employment Agreement dated April 28, 2007 between the Company and Timothy Pham (1)
10.8	Management Service Agreement dated May 15, 2006 between Cavico Corp. and PHI Group, Inc. (1)
10.9	Loan Agreements with Thi Ty Pham (3)
10.10	Loan Agreement with Ha Quang Bui (3)
10.11	Revised Loan Agreement with Ha Quang Bui (4)
10.12	Employment Agreement, dated September 3, 2009, between the Company and June Kim (6)
10.13	Stock Purchase Agreement by and among Cavico Corp., Cavico Vietnam Company Limited and Cavico Mining and Construction JSC (10)
14.1	Code of Ethics (7)
21	Subsidiaries*
23.1	Consent of PMB Helin Donovan*
23.2	Consent of CA&A Consulting and Auditing Co., Ltd. - Hanoi Branch *
23.3	Consent of Sichenzia Ross Friedman Ference LLP (included in the opinion filed as Exhibit 5.1) *

*	Filed herewith.
(1)	Incorporated by reference to the Company’s Registration Statement on Form 10-SB filed October 23, 2007.
(2)	Incorporated by reference to the Company’s Registration Statement on Form S-1 filed May 22, 2009.
(3)	Incorporated by reference to the Company’s Amendment No.1 to the Registration Statement on Form S-1 filed July 9, 2009.
(4)	Incorporated by reference to the Company’s Amendment No. 2 to the Registration Statement on Form S-1 filed August 6, 2009.
(5)	Incorporated by reference to the Company’s Current Report on Form 8-K filed August 19, 2009.
(6)	Incorporated by reference to the Company’s Current Report on Form 8-K filed September 4, 2009.
(7)	Incorporated by reference to the Company’s Annual Report on Form 10-K/A filed September 28, 2009.
(8)	Incorporated by reference to the Company’s Amendment No. 4 to the Registration Statement on Form S-1 filed September 28, 2009.
(9)	Incorporated by reference to the Company’s Amendment No. 5 to the Registration Statement on Form S-1 filed October 13, 2009.
(10)	Incorporated by reference to the Company’s Current Report on Form 8-K filed December 11, 2009.